UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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ATLAS ENERGY, INC.

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ATLAS ENERGY, INC. Westpointe Corporate Center One 1550 Coraopolis Heights Road, 2nd Floor Moon Township, PA 15108

January 11, 2011

Dear Atlas Energy, Inc. Stockholder:

You are cordially invited to attend a special meeting of the stockholders of Atlas Energy, Inc. to be held on February 16, 2011 at the Sofitel Philadelphia, 120 South 17th Street, Philadelphia, Pennsylvania 19103. At the special meeting, you will be asked to consider and vote upon a proposal to adopt an Agreement and Plan of Merger, dated as of November 8, 2010 and amended as of December 7, 2010 (which we refer to as the “merger agreement”), under which Atlas Energy will be acquired by Chevron Corporation through a merger of an indirect wholly owned subsidiary of Chevron with and into Atlas Energy. If the merger and the related transactions described below are completed, holders of Atlas Energy common stock will be entitled to receive for each share of Atlas Energy common stock owned by them as of immediately prior to the merger:

•	$38.25 in cash, without interest (which we refer to as the “cash merger consideration”); and

•

a pro-rata share of all common units of Atlas Pipeline Holdings, L.P. (which we refer to as “AHD”) that will be held by Atlas Energy as of such time, which we estimate to be approximately 0.523 of an AHD common unit per share of Atlas Energy common stock.

The AHD common units will be distributed to the Atlas Energy stockholders as of immediately prior to the merger through a distribution declared by the Atlas Energy board of directors. This distribution does not require approval of the Atlas Energy stockholders, and you are not being asked to vote on the distribution or any of the other related transactions with AHD or Atlas Pipeline Partners, L.P. (which we refer to as “APL”) described below. The merger, however, requires the approval of Atlas Energy stockholders, and you are being asked to adopt the merger agreement at the special meeting.

Atlas Energy common stock is traded on the Nasdaq under the symbol “ATLS,” and AHD common units are traded on the New York Stock Exchange under the symbol “AHD.” Based on the closing price of AHD common units on the New York Stock Exchange on November 8, 2010, the last trading day before public announcement of the merger agreement, the cash merger consideration and the AHD common units to be distributed represented approximately $43.34 in value for each share of Atlas Energy common stock. Based on the closing price of AHD common units on the New York Stock Exchange on January 10, 2011, the latest practicable date before the date of this document, the cash merger consideration and the AHD common units to be distributed represented approximately $45.33 in value for each share of Atlas Energy common stock.

The merger agreement was executed concurrently with two other transaction agreements: (1) a Transaction Agreement, dated as of November 8, 2010 (which we refer to as the “AHD transaction agreement”), under which Atlas Energy agreed to sell to AHD, in exchange for $30 million in cash and 23,379,384 newly issued AHD common units, certain assets and to contribute to AHD all of its equity interests in the general partner of AHD; and (2) a Purchase and Sale Agreement, dated as of November 8, 2010 (which we refer to as the “Laurel Mountain purchase agreement”), under which Atlas Energy agreed to purchase from APL, for $403 million in cash, its indirect 49% ownership interest in Laurel Mountain Midstream, LLC.

The merger with Chevron is conditioned on, among other things, the completion of the transactions contemplated by the AHD transaction agreement and the Laurel Mountain purchase agreement. If the merger agreement is adopted by Atlas Energy stockholders and the merger with Chevron and the related transactions with AHD and APL are completed, you will receive the cash merger consideration and distribution of AHD common units described above.

The Atlas Energy board of directors unanimously recommends that you vote “FOR” the adoption of the merger agreement.

Your vote is very important. We cannot complete the merger unless the merger agreement is adopted by the affirmative vote of the holders of a majority of the outstanding shares of Atlas Energy common stock entitled to vote at the special meeting. Therefore, the failure of any stockholder to vote will have the same effect as a vote by that stockholder against the adoption of the merger agreement. Whether or not you plan to attend the special meeting, please complete, date, sign and return, as promptly as possible, the enclosed proxy card in the accompanying reply envelope, or submit your proxy by telephone or the Internet. If you attend the special meeting and vote in person, your vote by ballot will revoke any proxy previously submitted.

The enclosed proxy statement/information statement provides you with detailed information about the special meeting, the merger agreement, the merger and the related transactions with AHD and APL. We urge you to read it carefully. Thank you in advance for your continued support and your consideration of this matter.

Sincerely,

Edward E. Cohen

Chairman and Chief Executive Officer

Neither the U.S. Securities and Exchange Commission nor any state securities regulator has approved or disapproved of the transactions described in this document or determined if the information contained in this document is accurate or adequate. Any representation to the contrary is a criminal offense.

This proxy statement/information statement is dated January 11, 2011, and is first being given or sent to stockholders on or about January 11, 2011.

ATLAS ENERGY, INC.

Westpointe Corporate Center One

1550 Coraopolis Heights Road, 2nd Floor

Moon Township, PA 15108

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To be held on February 16, 2011

To the Atlas Energy, Inc. Stockholders:

We are pleased to invite you to attend the special meeting of stockholders of Atlas Energy, Inc. to be held at the Sofitel Philadelphia, 120 South 17th Street, Philadelphia, Pennsylvania 19103 on February 16, 2011 at 9 a.m., local time, for the following purposes:

1.	To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of November 8, 2010 and amended as of December 7, 2010, by and among Atlas Energy, Chevron Corporation and Arkhan Corporation, an indirect wholly owned subsidiary of Chevron, pursuant to which Arkhan Corporation will merge with and into Atlas Energy, with Atlas Energy surviving as an indirect wholly owned subsidiary of Chevron; and

2.	To consider and vote on a proposal to adjourn the special meeting to a later date or time, if necessary or appropriate, in the view of the Atlas Energy board of directors, to solicit additional proxies in favor of the proposal to adopt the merger agreement if there are insufficient votes at the time of such adjournment to adopt the merger agreement.

The Atlas Energy board of directors has fixed January 7, 2011 as the record date for purposes of determining the stockholders who are entitled to receive notice of, and to vote at, the special meeting. Only stockholders of record at the close of business on the record date are entitled to notice of, and to vote at, the special meeting and at any adjournment or postponement thereof.

Under Delaware law, Atlas Energy stockholders who do not vote in favor of the adoption of the merger agreement will have the right to seek appraisal of the fair value of their shares of Atlas Energy common stock as determined by the Delaware Court of Chancery if the merger is completed, but only if they submit a written demand for such an appraisal prior to the vote on the merger agreement and comply with the other Delaware law procedures explained in the accompanying proxy statement/information statement.

Regardless of whether you plan to attend the special meeting in person, we request that you complete, sign, date and return the enclosed proxy or submit your proxy by telephone or the Internet prior to the special meeting to ensure that your shares will be represented at the special meeting. Properly executed proxy cards with no instructions indicated on the proxy card will be voted “FOR” the adoption of the merger agreement and “FOR” the proposal to adjourn the special meeting to a later date or time, if necessary or appropriate, in the view of the Atlas Energy board of directors, to solicit additional proxies in favor of the proposal to adopt the merger agreement if there are insufficient votes at the time of such adjournment to adopt the merger agreement. If you fail to return your proxy card or fail to submit your proxy by phone or the Internet and you fail to attend the special meeting, your shares will not be counted for determining whether a quorum is present at the special meeting. If you hold your shares through a bank, broker, or other nominee, your shares will not be voted at the special meeting unless you instruct your bank, broker or other nominee how to vote your shares, and you must obtain a legal proxy from such nominee in order to vote in person at the special meeting. If you attend the special meeting, you may revoke your proxy and vote in person if you wish, even if you have previously returned your proxy card. Your prompt attention is greatly appreciated.

THE ATLAS ENERGY BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ADOPTION OF THE MERGER AGREEMENT.

By order of the Atlas Energy Board of Directors,

LISA WASHINGTON

Secretary

January 11, 2011

i

ii

ANNEX A:	Agreement and Plan of Merger by and among Chevron Corporation, Arkhan Corporation and Atlas Energy, Inc., dated as of November 8, 2010 and amended as of December 7, 2010
ANNEX B:	Opinion of Jefferies & Company, Inc.
ANNEX C:	Opinion of Deutsche Bank Securities Inc.
ANNEX D:	Section 262 of the Delaware General Corporation Law (Appraisal Statute)

iii

QUESTIONS AND ANSWERS ABOUT THE MERGER, THE AHD DISTRIBUTION AND

THE SPECIAL MEETING

The following are some questions that you, as a stockholder of Atlas Energy, may have regarding the merger, the AHD distribution and the special meeting. You are urged to read carefully the remainder of this document because the information in this section does not provide all the information that might be important to you with respect to these matters. Additional important information is also contained in the annexes to this document.

Q:	Why am I receiving this document?

A:	Atlas Energy and Chevron have entered into an Agreement and Plan of Merger (which we refer to as the “merger agreement”), pursuant to which Arkhan Corporation (which we refer to as “Merger Sub”), an indirect wholly owned subsidiary of Chevron, will merge with and into Atlas Energy. As a result of the merger, Atlas Energy will become an indirect wholly owned subsidiary of Chevron and cease to be a publicly held corporation. If the merger agreement is adopted by the Atlas Energy stockholders and the other closing conditions in the merger agreement have been satisfied or waived, including the condition that the related transactions with Atlas Pipeline Holdings, L.P. (which we refer to as “AHD”) and Atlas Pipeline Partners, L.P. (which we refer to as “APL”) are completed, holders of Atlas Energy common stock will be entitled to receive for each share of Atlas Energy common stock owned by them as of immediately prior to the merger (subject to any applicable tax withholding):

•	$38.25 in cash, without interest (which we refer to as the “cash merger consideration”); and

•	a pro-rata share of all common units of AHD that will be held by Atlas Energy as of such time, which we estimate to be approximately 0.523 of an AHD common unit per share of Atlas Energy common stock.

The AHD common units will be distributed to the Atlas Energy stockholders as of immediately prior to the merger through a distribution declared by the Atlas Energy board of directors (which we refer to as the “AHD distribution”). The cash merger consideration will be received in the merger, which will occur immediately after the AHD distribution.

The merger agreement was executed concurrently with two other transaction agreements:

•

a Transaction Agreement, dated as of November 8, 2010 (which we refer to as the “AHD transaction agreement”), under which (A) Atlas Energy and its wholly owned subsidiary, Atlas Energy Resources, LLC, agreed to sell to AHD, in exchange for $30 million in cash and 23,379,384 newly issued AHD common units, assets relating to (1) Atlas Energy’s investment partnership business, including but not limited to the operations of the investment partnerships in Michigan, Pennsylvania and West Virginia, (2) Atlas Energy’s exploration, development and production activities conducted in Tennessee, Indiana and Colorado, certain shallow wells and leases in New York and Ohio and certain well interests in Pennsylvania, and (3) Atlas Energy’s ownership and management of investments in Lightfoot Capital Partners, L.P. and related entities (we refer to the sale of these assets as the “AHD sale”), and (B) Atlas Energy agreed to contribute to AHD all of its equity interests in the general partner of AHD so that AHD will own its general partner following the distribution; and

•

a Purchase and Sale Agreement, dated as of November 8, 2010 (which we refer to as the “Laurel Mountain purchase agreement”), under which a subsidiary of Atlas Energy agreed to purchase from APL, for $403 million in cash, APL’s indirect 49% ownership interest in Laurel Mountain Midstream, LLC (which we refer to as “Laurel Mountain,” and which purchase we refer to as the “Laurel Mountain acquisition”).

Atlas Energy’s merger with Chevron is conditioned on, among other things, the completion of the transactions contemplated by the AHD transaction agreement and the Laurel Mountain purchase agreement (which we refer to as the “related transactions with AHD and APL”). If the merger agreement is adopted by Atlas Energy stockholders and the merger with Chevron and the related transactions with AHD and APL are completed, Atlas Energy will become an indirect wholly owned subsidiary of Chevron, and you will receive the cash payment and distribution of AHD common units described above.

We are delivering this document to you as both a proxy statement in connection with the merger and an information statement in connection with the AHD distribution. It is a proxy statement because the Atlas Energy board of directors is soliciting proxies from its stockholders to vote on the adoption of the merger agreement at the special meeting as well as the other matters set forth in the notice of the meeting and described in this document, and your proxy will be used at the meeting or at any adjournment or postponement of the meeting. It is an information statement because it provides you with information about the AHD distribution and the AHD common units that you will receive in the AHD distribution.

Q:	What am I being asked to vote upon?

A:	You are being asked to vote to adopt the merger agreement. The merger cannot be completed without the approval of the proposal relating to the adoption of the merger agreement by a majority of the outstanding shares of Atlas Energy common stock. The special meeting will be held to obtain this approval. You are also being asked to vote on a proposal to adjourn the special meeting to a later date or time, if necessary or appropriate, in the view of the Atlas Energy board of directors, to solicit additional proxies in favor of the proposal to adopt the merger agreement if there are insufficient votes at the time of such adjournment to adopt the merger agreement.

The AHD distribution and the other related transactions with AHD and APL do not require approval of the Atlas Energy stockholders, and you are not being asked to vote on the AHD distribution or the other related transactions with AHD and APL. However, under the AHD transaction agreement, Atlas Energy is not obligated to consummate the AHD distribution if the merger will not occur.

Q:	Am I also voting on the AHD sale, the AHD distribution and the Laurel Mountain acquisition?

A:	No. None of the AHD sale, the AHD distribution, or the Laurel Mountain acquisition requires approval of the Atlas Energy stockholders, and such approval is not being sought. However, Atlas Energy’s obligation to consummate the related transactions with AHD and APL is subject to the satisfaction or waiver of the conditions to the consummation of the merger, including the receipt of the stockholder approval to adopt the merger agreement that is being sought at the special meeting.

Q:	If the merger agreement is adopted, how will the related transactions with AHD and APL occur?

A:	If the merger agreement is adopted by the Atlas Energy stockholders and the other conditions to the merger are satisfied or waived, Atlas Energy will consummate the related transactions with AHD and APL immediately prior to the merger. Specifically, the AHD sale and the Laurel Mountain acquisition will occur simultaneously. Immediately thereafter, Atlas Energy will effect the AHD distribution. Immediately following the AHD distribution, the merger with Chevron will occur. As a result, Atlas Energy stockholders as of immediately prior to the merger will receive $38.25 per share of Atlas Energy common stock in cash and a pro-rata share of all AHD common units held by Atlas Energy (including the AHD common units received by Atlas Energy in the AHD sale), which we estimate to be approximately 0.523 of an AHD common unit per share of Atlas Energy common stock. After the merger, such Atlas Energy stockholders will cease to have any further ownership interest in Atlas Energy and will have a direct ownership interest in AHD through their ownership of the AHD common units.

Q:	When will the proposed distribution of the AHD common units occur, and what is the record time for the AHD distribution?

A:	If the Atlas Energy stockholders vote to adopt the merger agreement and the other conditions to the merger and the AHD distribution are satisfied or waived, the AHD distribution will occur immediately prior to the completion of the merger. The record time for the AHD distribution will be immediately prior to the merger. As a result, Atlas Energy stockholders as of immediately prior to the merger would receive both the AHD common units distributed in the AHD distribution and $38.25 in cash per share of Atlas Energy common stock in cash through the merger.

Q:	What will happen if the merger agreement is not adopted?

A:	If the merger agreement is not adopted, Atlas Energy will not consummate the merger. As a result, your shares of Atlas Energy common stock will remain outstanding, and you will not receive the cash merger consideration in exchange for your shares. The satisfaction or waiver of the conditions to the closing of the merger, including the receipt of the requisite Atlas Energy stockholder approval, is also a condition to Atlas Energy’s obligation to consummate the AHD sale, the contribution of AHD’s general partner to AHD, the AHD distribution and the Laurel Mountain acquisition. Consequently, if the merger agreement is not adopted, Atlas Energy is not obligated to proceed with such transactions unless it waives this condition. Atlas Energy does not currently expect that it will waive the merger condition to the AHD distribution or to the contribution of AHD’s general partner to AHD, and, therefore, does not expect that it would consummate the AHD distribution or such contribution if the merger agreement is not adopted. Atlas Energy has not made any determination as to whether it would waive the merger condition to the AHD sale or the Laurel Mountain acquisition.

Q:	How does the Atlas Energy board of directors recommend that I vote?

A:	The Atlas Energy board of directors has unanimously determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable, fair to and in the best interests of Atlas Energy and its stockholders. Therefore, the Atlas Energy board of directors unanimously recommends that the Atlas Energy stockholders vote “FOR” the proposal to adopt the merger agreement.

The Atlas Energy board of directors also unanimously recommends that you vote “FOR” the proposal to adjourn the special meeting to a later date or time, if necessary or appropriate, in the view of the Atlas Energy board of directors, to solicit additional proxies in favor of the proposal to adopt the merger agreement if there are insufficient votes at the time of such adjournment to adopt the merger agreement.

Q:	When and where is the special meeting?

A:	The special meeting of stockholders will be held at the Sofitel Philadelphia, 120 South 17th Street, Philadelphia, Pennsylvania 19103 on February 16, 2011 at 9 a.m., local time.

Q:	Who can attend and vote at the special meeting?

A:	Only holders of record of Atlas Energy common stock at the close of business on January 7, 2011 (which we refer to as the “record date”) are entitled to notice of and to vote at the special meeting. As of the record date, there were 78,745,420 shares of Atlas Energy common stock outstanding and entitled to vote at the special meeting. Each holder of shares of Atlas Energy common stock is entitled to one vote for each share of common stock owned as of the record date.

Q:	How do I vote?

A:	If you hold your shares of Atlas Energy stock in your own name, you may submit your proxy and vote your shares by signing and returning the enclosed proxy card in the postage-paid envelope provided, or by telephone or though the Internet by following the instructions included with the enclosed proxy card. If you are voting by telephone or via the Internet, your voting instructions must be received by 11:59 p.m., Eastern time, on February 15, 2011.

If you hold your shares of Atlas Energy common stock in the name of a bank or broker, please follow the voting instructions provided by your bank or broker to ensure that your shares are represented at the special meeting. Your bank or broker may not vote your shares with respect to the merger agreement proposal without your instructions.

If you are a participant in the Atlas Energy Employee Stock Ownership Plan, please follow the voting instructions provided by GreatBanc Trust Company, the trustee of the plan.

Q:	If my Atlas Energy common stock is held in street name by my broker, will my broker automatically vote my shares for me?

A:	No. If your shares are held in an account at a broker, you must instruct the broker on how to vote your shares. If you do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote. This is called a broker non-vote. In these cases, the broker can register your shares as being present at the meeting for purposes of determining the presence of a quorum, but will not be able to vote on those matters for which specific authorization is required. A broker non-vote will have the same effect as a vote against adoption of the merger agreement.

Q:	What constitutes a quorum?

A:	The presence in person or by proxy of holders of Atlas Energy common stock representing not less than a majority of the outstanding shares of Atlas Energy common stock will constitute a quorum. Atlas Energy will also treat as present for quorum purposes abstentions and shares held by a broker as nominee (i.e., shares held in “street name”) that are represented by proxies at the special meeting, but that the broker fails to vote on one or more matters as a result of incomplete instructions from the beneficial owner of the shares.

Q:	What vote is required to approve each proposal?

A:	The proposal to adopt the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Atlas Energy common stock entitled to vote at the special meeting. Accordingly, an abstention, a failure to cast a vote for this proposal or a broker non-vote will have the same effect as a vote against this proposal.

Approval of the proposal to adjourn the special meeting to a later date or time, if necessary or appropriate, in the view of the Atlas Energy board of directors, to solicit additional proxies requires the affirmative vote of the holders of a majority of the shares of Atlas Energy present in person or represented by proxy at the special meeting and entitled to vote on the matter. Accordingly, an abstention will have the same effect as a vote against this proposal. A failure to cast a vote for this proposal or a broker non-vote will not affect whether this proposal is approved, as long as a quorum is present at the special meeting.

Edward E. Cohen, Chairman and Chief Executive Officer of Atlas Energy, and Jonathan Z. Cohen, Vice Chairman of Atlas Energy, and various entities related to them have entered into a voting agreement with Chevron, pursuant to which they have agreed, solely in their capacity as stockholders of Atlas Energy, to vote all of their shares of Atlas Energy common stock in favor of the adoption of the merger agreement and against alternative transactions. As of the record date, the stockholders that are party to the voting agreement beneficially own an aggregate of approximately 2,809,814 outstanding shares of Atlas Energy common stock, which represent approximately 3.6% of the shares of Atlas Energy common stock entitled to vote at the special meeting, and 3,895,406 shares of Atlas Energy common stock underlying equity awards.

In addition to the shares held by the stockholders that are party to the voting agreement, as of the record date, directors and executive officers of Atlas Energy (other than Edward Cohen and Jonathan Cohen) beneficially own approximately 535,387 outstanding shares of Atlas Energy common stock, which represent approximately 0.7% of the shares of Atlas Energy common stock entitled to vote at the special meeting, and approximately 1,430,673 shares of Atlas Energy common stock underlying equity awards that have vested or that will vest within 60 days of January 7, 2011. Atlas Energy expects that its directors and executive officers will vote their shares in favor of the adoption of the merger agreement, but, other than the parties to the voting agreement with Chevron, they have not entered into any agreement obliging them to do so.

Q:	Can I change my vote after I have delivered my proxy?

A:	Yes. You can change your vote at any time before your proxy is voted at the special meeting. You can do so in one of three ways:

•	you can send a signed notice of revocation;

•	you can grant a new, valid proxy bearing a later date; or

•

if you are a holder of record, you can attend the special meeting and vote in person, which will automatically cancel any proxy previously given, or you may revoke your proxy in person, but your attendance alone will not revoke any proxy that you have previously given. If your shares are held in the name of a bank, broker or other nominee, and you wish to change your vote by voting in person at the special meeting, you must bring to the special meeting a statement or letter from your bank, broker or other nominee showing your ownership of Atlas Energy common stock as of the record date and a proxy from the record holder of the shares authorizing you to vote at the special meeting.

If you choose either of the first two methods, you must submit your notice of revocation or your new proxy to the Secretary of Atlas Energy no later than the beginning of the special meeting. If you have voted your shares by telephone or through the Internet, you may revoke your prior telephone or Internet vote by recording a different vote using the telephone or Internet, or by signing and returning a proxy card dated as of a date that is later than your last telephone or Internet vote.

If your shares are held in street name by your bank, broker or other nominee, you should contact your bank, broker or other nominee to change your vote.

Q:	What happens if I sell my Atlas Energy stock after the record date but before the special meeting?

A:	The record date of the special meeting is earlier than the date of the special meeting and earlier than the date that the AHD distribution and the merger are expected to be completed. If you transfer your Atlas Energy stock after the record date but before the date of the special meeting, you will retain your right to vote at the special meeting, but you will not have the right to receive the cash merger consideration or the AHD common units to be distributed in the AHD distribution unless you are an owner of Atlas Energy common stock as of immediately prior to the merger.

Q:	When do you expect the merger to be completed?

A:	Atlas Energy and Chevron are working to complete the merger in the first quarter of 2011. However, the closing of the merger is subject to satisfaction or waiver of various conditions set forth in the merger agreement, including the consummation of the AHD sale and the Laurel Mountain acquisition, which are also subject to satisfaction or waiver of conditions. It is possible that factors outside the control of Atlas Energy could result in the merger being completed at a later time, or not at all. Atlas Energy expects to complete the merger as soon as reasonably practicable following the special meeting.

Q:	Should I send in my stock certificates now?

A:	No. If the merger is completed, you will receive written instructions to exchange your Atlas Energy stock certificates for the cash merger consideration.

Q:	What are the U.S. federal income tax consequences?

A:

Chevron and Atlas Energy intend to treat and report the AHD distribution and the merger as two separate transactions. Accordingly, an amount equal to the fair market value of the AHD common units received by an Atlas Energy stockholder in the AHD distribution is generally expected to (1) be treated as a dividend to the Atlas Energy stockholder to the extent of Atlas Energy’s current or accumulated earnings and profits, (2) to the extent such amount exceeds Atlas Energy’s earnings and profits, be applied to reduce, but not below zero, each Atlas Energy stockholder’s adjusted basis in such Atlas Energy stockholder’s shares of Atlas Energy common stock, and (3) to the extent such amount exceeds the sum of the amounts described in (1) and (2), be taxable as capital gain to each Atlas Energy stockholder. In the merger, each Atlas Energy stockholder is generally expected to recognize gain or loss in an amount equal to the difference between the amount of cash received and such Atlas Energy stockholder’s adjusted basis in the shares of Atlas Energy common stock immediately prior to the merger, taking into account the effect of the AHD distribution on such adjusted basis as described above. A summary of these U.S. federal income tax consequences appears under “Material U.S. Federal Income Tax Consequences.” You are urged to consult your tax advisor as to the tax consequences to you of the transactions in your particular circumstances.

Q:	Do I have appraisal rights in connection with the merger?

A:	Yes. So long as you do not vote in favor of the adoption of the merger agreement, you have the right under Delaware law to seek appraisal of the fair value of your shares of Atlas Energy common stock as determined by the Delaware Court of Chancery if the merger is completed, but only if you submit a written demand for such an appraisal prior to the vote on the merger agreement and comply with all other requirements of Delaware law, as explained in this document. In addition, the text of the applicable provisions of Delaware law is included as Annex D to this document. Failure to strictly comply with these provisions will result in a loss of the right of appraisal.

Q:	What do I need to do to receive my AHD common units?

A:	No action is required by Atlas Energy stockholders to receive their AHD common units on the AHD distribution date. All holders of Atlas Energy common stock as of immediately prior to the merger will receive their pro-rata share of AHD common units in the AHD distribution, subject to cash being distributed in lieu of any fractional AHD common units that otherwise would be distributed.

Q:	If I sell my shares of Atlas Energy common stock before the AHD distribution, will I be entitled to receive AHD common units in the AHD distribution?

A:	No. If you sell your shares of Atlas Energy common stock prior to the AHD distribution, you will not receive AHD common units in the AHD distribution. You are encouraged to consult with your financial advisor regarding the specific implications of selling your Atlas Energy common stock prior to the AHD distribution.

Q:	When will I receive my AHD common units? Will I receive a certificate for AHD common units distributed as a result of the AHD distribution?

A:	The distribution agent will distribute on the date of the AHD distribution (or as soon as reasonably practicable thereafter) the appropriate number of AHD common units, or credit the appropriate number of AHD common units to book-entry accounts, to each stockholder or designated transferee. For stockholders who hold Atlas Energy common stock through a broker or other nominee, the broker or nominee will be instructed to credit their AHD common units to their respective accounts.

No certificates representing AHD common units distributed to Atlas Energy stockholders in the AHD distribution will be mailed. If at any time an AHD unitholder desires to receive a physical certificate evidencing such unitholder’s AHD common units, such unitholder may do so by contacting AHD’s transfer agent and registrar, American Stock Transfer and Trust Company, at (800) 937-5449.

Q:	Who can help answer my questions?

A:	If you have questions about the merger or the special meeting or desire additional copies of this document or additional proxy cards, you should contact:

199 Water Street, 26th Floor

New York, New York 10038

Call Collect: (212) 440-9800

Toll-Free: (888) 219-8320

SUMMARY

This summary highlights information contained elsewhere in this document and may not contain all of the information that is important to you. For a more complete description of the merger agreement, the AHD transaction agreement and the Laurel Mountain purchase agreement and the transactions contemplated by such agreements, you are encouraged to read carefully this entire document, including the attached annexes. In addition, you are encouraged to read the information incorporated by reference into this document, which includes important business and financial information about Atlas Energy and AHD that has been filed with the SEC. Please see “Where You Can Find More Information.”

The Parties (see page 23)

Atlas Energy, Inc.

Atlas Energy is a Delaware corporation and independent developer and producer of natural gas and oil, with operations in the Appalachian Basin, the Michigan Basin and the Illinois Basin. On September 29, 2009, Atlas Energy, then called Atlas America, completed its merger with Atlas Energy Resources, LLC (which we refer to as “ATN”), its formerly publicly traded subsidiary and a Delaware limited liability company, with ATN surviving as a wholly owned subsidiary of Atlas Energy. In addition to Atlas Energy’s natural gas development and production operations, Atlas Energy maintains ownership interests (both directly and indirectly) in Atlas Pipeline Holdings, L.P. (which we refer to as “AHD”) and Atlas Pipeline Partners, L.P. (which we refer to as “APL”).

Atlas Energy common stock is listed on the Nasdaq Stock Market under the symbol “ATLS.” The principal executive offices of Atlas Energy are located at Westpointe Corporate Center One, 1550 Coraopolis Heights Road, 2nd Floor, Moon Township, PA 15108, and its telephone number is (412) 262-2830. Additional information about Atlas Energy and its subsidiaries is included in documents incorporated by reference into this document. See “Where You Can Find More Information.”

Chevron Corporation

Chevron is a Delaware corporation. Chevron manages its investments in subsidiaries and affiliates and provides administrative, financial, management and technology support to U.S. and international subsidiaries that engage in fully integrated petroleum operations, chemicals operations, mining operations, power generation and energy services.

Chevron common stock is listed on the New York Stock Exchange under the symbol “CVX.” The principal executive offices of Chevron are located at 6001 Bollinger Canyon Road, San Ramon, CA 94583, and its telephone number is (952) 842-1000.

Arkhan Corporation

Arkhan Corporation (which we refer to as “Merger Sub”) is a Delaware corporation and was organized by Chevron solely for the purpose of effecting the merger. Merger Sub has not conducted any activities to date other than activities incidental to its formation and in connection with the merger. Merger Sub is an indirectly wholly owned subsidiary of Chevron. If the merger is completed, Merger Sub would cease to exist after it merges with and into Atlas Energy, with Atlas Energy continuing in existence as an indirect wholly owned subsidiary of Chevron and renamed Arkhan Corporation. The principal executive offices of Merger Sub are located at 6001 Bollinger Canyon Road, San Ramon, CA 94583, and its telephone number is (952) 842-1000.

Atlas Pipeline Holdings, L.P.

AHD is a Delaware limited partnership. AHD’s wholly owned subsidiary, Atlas Pipeline Partners GP, LLC (which we refer to as “APL GP”), is the general partner of APL. The general partner of AHD, Atlas Pipeline Holdings GP, LLC (which we refer to as “AHD GP”), is a wholly owned subsidiary of Atlas Energy. AHD GP manages the operations and activities of AHD, but does not have an economic interest in AHD. As of January 7, 2011, Atlas Energy owned approximately 17,808,109 AHD common units, representing approximately 64.0% of the outstanding AHD common units.

AHD’s cash-generating assets currently consist solely of its direct and indirect interests in APL. As of December 31, 2010, AHD and APL GP collectively owned:

•	a 2.0% general partner interest in APL, entitling them to receive 2.0% of the cash distributed by APL;

•

all of the incentive distribution rights in APL, which entitle them to receive increasing percentages, up to a maximum of 48.0%, of any cash distributed by APL as it reaches certain target distribution levels in excess of $0.42 per APL common unit in any quarter; and

•	5,754,253 common units of APL, representing approximately 10.8% of the 53,338,010 outstanding common units of APL.

Following the consummation of the transactions contemplated by the AHD transaction agreement, AHD will own assets relating to (1) Atlas Energy’s investment partnership business, including but not limited to the operations of the investment partnerships in Michigan, Pennsylvania and West Virginia, (2) Atlas Energy’s exploration, development and production activities conducted in Tennessee, Indiana and Colorado, certain shallow wells and leases in New York and Ohio and certain well interests in Pennsylvania and (3) Atlas Energy’s ownership and management of investments in Lightfoot Capital Partners, L.P. and related entities. In addition, AHD will own all of the equity interests in AHD GP, which is AHD’s general partner.

AHD common units are listed on the New York Stock Exchange under the symbol “AHD.” The principal executive offices of AHD are located at Westpointe Corporate Center One, 1550 Coraopolis Heights Road, 2nd Floor, Moon Township, PA 15108, and its telephone number is (412) 262-2830. Additional information about AHD and its subsidiaries is included in documents that AHD files with the SEC. See “Where You Can Find More Information.”

Atlas Pipeline Partners, L.P.

APL is a Delaware limited partnership engaged in the gathering and processing of natural gas. APL’s operations are conducted through subsidiary entities whose equity interests are owned by a wholly owned subsidiary of APL. APL GP, APL’s general partner and a wholly owned subsidiary of AHD, effectively controls APL.

APL provides natural gas gathering services in the Anadarko and Permian basins located in the southwestern and mid-continent United States and the Appalachian basin in the eastern United States, and natural gas processing and treating services in Oklahoma and Texas. APL’s Appalachia operations are conducted principally through its indirect 49% ownership interest in Laurel Mountain Midstream, LLC (which we refer to as “Laurel Mountain”). Laurel Mountain, which was formed in May 2009, is a joint venture between APL and The Williams Companies, Inc., in which APL has an indirect 49% ownership interest and Williams holds the remaining 51% ownership interest. Following the consummation of the transactions contemplated by the Laurel Mountain purchase agreement, APL will cease to own the indirect 49% ownership interest in Laurel Mountain. The majority of the natural gas that each of APL, its affiliates and Laurel Mountain gather in Appalachia is derived from wells operated by Atlas Energy.

APL common units are listed on the New York Stock Exchange under the symbol “APL.” The principal executive offices of APL are located at Westpointe Corporate Center One, 1550 Coraopolis Heights Road, 2nd Floor, Moon Township, PA 15108, and its telephone number is (412) 262-2830. Additional information about APL and its subsidiaries is included in documents that APL files with the SEC. See “Where You Can Find More Information.”

The Special Meeting

Place, Date and Time of the Special Meeting (see page 20)

The special meeting will be held at the Sofitel Philadelphia, 120 South 17th Street, Philadelphia, Pennsylvania 19103 on February 16, 2011 at 9 a.m., local time.

Purpose (see page 20)

The purpose of the special meeting is for the Atlas Energy stockholders to consider and vote upon a proposal to adopt the merger agreement. At the special meeting, Atlas Energy stockholders will also be asked to vote upon a proposal to adjourn the special meeting to a later date or time, if necessary or appropriate, in the view of the Atlas Energy board of directors, to solicit additional proxies in favor of the proposal to adopt the merger agreement if there are insufficient votes at the time of such adjournment to adopt the merger agreement.

Record Date and Quorum (see page 20)

Holders of record of Atlas Energy common stock as of the close of business on the record date, which is January 7, 2011, are entitled to receive notice of, and to vote at, the special meeting. On the record date, there were 78,745,420 shares of Atlas Energy common stock outstanding. The presence in person or by proxy of holders of Atlas Energy common stock representing not less than a majority of the outstanding shares of Atlas Energy common stock will constitute a quorum for the special meeting. Atlas Energy will also treat as present for quorum purposes shares held by a broker as nominee (i.e., shares held in “street name”) that are represented by proxies at the special meeting, but that the broker fails to vote on one or more matters as a result of incomplete instructions from the beneficial owner of the shares (which we refer to as a “broker non-vote”), as well as abstentions. You will have one vote at the special meeting for each share of Atlas Energy common stock held on the record date.

Required Vote; Abstentions and Broker Non-Votes (see page 20)

Completion of the merger requires the adoption of the merger agreement by the holders of a majority of the outstanding shares of Atlas Energy common stock that are entitled to vote at the special meeting. Accordingly, a failure to cast a vote for the proposal to adopt the merger agreement, a broker non-vote or an abstention will have the same effect as a vote against the proposal to adopt the merger agreement.

Edward Cohen, Chairman and Chief Executive Officer of Atlas Energy, and Jonathan Cohen, Vice Chairman of Atlas Energy, and various entities related to them have entered into a voting agreement with Chevron, pursuant to which they have agreed, solely in their capacity as stockholders of Atlas

Energy, to vote all of their shares of Atlas Energy common stock in favor of the adoption of the merger agreement and against alternative transactions. As of the record date, the stockholders that are party to the voting agreement beneficially own an aggregate of approximately 2,809,814 outstanding shares of Atlas Energy common stock, which represent approximately 3.6% of the shares of Atlas Energy common stock entitled to vote at the special meeting, and 3,895,406 shares of Atlas Energy common stock underlying equity awards.

In addition to the shares held by the stockholders that are party to the voting agreement, as of the record date, directors and executive officers of Atlas Energy (other than Edward Cohen and Jonathan Cohen) beneficially own approximately 535,387 outstanding shares of Atlas Energy common stock, which represent approximately 0.7% of the shares of Atlas Energy common stock entitled to vote at the special meeting, and approximately 1,430,673 shares of Atlas Energy common stock underlying equity awards that have vested or that will vest within 60 days of January 7, 2011. Atlas Energy expects that its directors and executive officers will vote their shares in favor of the adoption of the merger agreement, but, other than the parties to the voting agreement with Chevron, they have not entered into any agreement obliging them to do so.

Approval of the proposal to adjourn the special meeting to a later date or time, if necessary or appropriate, in the view of the Atlas Energy board of directors, to solicit additional proxies requires the affirmative vote of a majority of the shares represented in person or by proxy at the special meeting and entitled to vote thereon, whether or not a quorum is present. Accordingly, an abstention will have the same effect as a vote against this proposal. A failure to cast a vote for this proposal or a broker non-vote will not affect whether this proposal is approved, as long as a quorum is present at the special meeting.

The Merger (see page 27)

Atlas Energy, Chevron and Merger Sub entered into an Agreement and Plan of Merger, dated as of November 8, 2010 and amended as of December 7, 2010, which, as it may be amended from time to time, is referred to in this document as the “merger agreement.” Subject to the terms and conditions of the merger agreement, Merger Sub will be merged with and into Atlas Energy, with Atlas Energy continuing as the surviving corporation and renamed as “Arkhan Corporation.” Upon the completion of the merger, Atlas Energy will be an indirect wholly owned subsidiary of Chevron, and Atlas Energy common stock will no longer be outstanding or publicly traded. A copy of the merger agreement is attached as Annex A to this document. You are encouraged to read the merger agreement carefully in its entirety because it is the legal document that governs the merger.

The Related Transactions with AHD and APL (see pages 98 and 116)

The merger agreement was executed concurrently with two other transaction agreements:

•	a Transaction Agreement, dated as of November 8, 2010 (which we refer to as the “AHD transaction agreement”), by and among Atlas Energy, ATN, AHD GP and AHD; and

•

a Purchase and Sale Agreement, dated as of November 8, 2010 (which we refer to as the “Laurel Mountain purchase agreement”), by and among Atlas Energy, ATN, APL and APL Laurel Mountain LLC (which we refer to herein as “APL Sub”), a wholly owned subsidiary of APL that holds the 49% interest in Laurel Mountain.

Pursuant to the AHD transaction agreement:

•

Atlas Energy and ATN will sell to AHD, in exchange for $30 million in cash and 23,379,384 newly issued AHD common units, assets relating to (1) Atlas Energy’s investment partnership business, including but not limited to the operations of the investment partnerships in Michigan, Pennsylvania and West Virginia, (2) Atlas Energy’s exploration, development and production activities conducted in Tennessee, Indiana and Colorado, certain shallow wells and leases in New York and Ohio and certain well interests in Pennsylvania and (3) Atlas Energy’s ownership and management of investments in Lightfoot Capital Partners, L.P. and related entities (we refer to these transactions as the “AHD sale”);

•	Atlas Energy will contribute to AHD all of the equity interests in AHD GP, so that AHD will own its general partner (we refer to this contribution as the “AHD GP contribution”);

•

the limited partnership agreement of AHD will be amended and restated to, among other things, (1) permit AHD’s unitholders to elect the AHD GP board of directors, (2) classify the AHD GP board of directors into three classes and (3) eliminate AHD GP’s right to call all of the AHD common units for redemption if less than 12.5% of the AHD common units are held by persons other than AHD GP and its affiliates (we refer to this amendment as the “LPA amendment”);

•

AHD will repay all amounts outstanding under an existing promissory note to Atlas Energy, the outstanding principal balance of which was $35.4 million at December 31, 2010 (we refer to this as the “promissory note repayment”); and

•

Atlas Energy will distribute to the Atlas Energy stockholders all of the AHD common units held by Atlas Energy, including the newly issued AHD common units that it receives in the AHD sale (we refer to this distribution as the “AHD distribution”).

Pursuant to the Laurel Mountain purchase agreement, Atlas Energy will acquire APL’s indirect 49% ownership interest in Laurel Mountain for $403 million in cash (which we refer to as the “Laurel Mountain acquisition”).

Atlas Energy’s merger with Chevron is conditioned on, among other things, the completion of the AHD sale, the AHD distribution, the Laurel Mountain acquisition and the promissory note repayment. Immediately following the consummation of these transactions and the consummation of the merger, Atlas Energy stockholders will no longer have an ownership interest in Atlas Energy, will have received the cash merger consideration in exchange for their shares of Atlas Energy and will have received AHD common units in the AHD distribution as described below under “Summary — What You Will Receive.”

Under certain circumstances, an additional 3,188,098 AHD common units may be substituted for the $30 million cash portion of the consideration to be paid by AHD in the AHD sale (we refer to this substitution as a “unit substitution”). If a unit substitution occurs, the cash merger consideration will be reduced to $37.94 per share of Atlas Energy common stock, and the total number of AHD common units to be distributed to all Atlas Energy stockholders in the AHD distribution will increase by 3,188,098. If there is a unit substitution and the special meeting and the vote on the merger agreement have already taken place, Atlas Energy will re-solicit proxies from Atlas Energy stockholders for the adoption of the merger agreement at another special meeting after notifying the Atlas Energy stockholders of the unit substitution and the resulting modification in the cash merger consideration and number of AHD common units to be distributed in the AHD distribution.

What You Will Receive (see page 75)

If the merger and the related transactions with AHD and APL are completed, holders of Atlas Energy common stock will be entitled to receive for each share of Atlas Energy common stock owned by them as of immediately prior to the merger (subject to any applicable tax withholding):

•	$38.25 in cash, without interest (which we refer to as the “cash merger consideration”); and

•	a pro-rata share of all common units of AHD that will be held by Atlas Energy as of such time, which we estimate to be approximately 0.523 of an AHD common unit per share of Atlas Energy common stock.

The $38.25 per share in cash will be paid to Atlas Energy stockholders as of immediately prior to the merger in the form of the cash merger consideration. The AHD common units will be distributed to the Atlas Energy stockholders as of immediately prior to the merger through a distribution declared by the Atlas Energy board of directors.

No fractional AHD common units will be distributed in the AHD distribution. Instead, the distribution agent for the AHD distribution will aggregate fractional units into whole units, sell the whole units at then prevailing market prices and distribute the aggregate cash proceeds of the sales pro rata (based on the fractional unit such holder would otherwise be entitled to receive) to each holder who otherwise would have been entitled to receive a fractional unit in the AHD distribution.

Holders of restricted shares of Atlas Energy common stock will receive the same consideration described above for their restricted shares as holders of unrestricted shares of Atlas Energy common stock.

Treatment of Atlas Energy Stock Option and Other Equity-Based Awards (see page 75)

Atlas Energy Options

Adjustment for the AHD Distribution. Stock options to acquire Atlas Energy common stock will not entitle their holders to receive AHD common units in the AHD distribution. Accordingly, to the extent an Atlas Energy stock option is outstanding as of the AHD distribution, the per-share exercise price of such stock option, whether vested or unvested, will be adjusted to account for the value of the AHD common units distributed in the AHD distribution, as follows: The per-share exercise price of the stock option will be reduced by an amount (which we refer to as the “AHD distribution adjustment amount”), rounded down to the nearest penny, equal to (1) the aggregate number of AHD common units to be distributed in the AHD distribution, multiplied by (2) the average closing price of AHD common units on the New York Stock Exchange over the five trading days immediately preceding (but not including) the record date for the AHD distribution, divided by (3) the aggregate number of outstanding shares of Atlas Energy common stock as of the record time for the AHD distribution.

Treatment of Atlas Energy Options in the Merger. Following the reduction in exercise price described in the prior paragraph, each Atlas Energy stock option will either be cashed out or converted into an equivalent Chevron stock option in connection with the merger, depending on whether (1) the holder of the Atlas Energy stock option will cease to be employed by Atlas Energy (or not employed by Chevron) immediately after the merger and (2) the Atlas Energy stock option is vested or unvested as of the effective time of the merger:

•

Vested and Unvested Options Held by Employees Who Cease to Be Employed by Atlas Energy. All Atlas Energy stock options (whether vested or unvested) held by employees who will cease to be employed by Atlas Energy (or not employed by Chevron) immediately after the merger, including those employees who will become employees of AHD, will automatically be “cashed out” and converted into the right to receive an amount of cash equal to (1) the amount by which $38.25 exceeds the exercise price per share of such option (taking into account the reduction to such exercise price described above as a result of the adjustment for the AHD distribution), multiplied by (2) the number of shares of Atlas Energy common stock subject to the option.

•

Vested Options Held by Employees Who Will Continue to Be Employed by Atlas Energy. Atlas Energy stock options that are vested as of, or would vest upon, the effective time of the merger and held by employees who will continue to be employed by Atlas Energy (or become employed by Chevron) immediately after the merger will be “cashed out” in the merger according to the same formula as described in the prior bulleted paragraph.

•

Unvested Options Held by Employees Who Will Continue to Be Employed by Atlas Energy. Atlas Energy stock options that are unvested as of the effective time of the merger and held by an employee who will continue to be employed by Atlas Energy (or become employed by Chevron) immediately after the merger will be converted into a Chevron stock option with terms and conditions substantially identical to those of the associated Atlas Energy stock option, except that:

•

the number of shares of Chevron common stock subject to each such Chevron stock option will be equal to the number of shares of Atlas Energy common stock subject to such Atlas Energy stock option multiplied by a fraction (which we refer to as the “award exchange ratio”), the numerator of which is $38.25 and the denominator of which is the average closing price of Chevron common stock on the New York Stock Exchange over the five trading days immediately preceding (but not including) the date on which the effective time of the merger occurs (rounded down to the nearest whole share); and

•

the exercise price per share of such Chevron stock option will equal the per-share exercise price of such Atlas stock option (taking into account the reduction to such exercise price described above as a result of the adjustment for the AHD distribution) divided by the award exchange ratio (rounded up to the nearest penny).

Atlas Energy Restricted Stock Units

Adjustment for the AHD Distribution. Atlas Energy restricted stock units will not entitle their holders to receive AHD common units in the AHD distribution. Accordingly, if an Atlas Energy restricted stock unit is outstanding as of the AHD distribution, the number of shares of Atlas Energy common stock subject to the award, whether vested or unvested, will be adjusted to account for the value of the distributed AHD common units, as follows: The number of shares of Atlas Energy common stock subject to the award will be increased by a number (rounded down to the nearest whole share) equal to (1) the aggregate number of shares of Atlas Energy common stock subject to the award prior to such increase, multiplied by (2) the AHD distribution adjustment amount (as defined above), divided by (3) an amount equal to the average closing price of Atlas Energy common stock on the Nasdaq over the five trading days immediately preceding (but not including) the record date for the AHD distribution, minus the AHD distribution adjustment amount.

Treatment of Atlas Energy Restricted Stock Units in the Merger. Following this increase in the number of shares of Atlas Energy common stock subject to the award, as described in the preceding paragraph, Atlas Energy restricted stock units will either be cashed out or converted into an equivalent Chevron restricted stock unit in connection with the merger depending on whether (1) the holder of the Atlas Energy restricted stock unit will cease to be employed by Atlas Energy (or not be employed by Chevron) immediately after the merger and (2) the Atlas Energy restricted stock unit is vested or unvested as of the effective time of the merger:

•

Vested and Unvested Restricted Stock Units Held by Employees Who Cease to Be Employed by Atlas Energy. All Atlas Energy restricted stock units (whether vested or unvested) held by employees who will cease to be employed by Atlas Energy immediately after the merger, including those employees who will become employees of AHD, will automatically be “cashed out” and converted into the right to receive an amount of cash equal to (1) the number of shares of Atlas Energy common stock subject to such restricted stock unit (taking into account the increase in such number described above as a result of the adjustment for the AHD distribution), multiplied by (2) $38.25.

•

Vested Restricted Stock Units Held by Employees Who Will Continue to Be Employed by Atlas Energy. Atlas Energy restricted stock units that are vested as of or would vest upon the effective time of the merger and held by employees who will continue to be employed by Atlas Energy (or become employed by Chevron) immediately after the merger will be “cashed out” in the merger according to the same formula as described in the prior bulleted paragraph.

•	Unvested Restricted Stock Units Held by Employees Who Will Continue to Be Employed by Atlas Energy. Atlas Energy

restricted stock units that are unvested as of the effective time of the merger and held by employees who will continue to be employed by Atlas Energy (or become employed by Chevron) immediately after the merger will be converted into a Chevron restricted stock unit, with terms and conditions substantially identical to those of the associated Atlas Energy restricted stock unit, except that the number of shares of Chevron common stock subject to each such Chevron restricted stock unit will be equal to the number of shares of Atlas Energy common stock subject to such Atlas Energy restricted stock unit (taking into account the increase in such number described above as a result of the adjustment for the AHD distribution) multiplied by the award exchange ratio.

Atlas Energy Deferred Units and Phantom Units

Adjustment for AHD Distribution. Atlas Energy deferred units and phantom units will not entitle their holders to receive AHD common units in the AHD distribution. Accordingly, if an Atlas Energy deferred unit or phantom unit is outstanding as of the AHD distribution, the number of shares of Atlas Energy common stock subject to the award, whether vested or unvested, will be adjusted to account for the value of the distributed AHD common units, as follows: The number of shares of Atlas Energy common stock subject to the award will be increased by a number (rounded down to the nearest whole share) equal to (1) the aggregate number of shares of Atlas Energy common stock subject to the award prior to such increase, multiplied by (2) the AHD distribution adjustment amount (as defined above), divided by (3) an amount equal to the average closing price of Atlas Energy common stock on the Nasdaq over the five trading days immediately preceding (but not including) the record date for the AHD distribution, minus the AHD distribution adjustment amount.

Treatment of Atlas Energy Deferred Units and Phantom Units in the Merger. Following this increase in the number of shares of Atlas Energy common stock subject to each award of deferred units or phantom units, as described in the preceding paragraph, Atlas Energy deferred units and phantom units will automatically be fully vested and converted into the right to receive an amount of cash equal to (1) the number of shares of Atlas Energy common stock subject to such award (taking into account the increase in such number described above as a result of the adjustment for the AHD distribution), multiplied by (2) $38.25.

Recommendation of the Atlas Energy Board of Directors (see page 36)

The Atlas Energy board of directors believes that the merger agreement and the merger are advisable, fair to, and in the best interests of, Atlas Energy and its stockholders and has approved the merger and adopted the merger agreement. The Atlas Energy board of directors recommends that Atlas Energy stockholders vote “FOR” adoption of the merger agreement. For the factors considered by the Atlas Energy board of directors in reaching its decision to adopt the merger agreement and approve the merger, see “Proposal 1: The Merger — Atlas Energy’s Reasons for the Merger; Recommendation of the Atlas Energy Board of Directors.”

In addition, the Atlas Energy board of directors recommends that the Atlas Energy stockholders vote “FOR” the proposal to adjourn the special meeting to a later date or time, if necessary or appropriate, in the view of the Atlas Energy board of directors, to solicit additional proxies in favor of the proposal to adopt the merger agreement if there are insufficient votes at the time of such adjournment to adopt the merger agreement.

Opinion of Atlas Energy’s Financial Advisors (see pages 40 and 51)

In connection with the merger, the Atlas Energy board of directors received separate opinions, each dated November 8, 2010, from Jefferies & Company, Inc. and Deutsche Bank Securities Inc., in each case, as to the fairness, from a financial point of view and as of the date of such opinion, of the “total per share consideration” to be received by holders of Atlas Energy common stock in connection with the merger with Chevron and the related transactions with AHD and APL (which total per share consideration consists of (1) the cash merger consideration and (2) a pro-rata share of the AHD common units distributed in the AHD distribution). The full text of the written opinions of Jefferies and Deutsche Bank, which set forth, among other things, the procedures followed, assumptions made, matters considered and limitations on the scope of review undertaken in rendering their respective opinions, are attached as Annexes B and C, respectively, to this document. Each opinion was directed to the Atlas Energy board of directors and addresses only the fairness, from a financial point of view, of the total per share consideration to be received by holders of Atlas Energy common stock in connection with the merger with Chevron and the related transactions with AHD and APL. Neither opinion addresses any other aspect of the proposed merger nor does it constitute a recommendation to any stockholder as to how such stockholder should vote or act with respect to any matters relating to the merger agreement.

Interests of Atlas Energy’s Directors and Executive Officers in the Merger (see page 63)

Aside from their interests as Atlas Energy stockholders, Atlas Energy’s directors and executive officers have interests in the merger that may be different from, or in addition to, those of other Atlas Energy stockholders generally. The Atlas Energy board of directors was aware of and considered these interests, among other matters, in evaluating, negotiating and approving the merger agreement and the merger, and in recommending to the stockholders that the merger agreement be adopted. In considering the recommendation of the Atlas Energy board of directors that you vote to adopt the merger agreement, you should be aware of these interests. The interests of Atlas Energy’s directors and executive officers in the merger that may be different from, or in addition to, those of other Atlas Energy stockholders include:

•

the vesting and cash-out of deferred units held by non-employee directors and the vesting and cash-out of Atlas Energy stock options, restricted stock units, phantom units and other equity-based awards held by Atlas Energy employees who will cease to be employed by Atlas Energy immediately after the merger (which employees include certain directors and executive officers of Atlas Energy);

•	the cash-out or conversion of Atlas Energy stock options and restricted stock units held by Atlas Energy employees who will remain employees of Atlas Energy immediately following the merger

(including certain executive officers) into equivalent Chevron stock options and restricted stock units, respectively;

•	the change-in-control and severance payments and benefits provided to certain of Atlas Energy’s executive officers pursuant to their existing agreements with Atlas Energy;

•

the payment of retention bonuses in an amount of up to $10 million, to be allocated among senior management and key employees of Atlas Energy (other than any named executive officer of Atlas Energy, which named executive officers are identified in the proxy statement filed by Atlas Energy with the SEC in connection with the 2010 annual meeting of Atlas Energy stockholders, who will not receive any portion of such retention bonuses);

•

the expectation that certain of Atlas Energy’s directors and executive officers will participate in a new long-term equity incentive plan adopted by AHD, effective as of the consummation of the merger and the transactions contemplated by the AHD transaction agreement (which we refer to as the “AHD transactions”), in connection with the AHD transactions;

•

the fact that certain of Atlas Energy’s directors and executive officers, including Edward Cohen, Jonathan Cohen and Matthew Jones, currently serve as directors or executive officers of AHD GP or APL GP, and are expected to continue in those roles following the merger, and that certain of Atlas Energy’s directors and executive officers may become directors or executive officers of AHD GP or APL GP following the merger;

•

the possible effect of the related transactions with AHD and APL on the value of any AHD common units or APL common units, and any unit-based equity awards granted by AHD or APL, held by directors and executive officers of Atlas Energy; and

•	rights to indemnification and directors’ and officers’ liability insurance.

Conditions to the Merger (see page 93)

The obligations of each of Atlas Energy and Chevron to complete the merger are subject to the satisfaction (or, where legally permissible, waiver) of the following conditions:

•	the adoption of the merger agreement by the holders of a majority of the outstanding shares of Atlas Energy common stock;

•

the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (which we refer to as the “HSR Act”), which termination was granted by the Federal Trade Commission (which we refer to as the “FTC”) on December 10, 2010;

•	the merger must not have been enjoined or otherwise made illegal;

•

the consummation of the AHD sale, AHD distribution, Laurel Mountain acquisition and the AHD GP contribution, in each case in compliance in all material respects with the terms of the AHD transaction agreement and the Laurel Mountain purchase agreement, subject to any permitted waivers thereof (for a description of the conditions to the AHD transactions and the Laurel Mountain acquisition, see “The AHD Transaction Agreement — Conditions to the AHD Transactions” and “The Laurel Mountain Purchase Agreement — Conditions to the Laurel Mountain Acquisition”);

•	the repayment by AHD to Atlas Energy of all amounts outstanding under a promissory note, the outstanding principal balance of which was $35.4 million at December 31, 2010;

•

the representations and warranties of the other party being true and correct, subject to certain materiality thresholds, as of the date of the merger agreement and as of the closing date of the merger; and

•	the other party having performed in all material respects its obligations, and complied in all material respects with all of its covenants, under the merger agreement.

In addition, Chevron’s obligation to complete the merger is subject to there not being any non-consensual change in a majority of the Atlas Energy board of directors that would constitute a “Specified Change in Control” as defined in Atlas Energy’s participation and development agreement with an affiliate of Reliance Industries Limited.

Financing (see page 61)

The merger agreement is not subject to a financing condition. It is estimated that the total amount required to consummate the merger and pay the cash merger consideration to Atlas Energy stockholders will be approximately $3.2 billion. Chevron expects that the necessary funds will be obtained from cash on hand.

Termination of the Merger Agreement (see page 94)

Atlas Energy and Chevron may agree in writing to terminate the merger agreement at any time prior to the effective time of the merger. In addition, either Atlas Energy or Chevron may terminate the merger agreement at any time prior to the effective time of the merger if:

•	the merger has not been consummated on or before September 30, 2011, subject to certain extensions relating to the failure of AHD to obtain financing for the AHD transactions;

•	there is a final and non-appealable order permanently restraining, enjoining or otherwise prohibiting consummation of the merger;

•	the requisite stockholder approval of Atlas Energy stockholders is not obtained at the special meeting (including any adjournment or postponement of such meeting); or

•

the other party breaches its representations, warranties, covenants or agreements in a way that would cause the related closing condition not to be satisfied, and such breach is either not capable of being cured prior to September 30, 2011 or, if such breach is capable of being cured, such breaching party has not begun to diligently pursue a cure within 10 days after notice of the breach from the other party.

Chevron may also terminate the merger agreement at any time prior to the effective time of the merger if the Atlas Energy board of directors withdraws, or modifies or qualifies in a way adverse to Chevron, its recommendation of the merger agreement, or approves, adopts, or otherwise recommends in favor of (or resolves or publicly proposes to take any such action) an alternative takeover proposal.

Atlas Energy may also terminate the merger agreement at any time prior to the effective time of the merger if the Atlas Energy board of directors determines to accept a proposal that it has determined to be a superior takeover proposal (as defined in the merger agreement), so long as Atlas Energy has complied with its restrictions on solicitation of alternative takeover proposals and timely pays Chevron a termination fee of $97 million.

Termination Fees and Expenses (see page 95)

Atlas Energy has agreed to pay Chevron a termination fee of $97 million under the following circumstances:

•

if Chevron terminates the merger agreement because the Atlas Energy board of directors withdraws, or modifies or qualifies in a way adverse to Chevron, its recommendation of the merger agreement, or approves, adopts, or otherwise recommends in favor of (or resolves or publicly proposes to take any such action) an alternative takeover proposal, and Atlas Energy is not entitled to terminate the merger agreement due to a breach of a representation, warranty, covenant or agreement of Chevron;

•	if Atlas Energy terminates the merger agreement because its board of directors determines to accept a superior takeover proposal; or

•

under certain circumstances, if Atlas Energy consummates or enters into a definitive agreement relating to an alternative business combination within 12 months of the termination of the merger agreement, and an alternative takeover proposal had been publicly disclosed or communicated to Atlas Energy, and not withdrawn, prior to the termination of the merger agreement.

Limitation on Considering Other Takeover Proposals (see page 85)

The merger agreement contains restrictions on Atlas Energy’s ability to solicit or engage in discussions or negotiations with a third party regarding specified transactions involving Atlas Energy or Atlas Energy’s subsidiaries. Notwithstanding these restrictions, under certain limited circumstances, the Atlas Energy board of directors may respond to an unsolicited written bona fide takeover proposal or terminate the merger agreement and enter into an acquisition agreement with respect to a superior proposal to acquire Atlas Energy.

Material U.S. Federal Income Tax Consequences (see page 72)

Chevron and Atlas Energy intend to treat and report the AHD distribution and the merger as two separate transactions. Accordingly, an amount equal to the fair market value of the AHD common units received by an Atlas Energy stockholder in the AHD distribution is generally expected to (1) be treated as a dividend to the Atlas Energy stockholder to the extent of Atlas Energy’s current or accumulated earnings and profits, (2) to the extent such amount exceeds Atlas Energy’s earnings and profits, be applied to reduce, but not below zero, each Atlas Energy stockholder’s adjusted basis in such Atlas Energy stockholder’s shares of Atlas Energy common stock, and (3) to the extent such amount exceeds the sum of the amounts described in (1) and (2), be taxable as capital gain to each Atlas Energy stockholder. In the merger, each Atlas Energy stockholder is generally expected to recognize gain or loss in an amount equal to the difference between the amount of cash received and such Atlas Energy stockholder’s adjusted basis in the shares of Atlas Energy common stock immediately prior to the merger, taking into account the effect of the AHD distribution on such adjusted basis as described above. A summary of these U.S. federal income tax consequences appears under “Material U.S. Federal Income Tax Consequences.”

Because the tax consequences of the AHD distribution and the merger are complex and may vary depending on your particular circumstances, you are strongly urged to consult your tax advisor concerning the federal (and any state or local) tax consequences to you of the AHD distribution and the merger.

Regulatory Matters (see page 60)

Completion of the merger is subject to expiration or termination of all applicable waiting periods under the HSR Act. On November 29, 2010, Atlas Energy and Chevron filed the required notification and report forms under the HSR Act with the FTC and the Antitrust Division of the U.S. Department of Justice (which we refer to as the “Antitrust Division”), and on December 10, 2010, the FTC granted early termination of the waiting period under the HSR Act.

Market Price of Atlas Energy Common Stock and AHD Common Units (see page 124)

Atlas Energy common stock is listed on the Nasdaq Stock Market under the symbol “ATLS.” The closing price of Atlas Energy’s common stock on November 8, 2010, which was the last trading day before Atlas Energy announced that it had entered into the merger agreement, was $31.72 per share. On January 10, 2011, which is the latest practicable date before the date of this document, the closing price of Atlas Energy common stock was $44.00 per share.

AHD common units are listed on the New York Stock Exchange under the symbol “AHD.” The closing price of the AHD common units on November 8, 2010, which was the last trading day before AHD announced that it had entered into the AHD transaction agreement, was $9.69 per common unit. On January 10, 2011, which is the latest practicable date before the date of this document, the closing price of AHD common units was $13.54 per unit.

Procedure for Receiving Cash Merger Consideration (see page 78)

As soon as reasonably practicable after the effective time of the merger, a paying agent will mail a letter of transmittal and instructions to you and the other Atlas Energy stockholders. The letter of transmittal and instructions will tell you how to surrender your stock certificates in exchange for the cash merger consideration. You should not return your stock certificates with the enclosed proxy card, and you should not forward your stock certificates to the paying agent without a letter of transmittal.

Appraisal Rights (see page 69)

Holders of Atlas Energy common stock who do not vote in favor of the adoption of the merger agreement are entitled to seek an appraisal of the fair value of their shares as determined by the Delaware Court of Chancery if the merger is completed. In order to exercise such rights, stockholders must submit a written demand for such an appraisal prior to the vote on the merger agreement, and must comply with all other applicable Delaware law procedures.

Litigation Relating to the Merger (see page 61)

Following the announcement of the merger on November 9, 2010, the following actions were filed in the Delaware Court of Chancery, the Court of Common Pleas of Allegheny County, Pennsylvania and the U.S. District Court for the Western District of Pennsylvania, challenging the merger (other than Ussach, which challenges the Laurel Mountain acquisition, as described below): Muir v. Atlas Energy, Inc. et al., C.N. G.D. 10-20988 (Pa. Ct. Com. Pl. filed 11/9/10); Hansz v. Atlas Energy, Inc. et al., C.N. G.D. 10-21055 (Pa. Ct. Com. Pl. filed 11/10/10); Katsman v. Atlas Energy, Inc. et al., C.N. 5990-VCL (Del. Ch. filed 11/15/10); Nishihara v. Atlas Energy, Inc. et al., Case No. 2:10-cv-01526 (W.D. Pa. filed 11/15/10); Jacobs v. Cohen, et al., C.N. G.D. 10-21370 (Pa. Ct. Com. Pl. filed 11/16/10); Ussach v. Atlas Energy, Inc. et al., Case No. 2:10-cv-01533 (W.D. Pa. filed 11/16/10); Weber v. Atlas Energy, Inc. et al., C.N. 6006-VCL (Del. Ch. filed 11/19/10). The Pennsylvania state court actions were consolidated as In re Atlas Energy, Inc. Shareholders Class Action Litigation, Case No. G.D. 10-20988. The Delaware actions were consolidated as In re Atlas Energy, Inc. Shareholders Litigation, C.A. No. 5990-VCL (the “Consolidated Delaware Action”).

The complaints in the Pennsylvania and Delaware state courts and in the Nishihara action in federal court all raise substantially the same claims. All are purported class actions filed on behalf of all Atlas Energy public stockholders (other than those affiliated in any way with Atlas Energy) and assert claims of breaches of fiduciary duty in connection with the merger agreement by various directors and officers of Atlas Energy and aiding and abetting of those breaches by Atlas Energy. Several of these actions additionally assert aiding and abetting claims against Chevron and Merger Sub and/or affiliates of Atlas Energy. The Ussach complaint is a purported derivative action on behalf of APL challenging the Laurel Mountain acquisition and claiming unjust enrichment by Atlas Energy and breaches of fiduciary duty by APL GP, the members of its managing board and Atlas Energy. All of the actions seek injunctive relief against the merger (other than Ussach, where the plaintiff is seeking damages, disgorgement and rescission) and rescission of any portion thereof already consummated. Some of the actions seek monetary damages as well. On December 10, 2010, the Pennsylvania state court stayed the actions before it in favor of the Delaware actions. On December 28, 2010, the plaintiffs in the Consolidated Delaware Action filed an amended complaint (the “Amended Complaint”). The Amended Complaint names as defendants Atlas Energy, Chevron, Merger Sub and the directors of Atlas Energy and alleges breaches of fiduciary duties in connection with the merger by the individual defendants and aiding and abetting of those breaches by Atlas Energy, Chevron and Merger Sub. It also claims that the proxy statement contains material misstatements and omissions. Among other things, the Amended Complaint alleges that the proxy statement fails to disclose material information concerning the discussions and negotiations between Atlas Energy and Chevron as well as material information the Atlas Energy board of directors relied upon in recommending the merger, and that the proxy statement omits material information regarding the financial analyses performed by Jefferies and Deutsche Bank and the advisory fees received by those investment banks. It seeks, among other things, declaratory and injunctive relief enjoining the merger.

On December 21, 2010, the plaintiff in the Nishihara action filed an amended complaint (the “Amended Federal Complaint”). The Amended

Federal Complaint names as defendants Atlas Energy, Chevron, Merger Sub and various directors and officers and alleges breaches of fiduciary duties in connection with the merger by the individual defendants and aiding and abetting of those breaches by Atlas Energy, Chevron and Merger Sub. It also alleges violations of the Securities Exchange Act of 1934, as amended (which we refer to as the “Exchange Act”), arising out of Atlas Energy’s disclosures in its proxy statement, which it claims, among other things, omits and/or misrepresents information about the merger process and omits material information regarding the financial analyses provided by Jefferies and Deutsche Bank and the advisory fees received by those financial advisors. It seeks, among other things, declaratory and injunctive relief enjoining the merger.

Predicting the outcome of these lawsuits is difficult. An adverse judgment for monetary damages could have a material adverse effect on the operations of the surviving corporation after the merger. A preliminary injunction could delay or jeopardize the completion of the merger, and an adverse judgment granting permanent injunctive relief could indefinitely enjoin completion of the merger. The defendants believe that the claims asserted against them in these lawsuits are without merit, and intend to defend themselves vigorously against the claims.

THE SPECIAL MEETING

Date, Time, Place and Purpose of the Special Meeting

This document is being provided to Atlas Energy stockholders as part of a solicitation of proxies by the Atlas Energy board of directors for use at a special meeting of Atlas Energy stockholders to be held at the Sofitel Philadelphia, 120 South 17th Street, Philadelphia, Pennsylvania 19103 on February 16, 2011 at 9 a.m., local time, or any postponement or adjournment thereof. The purpose of the special meeting is for Atlas Energy stockholders to consider and vote on adoption of the merger agreement. In addition, at the special meeting, Atlas Energy stockholders will be asked to approve the adjournment of the special meeting to a later date or time, if necessary or appropriate, in the view of the Atlas Energy board of directors, to solicit additional proxies in favor of the proposal to adopt the merger agreement if there are insufficient votes at the time of such adjournment to adopt the merger agreement. Atlas Energy stockholders must adopt the merger agreement in order for the merger to occur. If Atlas Energy stockholders do not adopt the merger agreement, the merger will not occur. A copy of the merger agreement is attached to this document as Annex A. You are urged to read the merger agreement in its entirety.

Record Date and Quorum

Only holders of record of Atlas Energy common stock at the close of business on January 7, 2011, the record date, are entitled to notice of and to vote at the special meeting. As of the record date, there were 78,745,420 shares of Atlas Energy common stock outstanding and entitled to vote at the special meeting, held by approximately 218 holders of record. Each holder of Atlas Energy common stock is entitled to one vote for each share of Atlas Energy common stock owned as of the record date.

The presence in person or by proxy of holders of shares of Atlas Energy common stock representing not less than a majority of the shares of Atlas Energy common stock issued and outstanding and entitled to vote as of the record date will constitute a quorum for the special meeting. Atlas Energy will also treat as present for quorum purposes shares held by a broker as nominee (i.e., shares held in “street name”) that are represented by proxies at the special meeting, but that the broker fails to vote on one or more matters as a result of incomplete instructions from the beneficial owner of the shares (a “broker non-vote”), as well as abstentions.

Vote Required for Approval

Completion of the merger requires the approval of the proposal relating to the adoption of the merger agreement by the holders of a majority of the outstanding shares of Atlas Energy common stock entitled to vote at the special meeting. Accordingly, a failure to cast a vote for this proposal, a broker non-vote or an abstention will have the same effect as a vote against the proposal to adopt the merger agreement.

Approval of the proposal to adjourn the special meeting for the purpose of soliciting additional proxies requires the affirmative vote of a majority of the shares represented in person or by proxy at the special meeting and entitled to vote thereon, whether or not a quorum is present. Accordingly, an abstention will have the same effect as a vote against this proposal. A failure to cast a vote for this proposal or a broker non-vote will not affect whether this proposal is approved, provided that a quorum is present at the special meeting.

Edward Cohen and Jonathan Cohen, and various entities related to them, have entered into a voting agreement with Chevron pursuant to which they have agreed, solely in their capacity as stockholders of Atlas Energy, to vote all of their shares of Atlas Energy common stock in favor of the adoption of the merger agreement and against alternative transactions. As of the record date, the stockholders that are party to the voting agreement beneficially own an aggregate of approximately 2,809,814 outstanding shares of Atlas Energy common stock, which represent approximately 3.6% of the shares of Atlas Energy common stock entitled to vote at the special meeting, and 3,895,406 shares of Atlas Energy common stock underlying equity awards.

In addition to the shares held by the stockholders that are party to the voting agreement, as of the record date, Atlas Energy’s executive officers and directors (other than Edward Cohen and Jonathan Cohen) beneficially own approximately 535,387 outstanding shares of Atlas Energy common stock, which represent approximately 0.7% of the shares of Atlas Energy common stock entitled to vote at the special meeting, and approximately 1,430,673 shares of Atlas Energy common stock underlying equity awards that have vested or that will vest within 60 days of January 7, 2011. Atlas Energy expects that its directors and executive officers will vote their shares in favor of the adoption of the merger agreement, but, other than the parties to the voting agreement with Chevron, they have not entered into any agreement obliging them to do so.

Proxies

If you hold your shares of Atlas Energy stock in your own name, you may submit your proxy and vote your shares by using one of the following methods:

•	signing and returning the enclosed proxy card by mail in the postage-paid envelope provided;

•	submitting your proxy or voting instructions by telephone or though the Internet by following the instructions included with the enclosed proxy card; or

•

attending and voting at the special meeting. If you hold your shares of Atlas Energy stock in the name of a bank, broker or other nominee, please follow the voting instructions provided by your bank, broker or nominee to ensure that your shares are represented at the special meeting. If you have not received such voting instructions or require further information regarding such voting instructions, please contact your bank, broker or nominee, who can give you further direction. Your bank, broker or other nominee may not vote your shares with respect to the proposal relating to the adoption of the merger agreement without your instructions.

Please note that if your shares are held in the name of a bank, broker, or other nominee, and you wish to vote in person at the special meeting, you must bring to the special meeting a statement or letter from your bank, broker or other nominee showing your ownership of Atlas Energy common stock as of the record date and a proxy from the record holder of the shares authorizing you to vote at the special meeting (such statement/letter and proxy are required in addition to your personal identification).

If you are a participant in Atlas Energy’s Employee Stock Ownership Plan, please follow the voting instructions provided by GreatBanc Trust Company, the trustee of the plan.

Revocation of Proxies

You can change your vote or revoke your proxy at any time before your proxy is voted at the special meeting by taking any of the following actions:

•	you can send a signed notice of revocation;

•	you can grant a new, valid proxy bearing a later date; or

•

if you are a holder of record, you can attend the special meeting and vote in person, which will automatically cancel any proxy previously given, or you may revoke your proxy in person, but your attendance alone will not revoke any proxy that you have previously given. If your shares are held in the name of a bank, broker or other nominee, and you wish to change your vote by voting in person at the special meeting, you must bring to the special meeting a statement or letter from your bank, broker or other nominee showing your ownership of Atlas Energy common stock as of the record date and a proxy from the record holder of the shares authorizing you to vote at the special meeting.

If you choose either of the first two methods, you must submit your notice of revocation or your new proxy to the Secretary of Atlas Energy no later than the beginning of the special meeting. If you have voted your shares by telephone or through the Internet, you may revoke your prior telephone or Internet vote by recording a different vote using the telephone or Internet, or by signing and returning a proxy card dated as of a date that is later than your last telephone or Internet vote. If your shares are held in street name by your bank, broker or other nominee, you should contact your bank, broker or nominee to change your vote.

Adjournments and Postponements

The special meeting may be adjourned or postponed for the purpose of soliciting additional proxies. At any subsequent reconvening of the special meeting, all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the special meeting, except for any proxies that have been effectively revoked or withdrawn prior to subsequent reconvening.

Solicitation of Proxies

Atlas Energy will bear the cost of proxy solicitation for the special meeting. In addition to the use of the mail, proxies may be solicited by officers and directors and regular employees of Atlas Energy, without additional remuneration, by personal interview, telephone, facsimile or otherwise. Atlas Energy will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record on the record date and will provide customary reimbursement to such firms for the cost of forwarding these materials. Atlas Energy has retained Georgeson Inc. to assist in its solicitation of proxies at the special meeting. Atlas Energy will pay Georgeson a base fee of $17,500 for proxy solicitation services, plus additional amounts which will vary depending upon the extent of services actually performed by Georgeson. Atlas Energy will reimburse Georgeson for expenses it incurs in connection with its engagement.

Questions and Additional Information

If you need assistance completing your proxy card or have questions regarding the special meeting, please contact Georgeson Inc., which is assisting Atlas Energy with the solicitation of proxies, at 199 Water Street, 26th Floor, New York, New York 10038, call collect (212) 440-9800 or toll-free (888) 219-8320. Alternatively, you may contact Atlas Energy Investor Relations (Attn: Brian Begley) at Westpointe Corporate Center One, 1550 Coraopolis Heights Road, 2nd Floor, Moon Township, Pennsylvania 15108 or (877) 280-2857.

Availability of Documents

Documents incorporated by reference (excluding exhibits to those documents unless the exhibit is specifically incorporated by reference into those exhibits) will be provided without charge to each person to whom this document is delivered as a record or beneficial owner of shares of Atlas Energy common stock upon written or oral request of such person. A list of stockholders entitled to vote at the special meeting will be available for inspection at the special meeting and for ten days before the special meeting at Atlas Energy’s offices at Westpointe Corporate Center One, 1550 Coraopolis Heights Road, 2nd Floor, Moon Township, Pennsylvania 15108.

PARTIES

Atlas Energy, Inc.

Atlas Energy is a publicly traded Delaware corporation and independent developer and producer of natural gas and oil, with operations in the Appalachian Basin, the Michigan Basin and the Illinois Basin. Within these basins, Atlas Energy believes it is one of the leading natural gas producers in four established shale plays, namely the Marcellus shale of western Pennsylvania, the Antrim shale of northern Michigan, the Chattanooga shale of northeastern Tennessee and the New Albany shale of west central Indiana. On September 29, 2009, Atlas Energy, then called Atlas America, completed its merger with ATN, its formerly publicly traded subsidiary and a Delaware limited liability company, with ATN surviving as a wholly owned subsidiary of Atlas Energy. In addition to Atlas Energy’s natural gas development and production operations, Atlas Energy maintains ownership interests (both directly and indirectly) in AHD and APL.

Atlas Energy common stock is listed on the Nasdaq Stock Market under the symbol “ATLS.” Atlas Energy’s principal business address is Westpointe Corporate Center One, 1550 Coraopolis Heights Road, Moon Township, Pennsylvania 15108, and its telephone number is (412) 262-2830. For more information about Atlas Energy, please visit its corporate website at www.atlasenergy.com. Atlas Energy’s website address is provided as an inactive textual reference only. The information contained on Atlas Energy’s website is not part of this document, and is not incorporated by reference herein.

Chevron Corporation

Chevron Corporation is a Delaware corporation. Chevron manages its investments in subsidiaries and affiliates and provides administrative, financial, management and technology support to U.S. and international subsidiaries that engage in fully integrated petroleum operations, chemicals operations, mining operations, power generation and energy services.

Chevron common stock is listed on the New York Stock Exchange under the symbol “CVX.” Chevron’s principal business address is 6001 Bollinger Canyon Road, San Ramon, California 94583-2324, and its telephone number is (952) 842-1000.

Arkhan Corporation

Merger Sub is a Delaware corporation and was organized by Chevron solely for the purpose of effecting the merger. Merger Sub has not conducted any activities to date other than activities incidental to its formation and in connection with the merger. Merger Sub is indirectly wholly owned by Chevron. If the merger is completed, Merger Sub would cease to exist after it merges with and into Atlas Energy, with Atlas Energy continuing in existence as an indirect wholly owned subsidiary of Chevron and renamed “Arkhan Corporation.” Merger Sub’s address is 6001 Bollinger Canyon Road, San Ramon, California 94583-2324, and its telephone number is (952) 842-1000.

Atlas Pipeline Holdings, L.P.

AHD is a Delaware limited partnership. AHD’s wholly owned subsidiary, APL GP, is the general partner of APL. The general partner of AHD, AHD GP, is a wholly owned subsidiary of Atlas Energy. AHD GP manages the operations and activities of AHD, but does not have an economic interest in AHD. As of January 7, 2011, Atlas Energy owned approximately 17,808,109 AHD common units, representing approximately 64.0% of the outstanding AHD common units.

AHD’s cash-generating assets currently consist solely of its direct and indirect interests in APL. As of December 31, 2010, AHD and APL GP collectively owned:

•	a 2.0% general partner interest in APL, entitling them to receive 2.0% of the cash distributed by APL;

•

all of the incentive distribution rights in APL, which entitle them to receive increasing percentages, up to a maximum of 48.0%, of any cash distributed by APL as it reaches certain target distribution levels in excess of $0.42 per APL common unit in any quarter; and

•	5,754,253 common units of APL, representing approximately 10.8% of the 53,338,010 outstanding common units of APL.

Following the consummation of the transactions contemplated by the AHD transaction agreement, AHD will own assets relating to (1) Atlas Energy’s investment partnership business, including but not limited to the operations of the investment partnerships in Michigan, Pennsylvania and West Virginia, (2) Atlas Energy’s exploration, development and production activities conducted in Tennessee, Indiana and Colorado, certain shallow wells and leases in New York and Ohio and certain well interests in Pennsylvania and (3) Atlas Energy’s ownership and management of investments in Lightfoot Capital Partners, L.P. and related entities. In addition, AHD will own all of the equity interests in AHD GP, which is AHD’s general partner.

AHD common units are listed on the New York Stock Exchange under the symbol “AHD.” The principal executive offices of AHD are located at Westpointe Corporate Center One, 1550 Coraopolis Heights Road, 2nd Floor, Moon Township, PA 15108, and its telephone number is (412) 262-2830. Additional information about AHD and its subsidiaries is included in documents that AHD files with the SEC. See “Where You Can Find More Information.”

Atlas Pipeline Partners, L.P.

APL is a Delaware limited partnership engaged in the gathering and processing of natural gas. APL’s operations are conducted through subsidiary entities whose equity interests are owned by a wholly owned subsidiary of APL. APL GP, APL’s general partner and a wholly owned subsidiary of AHD, effectively controls APL.

APL provides natural gas gathering services in the Anadarko and Permian basins located in the southwestern and mid-continent United States and the Appalachian basin in the eastern United States, and natural gas processing and treating services in Oklahoma and Texas. APL’s Appalachia operations are conducted principally through its indirect 49% ownership interest in Laurel Mountain. Laurel Mountain, which was formed in May 2009, is a joint venture between APL and The Williams Companies, Inc. in which APL has an indirect 49% ownership interest and Williams holds the remaining 51% ownership interest. Following the consummation of the transactions contemplated by the Laurel Mountain purchase agreement, APL will cease to own the indirect 49% ownership interest in Laurel Mountain. The majority of the natural gas that each of APL, its affiliates and Laurel Mountain gather in Appalachia is derived from wells operated by Atlas Energy.

APL common units are listed on the New York Stock Exchange under the symbol “APL.” The principal executive offices of APL are located at Westpointe Corporate Center One, 1550 Coraopolis Heights Road, 2nd Floor, Moon Township, PA 15108, and its telephone number is (412) 262-2830. Additional information about APL and its subsidiaries is included in documents that APL files with the SEC. See “Where You Can Find More Information.”

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Statements contained in this document and the documents incorporated by reference into this document that are not historical facts may constitute forward-looking statements, including statements relating to the timing of and the satisfaction of the conditions to the merger or the related transactions with AHD and APL, whether any of the anticipated benefits of the merger and the related transactions with AHD and APL will be realized, future revenues, future net income, future cash flows, financial forecasts, future market demand and future economic and industry conditions. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “expect,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predict,” “potential,” “continue” and similar expressions are also intended to identify forward-looking statements. Atlas Energy believes that its expectations are reasonable and are based on reasonable assumptions. However, such forward-looking statements by their nature involve risks and uncertainties that could cause actual results to differ materially from the results predicted or implied by the forward-looking statement. Some of the key factors that could cause Atlas Energy’s, AHD’s or APL’s actual results to differ from Atlas Energy’s expectations include, but are not limited to:

•	the risk that the Atlas Energy stockholders do not adopt the merger agreement;

•	the risk that the merger, the AHD sale, the AHD distribution or the Laurel Mountain acquisition, the promissory note repayment, or some or all of them, is not completed;

•	uncertainties as to the timing of the merger or the AHD distribution;

•	future financial and operating results;

•	resource potential;

•	realized natural gas and oil prices;

•	economic conditions and instability in the financial markets;

•	success in efficiently developing and exploiting current reserves and economically finding or acquiring additional recoverable reserves;

•	the accuracy of estimated natural gas and oil reserves;

•	the financial and accounting impact of hedging transactions;

•	the ability to fulfill the respective substantial capital investment needs of each party;

•	expectations with regard to acquisition activity, or difficulties encountered in connection with acquisitions, dispositions or similar transactions;

•	the limited payment of dividends or distributions, or failure to declare a dividend or distribution, on outstanding common stock, common units or other equity securities;

•

any issuance of additional shares of common stock, shares of preferred stock, common units or other equity securities, and any resulting dilution or decline in the market price of any such common stock, preferred stock, common units or other equity securities;

•	limited experience in drilling wells to the Marcellus shale and the limited information available regarding reserves and decline rates in the Marcellus shale;

•	the substantial indebtedness of each party;

•	restrictive covenants in indebtedness of each party that may adversely affect operational flexibility;

•	potential changes in tax laws which may impair the ability to obtain capital funds through investment partnerships;

•	the ability to raise funds through investment;

•

the ability to obtain adequate water to conduct drilling and production operations, and to dispose of the water used in and generated by these operations at a reasonable cost and within applicable environmental rules;

•	the potential introduction of Pennsylvania severance taxes;

•	changes and potential changes in the regulatory and enforcement environment in the areas in which the parties conduct business;

•	the effects of intense competition in the natural gas and oil industry;

•	general market, labor and economic conditions and related uncertainties;

•	the ability to retain certain key customers;

•	dependence on the gathering and transportation facilities of third parties, including Laurel Mountain;

•	the availability of drilling rigs, equipment and crews;

•

potential incurrence of significant costs and liabilities in the future resulting from a failure to comply with new or existing environmental regulations or an accidental release of hazardous substances into the environment;

•	uncertainties with respect to the success of drilling wells at identified drilling locations;

•	expirations of undeveloped leasehold acreage;

•	uncertainty regarding leasing operating expenses, general and administrative expenses and funding and development costs;

•	exposure to financial and other liabilities of the managing general partners of the investment partnerships;

•	the ability to comply with, and the potential costs of compliance with, new and existing federal, state, local and other laws and regulations applicable to its business and operations;

•	Atlas Energy’s ability to realize anticipated synergies and growth opportunities from the merger between Atlas Energy and ATN;

•	exposure to new and existing litigation;

•	risks to which Atlas Energy is exposed through its ownership interests in AHD and APL;

•	risks of the business of APL to which AHD is exposed through its ownership interests in APL;

•	AHD’s failure to repay its indebtedness to Atlas Energy;

•	the potential failure to retain certain key employees and skilled workers;

•	development of alternative energy resources; and

•

the various risks and other factors considered by the Atlas Energy board of directors as described under “Proposal 1: The Merger — Atlas Energy’s Reasons for the Merger; Recommendation of the Atlas Energy Board of Directors.”

The foregoing list is not exclusive. Other factors that could cause actual results to differ from those implied by the forward-looking statements in this document are more fully described in the “Risk Factors” section of Atlas Energy’s Annual Report on Form 10-K for the year ended December 31, 2009, as updated by subsequent Quarterly Reports on Form 10-Q. You should also review the “Risk Factors” section of AHD’s Annual Report on Form 10-K for the year ended December 31, 2009, as updated by subsequent Quarterly Reports on Form 10-Q. Given these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements included or incorporated by reference in this document speak only as of the date on which the statements were made. Atlas Energy does not undertake and specifically declines any obligation to update any such statements or to publicly announce the results of any revisions to any of these statements to reflect future events or developments.

PROPOSAL 1: THE MERGER

Structure of the Transaction

Subject to the terms of the merger agreement and in accordance with Delaware law, Merger Sub will be merged with and into Atlas Energy, with Atlas Energy surviving the merger as an indirect wholly owned subsidiary of Chevron and renamed “Arkhan Corporation.” Upon completion of the merger, each share of Atlas Energy common stock issued and outstanding immediately prior to the effective time of the merger (other than those shares owned by Atlas Energy as treasury stock, shares owned by Chevron, Merger Sub or any other direct or indirect wholly owned subsidiary of Chevron or shares held by stockholders, if any, who have properly and validly perfected their statutory rights of appraisal with respect to the merger as described below in “Appraisal Rights”) will be converted into the right to receive the cash merger consideration of $38.25 per share in cash, without interest and less any applicable taxes required to be withheld. Other than a possible adjustment in connection with a unit substitution as described below under “The Merger Agreement — Provisions in the Merger Agreement Regarding the Related Transactions with AHD and APL,” the cash merger consideration is fixed, which means that it will not change between now and the date of the merger, including as a result of a change in the trading price of Atlas Energy common stock.

Immediately prior to the merger, the AHD distribution will occur. In the AHD distribution, each share of Atlas Energy common stock outstanding as of immediately prior to the merger will entitle its holder to receive a pro-rata share of all common units of AHD that will be held by Atlas Energy as of such time, which we estimate to be approximately 0.523 of an AHD common unit per share of Atlas Energy common stock. Accordingly, if the merger with Chevron and the related transactions with AHD and APL are completed, holders of Atlas Energy common stock will be entitled to receive for each share of Atlas Energy common stock owned by them as of immediately prior to the merger (subject to any applicable tax withholding):

•	$38.25 in cash, without interest; and

•	a pro-rata share of all common units of AHD that will be held by Atlas Energy as of such time, which we estimate to be approximately 0.523 of an AHD common unit per share of Atlas Energy common stock.

Background of the Merger

In January 2010, Atlas Energy had contacted 18 of the world’s largest energy companies, including Chevron, about a possible joint venture transaction involving a purchase by the joint venture partner of an interest in about 300,000 net acres of undeveloped leaseholds in the Marcellus shale held by Atlas Energy. As part of the process, a number of companies, including Chevron, executed confidentiality agreements with Atlas Energy and began due diligence on Atlas Energy and the acreage positions that would be part of the joint venture. That process resulted in a joint venture agreement between Atlas Energy and an affiliate of Reliance Industries Limited executed on April 9, 2010.

In late May 2010, following the execution and closing of the joint venture transaction, Jefferies & Company, Inc., which had acted as financial advisor to Atlas Energy in connection with the joint venture transaction, met with Chevron in connection with its normal investment banking activities to discuss various acquisition and divestment topics. At the meeting, Chevron indicated that it would be interested in a significant acquisition in the Marcellus shale.

In June 2010, Jefferies had a conversation with Chevron to determine whether Chevron would be interested in a potential acquisition of Atlas Energy. Chevron indicated that it would be interested in commencing discussions on a possible acquisition, but only if Atlas Energy was receptive to pursuing such discussions.

In late June 2010, Jefferies informed Atlas Energy management, including Edward Cohen, Chairman and Chief Executive Officer of Atlas Energy, Jonathan Cohen, Vice Chairman of Atlas Energy, Richard D. Weber,

President and Chief Operating Officer of Atlas Energy, and Daniel C. Herz, Senior Vice President of Corporate Development of Atlas Energy, that it had discussed with Chevron a possible Marcellus shale acquisition, including a possible acquisition of Atlas Energy, and inquired whether Atlas Energy would be interested if Chevron were to make an offer to acquire Atlas Energy. Atlas Energy management informed Jefferies that any such decision would be up to the Atlas Energy board of directors, but that Atlas Energy management would not support an acquisition of Atlas Energy unless the offer were at a significant premium to the then-current Atlas Energy stock price.

On July 6, 2010, Jefferies met with certain members of Chevron management to discuss its conversation with Atlas Energy management. During that discussion, Chevron management indicated that it believed it would be able to offer a premium that the Atlas Energy board of directors and management would find attractive.

On July 8, 2010, Jefferies met with members of Atlas Energy management, including Edward Cohen, Jonathan Cohen and Daniel Herz, to inform them of Chevron’s response, including that Chevron indicated that it was prepared, subject to the completion of additional due diligence and reaching an agreement on an appropriate transaction structure, to offer a significant premium that it believed the Atlas Energy board of directors and management would find attractive. Subject to the subsequent approval of the Atlas Energy board of directors, Atlas Energy retained Jefferies as financial advisor and Wachtell, Lipton, Rosen & Katz as outside legal advisor to advise and assist Atlas Energy in exploring and evaluating any potential transaction with Chevron, as well as any possible transactions related to the Chevron transaction.

Following the July 8, 2010 meeting, Chevron and Jefferies discussed a variety of issues relating to transaction structure. As part of those discussions, Chevron indicated that it would likely want to pursue a structure where Atlas Energy accomplished three other transactions, prior to Chevron’s acquisition of Atlas Energy: (1) Atlas Energy would acquire the 49% interest in Laurel Mountain indirectly held by APL; (2) Atlas Energy would divest its investment partnership business; and (3) Atlas Energy would divest its interests in AHD and AHD GP.

On July 27, 2010, at a regularly scheduled meeting of the Atlas Energy board of directors, members of Atlas Energy management informed the board of directors of the discussions between Jefferies and Chevron and the potential for future discussions between the parties on a potential acquisition of Atlas Energy. The Atlas Energy board authorized Atlas Energy management to continue such discussions.

On July 30, 2010, Atlas Energy and Chevron entered into a confidentiality agreement in connection with the possible transaction. The confidentiality agreement amended the existing confidentiality agreement between Atlas Energy and Chevron that had been executed in February 2010 in connection with Chevron’s consideration of a possible joint venture with Atlas Energy.

On August 5, 2010, members of Atlas Energy management, members of Chevron management and Jefferies met to discuss the potential merits of a transaction. On August 6, 2010, Atlas Energy, together with Jefferies and Wachtell Lipton, and Chevron, together with its legal advisor, Skadden, Arps, Slate, Meagher & Flom LLP, met at the offices of Wachtell Lipton to discuss and review Atlas Energy and its businesses, including the additional due diligence that Chevron would require to arrive at its ultimate valuation for the company. At the meeting, Chevron reiterated that it did not want to acquire Atlas Energy’s investment partnership business or its interests in AHD and AHD GP, and also stated that it did not want to acquire Atlas Energy’s interest in Lightfoot Capital Partners, LLC and certain related entities and other non-core assets as part of the acquisition. Chevron also reiterated that, as a condition to completion of its acquisition, it would want Atlas Energy to acquire the 49% interest in Laurel Mountain currently indirectly held by APL. Atlas Energy asked Chevron whether the acquisition of the Laurel Mountain interest could be negotiated with APL after Chevron’s acquisition of Atlas Energy. Chevron indicated that it would consider the issue and would return with a definitive answer, but that, as of that date, Atlas Energy should assume that Chevron would require, as a condition to completing the acquisition of Atlas Energy, that Atlas Energy acquire the 49% interest in Laurel Mountain from APL. No proposed price for the acquisition of Atlas Energy was discussed at the meeting.

Throughout August and September of 2010, Chevron continued its due diligence on Atlas Energy and, during this period, also engaged Goldman, Sachs & Co. as its financial advisor. During this period, Atlas Energy began to explore the sale of Atlas Energy’s investment partnership business and other non-core assets. Atlas Energy management considered multiple transaction structures for the sale, including a structure where Atlas Energy would sell these businesses and assets either to AHD or to a new entity to be formed by certain members of Atlas Energy management and other possible investors. After considering several possible structures, Atlas Energy management believed that AHD would find the acquisition of the investment partnership business and other assets to be an attractive opportunity and would be in a better position, relative to third parties, to appropriately value the assets and make an attractive and prompt offer to Atlas Energy. Such a structure would also allow the Atlas Energy stockholders to continue to benefit from these assets as part of AHD because, in order to satisfy Chevron’s condition that it not acquire Atlas Energy’s interests in AHD and AHD GP, it was contemplated that Atlas Energy would distribute to its stockholders all of the AHD common units held by Atlas Energy after the sale. Atlas Energy management therefore determined that, if Chevron were to present an attractive offer that the Atlas Energy board of directors agreed to pursue for Atlas Energy, Atlas Energy would initiate discussions with AHD with respect to an acquisition by AHD of the investment partnership businesses and other assets.

On September 13, 2010, Chevron submitted to Atlas Energy a non-binding written proposal to acquire all of the outstanding stock of Atlas Energy for an aggregate of $3.5 billion in cash, based on the following assumptions and conditions and with the following adjustments, among others:

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Atlas Energy would sell its investment partnership business, its interest in Lightfoot Capital and its interest in Indiana and Tennessee assets (and the after-tax net proceeds expected to be received from such sale would increase the aggregate cash consideration noted above);

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Atlas Energy would acquire from APL the 49% interest in Laurel Mountain (and any amount paid to acquire such interest would be deducted from the aggregate cash consideration noted above, and any debt incurred from the acquisition of Laurel Mountain would remain with Atlas Energy after Chevron’s acquisition of Atlas Energy);

•	Atlas Energy would contribute its interest in AHD GP to AHD;

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Atlas Energy would distribute all of its interest in AHD to the Atlas Energy stockholders in a taxable distribution (which, along with the contribution of AHD GP to AHD, would result in AHD ceasing to be controlled by Atlas Energy);

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AHD would repay to Atlas Energy all amounts outstanding under the promissory note, dated July 19, 2010, which note was payable on Atlas Energy’s demand and which had an outstanding balance of approximately $35.4 million at December 31, 2010 (which we refer to as the “AHD promissory note”);

•	Edward E. Cohen and Jonathan Z. Cohen would provide proxies to vote in favor of the merger and would agree to non-compete and non-solicitation covenants; and

•	Atlas Energy would take any necessary actions to ensure that no payments made in connection with the transaction would be subject to the “golden parachute” rules of the Internal Revenue Code.

In the proposal, Chevron indicated that the acquisition price for Atlas Energy in the definitive merger agreement would be a fixed dollar amount because it would want the transactions described above to be negotiated simultaneously with the negotiation of the merger agreement. Chevron also noted that its proposal was based on an understanding that the consolidated tax liability to Atlas Energy resulting from the transactions described above (including the taxable AHD distribution) would not exceed $100 million. Chevron required in its proposal that Atlas Energy enter into a 45-day exclusivity agreement, during which Chevron would complete its due diligence and negotiate definitive agreements.

Following receipt of the offer, Atlas Energy management presented Chevron’s proposal to the Atlas Energy board, and, on September 17, 2010, the Atlas Energy board of directors met to discuss the proposal and next steps. At the board meeting, Atlas Energy management updated the board on the discussions between the parties and management’s desire to seek an increase in the proposed price. The Atlas Energy board authorized management to continue discussions with Chevron on the proposal, and requested that a board meeting be held on September 24, 2010 to receive an update on the Chevron discussions and to conduct an in-depth discussion on the business and valuation of Atlas Energy.

From September 20, 2010 to September 23, 2010, Atlas Energy, Chevron and their respective management and advisors held a series of meetings at the offices of Wachtell Lipton to discuss Chevron’s offer and valuation. At the meetings, the parties discovered that they had a different understanding of the value of the $3.5 billion price. Chevron stated that the $3.5 billion price assumed that approximately $139 million additional cash would be paid into and retained by Atlas Energy as a result of the exercise of Atlas Energy options upon the merger, and that the shares underlying such options would be deemed outstanding for purposes of converting the $3.5 billion price to a per share consideration. Atlas Energy stated that it had assumed that the options would be cashed out at the difference between their strike price and the merger consideration and, as a result, only the net number of shares underlying options using the treasury method would be considered outstanding for purposes of converting the $3.5 billion price to a per share consideration. Chevron took the position that, using Atlas’ assumption, Chevron’s proposed cash purchase price would be approximately $3.36 billion. Without accepting Chevron’s position, Atlas Energy management negotiated with Chevron management to increase the offer price. As a result of these negotiations, Chevron revised its proposed cash price for the equity of Atlas Energy to $3.616 billion, with the assumption that the proceeds from the exercise of options would reduce Atlas Energy’s share count for purposes of calculating the per share cash merger consideration. Atlas Energy management also requested that the offer price be further increased to reflect the value of the APL common units and APL preferred equity held by Atlas Energy, which, together, had a value of approximately $28 million at that time, so that the total cash price would be approximately $3.642 billion. Chevron indicated that it would do so. Under the Chevron proposal, the cash price payable to Atlas Energy stockholders under the Chevron proposal would be reduced by the price paid by Atlas Energy to APL to acquire the 49% Laurel Mountain interest and would be increased by the cash proceeds received by Atlas Energy from AHD in the AHD sale, both of which transactions had not yet been negotiated. Furthermore, in addition to the cash payable to Atlas Energy stockholders under the Chevron proposal, Atlas Energy stockholders also would receive the AHD common units to be distributed by Atlas Energy to its stockholders immediately prior to the merger.

On September 24, 2010, the Atlas Energy board of directors held a meeting, at which Atlas Energy management provided the board with an update on their discussions with Chevron management, including the terms of Chevron’s written proposal and the discussions between the parties following submission of such proposal. Atlas Energy management explained that Chevron’s offer represented approximately $3.642 billion in cash, plus the distribution of AHD common units that Atlas Energy held. The cash amount would be reduced by the price that Atlas Energy would be required to pay to APL in order to obtain the 49% interest in Laurel Mountain, and would be increased by the amount of after-tax cash proceeds received by Atlas Energy in the sale of assets from Atlas Energy to AHD. Members of Atlas Energy management, including Edward Cohen, Jonathan Cohen and Daniel Herz, provided to the Atlas Energy board of directors an in-depth presentation on the business plan of the company and drivers of the valuation of the company, including natural gas prices, timing of well development, costs per well and well results. Members of Atlas Energy management presented forecasts of the results of operations of the company using different assumptions for each of these drivers. Richard Weber discussed the business and operations of the company, including the advantages of the company’s operations compared to others operating in the Marcellus shale area, future potential opportunities for the company and the various operational risks faced by the company. Jefferies then made a presentation to the Atlas Energy board of directors, outlining the status of the shale and natural gas industry, natural gas prices and some strategies of large companies interested in expanding their business in natural gas and the Marcellus shale in particular. Jefferies also presented how Atlas Energy common stock traded relative to the stock of its peer companies and explained that, in its view, at such time, Chevron was likely to be the company that would make the highest bid for Atlas Energy. Wachtell Lipton then reviewed the directors’ duties under Delaware law, including such duties in the context of a potential acquisition of the company. Following the presentations, the Atlas Energy board of directors met in executive session. At the conclusion of the executive session, the Atlas Energy board of directors informed Atlas Energy management that it authorized Atlas Energy management to continue discussions and negotiations with Chevron regarding a possible transaction, and it also authorized Atlas Energy to enter into the exclusivity agreement required by Chevron. The Atlas Energy board of directors also advised management that although the board was comfortable with Jefferies serving as the lead financial advisor for Atlas Energy on the transaction, the board desired that Atlas Energy retain an additional financial advisor — a financial advisor that had not performed significant services for Atlas Energy in the past and whose fees would not be contingent on the completion of the merger — to render an additional opinion as to the fairness of the transaction in the event that the board determined to pursue a transaction with Chevron. The Atlas Energy board of directors also authorized management to initiate discussions with the board of directors of AHD GP (which we refer to as the “AHD board of directors”) and the managing board of APL GP (which we refer to as the “APL managing board”), or the special committees formed by such boards, regarding the potential transactions with AHD and APL, respectively.

On September 28, 2010, Atlas Energy executed the exclusivity agreement required by Chevron, which agreement provided that, until 5:00 p.m., New York City time, on November 5, 2010, Chevron would have the exclusive right to negotiate with Atlas Energy regarding a possible acquisition of Atlas Energy, and that, during this period, Atlas Energy would not initiate, offer or solicit inquiries with respect to, or participate in discussions with any person relating to, alternative transaction proposals.

On October 1, 2010, Chevron, through its legal advisor Skadden Arps, delivered a draft merger agreement to Atlas Energy, through its legal advisor Wachtell Lipton. Also on October 1, 2010, the Atlas Energy board of directors held a meeting, at which Atlas Energy management provided the board with an update on their discussions with Chevron management.

On October 6, 2010, following the request of the Atlas Energy board of directors, Daniel Herz and two Atlas Energy directors, Mark C. Biderman and Donald W. Delson, met with Deutsche Bank Securities, Inc. to discuss whether Deutsche Bank would be available to assist Atlas Energy and its board to analyze the business and value of Atlas Energy and general market conditions.

On October 7, 2010, Atlas Energy presented a term sheet to the AHD board of directors contemplating the following transactions:

•	the sale of Atlas Energy’s investment partnership business and other assets to AHD;

•	the contribution of all of the equity interest in AHD GP held by Atlas Energy to AHD;

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the distribution of all AHD common units held by Atlas Energy (including any AHD common units that Atlas Energy would receive in the AHD sale) to the Atlas Energy stockholders immediately prior to the merger;

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the amendment of the AHD limited partnership agreement in connection with the AHD distribution to, among other things, (1) permit AHD common unitholders to elect the AHD board of directors, and (2) eliminate AHD GP’s right to acquire all of the AHD common units in AHD if less than 12.5% of the AHD common units are held by persons other than AHD GP and its affiliates; and

•	the adoption by AHD of a new long-term employee equity incentive plan.

The term sheet provided that, in consideration for the sale of assets to AHD, AHD would pay to Atlas Energy $250 million, consisting of $125 million in cash and $125 million in newly issued AHD common units. The term sheet also provided that, at the closing, AHD would repay to Atlas Energy all amounts outstanding under the AHD promissory note, and that AHD would obtain a commitment letter to provide debt financing for the payment of the cash consideration in the AHD sale and the repayment of the AHD promissory note concurrently with signing the definitive transaction agreement.

Because the term sheet contemplated transactions with Atlas Energy, on October 7, 2010, the AHD board of directors adopted resolutions establishing a special committee (which we refer to as the “AHD special committee”) comprised of William G. Karis (who would be chair of the committee and was previously the President and CEO of CONSOL Energy Inc.), Harvey G. Magarick, William R. Bagnell and Jeffrey C. Key, all of whom are independent directors of AHD GP, to consider the proposed transactions outlined in the term sheet. The AHD special committee also would serve as the conflicts committee under the AHD limited partnership agreement for purposes of evaluating the potential transaction with Atlas Energy. Thereafter, the AHD special committee retained Citigroup Global Markets Inc. (which we refer to as “Citi”) as its financial advisor and Covington & Burling LLP as its outside legal advisor to assist it in exploring and evaluating any potential transaction with Atlas Energy.

On October 7, 2010, Atlas Energy also presented a term sheet to the APL managing board contemplating the purchase by Atlas Energy of APL’s indirect 49% interest in Laurel Mountain for $325 million in cash. Because the term sheet contemplated a transaction with Atlas Energy, on October 7, 2010, the APL managing board adopted resolutions establishing a special committee (which we refer to as the “APL special committee”) comprised of Tony C. Banks (who would be chair of the committee and is Vice President, Product & Market Development at FirstEnergy Solutions Corp.), Curtis D. Clifford and Martin Rudolph, all of whom are independent directors of APL GP, to consider the proposed transaction outlined in the term sheet. The APL special committee also would serve as the conflicts committee under the APL limited partnership agreement for purposes of evaluating the potential transaction with Atlas Energy. Thereafter, the APL special committee retained Stifel, Nicolaus & Company as its financial advisor and Friedman, Kaplan, Seiler & Adelman LLP as its outside legal advisor to assist it in exploring and evaluating any potential transaction with Atlas Energy.

On October 8, 2010, Chevron, through its outside legal advisor Skadden Arps, delivered to Atlas Energy, through its legal advisor Wachtell Lipton, a draft voting agreement to be executed by Edward Cohen, Jonathan Cohen and various entities related to them, which would require that each of them vote their shares of Atlas Energy common stock in favor of the merger and against alternative transactions.

Between October 8, 2010 and November 3, 2010, Atlas Energy, Chevron and their respective advisors continued to negotiate the terms of the merger agreement, including the conditions to closing, the scope of the representations and warranties and covenants and the non-solicitation and termination provisions set forth in the merger agreement. During this period, Wachtell Lipton and Skadden Arps exchanged drafts of the merger agreement reflecting the negotiations regarding the open issues.

On October 12, 2010, the Atlas Energy board of directors held a meeting, at which Atlas Energy management provided the board with an update on their discussions with Chevron management, the AHD special committee and the APL special committee. The Atlas Energy board of directors also authorized Atlas Energy to engage Deutsche Bank to serve as an additional financial advisor to Atlas Energy and its board of directors in connection with the potential transaction with Chevron.

On October 16, 2010, Chevron delivered to Atlas Energy, Edward Cohen and Jonathan Cohen a draft of a non-competition and non-solicitation agreement to be executed by Edward Cohen and Jonathan Cohen in connection with the transaction.

On October 17, 2010, members of Atlas Energy management met with Deutsche Bank to apprise them of the potential Chevron transaction and to request that the scope of their work be expanded to assist Atlas Energy and its board of directors in evaluating the transaction and to provide an opinion as to the fairness of the transaction.

On October 18, 2010, Atlas Energy, through its outside legal advisor Wachtell Lipton, delivered a draft of the AHD transaction agreement to the AHD special committee, through its outside legal advisor Covington. Between October 18, 2010 and November 4, 2010, Atlas Energy, the AHD special committee and their respective advisors continued to negotiate the terms of the AHD transaction agreement, including the purchase price for the AHD sale, the percentage of the purchase price that would be paid in cash versus AHD common units, the conditions to closing and the scope of the representations and warranties and covenants. During this period, in response to Atlas Energy’s proposal of a $250 million purchase price for the AHD sale, the AHD special committee proposed to Atlas Energy management on October 22, 2010 a purchase price of $190 million. In response to this proposal, on October 25, 2010, Atlas Energy management proposed a purchase price of $235 million. The AHD special committee responded with a purchase price of $205 million on November 3, 2010. During the course of the negotiations on the AHD transaction agreement, Atlas Energy management and the AHD special committee discussed the possibility of expanding the scope of the assets acquired in the AHD sale to include Atlas Energy’s oil and gas interests in Ohio and New York. Atlas Energy management also discussed this issue with Chevron management, but no resolution was reached on this issue during this period. Wachtell Lipton and Covington exchanged drafts of the AHD transaction agreement reflecting the negotiations regarding the open issues.

On October 21, 2010, Atlas Energy, through its outside legal advisor Wachtell Lipton, delivered a draft of the Laurel Mountain purchase agreement to the APL special committee, through its outside legal advisor Friedman Kaplan. Between October 21, 2010 and November 3, 2010, Atlas Energy, the APL special committee and their respective advisors continued to negotiate the terms of the Laurel Mountain purchase agreement, including the purchase price for the Laurel Mountain acquisition, whether the purchase price would be increased for APL’s capital contributions to Laurel Mountain after the date of the agreement and prior to closing, the conditions to closing and the scope of the representations and warranties and covenants. During this period, in response to Atlas Energy’s proposal of a $325 million purchase price for the Laurel Mountain acquisition, the APL special committee proposed to Atlas Energy management on October 27, 2010 a purchase price of $425 million. In response to this proposal, on November 3, 2010, Atlas Energy management proposed a purchase price of $375 million. Wachtell Lipton and Friedman Kaplan exchanged drafts of the Laurel Mountain purchase agreement reflecting the negotiations regarding the open issues.

On October 22, 2010, October 25, 2010 and November 3, 2010, the Atlas Energy board of directors held meetings and received updates from Atlas Energy management regarding the status and progress of negotiations with Chevron, the AHD special committee and the APL special committee.

Between November 4 and November 8, 2010, members of Atlas Energy management and members of Chevron management had a series of negotiations and discussions regarding the open issues in the merger agreement. Atlas Energy and Chevron also continued their discussion regarding the possibility of expanding the scope of the assets sold by Atlas Energy to AHD to include Atlas Energy’s directly held oil and gas interests in Ohio and New York. Chevron management had indicated that, if Atlas Energy sold all of its directly held oil and gas interests in Ohio and New York to AHD, then Chevron would reduce its proposed aggregate price for Atlas Energy in the merger by $140 million, but if Atlas Energy retained the deep interests in Ohio and New York and sold only the oil and gas production and shallow interests in those states to AHD, then Chevron would reduce its proposed price by $70 million. In response, Atlas Energy management proposed that, if Atlas Energy sold only the oil and gas production and shallow interests in Ohio and New York to AHD and certain other assets also remained with Atlas Energy rather than being sold to AHD, the purchase price paid by Chevron to the Atlas Energy stockholders should only be reduced by $30 million, instead of $70 million. Chevron and Atlas Energy management agreed to proceed on this basis, subject to the agreement by the AHD special committee that it would increase the purchase price in the AHD sale by $30 million as a result of the inclusion of these assets. The $30 million of increased purchase price in the AHD sale would be in the form of cash. Atlas Energy and Chevron also had a series of negotiations regarding the size of the termination fee and ultimately agreed to proceed on the basis of a $97 million termination fee. Wachtell Lipton and Skadden Arps revised and exchanged drafts of the merger agreement reflecting the negotiations regarding the open issues.

On November 4, 2010, the AHD special committee, through its outside legal advisor Covington, delivered a revised draft of the AHD transaction agreement to Atlas Energy, through its outside legal advisor Wachtell Lipton. Between November 6 and November 8, 2010, members of Atlas Energy management, including Jonathan Cohen, and members of the AHD special committee, including William Karis, had a series of negotiations and discussions regarding the open issues in the AHD transaction agreement, including the price to be paid by AHD in the AHD sale and the mix of consideration between cash and AHD common units. As part of these discussions, Atlas Energy management and members of the AHD special committee ultimately agreed to proceed on the basis of a purchase price of $220 million, excluding any amounts to be paid in respect of the assets in New York and Ohio, which were still under discussion between Atlas Energy and Chevron. Once Atlas Energy and Chevron agreed that the purchase price paid by Chevron to the Atlas Energy stockholders would be reduced by $30 million if the oil and gas production and shallow interests in New York and Ohio were sold by Atlas Energy to AHD, Atlas Energy management proposed to the AHD special committee that such oil and gas production and shallow interests be included as part of the AHD sale and that the purchase price be increased to $250 million as a result. Certain members of the AHD special committee agreed to submit a transaction to the full AHD special committee on the basis of a $250 million purchase price, consisting of approximately 23.4 million newly issued AHD common units (which had a value of $220 million based on the volume-weighted average price of AHD common units for the 10 trading-day period ending on November 8, 2010) and $30 million in cash. Wachtell Lipton and Covington revised and exchanged drafts of the AHD transaction agreement reflecting the negotiations regarding the open issues.

On November 5, 2010, the APL special committee, through its outside legal advisor Friedman Kaplan, delivered to Atlas Energy, through its outside legal advisor Wachtell Lipton, a revised draft of the Laurel Mountain purchase agreement. The APL special committee also proposed to Atlas Energy management a purchase price of $415 million for the Laurel Mountain acquisition. Between November 6 and November 8, 2010, members of Atlas Energy management, including Jonathan Cohen, and members of the APL special committee, including Tony Banks, had a series of negotiations and discussions regarding the open issues in the Laurel Mountain purchase agreement, including the price to be paid by Atlas Energy to APL. As part of these discussions, Atlas Energy management communicated to the APL special committee several revised proposals with respect to the purchase price, including a purchase price of $390 million, $395 million, $400 million and $402 million. On November 8, 2010, members of Atlas Energy management and members of the APL special committee ultimately agreed to submit to the Atlas Energy board of directors and the entire APL special committee, respectively, a transaction with a purchase price of $403 million. Wachtell Lipton and Friedman Kaplan revised and exchanged drafts of the Laurel Mountain purchase agreement reflecting the negotiations regarding the open issues.

On November 7, 2010, the Atlas Energy board of directors met. During this meeting, Edward Cohen, the chairman of the board, explained that the terms of the proposed transactions with Chevron remained under active negotiation, and that, in particular, the price terms of the transaction were subject to change. Jefferies and Deutsche Bank each made presentations concerning the merger and associated transactions (including the AHD distribution) and the consideration to be received by the Atlas Energy stockholders. Wachtell Lipton reviewed the terms of the proposed merger agreement, the AHD transaction agreement and the Laurel Mountain purchase agreement, noting that a few items remained subject to negotiation between the parties.

On November 8, 2010, Atlas Energy and Chevron discussed their respective calculations of the per-share cash consideration, taking into account Chevron’s $3.642 billion cash proposal; the addition of Atlas Energy’s oil and gas production and shallow interests in Ohio and New York in the assets to be sold to AHD; the agreed purchase price for the Laurel Mountain acquisition; the amount and form of the agreed consideration for the AHD sale; and the expected tax impact to Atlas Energy of distributing to its stockholders the AHD common units that it acquired in the AHD sale. Atlas Energy management informed Chevron management that it had calculated the per-share cash merger consideration to be $39.25. Chevron management responded that it had calculated the per share consideration to be $37.14. Chevron management stated that its per-share cash calculation also took into account new information that it received regarding the size of various tax liabilities of Atlas Energy. Following additional negotiations, Atlas Energy and Chevron agreed to a per-share cash merger consideration of $38.25. This cash merger consideration would be in addition to the AHD common units that would be distributed to the Atlas Energy stockholders immediately prior to the merger.

On November 8, 2010, the APL special committee met to consider whether to approve the Laurel Mountain purchase agreement. At the meeting, Friedman Kaplan described the terms of the Laurel Mountain purchase agreement and the resolution of a number of items in the Laurel Mountain purchase agreement. Stifel also reviewed with the APL special committee the financial terms of the Laurel Mountain acquisition and delivered to the APL special committee an opinion, dated November 8, 2010, as to the fairness, from a financial point of view and as of that date, to APL of the aggregate consideration to be received by APL (through APL Sub) in connection with the Laurel Mountain acquisition, which opinion was based upon and subject to the qualifications and limitations set forth in such opinion. The APL special committee thereafter determined, by unanimous vote of all of its members, that the Laurel Mountain purchase agreement and the transactions contemplated thereby are fair and reasonable to APL, and recommended that the full APL managing board approve APL’s execution and delivery of the Laurel Mountain purchase agreement and the consummation of the transactions contemplated thereby. Also that same day, the full APL managing board, by unanimous vote of all of its members (other than Edward Cohen, Jonathan Cohen and Eugene Dubay, who recused themselves), after considering, among other factors, the recommendation of the APL special committee, (1) determined that the Laurel Mountain purchase agreement and the transactions contemplated thereby are fair and reasonable to APL and (2) approved APL’s execution and delivery of the Laurel Mountain purchase agreement and the consummation of the transactions contemplated thereby.

Later that day on November 8, 2010, the AHD special committee met to determine whether to approve the AHD transaction agreement. At the meeting, Covington described the terms of the AHD transaction agreement and resolution of a number of items in the AHD transaction agreement. Citi also reviewed with the AHD special committee the financial terms of the AHD sale and delivered to the AHD special committee an opinion, dated November 8, 2010, as to the fairness, from a financial point of view and as of that date, to AHD of the aggregate consideration to be paid by AHD in the AHD sale, which opinion was based upon and subject to the qualifications and limitations set forth in such opinion. The AHD special committee thereafter determined, by unanimous vote of all of its members, that the AHD transaction agreement and the transactions contemplated thereby are fair and reasonable to AHD and in the best interests of AHD and its unitholders (other than AHD GP and its affiliates), and recommended that the full AHD board of directors approve AHD’s execution and delivery of the AHD transaction agreement and the consummation of the transactions contemplated thereby. Also that same day, the full AHD board of directors, by unanimous vote of all of its members (other than Edward Cohen, Jonathan Cohen and Eugene Dubay, who recused themselves, and Matthew Jones, who was not present), after considering, among other factors, the recommendation of the AHD special committee, (1) determined that the AHD transaction agreement and the transactions contemplated thereby are fair and reasonable to AHD and in the best interests of AHD and its unitholders (other than AHD GP and its affiliates), and (2) approved AHD’s execution and delivery of the AHD transaction agreement and the consummation of the transactions contemplated thereby.

Later that day on November 8, 2010, following the final price discussions between Atlas Energy management and Chevron management, the Atlas Energy board of directors and its outside legal advisor and financial advisors met to consider the terms of the merger agreement, the AHD transaction agreement and the Laurel Mountain purchase agreement that had been negotiated among the parties. Atlas Energy management stated that the final cash merger consideration per share agreed to by Chevron after negotiations was $38.25 per share. A representative from Jefferies presented the key financial terms of the merger and discussed the proposed cash merger consideration. A representative from Jefferies delivered to the Atlas Energy board of directors its oral opinion, subsequently confirmed in writing, that based upon and subject to the assumptions made, matters considered and limitations, qualifications and conditions set forth in that opinion, as of November 8, 2010, the total per share consideration was fair, from a financial point of view, to the holders of outstanding shares of Atlas Energy common stock (other than Chevron, Merger Sub or any other direct or indirect wholly owned subsidiary of Chevron), as described under “Proposal 1: The Merger — Opinion of Jefferies.” A representative from Jefferies also presented the key financial terms of the AHD transaction and the Laurel Mountain acquisition and delivered to the Atlas Energy board of directors its oral opinions, subsequently confirmed in writing, that based upon and subject to the assumptions made, matters considered and limitations, qualifications and conditions set forth in those opinions, as of November 8, 2010, the consideration to be received by ATN, a wholly owned subsidiary of Atlas Energy, in the AHD sale was fair, from a financial point of view, to ATN, and the purchase price to be paid by ATN, or, if Atlas Energy is the purchaser, Atlas Energy, pursuant to the Laurel Mountain purchase agreement was fair, from a financial point of view, to ATN, or if Atlas Energy is the purchaser, Atlas Energy. Following the presentation from Jefferies, a representative from Deutsche Bank presented the key financial terms of the merger and discussed the proposed cash merger consideration. The representative from Deutsche Bank delivered to the Atlas Energy board of directors its oral opinion, subsequently confirmed in writing, that based upon and subject to the assumptions made, matters considered and limitations, qualifications and conditions set forth in that opinion, as of November 8, 2010, the total per share consideration was fair, from a financial point of view, to the holders of the outstanding shares of Atlas Energy common stock (other than Chevron, Merger Sub or any other direct or indirect wholly owned subsidiary of Chevron), as described under “Proposal 1: The Merger — Opinion of Deutsche Bank.” Wachtell Lipton described the resolution of a number of items in the merger agreement, the AHD transaction agreement and the Laurel Mountain purchase agreement. After considering the terms of the merger agreement, the AHD transaction agreement and the Laurel Mountain purchase agreement, the opinions of Jefferies and the opinion of Deutsche Bank and the other factors described under “Proposal 1: The Merger — Reasons for the Merger; Recommendation of the Merger by the Atlas Energy Board of Directors,” the Atlas Energy board of directors, subject to satisfactory resolution of the small number of open issues, (1) determined that the merger agreement and the transactions contemplated thereby, including the merger and the related transactions with AHD and APL, are advisable, fair to and in the best interests of Atlas Energy and its stockholders, (2) approved the merger agreement and the transactions contemplated thereby, including the merger, (3) resolved to recommend that the Atlas Energy stockholders adopt the merger agreement and approve the merger and (4) approved each of the AHD transaction agreement and the Laurel Mountain purchase agreement and the transactions contemplated by such agreements.

Following the meetings of the APL special committee, the APL managing board, the AHD special committee, the AHD board of directors and the Atlas Energy board of directors: (1) Atlas Energy, Chevron and Merger Sub executed the merger agreement; (2) Atlas Energy, ATN, AHD and AHD GP executed the AHD transaction agreement; and (3) Atlas Energy, ATN, APL and APL Sub executed the Laurel Mountain purchase agreement. In addition, as required by Chevron, Edward Cohen and Jonathan Cohen executed the voting agreement and the non-compete agreements with Chevron, each of which were dated as of November 8, 2010. Following the execution of these agreements, each of Chevron, Atlas Energy, AHD and APL issued a separate press release prior to the opening of trading on the New York Stock Exchange on the morning of November 9, 2010 announcing the execution of the merger agreement, the AHD transaction agreement and the Laurel Mountain purchase agreement.

Atlas Energy’s Reasons for the Merger; Recommendation of the Atlas Energy Board of Directors

After careful consideration, the Atlas Energy board of directors, by a unanimous vote of all directors, at a meeting held on November 8, 2010, determined that the merger agreement and the transactions contemplated thereby, including the merger and the related transactions with AHD and APL, are advisable, fair to and in the best interests of Atlas Energy’s stockholders, and approved the merger agreement and the transactions contemplated thereby. In reaching its decision, the Atlas Energy board of directors consulted with Atlas Energy’s senior management and its financial advisors and outside legal counsel and considered a number of factors that the board of directors believed supported its decision, including the following material factors:

•	Value of the Consideration; Historical Market Prices. The Atlas Energy board of directors considered the value of the consideration to be received by Atlas Energy stockholders, including:

•

that the value of the consideration to be received by Atlas Energy stockholders in the merger and the AHD distribution (consisting of $38.25 in cash and approximately 0.523 of an AHD common unit) was $43.34 per share based on the closing price of AHD common units on the New York Stock Exchange on November 8, 2010, the last trading day before the merger was publicly announced, and this value represented a significant premium over the market prices at which Atlas Energy common stock previously traded, including:

•	a premium of approximately 37% over the closing price of Atlas Energy shares on the Nasdaq on November 8, 2010, the last trading day before the merger was publicly announced; and

•	a premium of approximately 50% over the closing price of Atlas Energy shares on the Nasdaq on September 13, 2010, the date on which Chevron submitted its initial merger offer to Atlas Energy; and

•

the fact that these premiums were especially attractive because, as of November 8, 2010, Atlas Energy common stock traded at a premium relative to the trading price of the common stock of many of Atlas Energy’s peer companies, in terms of trading price as a multiple of historical and projected earnings and of average daily production.

•

Financial Advisors’ Opinions. The Atlas Energy board of directors considered the financial analyses presented to the Atlas Energy board of directors by Jefferies and Deutsche Bank and the opinions of Jefferies and Deutsche Bank that, as of November 8, 2010 and based upon and subject to the assumptions made, matters considered and limitations, qualifications and conditions set forth in their opinions, the total per share consideration was fair, from a financial point of view, to the holders of outstanding shares of Atlas Energy common stock (other than Chevron, Merger Sub or any other direct or indirect wholly owned subsidiary of Chevron).

•

Operational Risks; Uncertainty of Atlas Energy Stock Price in the Future. The Atlas Energy board of directors considered its understanding of Atlas Energy’s business, operations, financial condition, earnings and prospects, as well as the risks in achieving those prospects, including in particular the execution risks relating to the continued development of the Marcellus shale, such as the substantial additional long-term funding and labor that would be required to ramp-up operations in the Marcellus shale as contemplated by Atlas Energy’s business plan, the possibility that actual production might not meet current expectations, legislative and regulatory uncertainty relating to drilling for natural gas, limitations on the supply of oil field services and equipment and interstate pipeline capacity, volatility of natural gas prices and increasing competition and technological developments in the U.S. natural gas industry. In connection with these considerations, the Atlas Energy board of directors considered the attendant risk that, if Atlas Energy did not enter into the merger agreement with Chevron, the price that might be received by Atlas Energy stockholders selling shares of Atlas Energy common stock in the open market could be less for a considerable period than the consideration to be received in the merger and the AHD distribution.

•

Composition of the Consideration. The Atlas Energy board of directors considered the fact that the cash merger consideration consists of cash, which provides the Atlas Energy stockholders with certainty of value for most of the consideration, and the fact that Atlas Energy stockholders would also receive AHD common units in the AHD distribution, which would enable the Atlas Energy stockholders to continue to participate in any future earnings or growth of AHD, including growth from the assets and businesses to be transferred from Atlas Energy to AHD under the AHD transaction agreement.

•	Likelihood of Completion of the Transactions. The Atlas Energy board of directors considered the likelihood that the merger and the related transactions with AHD and APL would be completed, including:

•	the fact that the merger agreement, the AHD transaction agreement and the Laurel Mountain purchase agreement are not subject to any financing conditions;

•	its knowledge of Chevron’s financial condition and ability to fund the cash merger consideration; and

•

its expectation that regulatory approvals and clearances required in connection with the merger and the related transactions with AHD and APL would likely be received without material cost or unacceptable conditions.

•

Experience with the Previous Joint Venture Process. The Atlas Energy board of directors considered the fact that from January 2010 to early April 2010, Atlas Energy contacted and provided diligence materials to 18 of the world’s largest energy companies about a possible joint venture transaction involving Atlas Energy’s oil and gas interests in the Marcellus shale area, which are the core assets of Atlas Energy, and that Reliance Industries Limited and Chevron had presented the two best proposals in the view of Atlas Energy management and the Atlas Energy board of directors.

•

Ability to Consider Unsolicited Alternative Transactions. The Atlas Energy board of directors considered the fact that the merger agreement permits Atlas Energy to engage in negotiations with, and provide information to, a third party that makes an unsolicited written acquisition proposal, if the Atlas Energy board of directors determines in good faith, after consultation with its financial advisor and outside legal counsel, that such proposal would reasonably be expected to lead to a transaction that is more favorable to the Atlas Energy stockholders than the merger, and the fact that the merger agreement permits the Atlas Energy board of directors to terminate the merger agreement to enter into such a transaction after paying a $97 million termination fee.

•

Appraisal Rights. The Atlas Energy board of directors considered the fact that stockholders who do not vote in favor of the merger will have the right to dissent from the merger and to demand payment of the fair value of their shares under Delaware law.

The Atlas Energy board of directors also considered, and balanced against the potential benefits, a variety of risks and other potentially negative factors concerning the merger agreement and the merger, including the following:

•

Inability to Participate in Further Appreciation of Atlas Energy. The Atlas Energy board of directors considered the fact that the cash merger consideration, while providing relative certainty of value, would not allow Atlas Energy’s stockholders to participate in potential further appreciation of the surviving corporation after the merger (although Atlas Energy stockholders would receive AHD common units in the AHD distribution, and AHD would receive some businesses and assets of Atlas Energy in the AHD sale).

•	Consideration is Taxable. The Atlas Energy board of directors considered the fact that the cash merger consideration and the AHD distribution would be taxable to Atlas Energy stockholders.

•

Possible Change in Composition of Consideration. The Atlas Energy board of directors considered the fact that, if additional AHD common units are substituted for the cash portion of the consideration payable to Atlas Energy in the AHD sale, the number of AHD common units distributed in the AHD distribution would increase but the cash merger consideration would decrease, and that the value of the additional AHD common units to be received in respect of each share of Atlas Energy common stock might not be equal to the decrease in the cash merger consideration.

•

Possible Deterrence of Competing Offers. The Atlas Energy board of directors considered the terms of the merger agreement, including the non-solicitation and stockholder approval covenants and provision for the payment of a termination fee of $97 million upon certain events, which the Atlas Energy board of directors understood, while potentially having the effect of discouraging third parties from proposing a competing business transaction after the merger agreement was signed, were conditions to Chevron’s willingness to enter into the merger agreement.

•

Cross-Conditionality. The Atlas Energy board of directors considered the fact that each of Chevron’s and Atlas Energy’s obligations to consummate the merger are subject to the consummation of the related transactions with AHD and APL, and that the obligations of the parties to the AHD transaction agreement and the Laurel Mountain purchase agreement are subject to certain conditions, including, in the case of the Laurel Mountain purchase agreement, the receipt of approval of the required lenders under APL’s credit agreement.

•

Risk of Delay or Non-Completion. The Atlas Energy board of directors considered the possibility that the merger might not be consummated despite the parties’ efforts or that the closing of the merger may be unduly delayed, and that the announcement of the transaction, coupled with any failure to consummate the transaction, could have a negative effect on Atlas Energy’s relationships with employees and third parties, as well as a negative effect on the trading price of Atlas Energy’s common stock and operating results.

•

Possible Disruption of Business. The Atlas Energy board of directors considered the potential risk of diverting management focus and resources from other strategic opportunities and from operational matters while working to complete the merger and the related transactions with AHD and APL.

•

Other Risks. The Atlas Energy board of directors considered the risks associated with an investment in AHD common units, including those factors described in periodic reports previously filed with the SEC by AHD and those factors discussed in this document under “Information About AHD — Risk Factors.”

In addition to considering the factors described above, the Atlas Energy board of directors also considered the following factors:

•

The Atlas Energy board of directors considered the fact that Chevron required Edward Cohen and Jonathan Cohen and certain entities related to them to execute a voting agreement, in which they agreed to vote all of their shares of Atlas Energy common stock in favor of the merger, regardless of whether the Atlas Energy board of directors changes its recommendation for the merger.

•

The Atlas Energy board of directors considered the fact that Chevron required Edward Cohen and Jonathan Cohen, for no additional consideration to be provided to Edward Cohen or Jonathan Cohen, to execute non-competition and non-solicitation agreements, in which they agreed to refrain, for three years after the effective date of the merger, from engaging (including as a director or officer or stockholder) in certain businesses in certain areas or interfering in certain relationships, subject to certain limited exceptions (including exceptions permitting them in certain circumstances to engage in the businesses that AHD will acquire from Atlas Energy and in the businesses conducted by AHD and APL), and to refrain, for two years after the merger, from soliciting for employment, or hiring, any person who was employed by Atlas Energy or a subsidiary before the merger and became an employee of Atlas Energy or Chevron after the merger, subject to certain limited exceptions.

•

The Atlas Energy board of directors considered the fact that some of Atlas Energy’s directors and executive officers have other interests in the merger and related transactions that are in addition to their interests as Atlas Energy stockholders, including as a result of existing employment and compensation arrangements with Atlas Energy, AHD or APL (see “Interests of Certain Persons in the Merger”), and that there would be other costs associated with the transaction, including expenses of advisors.

The Atlas Energy board of directors concluded that the potentially negative factors associated with the proposed merger were outweighed by the potential benefits that it expected the Atlas Energy stockholders would achieve as a result of the merger, including the belief of the Atlas Energy board of directors that the proposed merger would maximize the value of the Atlas Energy common stock while mitigating the risks and uncertainty affecting the future prospects of Atlas Energy. Accordingly, the Atlas Energy board of directors determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable, fair to, and in the best interests of, Atlas Energy and its stockholders.

The foregoing discussion of the information and factors considered by the Atlas Energy board of directors includes all of the material factors considered by the Atlas Energy board of directors, but it is not intended to be exhaustive and may not include all of the factors considered by the Atlas Energy board of directors. In view of the wide variety of factors considered in connection with its evaluation of the merger and the complexity of these matters, the Atlas Energy board of directors did not find it useful and did not attempt to quantify or assign any relative or specific weights to the various factors that it considered in reaching its determination to approve the merger agreement and the transactions contemplated thereby, including the merger, and to make its recommendations to Atlas Energy stockholders. In addition, individual members of the Atlas Energy board of directors may have given differing weights to different factors. The Atlas Energy board of directors conducted an overall review of the factors described above, including thorough discussions with Atlas Energy’s management and outside legal and financial advisors.

After considering this information, the Atlas Energy board of directors unanimously determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable, fair to and in the best interests of Atlas Energy’s stockholders, and approved the merger agreement and the transactions contemplated thereby. The Atlas Energy board of directors unanimously recommends that Atlas Energy stockholders vote “FOR” the proposal to adopt the merger agreement and approve the merger.

This explanation of Atlas Energy’s reasons for the merger and other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors described under “Cautionary Statement Regarding Forward-Looking Statements.”

Opinion of Jefferies

Atlas Energy engaged Jefferies to act as financial advisor with respect to the proposed merger. On November 8, 2010, Jefferies rendered to the Atlas Energy board of directors its oral opinion, subsequently confirmed in writing, that, as of such date and based upon and subject to the qualifications, limitations and assumptions stated in its opinion, from a financial point of view, the total per share consideration, was fair to the Atlas Energy stockholders. For purposes of its opinion, Jefferies considered the total per share consideration to consist of (1) the cash merger consideration (which is $38.25 in cash per share, unless a unit substitution occurs, in which case the cash merger consideration is $37.94 in cash per share, as described under “The Merger Agreement — Provisions in the Merger Agreement Regarding the Related Transactions with AHD and APL”) and (2) a pro-rata share of the AHD common units distributed in the AHD distribution.

The full text of Jefferies’ opinion, dated as of November 8, 2010, is attached as Annex B to this proxy statement. Holders of Atlas Energy common stock are encouraged to read Jefferies’ opinion for a discussion of the procedures followed, factors considered, assumptions made and qualifications and limitations of the review undertaken by Jefferies in connection with its opinion. The following is a summary of Jefferies’ opinion and the methodology that Jefferies used to render its opinion. This summary is qualified in its entirety by reference to the full text of the opinion.

Jefferies’ opinion, the issuance of which was approved by Jefferies’ fairness opinion committee, is for the use and benefit of the Atlas Energy board of directors. The opinion does not address the relative merits of the transactions contemplated by the merger agreement as compared to any alternative transaction or opportunity that might be available to Atlas Energy, nor does it address the underlying business decision by Atlas Energy to engage in the merger or to comply with the terms of the merger agreement or the documents referred to therein. The opinion addresses only the fairness, from a financial point of view, of the total per share consideration to Atlas Energy stockholders and does not constitute a recommendation to any Atlas Energy stockholder as to how such stockholder should vote with respect to the proposed merger or any other matter. In addition, Jefferies was not asked to address, and the opinion does not address, the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of Atlas Energy, other than the holders of shares of Atlas Energy common stock. Jefferies expresses no opinion as to the price at which shares of Atlas Energy common stock will trade at any time. Furthermore, Jefferies does not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation, if any, payable to or to be received by any of Atlas Energy’s officers, directors or employees, or any class of such persons, in connection with the merger relative to the total per share consideration to be received by holders of shares of Atlas Energy common stock.

In arriving at its opinion, Jefferies, among other things:

•	reviewed (1) a draft dated November 8, 2010 of the merger agreement, (2) a draft dated October 22, 2010 of the voting agreement and (3) a draft dated November 7, 2010 of the AHD transaction agreement;

•	reviewed certain publicly available financial and other information about Atlas Energy and AHD;

•

reviewed certain information furnished to it by Atlas Energy management and AHD management, including financial forecasts and analyses, relating to the business, operations and prospects of Atlas Energy and AHD;

•	held discussions with members of the senior managements of Atlas Energy and AHD concerning the matters described in the preceding two bullet points above;

•

reviewed the share or unit (as applicable) trading price history and valuation multiples for the Atlas Energy common stock and the AHD common units and compared them with those of certain publicly traded companies that Jefferies deemed relevant;

•	compared the proposed financial terms of the merger with the financial terms of certain other transactions that Jefferies deemed relevant;

•	considered the potential pro forma impact of the related transactions with AHD and APL; and

•	conducted such other financial studies, analyses and investigations as Jefferies deemed appropriate.

In Jefferies’ review and analysis and in rendering the opinion, Jefferies assumed and relied upon, but did not assume any responsibility to independently investigate or verify, the accuracy and completeness of all financial and other information that was supplied or otherwise made available by Atlas Energy and AHD or that was publicly available to Jefferies (including, without limitation, the information described above), or that was otherwise reviewed by Jefferies. Jefferies relied on assurances of the management of Atlas Energy and AHD that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. Included in the financial information provided to Jefferies were certain financial forecasts, which are disclosed in “Proposal 1: The Merger — Atlas Energy Unaudited Prospective Financial Information.” In Jefferies’ review, Jefferies did not obtain any independent evaluation or appraisal of any of the assets or liabilities of, nor did Jefferies conduct a physical inspection of any of the properties or facilities of, Atlas Energy or AHD, nor has Jefferies been furnished with any such evaluations or appraisals of such physical inspections, nor does Jefferies assume any responsibility to obtain any such evaluations or appraisals.

With respect to the financial forecasts provided to and examined by Jefferies, Jefferies notes that projecting future results of any company is inherently subject to uncertainty. Atlas Energy and AHD informed Jefferies, however, and Jefferies assumed, that such financial forecasts were reasonably prepared on bases reflecting the best then-available estimates and good faith judgments of the management of Atlas Energy and AHD as to the future financial performance of Atlas Energy and AHD. Jefferies expresses no opinion as to any such financial forecasts or the assumptions on which they were made.

Jefferies’ opinion was based on economic, monetary, regulatory, market and other conditions existing at the time of and that could be evaluated as of the date of its opinion. Jefferies has no undertaking or obligation to advise any person of any change in any fact or matter affecting its opinion of which Jefferies may have become aware after the date of its opinion.

Jefferies made no independent investigation of any legal or accounting matters affecting Atlas Energy or AHD, and Jefferies assumed the correctness in all respects material to its analysis of all legal and accounting advice given to Atlas Energy and its board of directors, including, without limitation, advice as to the legal, accounting and tax consequences of the terms of, and transactions contemplated by, the merger agreement or the AHD transaction agreement to Atlas Energy and the holders of Atlas Energy common stock. In addition, in preparing its opinion, Jefferies did not take into account any tax consequences of the transactions to any holder of Atlas Energy common stock. Jefferies assumed that the final form of the merger agreement, the voting agreement and the AHD transaction agreement would be substantially similar to the drafts, dated November 8, 2010, October 22, 2010 and November 7, 2010, respectively, reviewed by Jefferies, that the transactions contemplated by those agreements will be consummated substantially in accordance with their terms and that the related transactions with AHD and APL will be consummated prior to closing of the merger. Jefferies also assumed that, in the course of obtaining the necessary regulatory or third-party approvals, consents and releases for the consummation of the merger, no delay, limitation, restriction or condition would be imposed that would have an adverse effect on Atlas Energy, Chevron or the contemplated benefits of the merger in any way meaningful to Jefferies’ analysis.

The following is a brief summary of the analyses performed by Jefferies in connection with its opinion. This summary is not intended to be an exhaustive description of the analyses performed by Jefferies but includes all material factors considered by Jefferies in rendering its opinion. Jefferies drew no specific conclusions from any individual analysis, but factored its observations from all of these analyses into its qualitative assessment of the total per share consideration. Each analysis performed by Jefferies is a common methodology utilized in determining valuations. Although other valuation techniques may exist, Jefferies believes that the analyses described below, when taken as a whole, provided the most appropriate analyses for Jefferies to arrive at its opinion.

Jefferies’ Financial Analysis

Summary of Analyses. Jefferies’ approach to valuing Atlas Energy used several customary methodologies, including:

•	comparative public companies analysis;

•	comparative transactions analysis;

•	discounted cash flow analysis; and

•	premiums paid analysis.

The implied equity value ranges per share of Atlas Energy common stock derived from each of these methodologies were compared to the total per share consideration. For the purposes of its analysis, Jefferies assumed the value of AHD common units per share of Atlas Energy common stock to be $5.09, which was the value of the portion of an AHD common unit to be distributed in respect of each share of Atlas Energy common stock in the AHD distribution based on (1) the closing price of AHD common units on the New York Stock Exchange on November 8, 2010, which closing price was $9.69, and (2) the estimated fraction of an AHD common unit to be distributed in respect of each share of Atlas Energy common stock in the AHD distribution, which estimated fraction was 0.525. Accordingly, in its analysis, Jefferies considered the total per share consideration to be $43.34 based on the sum of (1) the $38.25 in cash merger consideration per share of Atlas Energy common stock, plus (2) the $5.09 in value per share of Atlas Energy common stock associated with the AHD distribution. Based on the proposed total per share consideration value of $43.34 resulting from this calculation, the implied equity value ranges in the proposed merger, derived using the various valuation methodologies listed above, supported the conclusion that, from a financial point of view, the proposed total per share consideration was fair to Atlas Energy’s stockholders.

In applying the various valuation methodologies to the particular businesses, operations and prospects of Atlas Energy, and the particular circumstances of the proposed merger, Jefferies made qualitative judgments as to the significance and relevance of each analysis. In addition, Jefferies made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Atlas Energy. Accordingly, the methodologies and the implied common equity value range derived therefrom must be considered as a whole and in the context of the narrative description of the financial analyses, including the assumptions underlying these analyses. Considering the implied common equity value ranges without considering the full narrative description of the financial analyses, including the assumptions underlying these analyses, could create a misleading or incomplete view of the process underlying, and conclusions represented by, Jefferies’ opinion.

Comparative Public Companies Analysis. In order to assess how the public market values shares of similar publicly traded companies, Jefferies reviewed and compared specific financial and operating data relating to Atlas Energy with selected companies that Jefferies deemed comparable to Atlas Energy, based on its experience in the oil and gas exploration and production industry.

Jefferies reviewed the public stock market trading multiples for the following oil and gas exploration and production companies, which Jefferies selected because of their generally similar size and asset characteristics as compared to Atlas Energy. Jefferies noted that all companies selected had an enterprise value of greater than $750 million and were oil and natural gas producers with the majority of their operations focused on resource plays predominantly located in North America. The companies selected were as follows:

•	Brigham Exploration Company

•	Cabot Oil & Gas Corporation

•	Carrizo Oil & Gas, Inc.

•	Continental Resources, Inc.

•	Goodrich Petroleum Corporation

•	Oasis Petroleum Inc.

•	Petrohawk Energy Corporation

•	Quicksilver Resources Inc.

•	Range Resources Corporation

•	Southwestern Energy Company

•	Ultra Petroleum Corp.

Using publicly available information, Jefferies calculated and analyzed enterprise value multiples of each comparative public company’s proved reserves, current daily production, the last twelve months earnings before interest, tax expense, depreciation and amortization, excluding amortization of purchased intangibles and certain other adjustments, or adjusted EBITDA, and the company’s projected 2010, 2011 and 2012 adjusted EBITDA, based on estimates published by Bloomberg Financial, all pro forma for announced transactions. The enterprise value of each comparative public company was obtained by adding its outstanding debt to the sum of the market value of its common stock using its stock price as of November 8, 2010, the value of any preferred stock and the book value of any minority interest minus its cash balance, as appropriate. Jefferies calculated the enterprise value multiples of proved reserves and current daily production by dividing each company’s calculated enterprise value by its proved reserves and current daily production, respectively. Jefferies calculated the enterprise value multiples of adjusted EBITDA by dividing each company’s calculated enterprise value by its last twelve months adjusted EBITDA and estimated adjusted EBITDA for 2010, 2011 and 2012. The pro forma proved reserve multiple ranged from $1.55 to $22.55, the current daily production multiple ranged from $10,617 to $67,237 and the adjusted EBITDA multiples ranged from 7.3x to 30.1x for the last twelve months, 7.4x to 23.8x in 2010, 5.9x to 11.4x in 2011 and 2.7x to 8.0x in 2012. The results of the Atlas Energy comparative public companies analysis are further summarized below:

Multiple Range of Comparative Companies of Atlas Energy
	Low	Median	High
Enterprise Value as a Multiple of:
Proved Reserves ($/Mcfe)	$1.55	$2.74	$22.55
Current Daily Production ($/Mcfe/d)	$10,617	$13,631	$67,237
Adjusted EBITDA
LTM	7.3x	8.7x	30.1x
2010E	7.4x	9.8x	23.8x
2011E	5.9x	7.7x	11.4x
2012E	2.7x	6.1x	8.0x

Jefferies selected the comparative public companies listed above because their business and operating profiles were reasonably similar to that of Atlas Energy. However, because of the inherent differences between the business, operations and prospects of Atlas Energy and those of the selected comparative public companies, Jefferies believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the selected comparative public companies analysis. Accordingly, Jefferies also made qualitative judgments concerning differences between the business, financial and operating characteristics and prospects of Atlas Energy and the selected comparative public companies that could affect the public trading values of each in order to provide a context in which to consider the results of the quantitative analysis. These qualitative judgments related primarily to the differing sizes, growth prospects, profitability levels and degrees of operational risk between Atlas Energy and the selected companies included in the comparative public companies analysis.

Based upon these judgments, Jefferies selected enterprise value multiple ranges of $3.00 to $4.00 per proved thousand cubic feet equivalent, or Mcfe, and $25,000 to $35,000 per thousand cubic feet equivalent, or Mcfe/d, of daily production, and selected enterprise value multiple ranges of 13.0x to 17.0x, 12.0x to 16.0x, 8.0x to 12.0x and 6.0x to 10.0x for the last twelve months and the estimated 2010, 2011 and 2012 adjusted EBITDA, respectively. Jefferies applied these multiple ranges to Atlas Energy’s June 30, 2010 proved reserves of 1,117 billion cubic feet equivalent, or Bcfe, to Atlas Energy’s current daily production of 118 million cubic feet equivalent per day, or Mmcfe/d, the last twelve months adjusted EBITDA from consolidated exploration and production operations (which exclude amounts consolidated from ownership in AHD and APL), or adjusted EBITDA from consolidated E&P operations, and the estimated 2010, 2011 and 2012 EBITDA from consolidated E&P operations, per Atlas Energy’s financial projections. The comparative public companies analysis implied an enterprise value range for Atlas Energy of $11.15 to $47.23 per share as compared to the proposed total per share consideration value of $43.34 per share. Jefferies noted that the proposed total per share consideration was above the majority of the implied enterprise value range per Atlas Energy share yielded by Jefferies’ comparative public companies analysis.

Comparative Transactions Analysis. Using publicly available information and Jefferies prior experience and knowledge, Jefferies valued each of Atlas Energy’s various assets independently based on precedent transactions and other analyses. The various valuations were then added together.

Precedent Asset Transactions. Using publicly available information, Jefferies examined the 20 transactions listed below, announced since January 1, 2005, that involved asset transactions in Appalachia. Jefferies selected these transactions because they involved assets that are reasonably similar to those of Atlas Energy in Appalachia. The transactions considered and the month and year each transaction was announced were as follows:

Month and Year Announced	Buyer	Seller
June 2010	Range Resources Corporation	Chesapeake Energy Corporation
February 2010	EnerVest Ltd	Range Resources Corporation
February 2010	EV Energy Partners LP	Range Resources Corporation
January 2010	Chesapeake Energy Corporation	Azimuth Resources Ltd
October 2009	Lime Rock Partners	PDC Energy
September 2009	EV Energy Partners LP; EnerVest Ltd	EXCO Resources Incorporated
June 2008	Quest Energy Partners LP	PetroEdge Energy LLC
June 2008	Quest Energy Partners LP	Quest Resource Corporation
April 2008	XTO Energy Incorporated	Linn Energy LLC
February 2008	EXCO Resources Incorporated	EOG Resources Incorporated
November 2007	EV Energy Partners LP	EnerVest Ltd
November 2007	EnerVest Ltd	Norse Energy Corp ASA
October 2007	PDC Energy	Castle Gas Co
April 2006	EXCO Resources Incorporated	Undisclosed private company
October 2005	Linn Energy LLC	Exploration Partners LLC
October 2005	Chesapeake Energy Corporation	Columbia Natural Resources LLC
August 2005	Undisclosed institutional investor(s)	CNX Gas Corporation; CONSOL Energy
May 2005	Black Stone Minerals Company LP	Energy Corporation of America
April 2005	GE Energy Financial Services	EQT Corp
January 2005	EQT Corp	Eastern Seven Partners LP

With respect to the reserves in Appalachia, (i) using a reference range of $0.50 to $1.25 per Mcfe for proved reserves of 598 Bcfe, Jefferies calculated a value range of $299 million to $748 million, (ii) using a reference range of $1.00 to $2.00 per Mcfe for proved developed reserves of 181 Bcfe, Jefferies calculated a value range of $181 million to $363 million and (iii) using a reference range of $5,500 to $12,000 per Mcfe/d for daily production of 63 MMcfe/d, Jefferies calculated a value range of $348 million to $760 million.

Using publicly available information, Jefferies examined the 11 transactions listed below, announced since January 1, 2000, that involved asset transactions in the Antrim shale formation. Jefferies selected these transactions because they involved assets that are reasonably similar to those of Atlas Energy in the Antrim shale formation. The transactions considered and the month and year each transaction was announced were as follows:

Month and Year Announced	Buyer	Seller
March 2010	Linn Energy	High Mount E&P; Loews
September 2007	BreitBurn Energy Partners	Quicksilver Resources
September 2007	Atlas Energy Resources, LLC	Undisclosed
May 2007	Atlas Energy Resources, LLC	DTE Energy
January 2007	EV Energy Partners	EnerVest
May 2006	Cadence Resources	Undisclosed
January 2006	Cadence Resources	OIL Energy
February 2005	Cadence Resources	Aurora Oil & Gas
September 2004	Quicksilver Resources	Undisclosed
November 2002	Quicksilver Resources	Enogex
March 2000	Quicksilver Resources	CMS Energy

With respect to the reserves in the Antrim shale formation, (i) using a reference range of $0.75 to $1.25 per Mcfe for proved reserves of 519 Bcfe, Jefferies calculated a value range of $390 million to $649 million, (ii) using a reference range of $1.00 to $1.75 per Mcfe for proved developed reserves of 380 Bcfe, Jefferies calculated a value range of $380 million to $665 million and (iii) using a reference range of $4,000 to $8,000 per Mcfe/d for daily production of 55 MMcfe/d, Jefferies calculated a value range of $220 million to $440 million.

Using publicly available information, Jefferies examined the 29 transactions listed below, announced since June 1, 2008, that involved asset transactions in the Marcellus shale formation. Jefferies selected these transactions because they involved assets that are reasonably similar to those of Atlas Energy in the Marcellus shale formation. The transactions considered and the month and year each transaction was announced were as follows:

Month and Year Announced	Buyer	Seller
August 2010	Sumitomo Corp	Rex Energy Corporation
August 2010	Reliance Industries Ltd	Avista Capital Partners; Carrizo Oil & Gas
July 2010	Trans Energy	Republic Energy
May 2010	Shell	East Resources, Inc.
May 2010	Penn Virginia	Undisclosed
May 2010	Williams	Alta Resources
May 2010	BG Group	EXCO Resources
April 2010	Reliance Industries Limited; Atlas Energy, Inc.	Undisclosed
April 2010	Reliance Industries Limited	Atlas Energy, Inc.
March 2010	Statoil	Chesapeake Energy
March 2010	CONSOL Energy Inc	Dominion Resources, Inc.
March 2010	EQT Corporation	Undisclosed
February 2010	Mitsui & Company, Ltd	Anadarko Petroleum Corporation
January 2010	Chesapeake Energy	Epsilon Energy Limited
January 2010	Endeavor International	JW Operating Company
December 2009	Ultra Petroleum	NCL Appalachian Partners
December 2009	Undisclosed	Undisclosed
November 2009	Lime Rock Partners	Petroleum Development Corporation
September 2009	Chesapeake Energy	Wyoming County Landowners Group
September 2009	Fortuna Energy	Friendsville Group
September 2009	Undisclosed	Epsilon Energy Limited
August 2009	Enerplus Resources	Chief Oil & Gas
June 2009	Williams Companies Inc	Rex Energy Corporation
June 2009	Kohlberg Kravis Roberts	East Resources, Inc
June 2009	Morgan Stanley Private Equity	Triana Energy, LLC
April 2009	Undisclosed	Undisclosed
November 2008	StatoilHydro	Chesapeake Energy
November 2008	Carrizo Oil & Gas	Avista Capital Partners
June 2008	Antero Resources Corp	Dominion Resources Inc

With respect to the acreage held by Atlas Energy in the Marcellus shale formation covered by the area of mutual interest (which we refer to as the “Reliance AMI”) under the Participation and Development Agreement among ATN, Atlas America, LLC, Viking Resources, LLC, Atlas Resources, LLC and Reliance Marcellus, LLC, dated April 20, 2010, (i) using a reference range of $6,500 to $10,000 per acre for the 223,889 net acres covered by the Reliance AMI, Jefferies calculated a value range of $1,445 million to $2,239 million, and (ii) using a reference range of 15% to 10% discount rate for the drilling carry of $1.3 billion associated with the Reliance AMI, Jefferies calculated a value range of $907 million to $967 million.

Additionally, the value for certain other assets and operations of Atlas Energy were calculated based on various methodologies for valuing such assets and operations based on Jefferies prior experience and knowledge. These assets were valued between $329 million and $979 million.

The results of Jefferies’ precedent asset transactions analysis are summarized below:

	Value Range (in millions, except per share data)
	Low		High
Reserves and Production
Appalachia	$250		$500
Michigan/Indiana	$200		$500
Resource and Acreage Potential
Marcellus-Reliance AMI	$1,455		$2,239
Drilling Carry	$907		$967
Other Assets	$329		$979
Net Asset Value	$3,141		$5,185
Net Debt & Minority Interest (excluding debt from AHD/APL)		$596
Implied Equity Value	$2,545		$4,588
Fully Diluted Shares Outstanding		83.3
Implied Stock Price ($/Share)	$30.56		$55.10

The results of the precedent asset transaction analysis implied an enterprise value range for Atlas Energy of $30.56 to $55.10 per share as compared to the proposed total per share consideration value of $43.34 per share. Jefferies noted that the proposed total per share consideration was above the majority of the implied enterprise value range per Atlas Energy share yielded by Jefferies’ precedent asset transaction analysis.

Jefferies selected the asset transactions listed above because their profiles were reasonably similar to that of Atlas Energy’s assets. However, because of the inherent differences between the business, operations and prospects of Atlas Energy assets and those of the selected asset transactions, Jefferies believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the selected precedent asset transactions analysis. Accordingly, Jefferies also made qualitative judgments concerning differences between the business, financial and operating characteristics and prospects of Atlas Energy’s assets and the selected precedent asset transactions that could affect the public trading values of each in order to provide a context in which to consider the results of the quantitative analysis. These qualitative judgments related primarily to the differing sizes, growth prospects, profitability levels and degrees of operational risk between Atlas Energy’s assets and the selected asset transactions included in the precedent asset transactions analysis.

No transaction utilized as a comparison in the precedent asset transaction analysis is identical to the merger. In evaluating the merger, Jefferies made numerous judgments and assumptions with regard to industry performance, general business, economic, market, and financial conditions and other matters, many of which are beyond Atlas Energy’s and Jefferies’ control. A purely mathematical analysis is not in itself a meaningful method of using comparative transaction data.

Precedent Corporate Transactions. Using publicly available information, Jefferies examined the 25 transactions listed below, announced since January 1, 2005, that involved energy companies and were transactions greater than $500 million. Jefferies selected these transactions because they involved companies with businesses that are reasonably similar to that of Atlas Energy. The transactions considered and the month and year each transaction was announced were as follows:

Month and Year Announced	Target	Acquiror
June 2010	Sandridge Energy, Inc.	Arena Resources Inc.
May 2010	Storm Venture International Inc.	Iteration Energy Ltd.
April 2010	Apache Corporation	Mariner Energy Inc.
December 2009	ExxonMobil Corporation	XTO Energy Incorporated
November 2009	Denbury Resources Incorporated	Encore Acquisition Company
September 2009	Apollo Global Management LLC	Parallel Petroleum Corporation
April 2009	Atlas Energy, Inc.	Atlas Energy Resources, LLC
March 2009	Suncor Energy Incorporated	Petro-Canada
April 2008	Stone Energy Corporation	Bois d’Arc Energy Inc.
December 2007	Tracinda Corp.	Delta Petroleum Corporation
October 2007	Penn West Energy Trust	Canetic Resources Trust
September 2007	TAQA	PrimeWest Energy Inc.
July 2007	Plains Exploration & Production	Pogo Producing Company
January 2007	Forest Oil Corporation	The Houston Exploration Company
June 2006	Anadarko Petroleum Corporation	Kerr-McGee Corporation
June 2006	Anadarko Petroleum Corporation	Western Gas Resources
April 2006	Petrohawk Energy Corporation	KCS Energy Incorporated
January 2006	Helix Energy Solutions Group Inc.	Remington Oil & Gas Corporation
December 2005	ConocoPhillips	Burlington Resources Incorporated
October 2005	Occidental Petroleum Corporation	Vintage Petroleum Incorporated
September 2005	Norsk Hydro ASA	Spinnaker Exploration Company
July 2005	Chevron Corporation	Unocal Corporation
April 2005	StarPoint Energy Trust	APF Energy Trust
April 2005	Petrohawk Energy Corporation	Mission Resources Corporation
January 2005	Cimarex Energy Co.	Magnum Hunter Resources

Using publicly available estimates and other publicly available information for each of these transactions, Jefferies reviewed the transaction value as a multiple of the target company’s proved reserves. This analysis indicated the following:

Selected Precedent Corporate Transaction Multiples

Benchmark	High	Low	Mean	Median
Proved Reserves ($/Mcfe)	$6.94	$1.57	$3.75	$3.55
Current Daily Production ($/Mcfe/d)	$35,632	$7,228	$14,980	$13,277

With respect to proved reserves, using a reference range of $2.75 to $3.75 per Mcfe and Atlas Energy’s proved reserves of 1,117 Bcfe, Jefferies calculated an implied equity value range for Atlas Energy of $29.74 to $43.16 and compared this range to total per share consideration of $43.34 per share. With respect to daily production, using a reference range of $15,000 to $25,000 per Mcfe/d and Atlas Energy’s daily production of 118 Mmcfe/d, Jefferies calculated an implied equity value range for Atlas Energy of $14.14 to $28.35 and compared this range to total per share consideration of $43.34 per share.

Jefferies selected the corporate transactions listed above because their profiles were reasonably similar to that of Atlas Energy. However, because of the inherent differences between the business, operations and prospects of Atlas Energy and those of the selected corporate transactions, Jefferies believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the selected precedent corporate transactions analysis. Accordingly, Jefferies also made qualitative judgments concerning differences between the business, financial and operating characteristics and prospects of Atlas Energy and the selected corporate transactions that could affect the public trading values of each in order to provide a context in which to consider the results of the quantitative analysis. These qualitative judgments related primarily to the differing sizes, growth prospects, profitability levels and degrees of operational risk between Atlas Energy and the selected corporate transactions included in the precedent corporate transactions analysis.

No transaction utilized as a comparison in the precedent corporate transaction analysis is identical to the merger. In evaluating the merger, Jefferies made numerous judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond Atlas Energy’s and Jefferies’ control. A purely mathematical analysis is not in itself a meaningful method of using comparative transaction data.

Discounted Cash Flow Analysis. Jefferies performed a discounted cash flow analysis of Atlas Energy. A discounted cash flow analysis is a traditional valuation methodology used to derive the valuation of an asset by calculating the “present value” of estimated future cash flows of the asset. “Present value” refers to the current value of future cash flows or amounts and is obtained by discounting those future cash flows or amounts by a range of discount rates that takes into account macroeconomic assumptions and estimates of risk, the opportunity cost of capital, expected returns and other appropriate factors.

To calculate the estimated enterprise value of Atlas Energy using discounted cash flow analysis, Jefferies added (i) projected unlevered free cash flows for the fourth quarter of 2010 and fiscal years 2011 through 2017 based on the projected financial data provided by Atlas Energy to Jefferies to (ii) the “terminal value” of Atlas Energy as of 2017, and discounted such amounts to their present value using a range of selected discount rates. Specifically, Jefferies used a discount rate range of 14.0% to 15.0%. The discount rates were based on Jefferies’ analysis of the weighted average cost of capital for Atlas Energy based upon historical and future estimates of the weighted average cost of capital for Atlas Energy, as well as the weighted average cost of capital for companies with similar size and with an oil and gas exploration and production focus. Jefferies’ analysis resulted in an implied weighted average cost of capital of 14.7%. The projected unlevered free cash flows were calculated by taking adjusted EBITDA from consolidated E&P operations, subtracting depreciation and amortization and cash taxes, adding back depreciation and amortization, and subtracting changes in working capital and total capital expenditures. The residual values of Atlas Energy at the end of the forecast period, or “terminal values,” were estimated by applying multiples to estimated 2017 adjusted EBITDA from consolidated E&P operations. For this purpose, Jefferies selected a multiple of 7.0x for Atlas Energy. The selected comparative public companies and comparative asset transactions were the same as described under “Proposal 1: The Merger — Opinion of Jefferies — Comparative Public Companies Analysis” and “Proposal 1: The Merger — Opinion of Jefferies — Comparative Transactions Analysis — Precedent Corporate Transactions” above.

The enterprise value range for Atlas Energy yielded by the Atlas Energy discounted cash flow analysis implied an equity value range for Atlas Energy of $31.13 to $45.42 per share as compared to the proposed total per share consideration value of $43.34 per share. Jefferies noted that the proposed total per share consideration was in line with the implied equity value range per Atlas Energy share yielded by Jefferies’ discounted cash flow analysis.

Premiums Paid Analysis. Jefferies reviewed certain publicly available information related to selected corporate transactions to calculate the amount of the premiums paid by the acquirers to the acquired companies’ stockholders. Jefferies analyzed selected corporate oil and gas exploration and production transactions announced since January 1, 2005 with total transaction values in excess of $500 million, which are set forth in “Proposal 1: The Merger — Opinion of Jefferies — Comparative Transactions Analysis — Precedent Corporate Transactions” above.

For each of the precedent transactions analyzed, Jefferies calculated the premiums paid by the acquirer by comparing the per share purchase price in each transaction to the historical stock price of the acquired company as of 1 day and 20 days prior to the announcement date. Jefferies compared the premiums paid in the precedent transactions to the premium levels in the proposed total per share consideration based on closing prices as of November 8, 2010. The table below sets forth the summary results of the analysis:

	Percentage Premium to the Closing Price Prior to Transaction Announcement
	1 Day	20 Days
Selected Public Corporate Transactions Greater than $500 million since January 1, 2005
75th Quartile	33.4%	27.2%
Mean	20.0%	22.7%
Median	19.2%	20.1%
25th Quartile	7.8%	10.2%
Implied Premium Based on the total per share consideration in the proposed transactions (as of November 8, 2010 close)	36.6%	41.7%

The premiums paid analysis yielded median premiums per share ranging from $34.19 to $42.31 for one day and $33.70 to $38.89 for twenty days, based on a using the 25th and 75th quartiles, versus the proposed total per share consideration value of $43.34 per share.

Additional Information Relating to Jefferies

Jefferies is an internationally recognized investment banking firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. The Atlas Energy board of directors selected Jefferies because of its qualifications, reputation and experience in the valuation of businesses and securities in connection with mergers and acquisitions generally, knowledge of the industries in which Atlas Energy operates, as well as substantial experience in transactions comparable to the proposed merger and familiarity with Atlas Energy specifically.

Jefferies is acting as financial advisor to Atlas Energy in connection with the proposed merger. The terms of the merger were determined through negotiations between Atlas Energy and Chevron and were approved by the Atlas Energy board of directors. As compensation for its services in connection with the proposed merger, Jefferies will receive a customary fee for its services, a substantial portion of which is contingent upon the consummation of the merger. Jefferies also became entitled to receive a fee upon the rendering of its opinion. In addition, Atlas Energy has agreed to reimburse Jefferies for all reasonable out-of-pocket expenses incurred in connection with the proposed merger (subject to a cap) and to indemnify Jefferies for certain liabilities that may arise out of its engagement by Atlas Energy and the rendering of Jefferies’ opinion. Jefferies has performed various investment banking services for Atlas Energy and its affiliates in the past, and has received customary fees for such services. Specifically, in the past two years, Jefferies advised Atlas Energy Resources, LLC in conjunction with the formation of a joint venture with an affiliate of Reliance Industries Limited, for which Jefferies received customary compensation. In the past two years, Jefferies has not received any compensation from Chevron with respect to financial advisory or financing related activities. Jefferies may perform investment banking and financial services for Atlas Energy, AHD, Chevron and their respective affiliates in the future and expects to receive customary fees for such services.

Jefferies is a full service securities firm engaged in a wide range of businesses including investment and commercial banking, lending, asset management and other financial and non-financial services. In the ordinary course of its business, Jefferies and its affiliates may actively trade and effect transactions in the equity, debt and/or other securities (and any derivatives thereof) and financial instruments (including loans and other obligations)

of Atlas Energy, AHD and Chevron and their affiliates for its own account and for the accounts of its customers and, accordingly, may at any time hold long or short positions and investments in such securities and financial instruments.

Opinion of Deutsche Bank

Deutsche Bank acted as a financial advisor to the Atlas Energy board of directors in connection with the proposed merger. At the November 8, 2010 meeting of the Atlas Energy board of directors, Deutsche Bank delivered its oral opinion, subsequently confirmed in writing on November 8, 2010, to the effect that, as of the date of such opinion, based upon and subject to the assumptions made, matters considered and limitations, qualifications and conditions set forth in the opinion, the total per share consideration to be paid to holders of the outstanding shares of Atlas Energy common stock, excluding Chevron, Arkhan Corporation and any other direct or indirect wholly-owned subsidiary of Chevron, was fair, from a financial point of view, to such stockholders. For purposes of its opinion, Deutsche Bank considered the total per share consideration to consist of (1) the cash merger consideration (which is $38.25 in cash per share, unless a unit substitution occurs, in which case the cash merger consideration is $37.94 in cash per share, as described under “The Merger Agreement — Provisions in the Merger Agreement Regarding the Related Transactions with AHD and APL”) and (2) a pro-rata share of the AHD common units distributed in the AHD distribution.

The full text of Deutsche Bank’s written opinion, dated November 8, 2010, which sets forth, among other things, the assumptions made, matters considered and limitations, qualifications and conditions of the review undertaken by Deutsche Bank in connection with the opinion, is attached as Annex C to this proxy statement and is incorporated herein by reference in its entirety. The Deutsche Bank opinion is addressed to, and for the use and benefit of, the Atlas Energy board of directors. The Deutsche Bank opinion is not a recommendation to the holders of the Atlas Energy common stock to adopt the merger agreement. The Deutsche Bank opinion is limited to the fairness, from a financial point of view, of the total per share consideration to the holders of Atlas Energy common stock (excluding Chevron, Arkhan Corporation and any other direct or indirect wholly owned subsidiary of Chevron). Deutsche Bank was not asked to, and the Deutsche Bank opinion did not, address the fairness of the merger, or any consideration received in connection therewith, to the holders of any other class of securities, creditors or other constituencies. Deutsche Bank expressed no opinion as to the merits of the underlying decision by Atlas Energy to engage in the merger or the related transactions with AHD and APL or the relative merits of the merger or any of the related transactions with AHD and APL as compared to alternative business strategies, nor did it express any opinion as to how any holders of Atlas Energy common stock should vote with respect to the merger. Deutsche Bank did not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation payable to or to be received by any of Atlas Energy’s officers, directors, or employees, or any class of such persons, in connection with the merger relative to the total per share consideration to be received by the holders of Atlas Energy common stock. The holders of Atlas Energy common stock are urged to read the Deutsche Bank opinion in its entirety. The summary of the Deutsche Bank opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of the Deutsche Bank opinion set forth as Annex C.

In connection with Deutsche Bank’s role as financial advisor to the Atlas Energy board of directors, and in arriving at its opinion, Deutsche Bank has, among other things, reviewed certain publicly available financial and other information concerning Atlas Energy and AHD and certain internal analyses, financial forecasts and other information relating to Atlas Energy and AHD prepared by Atlas Energy and AHD management. Deutsche Bank also held discussions with senior officers and other representatives and advisors of Atlas Energy and AHD regarding the businesses and prospects of Atlas Energy and AHD. In addition, Deutsche Bank has:

•	reviewed the reported prices and trading activity for Atlas Energy common stock;

•	reviewed the reported prices and trading activity for the AHD common units;

•

to the extent publicly available, compared certain financial and stock market information for Atlas Energy and AHD with similar information for certain other companies Deutsche Bank considered relevant whose securities are publicly traded;

•	to the extent publicly available, reviewed the financial terms of certain recent business combinations Deutsche Bank deemed relevant;

•	reviewed the terms of the merger agreement and certain related documents, including the AHD transaction agreement and the Laurel Mountain purchase agreement; and

•	performed such other studies and analyses and considered such other factors as Deutsche Bank deemed appropriate.

In preparing its opinion, Deutsche Bank did not assume responsibility for the independent verification of, and did not independently verify, any information, whether publicly available or furnished to it, concerning Atlas Energy or AHD, including, without limitation, any financial information, forecasts or projections considered in connection with the rendering of its opinion. Accordingly, for purposes of its opinion, with the Atlas Energy board of directors’ permission, Deutsche Bank assumed and relied upon the accuracy and completeness of all such information. Deutsche Bank did not conduct a physical inspection of any of the properties or assets, and did not prepare or obtain any independent evaluation or appraisal of any of the assets or liabilities (including any contingent, derivative or off-balance sheet assets and liabilities), of Atlas Energy, AHD, Chevron or any of their respective subsidiaries, nor did Deutsche Bank evaluate the solvency or fair value of Atlas Energy or AHD under any state or federal law relating to bankruptcy, insolvency or similar matters. With respect to Atlas Energy and AHD forecasts, Deutsche Bank assumed, with the Atlas Energy board of directors’ permission, that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Atlas Energy and AHD as to the matters covered thereby. In rendering its opinion, Deutsche Bank expressed no view as to the reasonableness of such Atlas Energy and AHD forecasts or the assumptions on which they are based. The Deutsche Bank opinion was necessarily based upon the economic, market and other conditions as in effect on, and the information made available to Deutsche Bank, as of November 8, 2010. Deutsche Bank expressly disclaimed any undertaking or obligation to advise any person of any change in any fact or matter affecting the Deutsche Bank opinion of which it becomes aware after the date of the opinion.

For purposes of rendering its opinion, Deutsche Bank, with the Atlas Energy board of directors’ permission, has assumed, that, in all respects material to its analysis:

•

the merger and the related transactions with AHD and APL would be consummated in accordance with their terms, without any change in the total per share consideration, other than in the event of a unit substitution pursuant to the terms of the merger agreement, and without any material waiver, modification or amendment of any other term, condition or agreement; and

•

all material governmental, regulatory or other approvals and consents required in connection with the consummation of the merger and the related transactions with AHD and APL will be obtained and that in connection with obtaining any approvals and consents, no material restrictions will be imposed.

Deutsche Bank is not a legal, regulatory, tax or accounting expert and Deutsche Bank relied on the assessments made by Atlas Energy and AHD and their respective advisors with respect to these issues.

Deutsche Bank’s Financial Analysis

Set forth below is a brief summary of certain financial analyses performed by Deutsche Bank in connection with its opinion and reviewed with the Atlas Energy board of directors at its meeting on November 8, 2010. The following summary, however, does not purport to be a complete description of the financial analyses performed by Deutsche Bank.

The order of the analyses described below does not represent relative importance or weight given to those analyses by Deutsche Bank or the Atlas Energy board of directors. Considering the data below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Deutsche Bank’s financial analyses. The tables below must be read together with the full text of each summary and are alone not a complete description of Deutsche Bank’s financial analyses.

The implied equity value ranges per share of Atlas Energy common stock derived from each of the methodologies described below were compared to the total per share consideration. For the purposes of its analysis, Deutsche Bank assumed the value of AHD common units per share of Atlas Energy common stock to be $5.09, which was the value of the portion of an AHD common unit to be distributed in respect of each share of Atlas Energy common stock in the AHD distribution based on (1) the closing price of AHD common units on the New York Stock Exchange on November 8, 2010, which closing price was $9.69, and (2) the estimated fraction of an AHD common unit to be distributed in respect of each share of Atlas Energy common stock in the AHD distribution, which estimated fraction was 0.525. Accordingly, in its analysis, Deutsche Bank considered the total per share consideration to be $43.34 based on the sum of (1) the $38.25 in cash merger consideration per share of Atlas Energy common stock, plus (2) the $5.09 in value per share of Atlas Energy common stock associated with the AHD distribution.

Historical Stock Price Performance. Deutsche Bank reviewed the historical trading price for Atlas Energy common stock during the 12-month period ended November 8, 2010, the last trading day prior to the announcement of the merger. The range of closing share prices for Atlas Energy common stock during this period was $24.32 to $40.44. Deutsche Bank also reviewed the average share price of Atlas Energy common stock for the one-week, one-month, three-month, six-month and last twelve-month periods and the period since Atlas Energy’s initial public offering in May 2004. For each of these periods, the average closing price per share of Atlas Energy common stock was between $22.99 and $30.62.

Analysis of Selected Publicly Traded Companies. Deutsche Bank compared certain financial and operating information and commonly used valuation measurements for Atlas Energy to corresponding information and measurements of the following publicly traded companies which Deutsche Bank selected because of their generally similar asset characteristics as compared to Atlas Energy:

•	Range Resources Corp.

•	EQT Corporation

•	Quicksilver Resources Inc.

•	Ultra Petroleum Corp.

•	Cabot Oil & Gas Corporation

•	Southwestern Energy Company

•	Petrohawk Energy Corporation

•	EXCO Resources, Inc.

•	Carrizo Oil & Gas, Inc.

To calculate the trading multiples for the selected companies, Deutsche Bank used publicly available information concerning historical and forecasted financial performance and production and proved reserves, including published historical financial information, publicly available reserve reports and forecasted estimates based on Wall Street research. The multiples of Atlas Energy were calculated based on the total per share consideration of $43.34 per share of Atlas Energy common stock. The multiples for the selected companies were based on each of the selected companies’ common stock price as of November 8, 2010. Using such information, Deutsche Bank reviewed for each of these companies, among other things:

•

the ratio of common equity market capitalization plus net debt and other adjustments (which we refer to as the “enterprise value”) to estimated 2011 EBITDA (which we refer to as the “2011E EBITDA,” and which ratio we refer to as the “enterprise value to 2011E EBITDA”);

•

the ratio (which we refer to as the “reserve value to 2011E production”) of enterprise value adjusted to exclude certain non-oil and gas production values (which we refer to as the “reserve value”) to the value of estimated 2011 Mcfe of daily production (which we refer to as “Mcfe/d,” and which value of estimated 2011 Mcfe of daily production we refer to as the “2011E production”); and

•	the ratio of reserve value to the value of proved reserves (which ratio we refer to as the “reserve value to proved reserves”).

For the purposes of its analysis of Atlas Energy, Deutsche Bank calculated EBITDA as earnings before interest, taxes, depreciation and amortization and net of stock-based compensation expense.

This comparison indicated the following high and low ratios as defined above for the selected companies as compared to the merger:

Ratio	Range	Atlas Energy at Total Per Share Consideration
Enterprise Value/ 2011E EBITDA (x)	6.0x – 9.2x	15.2x
Reserve Value/ 2011E Production ($/Mcfe/d)	$6.73 – $12.58	$20.38
Reserve Value/ Proved Reserves ($/Mcfe)	$0.97 – $4.39	$3.24

Deutsche Bank chose the selected companies listed above because their business profiles were reasonably similar to that of Atlas Energy. However, because of the inherent differences between the business, operations and prospects of Atlas Energy and those of the selected companies, Deutsche Bank believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the comparison of selected publicly traded companies to the merger. Accordingly, Deutsche Bank made qualitative judgments concerning differences between the business, financial and operating characteristics and prospects of Atlas Energy and the selected companies that could affect the public trading values of each in order to provide a context in which to consider the results of the quantitative analysis. These qualitative judgments related primarily to the differing growth prospects, profitability levels and degrees of operational risk between Atlas Energy and the selected companies. Based upon these judgments and its experience in the oil and gas sector, Deutsche Bank selected ranges of each of the above described ratios that it believed to be comparable to Atlas Energy and derived ranges of implied equity value per share as described below. This analysis resulted in the following high and low implied equity values per share for each ratio:

	Reference Range	Implied Equity Value Range
Enterprise Value/ 2011E EBITDA (x)	7.5x – 11.0x	$18.76 – $30.00
Reserve Value/ 2011E Production ($/Mcfe/d)	$9,000 – $14,000	$19.91 – $30.22
Reserve Value/ Proved Reserves ($/Mcfe)	$2.50 – $3.50	$33.74 – $46.66
Total Per Share Consideration	–	$43.34

None of the selected companies utilized as a comparison are identical to Atlas Energy. Accordingly, Deutsche Bank believes the analysis of the publicly traded selected companies is not simply mathematical. Rather, it involves complex considerations and qualitative judgments, reflected in the Deutsche Bank opinion, concerning differences in financial and operating characteristics of the selected companies and other factors that could affect the public trading value of such selected companies.

Analysis of Selected Precedent Transactions. Deutsche Bank reviewed the financial terms, to the extent publicly available, of 11 selected transactions completed since May 2001 involving the acquisition of publicly traded companies in the United States onshore oil and gas sector. Deutsche Bank calculated various valuation multiples based on certain publicly available information for each of the 11 selected transactions. The selected transactions were:

Month and Year Announced	Acquiror	Target
December 2009	Exxon Mobil Corporation	XTO Energy Inc.
June 2006	Anadarko Petroleum Corporation	Western Gas Resources, Inc.
December 2005	ConocoPhillips Company	Burlington Resources Inc.
January 2005	Cimarex Energy Company	Magnum Hunter Resources, Inc.
December 2004	Noble Energy, Inc.	Patina Oil & Gas Corporation
May 2004	Pioneer Natural Resources Company	Evergreen Resources, Inc.
April 2004	EnCana Corporation	Tom Brown, Inc.
April 2004	Kerr-McGee Corporation	Westport Resources Corporation
August 2001	Devon Energy Corporation	Mitchell Energy & Development Corporation
May 2001	Kerr McGee Corporation	HS Resources, Inc.
May 2001	Williams Companies, Inc.	Barrett Resources Corporation

Deutsche Bank derived and compared multiples and offer premiums for the selected transactions, including:

•	the ratio of the enterprise value to EBITDA of the selected precedent transaction companies one financial year after the date of such transaction (which we refer to as “FY + 1 EBITDA”);

•	the ratio of reserve value to the value each of the companies’ current daily production (which ratio we refer to as the “reserve value to current production”);

•	reserve value to proved reserves; and

•

the range of premiums paid by the acquiror in the precedent transactions based on the per share purchase price in each transaction to the historical stock price of the acquired company as of one day prior to the announcement date.

This comparison indicated the following:

	Range	Atlas Energy at Total Per Share Consideration
Enterprise Value/ FY +1 EBITDA (x)	5.1x – 10.2x	15.2x
Reserve Value/ Current Production ($/Mcfe/d)	$3,123 – $19,769	$30,631
Reserve Value/ Proved Reserves ($/Mcfe)	$0.96 – $2.93	$3.24
Premium to One Day Prior Closing Price	10.7% – 60.7%	36.6%

The reasons for and the circumstances surrounding each of the selected precedent transactions analyzed were diverse and there are inherent differences between the businesses, operations, financial conditions and prospects of Atlas Energy and the companies included in the precedent transactions comparison. Accordingly, Deutsche Bank believed that a purely quantitative precedent transactions comparison would not be particularly meaningful in the context of considering the proposed merger. Deutsche Bank therefore made qualitative judgments concerning differences between the characteristics of the selected comparable transactions and the proposed merger that would affect the acquisition values of the selected target companies and Atlas Energy. Based upon these judgments, Deutsche Bank selected ranges of each of the above described ratios and the premiums that Deutsche Bank believed to be comparable to Atlas Energy using its judgment and experience in the oil and gas sector and derived ranges of implied equity value per share as described below:

	Reference Range	Range of Implied Equity Value Per Share
Enterprise Value/ FY +1 EBITDA (x)	6.5x – 10.0x	$15.31 – $26.82
Reserve Value/ Current Production ($/Mcfe/d)	$8,000 – $12,000	$11.70 – $17.64
Reserve Value/ Proved Reserves ($/Mcfe)	$2.00 – $3.00	$27.78 – 40.20
Premium to One Day Prior Closing Price	20% – 40%	$38.06 – $44.41
Total Per Share Consideration	–	$43.34

Because the reasons for, and circumstances surrounding each of the precedent transactions analyzed, including without limitation differing markets and other conditions, were so diverse, and due to the inherent differences between the operations and financial conditions of Atlas Energy and the companies involved in the selected transactions, Deutsche Bank believes that a precedent transactions analysis is not simply mathematical. Rather, it involves complex considerations and qualitative judgments, reflected in the Deutsche Bank opinion, concerning differences between the characteristics of these selected transactions and the merger that could affect the value of the subject companies and Atlas Energy.

Analysis of Net Asset Value. Based on Atlas Energy forecasts and sensitivities thereon, Deutsche Bank calculated a range of implied net asset value output per share of Atlas Energy common stock. The net asset valuation analysis was performed under five scenarios: Atlas Energy management’s corporate development model (which we refer to as “Case I”), Case I adjusted for lower well count (which we refer to as “Case II”), Case I adjusted for lower recoverable reserves per well (which we refer to as “Case III”), Case I adjusted for higher costs (which we refer to as “Case IV”) and Case I adjusted to include annual fundraising within the investment partnership business (which we refer to as “Case V”). For each case, Deutsche Bank calculated indications of unlevered free cash flow for the years 2011 through 2044 using estimated future production and capital costs for the years 2011 through 2044. To calculate the future unlevered free cash flows, Deutsche Bank utilized long-term gas prices for 2015 and beyond ranging from $5.50 to $6.50. The gas prices from 2011 to 2014 were determined based on New York Mercantile Exchange (which we refer to as “NYMEX”) futures gas pricing. These illustrative values were then discounted using discount rates ranging from 11.5% to 13.5% to calculate implied indications of present net asset value discounted to September 30, 2010. This analysis resulted in a range of implied equity value per share of Atlas Energy common stock as follows:

Range of Implied Equity Value Per Share
Case I	$22.00 – $38.32
Case II	$17.98 – $31.40
Case III	$16.49 – $31.02
Case IV	$16.11 – $31.51
Case V	$26.80 – $45.40
Total Per Share Consideration	$43.34

Pro Forma AHD Analysis. For the purposes of determining the total per share consideration, Deutsche Bank also compared certain financial and operating information and commonly used valuation measurements of AHD, on a pro forma basis, taking into account the merger and the related transactions with AHD and APL. In arriving at its pro forma calculation of the value of AHD common units, Deutsche Bank compared the financial and operating information for two sets of peer companies. Deutsche Bank selected certain publicly traded master limited partnerships and limited liability companies engaged in exploration and production activities (which we refer to as the “E&P MLP peers”) as similar to the exploration, development and production business included within the transferred business (as defined below under “The AHD Transaction Agreement — The AHD Sale”). Deutsche Bank selected certain publicly traded master limited partnerships which hold general partner interests of other master limited partnerships (which we refer to as the “GP MLP peers”) as similar to APL GP.

E&P MLP peers:

•	Linn Energy, LLC

•	EV Energy Partners, L.P.

•	Breitburn Energy Partners L.P.

•	Legacy Reserves LP

•	Encore Energy Partners LP

•	Pioneer Southwest Energy Partners L.P.

•	Vanguard Natural Resources, LLC

GP MLP peers:

•	Energy Transfer Equity, L.P.

•	Alliance Holdings GP, L.P.

•	NuStar GP Holdings, LLC

For each of the E&P MLP peers, based on Wall Street research, Deutsche Bank calculated estimated 2011 distribution per unit to price (which we refer to as the “2011E yield”), reserve value to 2011E production and enterprise value to 2011E EBITDA. For each of the GP MLP peers, Deutsche Bank calculated 2011E yield. Using its professional judgment and experience in the oil and gas sector, Deutsche Bank selected a 2011E yield range of 9.00% to 8.00%, a reserve value to 2011E production range of $18,000 to $22,000/Mcfe and an enterprise value to 2011E EBITDA range of 8.25x to 9.25x for the E&P MLP peers and a 2011E yield range of 6.00% to 5.00% for the GP MLP peers. Deutsche Bank applied these selected peer company ranges to AHD’s pro forma 2011E EBITDA, 2011E production and two calculations of AHD pro forma 2011E distribution per unit and 2011E EBITDA, based on Atlas Energy projections. This analysis resulted in a range of implied price per AHD common unit from $7.92 to $12.82 based on the E&P MLP peers and $13.88 to $17.33 based on the GP MLP peers, as compared to the closing price for AHD common units of $9.69 on November 8, 2010. Deutsche Bank calculated that these values implied a distribution per unit amount ranging from $4.16 to $6.74 based on the E&P MLP peers, $7.29 to $9.11 based on the GP MLP peers and $5.09 based on the closing price of AHD common units on November 8, 2010.

The foregoing summary is not a comprehensive description of all analyses performed and factors considered by Deutsche Bank in connection with preparing its opinion. The preparation of a fairness opinion is a complex analytical process involving the application of subjective business judgment in determining the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, is not readily susceptible to partial analysis or summary description. Deutsche Bank believes that its analyses must be considered as a whole and that considering any portion of such analyses and of the factors considered without considering all analyses and factors could create an incomplete or misleading view of the process underlying the opinion. In arriving at its fairness determination, Deutsche Bank did not assign specific weights to any particular analyses.

In conducting its analyses and arriving at its opinion, Deutsche Bank utilized a variety of generally accepted valuation methods. The analyses were prepared solely for the purpose of enabling Deutsche Bank to provide its opinion to the Atlas Energy board of directors as to the fairness of the total per share consideration to the holders of the common stock and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold or traded, which are inherently subject to uncertainty. In connection with its analyses, Deutsche Bank made, and was provided by Atlas Energy management with, numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond Atlas Energy’s control. Analyses based on estimates or forecasts of future results are not necessarily indicative of actual past or future values or results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of Atlas Energy, AHD or its affiliates, Deutsche Bank or any other person assumes responsibility if future results or actual values are materially different from these forecasts or assumptions.

The terms of the merger were determined through negotiations between Atlas Energy and Chevron and were approved by the Atlas Energy board of directors. Although Deutsche Bank provided advice to the Atlas Energy board of directors during the course of these negotiations, the decision to enter into the merger was solely that of the Atlas Energy board of directors. As described above under “Proposal 1: The Merger — Atlas Energy’s Reasons for the Merger; Recommendation of the Atlas Energy Board of Directors,” the opinion and presentation of Deutsche Bank to the Atlas Energy board of directors were only one of many factors considered by the Atlas Energy board of directors in making its determination to approve the merger. The Deutsche Bank opinion was provided to the Atlas Energy board of directors to assist it in connection with its consideration of the merger and does not constitute a recommendation to any holder of Atlas Energy common stock as to how to vote with respect to the merger.

Additional Information Relating to Deutsche Bank

The Atlas Energy board of directors selected Deutsche Bank as financial advisor in connection with the merger based on Deutsche Bank’s qualifications, expertise, reputation and experience in mergers and acquisitions. Atlas Energy has retained Deutsche Bank pursuant to a letter agreement dated October 26, 2010 (which we refer to as the “Deutsche Bank engagement letter”). As compensation for Deutsche Bank’s services in connection with the merger, Atlas Energy has agreed to pay Deutsche Bank a fee, a portion of which became payable upon delivery of its opinion (or would have become payable upon Deutsche Bank advising Atlas Energy that it was unable to render an opinion). Regardless of whether the merger is consummated, Atlas Energy has agreed to reimburse Deutsche Bank for reasonable fees, expenses and disbursements of Deutsche Bank’s counsel and all of Deutsche Bank’s reasonable travel and other out-of-pocket expenses incurred in connection with the merger or otherwise arising out of the engagement of Deutsche Bank under the Deutsche Bank engagement letter. Atlas Energy has also agreed to indemnify Deutsche Bank and certain related persons to the full extent lawful against certain liabilities, including certain liabilities under the federal securities laws arising out of its engagement or the merger.

Deutsche Bank is an internationally recognized investment banking firm experienced in providing advice in connection with mergers and acquisitions and related transactions. Deutsche Bank is an affiliate of Deutsche Bank AG (which, together with its affiliates, we refer to as the “DB group”). In the past two years, one or more members of the DB group provided, from time to time, investment banking, commercial banking (including extension of credit) and other financial services to Chevron and its affiliates for which it received compensation, including in connection with certain of Chevron’s divestment activities and Chevron’s corporate bonds. The DB group may also provide investment and commercial banking services to Chevron, Atlas Energy and AHD and their respective affiliates in the future, for which the DB group would expect to receive compensation. In the ordinary course of its business, members of the DB Group may actively trade in the securities and other instruments and obligations of Chevron, Atlas Energy and AHD for their own accounts and for the accounts of their customers. Accordingly, the DB Group may at any time hold a long or short position in these securities, instruments and obligations.

Atlas Energy Unaudited Prospective Financial Information

Atlas Energy does not, as a matter of course, publicly disclose forecasts as to future performance, earnings or other results due to the unpredictability of the underlying assumptions and estimates. However, in connection with the financial analysis conducted by Atlas Energy’s financial advisors, Atlas Energy provided Jefferies and Deutsche Bank with certain non-public unaudited prospective financial information based on estimates by Atlas Energy management. These estimates were prepared with respect to prospective financial information in connection with due diligence, and were not prepared with a view toward public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial data, published guidelines of the SEC regarding forward-looking statements or GAAP. A summary of this information is presented below.

While the financial forecasts were prepared in good faith, no assurance can be made regarding future events. The estimates and assumptions underlying the financial forecasts involve judgments with respect to, among other things, future economic, competitive, regulatory and financial market conditions and future business decisions that may not be realized and that are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, including, among other things, the inherent uncertainty of the business and economic conditions affecting the industries in which Atlas Energy operates, and the risks and uncertainties described under “Risk Factors” in Atlas Energy’s Annual Report on Form 10-K, as updated by subsequent Quarterly Reports on Form 10-Q, and in “Cautionary Statement Regarding Forward-Looking Statements,” all of which are difficult to predict and many of which are outside the control of Atlas Energy and will be beyond the control of the surviving corporation. There can be no assurance that the underlying assumptions will prove to be accurate or that the projected results will be realized, and actual results likely will differ, and may differ materially, from those reflected in the financial forecasts, whether or not the merger is completed. The inclusion in this document of the unaudited prospective financial information below should not be regarded as an indication that Atlas Energy or its board of directors considered, or now considers, these projections and forecasts to be a reliable predictor of future results. The financial forecasts are not fact and should not be relied upon as being necessarily indicative of future results, and readers of this document are cautioned not to place undue reliance on this information. None of the financial forecasts reflects any impact of the merger.

All of the financial forecasts summarized in this section were prepared by the management of Atlas Energy. Grant Thornton LLP (Atlas Energy’s independent registered public accounting firm) has not examined, compiled or otherwise performed any procedures with respect to the prospective financial information contained in these financial forecasts and, accordingly, Grant Thornton LLP has not expressed any opinion or given any other form of assurance with respect thereto and they assume no responsibility for the prospective financial information. The Grant Thornton LLP reports included in documents incorporated by reference into this document relate to the historical financial information of Atlas Energy. Such reports do not extend to the financial forecasts and should not be read to do so.

By including in this document a summary of certain financial forecasts, neither Atlas Energy nor any of its representatives has made or makes any representation to any person regarding the ultimate performance of Atlas Energy or the surviving corporation compared to the information contained in the financial forecasts. The financial forecasts summarized in this section have not been updated to reflect any changes since the date they were prepared or the actual results of operation of Atlas Energy. Other than as required by law, Atlas Energy does not undertake any obligation to update or otherwise revise the financial forecasts or financial information to reflect circumstances existing since their preparation or to reflect the occurrence of unanticipated events, even in the event that any or all of the underlying assumptions are shown to be in error, or to reflect changes in general economic or industry conditions.

The projected financial information set forth below includes financial measures that were not calculated in accordance with GAAP, namely EBITDA. EBITDA is calculated as operating income plus depreciation and amortization expense. Atlas Energy believes that these measures provide management with a useful alternative method for assessing its operating results. However, these measures do not provide a complete picture of Atlas Energy’s operations. Non-GAAP measures should not be considered a substitute for or superior to GAAP results.

The summary of the financial forecasts is not included in this document in order to induce any stockholder to vote in favor of the merger proposal or any of the other proposals to be voted on at the special meeting.

The following table presents selected unaudited prospective financial data for the fiscal years ending 2011 through 2015 which is included in the corporate development forecast:

	For the Fiscal Year Ending December 31,
	2011	2012	2013	2014	2015
Total EBITDA ($ in millions)	$190.6	$352.9	$547.5	$890.5	$1,111.2

Certain Assumptions:
Marcellus shale corporate wells drilled	108	171	300	300	300
NYMEX natural gas price ($/MMBtu)	$4.31	$4.99	$5.32	$5.50	$5.64

In preparing the projections above, Atlas Energy management made the following material assumptions:

•	none of the merger with Chevron or any of the related transactions with AHD and APL is consummated, and all transaction costs associated with such transactions are excluded;

•	no additional investment partnership funds are raised, and no wells are drilled for the account of an investment partnership other than to fulfill existing commitments;

•	all Marcellus shale corporate wells drilled are horizontal wells drilled pursuant to the joint venture arrangement with an affiliate of Reliance Industries Limited;

•	the drilling cost per Marcellus shale corporate well would be constant throughout the projections period;

•	the average estimated ultimate recovery per Marcellus shale corporate well would be 6 Bcf through 2014 and 4 Bcf thereafter;

•	a net severance tax of 2% of revenues is adopted in Pennsylvania, and there would otherwise be no legislative changes affecting the United States natural gas industry;

•	there would be no significant economic or regulatory changes to Atlas Energy’s key product markets; and

•	there would be no significant impact from any litigation.

Regulatory Matters

Completion of the merger is subject to expiration or termination of all applicable waiting periods under the HSR Act. Under the HSR Act, the merger may not be completed until the expiration or early termination of a 30-day waiting period following the filing of notification and report forms with the FTC and the Antitrust Division by Atlas Energy and Chevron. On November 29, 2010, Atlas Energy and Chevron filed the required notification and report forms under the HSR Act with the FTC and the Antitrust Division, and on December 10, 2010, the FTC granted early termination of the waiting period under the HSR Act.

At any time before or after completion of the merger, the Antitrust Division, the FTC or a state attorney general could take action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the merger or seeking divestiture of substantial businesses or assets of Atlas Energy or Chevron or their subsidiaries. Private parties may also initiate legal actions under the antitrust laws under certain circumstances. Atlas Energy and Chevron cannot give assurance that a challenge to the merger on antitrust grounds will not be made or, if a challenge is made, the result of such challenge. Such a challenge could result in the conditions to the merger not being satisfied prior to the outside date for the merger (as defined below under “The Merger Agreement — Termination”) or at all.

Financing

The merger agreement is not subject to a financing condition. It is estimated that the total amount required to consummate the merger and pay the cash merger consideration to Atlas Energy stockholders will be approximately $3.2 billion. Chevron expects that the necessary funds will be obtained from cash on hand.

Delisting and Deregistration of Atlas Energy Common Stock

If the merger is completed, Atlas Energy common stock will be delisted from the Nasdaq and deregistered under the Exchange Act, and Atlas Energy will no longer file periodic reports with the SEC.

Litigation Concerning the Merger

Following the announcement of the merger on November 9, 2010, the following actions were filed in the Delaware Court of Chancery, the Court of Common Pleas of Allegheny County, Pennsylvania and the U.S. District Court for the Western District of Pennsylvania, challenging the merger (other than Ussach, which challenges the Laurel Mountain acquisition, as described below): Muir v. Atlas Energy, Inc. et al., C.N. G.D. 10-20988 (Pa. Ct. Com. Pl. filed 11/9/10); Hansz v. Atlas Energy, Inc. et al., C.N. G.D. 10-21055 (Pa. Ct. Com. Pl. filed 11/10/10); Katsman v. Atlas Energy, Inc. et al., C.N. 5990-VCL (Del. Ch. filed 11/15/10); Nishihara v. Atlas Energy, Inc. et al., Case No. 2:10-cv-01526 (W.D. Pa. filed 11/15/10); Jacobs v. Cohen, et al., C.N. G.D. 10-21370 (Pa. Ct. Com. Pl. filed 11/16/10); Ussach v. Atlas Energy, Inc. et al., Case No. 2:10-cv-01533 (W.D. Pa. filed 11/16/10); Weber v. Atlas Energy, Inc. et al., C.N. 6006-VCL (Del. Ch. filed 11/19/10). The Pennsylvania state court actions were consolidated as In re Atlas Energy, Inc. Shareholders Class Action Litigation, Case No. G.D. 10-20988. The Delaware actions were consolidated as In re Atlas Energy, Inc. Shareholders Litigation, C.A. No. 5990-VCL (the “Consolidated Delaware Action”).

The complaints in the Pennsylvania and Delaware state courts and in the Nishihara action in federal court all raise substantially the same claims. All are purported class actions filed on behalf of all Atlas Energy public stockholders (other than those affiliated in any way with Atlas Energy) and assert claims of breaches of fiduciary duty in connection with the merger agreement by various directors and officers of Atlas Energy and aiding and abetting of those breaches by Atlas Energy. Several of these actions additionally assert aiding and abetting claims against Chevron and Merger Sub and/or affiliates of Atlas Energy. The Ussach complaint is a purported derivative action on behalf of APL challenging the Laurel Mountain acquisition and claiming unjust enrichment by Atlas Energy and breaches of fiduciary duty by APL GP, the members of its managing board and Atlas Energy. All of the actions seek injunctive relief against the merger (other than Ussach, where the plaintiff is seeking damages, disgorgement and rescission) and rescission of any portion thereof already consummated. Some of the actions seek monetary damages as well. On December 10, 2010, the Pennsylvania state court stayed the actions before it in favor of the Delaware actions. On December 28, 2010, the plaintiffs in the Consolidated Delaware Action filed an amended complaint (the “Amended Complaint”). The Amended Complaint names as defendants Atlas Energy, Chevron, Merger Sub and the directors of Atlas Energy and alleges breaches of fiduciary duties in connection with the merger by the individual defendants and aiding and abetting of those breaches by Atlas Energy, Chevron and Merger Sub. It also claims that the proxy statement contains material misstatements and omissions. Among other things, the Amended Complaint alleges that the proxy statement fails to disclose material information concerning the discussions and negotiations between Atlas Energy and Chevron as well as material information the Atlas Energy board of directors relied upon in recommending the merger, and that the proxy statement omits material information regarding the financial analyses performed by Jefferies and Deutsche Bank and the advisory fees received by those investment banks. It seeks, among other things, declaratory and injunctive relief enjoining the merger.

On December 21, 2010, the plaintiff in the Nishihara action filed an amended complaint (the “Amended Federal Complaint”). The Amended Federal Complaint names as defendants Atlas Energy, Chevron, Merger Sub and various directors and officers and alleges breaches of fiduciary duties in connection with the merger by the individual defendants and aiding and abetting of those breaches by Atlas Energy, Chevron and Merger Sub. It also alleges violations of the Exchange Act arising out of Atlas Energy’s disclosures in its proxy statement, which it claims, among other things, omits and/or misrepresents information about the merger process and omits material information regarding the financial analyses provided by Jefferies and Deutsche Bank and the advisory fees received by those financial advisors. It seeks, among other things, declaratory and injunctive relief enjoining the merger.

Predicting the outcome of these lawsuits is difficult. An adverse judgment for monetary damages could have a material adverse effect on the operations of the surviving corporation after the merger. A preliminary injunction could delay or jeopardize the completion of the merger, and an adverse judgment granting permanent injunctive relief could indefinitely enjoin completion of the merger. The defendants believe that the claims asserted against them in these lawsuits are without merit, and intend to defend themselves vigorously against the claims.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

Aside from their interests as Atlas Energy stockholders, Atlas Energy’s directors and executive officers have interests in the merger that may be different from, or in addition to, those of other Atlas Energy stockholders generally. The Atlas Energy board of directors was aware of and considered these interests, among other matters, in evaluating, negotiating and approving the merger agreement and the merger, and in recommending to the stockholders that the merger agreement be adopted. In considering the recommendation of the Atlas Energy board of directors that you vote to adopt the merger agreement, you should be aware of these interests. These interests and arrangements are discussed in more detail below.

Payments Provided to Executive Officers Under Employment Agreements

From 2004 to July 2009, Atlas Energy entered into employment agreements with four of its named executive officers, including Edward Cohen, Chairman and Chief Executive Officer of Atlas Energy, Jonathan Cohen, Vice Chairman of Atlas Energy, Matthew Jones, Chief Financial Officer of Atlas Energy, and Richard Weber, President and Chief Operating Officer of Atlas Energy. In addition, Atlas Energy entered into an employment letter with Eugene Dubay, Senior Vice President of Atlas Energy, President and Chief Executive Officer of AHD GP, President and Chief Executive Officer of APL GP and President and Chief Executive Officer of Atlas Pipeline Mid-Continent, LLC. In connection with the merger, the employment of each of the above executives (except Mr. Weber) will, immediately prior to the effective time of the merger, be terminated by Atlas Energy, and this termination will constitute a termination without “cause” of the executives under their respective employment agreements. As described in more detail below, Mr. Weber will terminate his employment from Atlas Energy approximately three months after the consummation of the merger, and this termination will be treated as a resignation for “good reason.”

Under the employment agreements, certain payments and benefits are provided to the executives upon a termination without cause or a resignation for good reason, as follows:

Edward E. Cohen

Under Edward Cohen’s employment agreement, dated May 14, 2004, as amended on December 31, 2008, if Edward Cohen’s employment with Atlas Energy is terminated without cause in connection with the merger, and if he executes and does not revoke a mutual release of claims against Atlas Energy, then he is entitled to receive:

•	a lump-sum cash payment in an amount equal to three times the average of the three highest amounts of annual total compensation received by him under his employment agreement;

•

full vesting of the pension benefit provided under his supplemental executive retirement plan, the present value of which Atlas Energy must fully fund by immediately contributing amounts to a “rabbi” trust upon the consummation of the merger;

•

a lump-sum cash advance from Atlas Energy (with an accompanying tax “gross-up”) in an amount equal to the COBRA premium cost for continued health coverage, less the premium charge that is paid by Atlas Energy employees, during the three years following his termination;

•

a lump-sum amount equal to the cost Atlas Energy would incur for life, disability and accident insurance coverage during such three-year period, less the premium charge that is paid by Atlas Energy employees (with an accompanying tax “gross-up”); and

•	a full “gross-up” for any excise taxes imposed under Section 4999 of the Internal Revenue Code.

Edward Cohen’s supplemental executive retirement plan annual benefit would be an amount equal to approximately $650,000 for the remainder of his life (or for at least 10 years if he dies before the end of the 10-year period after his benefit payments begin).

In addition, all outstanding, unvested equity awards issued by Atlas Energy, ATN, AHD and APL that are held by Edward Cohen at the time of his termination without cause would accelerate and vest in full, except that any equity awards granted within six months prior to his termination would not vest until six months from their date of grant.

Jonathan Z. Cohen

Under Jonathan Cohen’s employment agreement, dated January 30, 2009, if Jonathan Cohen’s employment with Atlas Energy is terminated without cause in connection with the merger, and if he executes and does not revoke a release of claims against Atlas Energy, then he is entitled to receive:

•

a lump-sum cash payment in an amount equal to three times the sum of his then-current base salary and the average of the cash bonuses he earned for the three calendar years preceding the year of termination; and

•	continuation of Atlas Energy-provided health and dental benefits for three years via reimbursement from Atlas Energy for any COBRA premium costs incurred by him in excess of active employee costs.

Atlas Energy may also fund the present value of the supplemental executive retirement plan benefits to which Jonathan Cohen is entitled by contributing amounts to a rabbi trust before or upon the consummation of the merger.

In addition, all outstanding, unvested equity awards issued by Atlas Energy and held by Jonathan Cohen would accelerate and vest in full, and all outstanding stock options, restricted stock units, and other equity grants with respect to the securities of any of ATN, AHD or APL would accelerate and vest in full.

Matthew A. Jones

Under Mr. Jones’s employment agreement, dated July 1, 2009, if Mr. Jones’ employment with Atlas Energy is terminated without cause in connection with the merger, and if he executes and does not revoke a release of claims against Atlas Energy, then he is entitled to receive the same payment and benefits (including accelerated vesting of equity awards) as Jonathan Cohen, except that Mr. Jones would receive a lump-sum cash payment in an amount equal to two times the sum of his then-current base salary and the average of the cash bonuses he earned for the three calendar years preceding the year in which the termination occurs, and he would receive continuation of Atlas Energy-provided health and dental benefits for two years via reimbursement from Atlas Energy for any COBRA premium costs incurred in excess of active employee costs. Mr. Jones would not be entitled to any supplemental executive retirement plan benefit funding because supplemental executive retirement plan benefits are not provided under his employment agreement.

Richard D. Weber

In connection with entering into the merger agreement and at Chevron’s request, on November 8, 2010, Atlas Energy and Mr. Weber entered into a third amendment, as amended and restated on December 30, 2010, to the Agreement for Services between Atlas Energy and Mr. Weber, dated April 5, 2006, as amended by Amendment No. 1, dated as of April 26, 2007, and further amended by Amendment No. 2, dated as of December 18, 2008 (we refer to such agreement as amended as the “Weber employment agreement”). Pursuant to this third amendment, Mr. Weber will provide certain employment and consulting services to Atlas Energy following the closing of the merger for the one-year period following the closing of the merger. In exchange for such services, Mr. Weber will be paid compensation in an amount equal to $2 million. In connection with Mr. Weber’s termination of employment (which will be treated as a termination of employment for “good reason” and which is expected to occur three months after the closing of the merger), Mr. Weber will receive the benefits provided under the Weber employment agreement, including $2 million in salary and bonus amounts as cash severance, continuation of company-provided healthcare coverage for one year, a full “gross-up” for any excise taxes under Section 4999 of the Internal Revenue Code and full vesting of any equity awards issued by Atlas Energy, AHD and APL held by Mr. Weber at the time of his termination. Except for Atlas Energy’s obligation to reimburse Mr. Weber’s reasonable legal fees in connection with the preparation of the third amendment and amendments made to comply with Section 409A of the Internal Revenue Code, the third amendment will be null and void if the closing of the merger does not occur.

Eugene N. Dubay

Under Mr. Dubay’s employment agreement, dated January 15, 2009, if Mr. Dubay’s employment with Atlas Energy is terminated without cause in connection with the merger, and if he executes and does not revoke a release of claims against Atlas Energy, then he is entitled to receive:

•

pro-rated cash incentive compensation for the year of termination, based on actual performance for the year and payable in cash in a lump sum on the date such payment would otherwise have been made had Mr. Dubay continued his employment with Atlas Energy;

•

a monthly severance payment for the remainder of the employment term (i.e., until January 15, 2012) in an amount equal to 1/12th of the sum of Mr. Dubay’s then-current annual base salary and the cash incentive award paid to Mr. Dubay for the fiscal year prior to the year of termination (i.e., 2010); and

•

continuation of Atlas Energy-provided health benefits for the remainder of the employment term (i.e., until January 15, 2012) via reimbursement from Atlas Energy for any COBRA premium costs incurred by Mr. Dubay in excess of active employee costs.

In addition, all outstanding, unvested equity awards held by Mr. Dubay at the time of his termination without cause, including equity awards issued by Atlas Energy, AHD and APL, would accelerate and vest in full.

The merger would constitute a “change in control” within the meaning of the above employment agreements and, in the case of Edward Cohen, Jonathan Cohen, Mr. Jones and Mr. Dubay, the termination of their employment with Atlas Energy would constitute a termination of the executives without cause. As noted above, pursuant to the third amendment, Weber will be deemed to have resigned for “good reason” approximately three months after the consummation of the merger. If the merger occurs on March 1, 2011, Atlas Energy estimates that the value of their severance and change-in-control benefits would be as follows:

Executive	Lump-sum Cash Severance Payment		Supplemental Executive Retirement Plan Benefits		Health and Welfare Benefit Continuation		Accelerated Vesting of Equity Awards[1]	Internal Revenue Code Section 280G “Gross-up”
Edward E. Cohen	$17,872,308		$6,500,000	[2]	$66,204	[3]	$6,472,241	$7,403,232
Jonathan Z. Cohen	$8,600,000		$1,120,000	[4]	$68,680		$5,704,035	N/A
Matthew A. Jones	$3,400,000		N/A		$40,065		$2,141,216	N/A
Richard D. Weber	$2,000,000	[5]	N/A		$17,674		$2,047,616	N/A	[6]
Eugene N. Dubay	$1,479,452	[7]	N/A		$15,538	[8]	$6,370,780	N/A

(1)	Assumes that the merger would occur on March 1, 2011 and that all unvested Atlas Energy, AHD, and APL equity awards held by the executives on November 23, 2010 would accelerate and be cashed out in connection with their respective terminations of employment by Atlas Energy. For purposes of these calculations, it has been assumed that (i) the price of a share of common stock of Atlas Energy on March 1, 2011 would be $45.00, (ii) the price of a common unit of AHD on March 1, 2011 would be $10.00 and (iii) the price of a common unit of APL on March 1, 2011 would be $24.00.

(2)	Calculated by multiplying the annual SERP benefit provided under his employment agreement (approximately $650,000) by 10 years, the guaranteed minimum number of years during which Edward Cohen (or his estate) would receive SERP benefits.

(3)	Includes the accompanying “gross-up” payments for healthcare continuation coverage and the lump-sum life insurance payment.

(4)	Calculated by multiplying the annual SERP benefit provided under his employment agreement (approximately $112,000) by 10 years, the guaranteed minimum number of years during which Jonathan Cohen (or his estate) would receive SERP benefits, without applying a present value discount.

(5)	Does not include the $2 million in payments Mr. Weber would receive pursuant to the third amendment as consideration for his providing services to Atlas Energy after the merger.

(6)	Note that Mr. Weber is entitled to a “gross-up” under the Weber employment agreement in the event that any payments to him in connection with the merger would constitute “excess parachute payments” within the meaning of Section 280G of the Internal Revenue Code.

(7)	Assumes that Mr. Dubay would receive a pro-rata payout of his 2011 bonus and that this amount would be equivalent to the projected 2010 bonus, pro-rated for the portion of 2011 worked by Mr. Dubay prior to the date of the closing of the merger (assumed to be March 1, 2011).

(8)	Assumes that benefit continuation coverage would cease on January 15, 2012.

Cash-Out and Vesting of Equity Awards Upon the Merger

The merger will constitute a “change in control” within the meaning of each of Atlas Energy’s equity compensation plans, including the (1) Atlas Energy, Inc. Stock Incentive Plan (as amended and restated as of October 28, 2008), (2) Atlas Energy, Inc. 2009 Stock Incentive Plan and (3) Atlas Energy Resources Assumed Long-Term Incentive Plan. Under the merger agreement, all awards granted under Atlas Energy’s equity plans, whether vested or exercisable, that are held by employees of Atlas Energy who will cease to be employed by Atlas Energy (which will include employees who will be transferred from Atlas Energy to AHD or a post-merger affiliate of AHD) will be “cashed out” at the effective time of the merger. These employees would include Edward Cohen, Jonathan Cohen, Mr. Jones and Mr. Dubay, in addition to the other executive officers of Atlas Energy (excluding Mr. Weber), including Sean P. McGrath (Chief Accounting Officer), Freddie M. Kotek (Executive Vice President) and Lisa Washington (Vice President, Chief Legal Officer and Secretary).

Retention/Incentive Program

In connection with the merger, Atlas Energy will establish a retention bonus pool in an aggregate amount of up to $10 million to be allocated (as determined by the compensation committee of the Atlas Energy board of directors) among senior management and key employees of Atlas Energy, but the named executive officers of Atlas Energy, each of whom are identified in the proxy statement filed by Atlas Energy with the SEC in connection with the 2010 annual meeting of Atlas Energy stockholders, will not receive any portion of such retention bonuses.

Continued Roles at AHD GP and APL GP

Certain of Atlas Energy’s current directors and executive officers, including Edward Cohen, Jonathan Cohen and Matthew Jones, currently serve as directors or executive officers of AHD GP or APL GP, and are expected to continue in those roles following the merger, and certain of Atlas Energy’s current directors and executive officers may become directors or executive officers of AHD GP or APL GP following the merger.

Indemnification and Insurance of Atlas Energy Directors and Executive Officers

Prior to the effective time of the merger, Atlas Energy will, and if Atlas Energy is unable to, Chevron will cause the surviving corporation to, obtain and fully pay for “tail” prepaid insurance policies with a claims period of six years from and after the effective time of the merger from an insurance carrier believed to be sound and reputable with respect to directors’ and officers’ liability insurance and fiduciary insurance (collectively referred to as “D&O insurance”) for current and former directors and officers of Atlas Energy and its subsidiaries (other than any current or former director of APL or its subsidiaries) (collectively referred to as the “indemnified parties”), but only with respect to each indemnified party’s status as a director or officer of Atlas Energy or an Atlas Energy subsidiary (other than APL or its subsidiaries), and only for facts and events that occurred at or prior to the effective time of the merger. The insurance policies must have terms, conditions, retentions and limits of coverage at least as favorable as Atlas Energy’s existing D&O insurance with respect to matters existing or occurring prior to the effective time of the merger (including with respect to acts or omissions occurring in connection with the merger agreement, the AHD transaction agreement, the Laurel Mountain purchase agreement, and the consummation of the transactions contemplated thereby). The annual premium for the “tail” prepaid insurance policies must not exceed 250% of the last annual premium paid by Atlas Energy for its D&O insurance prior to the execution of the merger agreement. If such “tail” prepaid insurance policies have been obtained, Chevron will, and will cause the surviving corporation after the effective time of the merger to, maintain such policies in full force and effect, for their full term, and continue to honor its obligations thereunder.

If Atlas Energy and the surviving corporation for any reason fail to obtain such “tail” prepaid insurance policies as of the effective time of the merger, the surviving corporation will, and Chevron will cause the surviving corporation to, maintain in effect, at no expense to the beneficiaries, for the benefit of the indemnified parties, for a period of six years from and after the effective time of the merger, D&O insurance with terms, conditions, retentions and limits of coverage at least as favorable as Atlas Energy’s existing D&O insurance with respect to matters existing or occurring prior to the effective time of the merger (including with respect to acts or omissions occurring in connection with the merger agreement, the AHD transaction agreement, the Laurel Mountain purchase agreement and the consummation of the transactions contemplated thereby), from an insurance carrier believed to be sound and reputable with respect to D&O insurance. However, neither Chevron nor the surviving corporation is required to expend annually in excess of 250% of the last annual premium paid by Atlas Energy for its D&O insurance prior to the execution of the merger agreement, and, to the extent that the annual premiums of such coverage exceed that amount, the surviving corporation is required to obtain as much similar insurance as is reasonably practicable for an annual premium equal to 250% of such annual premium.

Additionally, all rights to exculpation, indemnification and advancement of expenses for acts or omissions occurring prior to the effective time of the merger existing in favor of the current or former directors, officers or employees of Atlas Energy or any subsidiary of Atlas Energy, as provided in the formation and governing documents of such entities, will survive the merger and will continue in full force and effect in accordance with their terms. From and after the effective time of the merger, the surviving corporation will pay, perform and discharge, in accordance with their respective terms, the obligations of Atlas Energy or any subsidiary of Atlas Energy (including subsidiaries being acquired by AHD in the AHD sale) with respect to such rights to exculpation, indemnification and advancement of expenses. The rights of the indemnified parties under the merger agreement are in addition to any rights such indemnified parties may have under the certificate of incorporation or bylaws, or equivalent documents, of Atlas Energy or any of its subsidiaries, or under any applicable contracts or laws. The rights of the indemnified parties under the merger agreement are intended to be for the benefit of, and may be enforced by, the indemnified parties.

The obligations of Chevron and the surviving corporation to the indemnified parties under the merger agreement may not be terminated, amended or modified in any manner so as to materially and adversely affect any person entitled to indemnification or insurance coverage pursuant to the provisions described above (including their successors, heirs and legal representatives) without the consent of such affected person.

In addition, AHD and Atlas Energy have agreed to take certain actions relating to D&O insurance in the AHD transaction agreement which may entitle certain directors and officers of Atlas Energy to additional rights to exculpation, indemnification and advancement of expenses. See “The AHD Transaction Agreement — Other Covenants and Agreements — Indemnification and Insurance.”

Participation in New AHD Long-Term Employee Equity Incentive Plan

In connection with the closing of the AHD transactions, AHD will adopt a new long-term employee equity incentive plan, as described under “The AHD Transaction Agreement — 2010 AHD Long-Term Incentive Plan.” It is expected that certain executive officers and directors of Atlas Energy who will continue in their roles as executive officers and directors of AHD GP following the closing of the AHD transactions, including Edward Cohen, Jonathan Cohen, Matthew Jones and Eugene Dubay, will be eligible to receive incentive awards under such new equity plan.

Equity Securities of AHD and APL

Certain of Atlas Energy’s executive officers and directors beneficially own equity securities of AHD or APL, the value of which may be affected by the merger agreement, the AHD transaction agreement, the Laurel Mountain purchase agreement or the transactions contemplated thereby.

Non-Employee Directors: Vesting and Cash-Out of Deferred Units Awarded Under Company Equity Plans Upon a Change in Control

The merger would constitute a “change in control” within the meaning of each of Atlas Energy’s equity compensation plans. Upon the merger, all deferred units held by Atlas Energy’s non-employee directors would fully vest and be converted into the right to receive the cash merger consideration, as provided in the merger agreement and summarized in “The Merger Agreement — Treatment of Atlas Energy Stock Option and Other Equity-Based Awards.”

Reduction of Change-in-Control Payments and Benefits

Atlas Energy may enter into agreements with its officers to provide that each officer’s aggregate “excess parachute payments” (as defined in Section 280G of the Internal Revenue Code) will be reduced to the extent necessary such that the officer will not be subject to any excise taxes imposed under Section 4999 of the Internal Revenue Code as a result of the payment of any amounts or benefits in connection with the merger and the related transactions (if such a reduction would place the employee in a better after-tax position than had the payments and benefits not been reduced).

APPRAISAL RIGHTS

Under the General Corporation Law of the State of Delaware (which we refer to as the “DGCL”), Atlas Energy stockholders have the right to dissent from the merger and to receive payment in cash for the fair value of their Atlas Energy common stock as determined by the Delaware Court of Chancery, together with a fair rate of interest, if any, as determined by the court, in lieu of the cash merger consideration. These rights are known as appraisal rights. Atlas Energy stockholders electing to exercise appraisal rights must comply with the provisions of Section 262 of the DGCL in order to perfect their rights.

The following is intended as a brief summary of the material provisions of the Delaware statutory procedures required to be followed by a stockholder in order to dissent from the merger and perfect appraisal rights.

This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Section 262 of the DGCL, the full text of which appears in Annex D to this document. Failure to precisely follow any of the statutory procedures set forth in Section 262 of the DGCL may result in a termination or waiver of your appraisal rights.

Section 262 requires that stockholders be notified that appraisal rights will be available not less than 20 days before the stockholders’ meeting to vote on the merger. A copy of Section 262 must be included with such notice. This document constitutes Atlas Energy’s notice to its stockholders of the availability of appraisal rights in connection with the merger in compliance with the requirements of Section 262. If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262 contained in Annex D since failure to timely and properly comply with the requirements of Section 262 will result in the loss of your appraisal rights under the DGCL.

If you elect to demand appraisal of your shares, you must satisfy each of the following conditions:

•

You must deliver to Atlas Energy a written demand for appraisal of your shares before the vote with respect to the merger is taken. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or voting against the adoption of the merger agreement. Voting against or failing to vote for the adoption of the merger agreement by itself does not constitute a demand for appraisal within the meaning of Section 262 of the DGCL.

•

You must not vote in favor of or consent to the adoption of the merger agreement. A vote in favor of the adoption of the merger agreement, by proxy, over the Internet, over the telephone or in person will constitute a waiver of your appraisal rights and will nullify any previously filed written demands for appraisal.

If you fail to comply with either of these conditions and the merger is completed, you will be entitled to receive the cash merger consideration as provided for in the merger agreement, but you will have no appraisal rights with respect to your shares of Atlas Energy common stock.

If the merger and the AHD distribution are completed, you will receive AHD common units in the AHD distribution whether or not you properly exercise your appraisal rights.

All demands for appraisal should be addressed to Atlas Energy, Inc., Westpointe Corporate Center One, 1550 Coraopolis Heights Road, 2nd Floor, Moon Township, Pennsylvania 15108, Attention: Secretary, must be delivered before the vote on the merger agreement is taken at the special meeting and should be executed by, or on behalf of, the record holder of the shares of Atlas Energy common stock. The demand must reasonably inform Atlas Energy of the identity of the stockholder and the intention of the stockholder to demand appraisal of his, her or its shares.

To be effective, a demand for appraisal by a holder of common stock must be made by, or in the name of, such registered stockholder, fully and correctly, as the stockholder’s name appears on his or her stock certificate(s). Beneficial owners who do not also hold the shares of record (including beneficial owners who hold their shares in street name) may not directly make appraisal demands to Atlas Energy. The beneficial holder must, in such cases, have the registered owner, such as a bank, broker or other nominee, submit the required demand in respect of those shares. If shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made by or for the fiduciary; and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. A record owner, such as a bank or broker, who holds shares as a nominee for others, may exercise his or her rights of appraisal with respect to the shares held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares as to which appraisal is sought. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares held in the name of the record owner.

If you hold your shares of common stock in a brokerage account or in other nominee form and you wish to exercise appraisal rights, you should consult with your broker or the other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee.

Within 10 days after the effective date of the merger, the surviving corporation must give written notice that the merger has become effective to each stockholder who has properly filed a written demand for appraisal and who did not vote in favor of or consent to the merger agreement. At any time within 60 days after the effective date of the merger, any stockholder who has demanded an appraisal but has not commenced an appraisal proceeding or joined an appraisal proceeding as a named party has the right to withdraw the demand and to accept the cash payment specified by the merger agreement for his or her shares of common stock. Within 120 days after the effective date of the merger, any stockholder who has complied with Section 262 will, upon written request to the surviving corporation, be entitled to receive a written statement setting forth the aggregate number of shares not voted in favor of the merger agreement and with respect to which demands for appraisal rights have been received and the aggregate number of holders of such shares. Such written statement will be mailed to the requesting stockholder within 10 days after such written request is received by the surviving corporation or within 10 days after expiration of the period for delivery of demands for appraisal, whichever is later. Within 120 days after the effective date of the merger, either the surviving corporation or any stockholder who has complied with the requirements of Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. Upon the filing of the petition by a stockholder, service of a copy of such petition must be made upon the surviving corporation. The surviving corporation has no obligation to file such a petition in the event there are dissenting stockholders. Accordingly, the failure of a stockholder to file such a petition within the period specified could nullify the stockholder’s previously written demand for appraisal.

If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to the surviving corporation, the surviving corporation will then be obligated, within 20 days after receiving service of a copy of the petition, to provide the Chancery Court with a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares and with whom agreements as to the value of their shares have not been reached by the surviving corporation. After notice, if so ordered by the Chancery Court, to dissenting stockholders who demanded appraisal of their shares, the Chancery Court is empowered to conduct a hearing upon the petition, and to determine those stockholders who have complied with Section 262 and who have become entitled to the appraisal rights provided thereby. The Chancery Court may require the stockholders who have demanded payment for their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with that direction, the Chancery Court may dismiss the proceedings as to that stockholder.

After determination of the stockholders entitled to appraisal of their shares of Atlas Energy’s common stock, the Chancery Court will appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, from the effective date of the merger through the date of payment of the judgment, which will be compounded quarterly and will accrue at a default rate 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. When the value is determined, the Chancery Court will direct the payment of such value, with interest, if any, to the stockholders entitled to receive the same, upon surrender by such holders of the certificates representing those shares.

In determining fair value, the Chancery Court is required to take into account all relevant factors. You should be aware that the fair value of your shares as determined under Section 262 could be more than, the same as, or less than the cash merger consideration.

Costs of the appraisal proceeding may be imposed upon the surviving corporation and the stockholders participating in the appraisal proceeding by the Chancery Court as the Chancery Court deems equitable in the circumstances. Upon the application of a stockholder, the Chancery Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal. Any stockholder who had demanded appraisal rights will not, after the effective date of the merger, be entitled to vote shares subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares, other than with respect to dividends or distributions payable to stockholders of record at a date prior to the effective date of the merger; however, if no petition for appraisal is filed within 120 days after the effective date of the merger, or if the stockholder delivers a written withdrawal of his or her demand for appraisal and an acceptance of the terms of the merger within 60 days after the effective date of the merger, then the right of that stockholder to appraisal will cease and that stockholder will be entitled to receive the cash payment for shares of his, her or its common stock pursuant to the merger agreement . Any withdrawal of a demand for appraisal made more than 60 days after the effective date of the merger may only be made with the written approval of the surviving corporation. In addition, no appraisal proceeding may be dismissed as to any stockholder without the approval of the Chancery Court, and such approval may be conditioned upon such terms as the Chancery Court deems just.

In view of the complexity of Section 262, Atlas Energy stockholders who may wish to dissent from the merger and pursue appraisal rights should consult their legal advisors.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following general discussion sets forth certain material U.S. federal income tax consequences of the AHD distribution concurrent with the exchange of shares of Atlas Energy common stock for cash in the merger to U.S. holders (as defined below) of Atlas Energy common stock. This discussion does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction, or under any U.S. federal laws other than those pertaining to income tax.

This discussion is based upon the Internal Revenue Code of 1986, as amended, the regulations promulgated under the Internal Revenue Code and court and administrative rulings and decisions, all as in effect on the date of this document. These laws may change, possibly retroactively, and any change could affect the accuracy of the statements and conclusions set forth in this discussion. This discussion addresses only those Atlas Energy stockholders that hold their shares of Atlas Energy common stock as a capital asset within the meaning of Section 1221 of the Internal Revenue Code. Further, this discussion does not address all aspects of U.S. federal income taxation that may be relevant to you in light of your particular circumstances or that may be applicable to you if you are subject to special treatment under the U.S. federal income tax laws, including if you are:

•	a financial institution;

•	a tax-exempt organization;

•	an S corporation or other pass-through entity (or an investor in an S corporation or other pass-through entity);

•	an insurance company;

•	a mutual fund;

•	a dealer or broker in stocks and securities, or currencies;

•	a trader in securities that elects mark-to-market treatment;

•	a holder of Atlas Energy common stock subject to the alternative minimum tax provisions of the Internal Revenue Code;

•	a holder of Atlas Energy common stock that received Atlas Energy common stock through the exercise of an employee stock option, through a tax qualified retirement plan or otherwise as compensation;

•	a holder of warrants to purchase Atlas Energy common stock;

•	a person that is not a U.S. holder (as defined below);

•	a person that has a functional currency other than the U.S. dollar;

•	a holder of Atlas Energy common stock that holds Atlas Energy common stock as part of a hedge, straddle, constructive sale, conversion or other integrated transaction; or

•	a U.S. expatriate.

The determination of the actual tax consequences of the AHD distribution and the merger to you will depend on your specific situation and on factors that are not within Atlas Energy’s control. You should consult with your own tax advisor as to the tax consequences of the AHD distribution and the merger in your particular circumstances, including the applicability and effect of the alternative minimum tax and any state, local, foreign or other tax laws and of changes in those laws. For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Atlas Energy common stock that is for U.S. federal income tax purposes (1) an individual citizen or resident of the United States, (2) a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia, (3) a trust if (x) a U.S. court is able to exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust or (y) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person or (4) an estate that is subject to U.S. federal income tax on its income regardless of its source.

The U.S. federal income tax consequences to a partner in an entity or arrangement treated as a partnership, for U.S. federal income tax purposes, that holds Atlas Energy common stock generally will depend on the status of the partner and the activities of the partnership. Partners in a partnership holding Atlas Energy common stock should consult their own tax advisors.

Tax Consequences of the AHD Distribution and the Merger Generally

The U.S. federal income tax consequences of the AHD distribution and the merger to U.S. holders may differ depending on whether the AHD distribution and the merger are treated as a single integrated transaction or as two separate transactions for U.S. federal income tax purposes. Chevron and Atlas Energy (which will be a wholly owned subsidiary of, and will be controlled by, Chevron following the merger) intend to treat and report the AHD distribution and the merger as two separate transactions.

If the AHD distribution and the merger are treated as two separate transactions, Atlas Energy stockholders will be treated as receiving a “dividend” distribution in the AHD distribution in respect of their shares of Atlas Energy common stock and as selling, in a separate transaction, their shares of Atlas Energy common stock in the merger immediately after the AHD distribution. Accordingly, an amount equal to the fair market value of the AHD common units received by an Atlas Energy stockholder in the AHD distribution would generally (1) be treated as a dividend to the Atlas Energy stockholder to the extent of Atlas Energy’s current or accumulated earnings and profits, (2) to the extent such amount exceeds Atlas Energy’s earnings and profits, it would be applied to reduce, but not below zero, each Atlas Energy stockholder’s adjusted basis in such Atlas Energy stockholder’s shares of Atlas Energy common stock, and (3) to the extent such amount exceeds the sum of the amounts described in (1) and (2), would be taxable as capital gain to each Atlas Energy stockholder. The tax basis of the AHD common units received by Atlas Energy stockholders in the AHD distribution would be equal to the fair market value of such units on the date of the AHD distribution. The holding period of the AHD common units received in the AHD distribution would commence on the day after the AHD distribution. In the merger, each Atlas Energy stockholder would generally recognize gain or loss in an amount equal to the difference between the amount of cash received and such Atlas Energy stockholder’s adjusted basis in the shares of Atlas Energy common stock immediately prior to the merger, taking into account the effect of the AHD distribution on such adjusted basis as described above. Any such gain or loss would generally be long-term capital gain or loss if the Atlas Energy stockholder’s holding period in the shares of Atlas Energy common stock immediately prior to the AHD distribution is more than one year. The amount and character of gain or loss must be calculated separately for each identifiable block of shares of Atlas Energy common stock surrendered. The deductibility of capital losses is subject to certain limitations.

Receipt of an opinion of counsel with respect to tax matters is not a condition to the obligations of the parties to consummate the AHD distribution or merger, and no ruling has been or will be obtained from the Internal Revenue Service in connection with the AHD distribution or the merger. The IRS could challenge the treatment of the AHD distribution and the merger as two separate transactions for U.S. federal income tax purposes, and such a challenge, if successful, could result in the AHD distribution and the merger being treated as a single integrated transaction with respect to the Atlas Energy stockholders in which the AHD distribution would be treated as a redemption of shares of Atlas Energy common stock in connection with the complete termination of Atlas Energy stockholders’ interests in Atlas Energy. Under such characterization, Atlas Energy stockholders would generally recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference between (1) the sum of the amount of cash received in the merger and the fair market value, determined as of the date of the AHD distribution, of the AHD common units received in the AHD distribution, and (2) such Atlas Energy stockholder’s adjusted tax basis in the shares of Atlas Energy common stock, determined immediately prior to the AHD distribution, surrendered in the merger. Any such gain or loss would generally be long-term capital gain or loss if the Atlas Energy stockholder’s holding period in the shares of Atlas Energy common stock immediately prior to the AHD distribution is more than one year. The amount and character of gain or loss must be calculated separately for each identifiable block of shares of Atlas Energy common stock surrendered. The deductibility of capital losses is subject to certain limitations. The tax basis of the AHD common units received by Atlas Energy stockholders in the AHD distribution would be equal to the fair market value of such units on the date of the AHD distribution. The holding period of the AHD common units received in AHD distribution would commence on the day after the AHD distribution.

Each Atlas Energy stockholder is urged to consult his tax advisor regarding the manner in which gain or loss should be calculated as a result of the AHD distribution and the merger.

Backup Withholding

If you are a non-corporate holder of Atlas Energy common stock you may be subject to information reporting and backup withholding (currently at a rate of 28%) on any cash payments you receive. You generally will not be subject to backup withholding, however, if you:

•

furnish a correct taxpayer identification number, certify that you are not subject to backup withholding on the substitute Form W-9 or successor form included in the election form/letter of transmittal you will receive and otherwise comply with all the applicable requirements of the backup withholding rules; or

•	provide proof that you are otherwise exempt from backup withholding.

Any amounts withheld under the backup withholding rules will generally be allowed as a refund or credit against your United States federal income tax liability, provided you timely furnish the required information to the Internal Revenue Service.

This summary of certain material U.S. federal income tax consequences is for general information only and is not tax advice. Holders are urged to consult their tax advisors with respect to the application of U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the U.S. federal estate or gift tax rules, or under the laws of any state, local, foreign or other taxing jurisdiction or under any applicable tax treaty.

THE MERGER AGREEMENT

The following summary describes material provisions of the merger agreement. This summary is subject to, and qualified in its entirety by reference to, the merger agreement, which is attached to this document as Annex A and is incorporated by reference into this document. You are urged to read the merger agreement carefully and in its entirety, as it is the legal document governing the merger.

The merger agreement and the following summary have been included to provide you with information regarding the terms of the merger agreement and the transactions described in this document. The representations and warranties contained in the merger agreement are not intended to be a source of business or operational information about Atlas Energy or Chevron, as such representations and warranties are made as of a specified date or dates, are tools used to allocate risk between the parties, are subject to contractual standards of knowledge and materiality and are modified or qualified by information contained in the parties’ public filings and in the disclosure schedules exchanged by the parties. Business and operational information regarding Atlas Energy can be found elsewhere in this document and in the other public documents that Atlas Energy files with the SEC. See “Where You Can Find More Information.”

Structure; Effective Time

The merger agreement provides that, subject to the terms and conditions of the merger agreement and in accordance with the Delaware General Corporation Law, Merger Sub will merge with and into Atlas Energy, with Atlas Energy surviving as an indirect wholly owned subsidiary of Chevron but renamed as “Arkhan Corporation.”

The effective time of the merger will occur at the time that the certificate of merger is filed with the Secretary of State of the State of Delaware on the closing date of the merger (or such later time as is agreed by Chevron and Atlas Energy and specified in the certificate of merger).

What Atlas Energy Stockholders Will Receive if the Merger is Completed

If the merger with Chevron and the related transactions with AHD and APL are completed, holders of outstanding shares of Atlas Energy common stock will be entitled to receive for each share of Atlas Energy common stock owned by them as of immediately prior to the merger (subject to any applicable tax withholding):

•	$38.25 in cash, without interest; and

•	a pro-rata share of all common units of AHD that will be held by Atlas Energy as of such time, which we estimate to be approximately 0.523 of an AHD common unit per share of Atlas Energy common stock.

The $38.25 per share in cash will be distributed to Atlas Energy stockholders as of immediately prior to the merger in the form of the cash merger consideration. The AHD common units will be distributed to the Atlas Energy stockholders as of immediately prior to the merger through a distribution declared by the Atlas Energy board of directors.

No fractional AHD common units will be distributed. Stockholders will receive a cash payment in lieu of any fractional AHD common units that otherwise would be distributed in the AHD distribution. Holders of restricted shares of Atlas Energy common stock will receive the same consideration described above for their restricted shares as holders of unrestricted shares of Atlas Energy common stock.

Treatment of Atlas Energy Stock Option and Other Equity-Based Awards

Atlas Energy Options

Adjustment for the AHD Distribution. Stock options to acquire Atlas Energy common stock will not entitle their holders to receive AHD common units in the AHD distribution. Accordingly, to the extent an Atlas Energy stock option is outstanding as of the AHD distribution, the per-share exercise price of such stock option, whether vested or unvested, will be adjusted to account for the value of the AHD common units, as follows: The per-share exercise price of the stock option will be reduced by an amount (which we refer to as the “AHD distribution adjustment amount”), rounded down to the nearest penny, equal to (1) the aggregate number of AHD common units to be distributed in the AHD distribution, multiplied by (2) the average closing price of AHD common units on the New York Stock Exchange over the five trading days immediately preceding (but not including) the record date for the AHD distribution, divided by (3) the aggregate number of outstanding shares of Atlas Energy common stock as of the record time for the AHD distribution.

Treatment of Atlas Energy Options in the Merger. Following the reduction in exercise price described in the prior paragraph, each Atlas Energy stock option will either be cashed out or converted into an equivalent Chevron stock option in connection with the merger, depending on whether (1) the holder of the Atlas Energy stock option will cease to be employed by Atlas Energy (or not be employed by Chevron) immediately after the merger and (2) the Atlas Energy stock option is vested or unvested as of the effective time of the merger:

•

Vested and Unvested Options Held by Employees Who Cease to Be Employed by Atlas Energy. All Atlas Energy stock options (whether vested or unvested) held by employees who will cease to be employed by Atlas Energy (or not employed by Chevron) immediately after the merger, including those employees who will become employees of AHD, will automatically be “cashed out” and converted into the right to receive an amount of cash equal to (1) the amount by which $38.25 exceeds the exercise price per share of such option (taking into account the reduction to such exercise price described above as a result of the adjustment for the AHD distribution), multiplied by (2) the number of shares of Atlas Energy common stock subject to the option.

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Vested Options Held by Employees Who Will Continue to Be Employed by Atlas Energy. Atlas Energy stock options that are vested as of, or would vest upon, the effective time of the merger and held by employees who will continue to be employed by Atlas Energy (or become employed by Chevron) immediately after the merger will be “cashed out” in the merger according to the same formula as described in the prior bulleted paragraph.

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Unvested Options Held by Employees Who Will Continue to Be Employed by Atlas Energy. Atlas Energy stock options that are unvested as of the effective time of the merger and held by an employee who will continue to be employed by Atlas Energy (or become employed by Chevron) immediately after the merger will be converted into a Chevron stock option with terms and conditions substantially identical to those of the associated Atlas Energy stock option, except that:

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the number of shares of Chevron common stock subject to each such Chevron stock option will be equal to the number of shares of Atlas Energy common stock subject to such Atlas Energy stock option multiplied by a fraction (which we refer to as the “award exchange ratio”), the numerator of which is $38.25 and the denominator of which is the average closing price of Chevron common stock on the New York Stock Exchange over the five trading days immediately preceding (but not including) the date on which the effective time of the merger occurs (rounded down to the nearest whole share); and

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the exercise price per share of such Chevron stock option will equal the per-share exercise price of such Atlas stock option (taking into account the reduction to such exercise price described above as a result of the adjustment for the AHD distribution) divided by the award exchange ratio (rounded up to the nearest penny).

Atlas Energy Restricted Stock Units

Adjustment for the AHD Distribution. Atlas Energy restricted stock units will not entitle their holders to receive AHD common units in the AHD distribution. Accordingly, if an Atlas Energy restricted stock unit is outstanding as of the AHD distribution, the number of shares of Atlas Energy common stock subject to the award, whether vested or unvested, will be adjusted to account for the value of the distributed AHD common units, as follows: the number of shares of Atlas Energy common stock subject to the award will be increased by a number (rounded down to the nearest whole share) equal to (1) the aggregate number of shares of Atlas Energy common stock subject to the award prior to such increase, multiplied by (2) the AHD distribution adjustment amount (as defined above), divided by (3) an amount equal to the average closing price of Atlas Energy common stock on the Nasdaq over the five trading days immediately preceding (but not including) the record date for the AHD distribution, minus the AHD distribution adjustment amount.

Treatment of Atlas Energy Restricted Stock Units in the Merger. Following this increase in the number of shares of Atlas Energy common stock subject to the award, as described in the preceding paragraph, Atlas Energy restricted stock units will either be cashed out or converted into an equivalent Chevron restricted stock unit in connection with the merger depending on whether (1) the holder of the Atlas Energy restricted stock unit will cease to be employed by Atlas Energy (or not be employed by Chevron) immediately after the merger and (2) the Atlas Energy restricted stock unit is vested or unvested as of the effective time of the merger:

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Vested and Unvested Restricted Stock Units Held by Employees Cease to Be Employed by Atlas Energy. All Atlas Energy restricted stock units (whether vested or unvested) held by employees who will cease to be employed by Atlas Energy immediately after the merger, including those employees who will become employees of AHD, will automatically be “cashed out” and converted into the right to receive an amount of cash equal to (1) the number of shares of Atlas Energy common stock subject to such restricted stock unit (taking into account the increase in such number described above as a result of the adjustment for the AHD distribution), multiplied by (2) $38.25.

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Vested Restricted Stock Units Held by Employees Who Will Continue to Be Employed by Atlas Energy. Atlas Energy restricted stock units that are vested as of or would vest upon the effective time of the merger and held by employees who will continue to be employed by Atlas Energy (or become employed by Chevron) immediately after the merger will be “cashed out” in the merger according to the same formula as described in the prior bulleted paragraph.

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Unvested Restricted Stock Units Held by Employees Who Will Continue to Be Employed by Atlas Energy. Atlas Energy restricted stock units that are unvested as of the effective time of the merger and held by employees who will continue to be employed by Atlas Energy (or become employed by Chevron) immediately after the merger will be converted into a Chevron restricted stock unit, with terms and conditions substantially identical to those of the associated Atlas Energy restricted stock unit, except that the number of shares of Chevron common stock subject to each such Chevron restricted stock unit will be equal to the number of shares of Atlas Energy common stock subject to such Atlas Energy restricted stock unit (taking into account the increase in such number described above as a result of the adjustment for the AHD distribution) multiplied by the award exchange ratio.

Atlas Energy Deferred Units and Phantom Units

Adjustment for the AHD Distribution. Atlas Energy deferred units and phantom units will not entitle their holders to receive AHD common units in the AHD distribution. Accordingly, if an Atlas Energy deferred unit or phantom unit is outstanding as of the AHD distribution, the number of shares of Atlas Energy common stock subject to the award, whether vested or unvested, will be adjusted to account for the value of the distributed AHD common units, as follows: The number of shares of Atlas Energy common stock subject to the award will be increased by a number (rounded down to the nearest whole share) equal to (1) the aggregate number of shares of Atlas Energy common stock subject to the award prior to such increase, multiplied by (2) the AHD distribution adjustment amount (as defined above), divided by (3) an amount equal to the average closing price of Atlas Energy common stock on the Nasdaq over the five trading days immediately preceding (but not including) the record date for the AHD distribution, minus the AHD distribution adjustment amount.

Treatment of Atlas Energy Deferred Units and Phantom Units in the Merger. Following this increase in the number of shares of Atlas Energy common stock subject to each award of deferred units or phantom units, as described in the preceding paragraph, Atlas Energy deferred units and phantom units will automatically be fully vested and converted into the right to receive an amount of cash equal to (1) the number of shares of Atlas Energy common stock subject to such award (taking into account the increase in such number described above as a result of the adjustment for the AHD distribution), multiplied by (2)  $38.25.

Exchange and Payment Procedures

At or prior to the closing of the merger, Chevron must deliver or cause to be delivered, in trust, to a paying agent appointed by Chevron and reasonably acceptable to Atlas Energy, for the benefit of the holders of Atlas Energy common stock at the effective time of the merger, sufficient funds for timely payment of the aggregate cash merger consideration to be paid pursuant to the merger agreement.

Promptly after the effective time of the merger and in no event more than four business days thereafter, the paying agent will mail a letter of transmittal and instructions to you and the other stockholders. The letter of transmittal and instructions will tell you how to surrender your common stock certificates or shares you may hold represented by book entry (which we refer to as “book-entry shares”) in exchange for the cash merger consideration.

You should not return your stock certificates with the enclosed proxy card, and you should not forward your stock certificates to the paying agent without a letter of transmittal.

The cash merger consideration may be paid to a person other than the person in whose name the corresponding certificate or book entry share is registered if the person who surrenders the certificate or book-entry share pays any transfer or other applicable taxes or establishes to the satisfaction of the paying agent that such taxes have been paid or are not applicable.

No interest will be paid or will accrue on the cash merger consideration payable upon surrender of the certificates or book-entry shares. Atlas Energy, Chevron, Merger Sub and the paying agent will be entitled to deduct, withhold and pay to the appropriate taxing authorities any applicable taxes from the cash merger consideration. Any sum that is withheld and paid to a taxing authority by the paying agent will be deemed to have been paid to the person with regard to whom it is withheld.

At and after the effective time of the merger, there will be no further transfers on the transfer books of shares of Atlas Energy common stock that were outstanding immediately prior to the effective time of the merger. If, after the effective time of the merger, certificates are presented to the surviving corporation for transfer, they will be cancelled and exchanged for the applicable cash merger consideration.

Any portion of the cash merger consideration deposited with the paying agent that remains undistributed to former holders of Atlas Energy common stock for six months after the effective time of the merger will be delivered to the surviving corporation. Former holders of Atlas Energy common stock who have not complied with the above-described exchange and payment procedures may thereafter look only to the surviving corporation for payment of the applicable cash merger consideration. None of Atlas Energy, Chevron, Merger Sub or the paying agent will be liable to any former holders of Atlas Energy common stock for any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar laws.

Prior to the effective time of the merger, Atlas Energy will cause the transactions contemplated by the merger agreement and any other dispositions of equity securities of Atlas Energy in connection with the merger agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act to be exempt under Rule 16b-3 promulgated under the Exchange Act.

If you have lost a certificate, or if it has been stolen or destroyed, then before you will be entitled to receive the cash merger consideration, you will have to make an affidavit of the loss, theft or destruction, and if required by the paying agent, post a bond as indemnity with respect to that certificate. These procedures will be described in the letter of transmittal that you will receive, which you should read carefully in its entirety.

Representations and Warranties

In the merger agreement, Atlas Energy has made representations and warranties to Chevron and Merger Sub regarding, among other things:

•	corporate matters, including due organization, good standing and qualification, of Atlas Energy and its subsidiaries;

•	capitalization;

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corporate authority and authorization of Atlas Energy, AHD GP, AHD, APL GP, APL and ATN to enter into the merger agreement, the AHD transaction agreement and the Laurel Mountain purchase agreement and to consummate the transactions contemplated by the merger agreement, the AHD transaction agreement and the Laurel Mountain purchase agreement, and the enforceability of those agreements against the parties thereto, as applicable;

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approval of the merger agreement, the AHD transaction agreement and the Laurel Mountain purchase agreement and the transactions contemplated thereby, by the respective boards of directors or similar governing bodies of Atlas Energy, AHD GP and APL GP, among others, as applicable;

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the absence of conflicts with, defaults under or breaches of the governing documents of Atlas Energy or any subsidiary of Atlas Energy, applicable laws or certain agreements as a result of Atlas Energy, AHD GP, AHD, APL GP, APL or ATN entering into the merger agreement, the AHD transaction agreement or the Laurel Mountain purchase agreement and consummating the transactions contemplated by those agreements, as applicable;

•	required governmental filings and consents;

•	the timely filing and accuracy of periodic reports and other filings with the SEC of Atlas Energy, AHD and APL since January 1, 2008, as well as with respect to financial statements contained therein;

•	reporting obligations of Atlas Energy’s subsidiaries under the Exchange Act;

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compliance of Atlas Energy, AHD and APL with the Sarbanes-Oxley Act and the applicable listing and corporate governance rules and regulations of the Nasdaq or the New York Stock Exchange, as applicable;

•	the absence of outstanding extensions of credit to directors or executive officers of Atlas Energy or any subsidiary of Atlas Energy;

•	preparation of financial statements of Atlas Energy, AHD and APL in accordance with generally accepted accounting principles;

•	the absence of material changes in financial accounting methods by Atlas Energy, AHD or APL since December 31, 2007;

•	off-balance sheet arrangements;

•	internal controls and disclosure controls;

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undisclosed liabilities of Atlas Energy or any of the subsidiaries of Atlas Energy that will be subsidiaries of Atlas Energy after the consummation of the AHD transactions and the Laurel Mountain acquisition (which subsidiaries we refer to as the “post-merger subsidiaries”);

•	Atlas Energy’s proxy statement and certain other filings to be made in connection with the merger and the related transactions with AHD and APL;

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conduct of Atlas Energy’s business in the ordinary course since December 31, 2009, and absence of any circumstance, change, event, occurrence or development that has resulted in or would reasonably be expected to result in a material adverse effect (as defined below);

•	absence of certain legal proceedings (pending or threatened) and orders;

•	applicability of certain regulations;

•	information relating to, and the preparation methodology of, certain oil and gas reserve reports;

•	title to real and personal property;

•	certain matters relating to certain oil and gas wells, leases, contracts and other interests;

•	accuracy of the representations and warranties of APL contained in the Laurel Mountain purchase agreement;

•	derivatives positions;

•	employee benefit plans and ERISA matters;

•	compliance with applicable laws, and possession of and compliance with permits;

•	tax matters;

•	intellectual property matters;

•	environmental matters;

•	labor matters;

•	board of director approval and stockholder approval;

•	matters with respect to certain material contracts;

•	insurance matters;

•	interested party transactions since December 31, 2009;

•	broker’s fees payable in connection with the merger;

•	receipt by Atlas Energy, the AHD special committee and the APL special committee of certain opinions from financial advisors; and

•	certain conflicts of interest with Chevron.

Many of Atlas Energy’s representations and warranties are qualified by a “material adverse effect” standard (that is, they will not be deemed to be untrue or incorrect unless their failure to be true or correct, individually or in the aggregate, would have a material adverse effect). Certain of Atlas Energy’s representations and warranties are also qualified by a general materiality standard. “Material adverse effect” for purposes of the merger agreement means any circumstance, change, event, occurrence, development or effect that has a material adverse effect on the assets or business of Atlas Energy and the post-merger subsidiaries, after giving effect to the related transactions with AHD and APL, taken as a whole, except that none of the following will constitute a “material adverse effect” or will be considered in determining whether there has been a “material adverse effect”:

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changes generally affecting the economy or the financial, credit or securities markets, to the extent such changes do not have a material and disproportionate effect on Atlas Energy and the post-merger subsidiaries, after giving effect to the related transactions with AHD and APL, taken as a whole, relative to the other participants in the industry or industries in which Atlas Energy and the post-merger subsidiaries operate;

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changes generally affecting the natural gas or shale industry or natural gas companies operating in the region containing the Marcellus shale, to the extent such changes do not have a material and disproportionate effect on Atlas Energy and the post-merger subsidiaries, after giving effect to the related transactions with AHD and APL, taken as a whole, relative to the other participants in the industry or industries in which Atlas Energy and the post-merger subsidiaries operate, and other than changes in applicable laws relating to hydraulic fracturing or similar processes that would reasonably be expected to have the effect of making illegal or commercially impracticable such hydraulic fracturing or similar processes;

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changes (or proposed changes) in law or the interpretation thereof or generally accepted accounting principles or the interpretation thereof, to the extent such changes do not have a material and disproportionate effect on Atlas Energy and the post-merger subsidiaries, after giving effect to the related transactions with AHD and APL, taken as a whole, relative to the other participants in the industry or industries in which Atlas Energy and the post-merger subsidiaries operate, and other than changes in applicable laws relating to hydraulic fracturing or similar processes that would reasonably be expected to have the effect of making illegal or commercially impracticable such hydraulic fracturing or similar processes;

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any acts of war, armed hostility or terrorism, to the extent such changes do not have a material and disproportionate effect on Atlas Energy and the post-merger subsidiaries, after giving effect to the related transactions with AHD and APL, taken as a whole, relative to the other participants in the industry or industries in which Atlas Energy and the post-merger subsidiaries operate;

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changes in the market price of oil or natural gas, to the extent such changes do not have a material and disproportionate effect on Atlas Energy and the post-merger subsidiaries, after giving effect to the related transactions with AHD and APL, taken as a whole, relative to the other participants in the industry or industries in which Atlas Energy and the post-merger subsidiaries operate;

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changes attributable to the execution, announcement or pendency of the merger, the related transactions with AHD and APL, the merger agreement, the AHD transaction agreement, the Laurel Mountain purchase agreement or the transactions contemplated by these agreements, including any adverse change in customer, distributor, supplier, employee, financing source, stockholder, partnership or joint venture partner or similar relationship resulting therefrom, including in each case as a result of the identity of Chevron (except that this exception will not apply to any portion of a representation or warranty by Atlas Energy relating to required consents and approvals, certain change of control or severance obligations, intellectual property or insurance to the extent that the purpose of such representation or warranty is to address the consequences resulting from the execution and delivery of the merger agreement or the related transactions with AHD and APL or the performance of obligations or satisfaction of conditions under the merger agreement or the related transactions with AHD and APL);

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any failure by Atlas Energy or any subsidiary of Atlas Energy to meet internal or published industry analyst projections or forecasts or estimates of revenue or earnings for any period (although facts and circumstances giving rise to such failure that are not otherwise excluded from the definition of material adverse effect may be taken into account in determining whether there has been a material adverse effect);

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changes in the price or trading volume of Atlas Energy common stock (although facts and circumstances giving rise to such failure that are not otherwise excluded from the definition of material adverse effect may be taken into account in determining whether there has been a material adverse effect); and

•	changes attributable to any action required by the merger agreement or taken or made at the request of Chevron.

Chevron and Merger Sub have made representations and warranties to Atlas Energy regarding, among other things:

•	corporate matters, including due organization, good standing and qualification;

•	corporate power and authority to enter into the merger agreement and to consummate the transactions contemplated by the merger agreement;

•	enforceability of the merger agreement against Chevron and Merger Sub;

•	the absence of conflicts with or defaults under their governing documents, applicable laws or certain agreements, as a result of entering into the merger agreement and the consummation of the merger;

•	required consents and approvals of governmental entities in connection with the transactions contemplated by the merger agreement;

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the information supplied by Chevron and Merger Sub to Atlas Energy for use in the proxy statement and certain other filings to be made in connection with the merger and the related transactions with AHD and APL;

•	matters with respect to the availability of funds for payment of the cash merger consideration;

•	the ownership and activities of Merger Sub; and

•	broker’s fees payable in connection with the merger.

The representations and warranties of each of the parties to the merger agreement will expire upon the effective time of the merger.

Conduct of Atlas Energy’s Business Pending the Merger

In the merger agreement, Atlas Energy has agreed that, subject to certain exceptions, between November 8, 2010 and the earlier of the effective time of the merger and the termination of the merger agreement, except as expressly contemplated or permitted by the merger agreement, the AHD transaction agreement, the Laurel Mountain purchase agreement or the employee matters agreement entered into in connection with the AHD transactions, or with Chevron’s prior written consent, or except as required by applicable law, Atlas Energy, each of the post-merger subsidiaries and each of the entities to be acquired by AHD in the AHD sale will:

•	conduct its business in all material respects in the ordinary course consistent with past practice, and, to the extent consistent with this standard, use its reasonable best efforts to:

•	preserve intact its present business organization;

•	maintain in effect all of its material licenses, permits, consents, franchises, approvals and authorizations;

•	keep available the services of its officers and key employees; and

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maintain its key relationships with material lessors, customers, lenders, suppliers, contractors, joint venture partners, working interest parties, other business relationships and governmental entities with jurisdiction over oil- and gas-related matters.

Atlas Energy has also agreed that, subject to certain exceptions, between November 8, 2010 and the earlier of the effective time of the merger and the termination of the merger agreement, except as expressly contemplated or permitted by the merger agreement, the AHD transaction agreement, the Laurel Mountain purchase agreement or the employee matters agreement entered into in connection with the AHD transactions, or with Chevron’s prior written consent (which is not to be unreasonably withheld), or except as required by applicable law, Atlas Energy will not, and will not permit any post-merger subsidiary or entity to be acquired by AHD in the AHD sale to:

•	amend, modify or permit the adoption of any amendment or modification to its articles of incorporation, bylaws or equivalent documents;

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declare, authorize, set aside, make or pay any dividend or other distribution (whether in cash, stock or property) with respect to any of its securities, other than the AHD distribution and dividends or distributions paid to Atlas Energy or any wholly owned subsidiary of Atlas Energy by any wholly owned subsidiaries of Atlas Energy;

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split, combine or reclassify any of its securities or propose the issuance of any securities in respect of, in lieu of, or in substitution for shares of its securities, or otherwise amend the terms of its securities;

•	enter into any agreement with respect to the voting of any of its securities;

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repurchase, redeem or otherwise acquire any of its securities or equity rights (except in connection with the exercise of Atlas Energy stock options or withholding of taxes in connection with the vesting, delivery or exercise of any Atlas Energy equity awards);

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issue, deliver, sell, grant, transfer or subject to a lien any of its securities or equity rights, or grant to any person any right to acquire any of its securities or equity rights, or take any action to cause to be exercisable any otherwise unexercisable option, except in connection with the settlement of certain equity awards, except as may be granted in the ordinary course of business consistent with past practice, or except in connection with the AHD sale, the AHD GP contribution or the AHD distribution;

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acquire or purchase any properties or assets, including any acquisition or purchase of any division, business or securities interests, other than (1) in connection with the Laurel Mountain acquisition or the AHD sale, (2) purchases or acquisitions of oil and gas interests in the ordinary course of business consistent with past practice, (3) purchases or acquisitions of inventory, equipment and raw materials in the ordinary course of business consistent with past practice, (4) capital expenditures in connection with the drilling of wells, and (5) any purchase or acquisition where the total consideration is less than $50 million in the aggregate;

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transfer, sell or dispose of, surrender, or relinquish any assets or property, other than (1) sales of inventory in the ordinary course of business consistent with past practice, (2) pursuant to certain existing contracts, (3) in connection with the plugging and abandonment of wells in the ordinary course of business consistent with past practice, (4) transfers of certain properties to investment partnerships, (5) in connection with the AHD sale, the AHD GP contribution and the AHD distribution, (6) allowing any oil and gas lease to lapse or expire in accordance with its terms and (7) any transfers, sales or dispositions where the total consideration is less than $35 million in the aggregate;

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make or assume any derivative transaction, including any derivative transaction intended to benefit from or reduce or eliminate the risk of hydrocarbons and other commodity price fluctuations, other than in the ordinary course of business or in connection with the new hedge contract to be entered into by Atlas Energy or ATN described under “The Merger Agreement — Other Covenants and Agreements — Hedging”;

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enter into new contracts to sell hydrocarbons, other than contracts entered into in the ordinary course consistent with past practice that have a duration no longer than six months, a volume no greater than 25 MMCF per day average over the duration of such contract and pricing based on a published market based index;

•	engage in any exploration, development drilling, well completion or other development activities, other than in the ordinary course of business consistent with past practice;

•	materially deviate from drilling the number of wells reflected in Atlas Energy’s drilling plan disclosed to Chevron;

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create or incur any royalty interest, net profit interest or other production burden on any oil and gas interests (other than oil and gas interests that are not intended to be interests of Atlas Energy or a post-merger subsidiary of Atlas Energy following the consummation of the AHD transactions), other than in the ordinary course of business consistent with past practice;

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enter into commitments or agreements to license or purchase seismic data that will cost more than $30 million in the aggregate, other than pursuant to agreements or commitments existing on November 8, 2010;

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incur, assume or guarantee, prepay or defease any indebtedness, except for (1) any indebtedness among Atlas Energy and any wholly owned post-merger subsidiaries or among wholly owned post-merger subsidiaries, (2) indebtedness incurred pursuant to Atlas Energy’s existing credit facility or any payment or defeasance of any indebtedness under that credit facility (in each case in the ordinary course of business and consistent with past practice or in connection with the transactions contemplated by the merger agreement, the AHD transaction agreement or the Laurel Mountain purchase agreement), (3) transactions at the stated maturity of any indebtedness in accordance with its terms, (4) required amortization or mandatory prepayments in accordance with the terms of such indebtedness and (5) indebtedness incurred in connection with the Laurel Mountain acquisition;

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make any material investments in or material capital contributions to any other person (excluding any investments in or capital contributions to any wholly owned post-merger subsidiary by Atlas Energy or any wholly owned post-merger subsidiary), other than (1) the Laurel Mountain acquisition, (2) the AHD contribution or (3) as required under certain existing joint ventures;

•	assume, guarantee, endorse or otherwise become liable or responsible for the indebtedness of another person (other than Atlas Energy or a wholly owned post-merger subsidiary);

•	enter into any material joint venture or material statutory partnership;

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engage in any transactions or understandings with an affiliate or other person that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act of 1933, as amended (which we refer to as the “Securities Act”), other than certain permitted transactions relating to employee compensation and benefits;

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except as required by the Atlas Energy benefit plans as in effect as of November 8, 2010, or as otherwise required by applicable law, grant any new compensation or benefit, or increase the compensation or other benefits payable or provided to its current or former directors, officers, consultants or employees or trigger the forgiveness of indebtedness owed by any such individuals other than (1) the payment of 2010 annual bonuses (except that such bonuses may be paid at any time after December 10, 2010, and may be paid wholly in cash, in either case in the discretion of Atlas Energy) and (2) increases in base salaries, in either case in the ordinary course of business consistent with past practice;

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except as required by the Atlas Energy benefit plans as in effect as of November 8, 2010, or as otherwise required by applicable law, adopt any new or amend any existing employee benefit plans or enter into any employment, consulting, change of control, severance, termination or retention agreement or arrangement with any person (except for employment agreements (1) terminable on less than 30 days’ notice without penalty and (2) in connection with new hires (other than officers) or promotions, in each case in the ordinary course of business consistent with past practice);

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except as required by the Atlas Energy benefit plans as in effect as of November 8, 2010, or as otherwise required by applicable law, establish, adopt, enter into or amend any collective bargaining agreement, plan, trust, fund, policy or arrangement for the benefit of any of its current or former directors, officers, consultants or employees or any of their beneficiaries (except that Atlas Energy may amend any existing equity plan of a subsidiary and adopt or enter into any new plan providing for the grant of equity rights of AHD GP, AHD, APL GP, APL and their respective subsidiaries (each of which is referred to as a “pipeline subsidiary”), but only if (1) such existing or new plan is not and will not be deemed to be, immediately following the effective time of the merger, sponsored or maintained by Atlas Energy, the surviving corporation, Chevron or any of the post-merger subsidiaries and (2) it is expressly stated in such equity plan that none of Atlas Energy, the surviving corporation, Chevron or any post-merger subsidiary will have or could have any liability or obligation under any such plan);

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hire any employees except as may be required to fill vacated and planned positions disclosed to Chevron prior to the execution of the merger agreement or in the ordinary course of business consistent with past practice;

•	subject to certain exceptions, compromise, settle or agree to settle any action, suit, claim, litigation, investigation or other proceeding, whenever commenced;

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except in the ordinary course of business consistent with past practice, (1) make, revoke or amend any material election relating to taxes, (2) settle or compromise any material proceeding relating to taxes, (3) enter into a written and legally binding agreement with a taxing authority relating to material taxes,

(4) file any material amended tax return, (5) seek or obtain any material tax ruling, (6) fail to file any tax return when due, (7) waive or extend the statute of limitations in respect of taxes (other than extensions of time to file tax returns), (8) except as required by law, change any of its methods, policies or practices of reporting income or deductions for U.S. federal income tax purposes, (9) fail to make any estimated tax payments when due or (10) change any financial accounting policies or procedures or any of its accounting methods relating to taxes;

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except in the ordinary course of business consistent with past practice (1) modify or amend in any material respect, extend, terminate (excluding terminations in accordance with their terms), waive, release or assign any material rights or claims under certain material contracts or (2) enter into any new agreement that would have been considered a material contract for purposes of the merger agreement if it were entered into at or prior to November 8, 2010;

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change financial accounting policies or procedures or accounting methods, except for any such changes relating to taxes and any such change required by a change in generally accepted accounting principles, SEC rule or policy or law, or change its system of internal accounting controls, except for any such change required by SEC rule or policy or law;

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terminate, cancel, amend or modify in any material respect any material insurance policies covering Atlas Energy or any post-merger subsidiary or their respective properties which policy is not replaced by a comparable amount of insurance coverage, except for any amendment or modification made in connection with the related transactions with AHD and APL;

•	adopt, enter into or implement a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

•	effectuate a “plant closing” or “mass layoff,” as those terms are defined in the Worker Adjustment and Retraining Notification Act; or

•	authorize, resolve, agree or commit to do any of the foregoing.

No Solicitation of Transactions

Atlas Energy agreed that it will not, nor will it authorize or permit any subsidiary of Atlas Energy to, and it will cause its and each of its subsidiaries’ respective directors, officers, employees, accountants, consultants, legal counsel, financial advisors, agents and other representatives not to, directly or indirectly:

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initiate, solicit or knowingly encourage (including by way of furnishing information or assistance), or knowingly induce, or take any other action designed to, or which would reasonably be expected to, result in the making, submission or announcement of, any proposal or offer that constitutes a takeover proposal (as defined below);

•	enter into any letter of intent, memorandum of understanding, merger agreement or other agreement, arrangement or understanding relating to any takeover proposal;

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other than informing persons of the non-solicitation provisions of the merger agreement, enter into, continue or otherwise participate in any discussions or negotiations regarding, furnish to any person any information or data or access to its properties with respect to, or otherwise cooperate with or take any other action to facilitate, (A) any takeover proposal or (B) or any proposal that by its terms requires Atlas Energy to abandon, terminate or fail to consummate the merger or any other transactions contemplated by the merger agreement; or

•	submit to the stockholders of Atlas Energy for their approval any takeover proposal, or agree or publicly announce an intention to take any of the foregoing actions.

In addition, Atlas Energy agreed to, and agreed to cause its subsidiaries and its and their representatives to, immediately cease and cause to be terminated all existing solicitation, discussions or negotiations conducted by Atlas Energy or its subsidiaries with any persons with respect to any takeover proposal and to request the return or destruction of all confidential information about Atlas Energy or its subsidiaries provided by or on behalf of Atlas Energy or any of its subsidiaries that was previously furnished to such persons since January 1, 2010 in connection with their consideration of any takeover proposal to the extent that Atlas Energy or a subsidiary of Atlas Energy is entitled to have such confidential information be returned or destroyed.

A “takeover proposal” is defined in the merger agreement to mean any proposal or offer (whether or not in writing) from any person relating to any direct or indirect:

•

acquisition or purchase, in one transaction or a series of transactions, of any assets or businesses of Atlas Energy (other than any assets or businesses of AHD GP, AHD, APL GP, APL and their respective subsidiaries) or any of the post-merger subsidiaries that constitute 15% or more of the consolidated revenues, net income or assets of Atlas Energy and the post-merger subsidiaries after giving effect to the related transactions with AHD and APL, taken as a whole, or 15% or more of any class of securities of Atlas Energy or any post-merger subsidiary that represents 15% or more of the consolidated revenues, net income or assets of Atlas Energy and the post-merger subsidiaries after giving effect to the related transactions with AHD and APL, taken as a whole;

•

tender offer or exchange offer that if consummated would result in any person beneficially owning 15% or more of any class of securities of Atlas Energy or any post-merger subsidiary that represents 15% or more of the consolidated revenues, net income or assets of Atlas Energy and the post-merger subsidiaries after giving effect to the related transactions with AHD and APL, taken as a whole;

•

merger, consolidation, business combination, recapitalization, liquidation, dissolution, joint venture, binding share exchange or similar transaction involving Atlas Energy or any post-merger subsidiary pursuant to which any person or the stockholders of any person would acquire 15% or more of any class of securities of Atlas Energy or any post-merger subsidiary that represents 15% or more of the consolidated revenues, net income or assets of Atlas Energy and the post-merger subsidiaries after giving effect to the related transactions with AHD and APL, taken as a whole, or of any resulting parent company of Atlas Energy; or

•

combination of the foregoing (in each case, other than the merger, the related transactions with AHD and APL or the transactions contemplated thereby or by the AHD transaction agreement or Laurel Mountain purchase agreement).

In addition, Atlas Energy agreed to, and to cause its subsidiaries to:

•

not release any third party from the standstill provisions of any agreement (or terminate, amend, modify or waive any such standstill provision of any such agreement) to which Atlas Energy or any subsidiary of Atlas Energy is or may become a party;

•	enforce, to the fullest extent permitted under applicable law, the provisions of any such agreement, including by seeking to obtain injunctions to prevent any breaches of such agreements; and

•	enforce specifically the terms and provisions thereof in any court of the United States of America or any state having jurisdiction;

except, in each case, if the Atlas Energy board of directors has determined in good faith, after consultation with its outside counsel and financial advisors, that any of the foregoing would be reasonably likely to violate the directors’ fiduciary duties under applicable law.

Atlas Energy may, however, prior to obtaining its stockholders’ approval of the merger agreement and the merger, take the following actions in response to a bona fide written unsolicited takeover proposal, so long as Atlas Energy, in receiving such takeover proposal, has otherwise complied in all material respects with the non-solicitation provisions of the merger agreement with respect to such takeover proposal:

•	furnish information with respect to Atlas Energy and its subsidiaries to the person making such takeover proposal pursuant to and in accordance with a confidentiality agreement (a copy of which must be provided to Chevron promptly after its execution) containing confidentiality restrictions that are no less restrictive to such person than those contained in the confidentiality agreement between Atlas Energy and Chevron are to Chevron, but all non-public information so provided to such person must also be provided to Chevron; and

•	participate in discussions or negotiations with such person regarding such takeover proposal;

but only if, prior to taking any action referred to in either bullet above, (1) the Atlas Energy board of directors determines, in good faith, that such takeover proposal constitutes a superior proposal (as defined below) or (2) the Atlas Energy board of directors determines, in good faith, after consultation with Atlas Energy’s financial advisors and outside legal counsel, that such takeover proposal would reasonably be expected to lead to a superior proposal.

A “superior proposal” is defined in the merger agreement as a bona fide takeover proposal that did not result from a breach of the merger agreement (except that for purposes of the definition of superior proposal references to 15% in the definition of “takeover proposal” are deemed to be references to 50%) which the Atlas Energy board of directors reasonably determines in good faith (after consultation with the Atlas Energy’s outside counsel and financial advisors) to be (1) more favorable to the stockholders of Atlas Energy than the merger, taking into account all relevant factors (including all the terms and conditions of such proposal and the merger, the merger agreement, the related transactions with AHD and APL, the AHD transaction agreement and the Laurel Mountain purchase agreement (including any changes to the terms of the merger, the merger agreement, the related transactions with AHD and APL, the AHD transaction agreement or the Laurel Mountain purchase agreement proposed by Chevron in response to such offer or otherwise)) and (2) if accepted, reasonably capable of being completed, taking into account all financial (including the status and terms of financing of such takeover proposal), legal, regulatory and other aspects of such proposal.

Atlas Energy must promptly (and in any event within 24 hours) orally and in writing notify Chevron if any inquiries, proposals or offers are received by, any information is requested from, or any negotiations or discussions are sought to be initiated or continued with, Atlas Energy or any of its representatives, in each case, in connection with, or which would reasonably be expected to result in, a takeover proposal, which notice must identify the name of the person making such inquiry, proposal or offer or seeking such negotiations or discussions and, in the case of any such inquiry, proposal or offer which is a takeover proposal, provide the material terms and conditions of such takeover proposal. Atlas Energy must:

•	promptly keep Chevron reasonably informed of the status and material terms and conditions of any such takeover proposal (including any changes to such material terms and conditions); and

•	promptly (and in any event within 24 hours) upon receipt or delivery thereof, provide Chevron with copies of:

•

all written materials provided to Atlas Energy or any of its representatives by the person making such takeover proposal or any of its representatives that describe any material terms and conditions of such takeover proposal (or that describe any subsequent changes to such material terms and conditions); and

•

all drafts and final versions of agreements (including schedules and exhibits thereto) relating to any takeover proposal exchanged between Atlas Energy or any Atlas Energy representative, on the one hand, and the person making such takeover proposal or any of its representatives, on the other hand.

Neither the Atlas Energy board of directors nor any committee thereof may:

•

withdraw (or modify or qualify in any manner adverse to Chevron or Merger Sub), or resolve to or publicly propose to withdraw (or modify or qualify in a manner adverse to Chevron or Merger Sub), its recommendation that the Atlas Energy stockholders adopt the merger agreement or otherwise take any action or make any public statement in connection with the transactions contemplated by the merger agreement that is inconsistent with such recommendation;

•

adopt, approve, endorse or recommend, or resolve to or publicly propose to adopt, approve, endorse or recommend, any takeover proposal (any of the foregoing actions in the preceding bullet or this bullet, a “change in recommendation”); or

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adopt, approve, endorse or recommend, or resolve to or publicly propose to adopt, approve, endorse or recommend, or allow Atlas Energy or any subsidiary of Atlas Energy to execute or enter into, any binding or non-binding letter of intent, option, joint venture, partnership or other arrangement or understanding in connection with any takeover proposal (other than confidentiality agreements permitted under the non-solicitation provisions of the merger agreement pursuant to and in accordance with the limitations set forth therein).

However, the Atlas Energy board of directors may, prior to obtaining its stockholders’ approval of the proposal to adopt the merger agreement, make a change in recommendation:

•

if an event, fact, development or occurrence that is unknown to the Atlas Energy board of directors as of the date of the merger agreement becomes known to the Atlas Energy board of directors if the Atlas Energy board of directors has determined in good faith, after consultation with its outside counsel and financial advisors, that the failure to make a change in recommendation would be reasonably likely to be inconsistent with the directors’ fiduciary duties under applicable law; or

•

in response to a superior proposal received by Atlas Energy after the date of the merger agreement that was not provided as a result of any violation by Atlas Energy of its obligations under the non-solicitation provisions of the merger agreement and, in response to such superior proposal, if the Atlas Energy board of directors determines to accept such superior proposal, cause Atlas Energy to terminate the merger agreement as described below under “The Merger Agreement — Termination” and, immediately after such termination, enter into a definitive agreement with respect to such Superior proposal, subject to payment of the termination fee (as defined below);

except that the Atlas Energy board of directors may not effect a change in recommendation or exercise its right to so terminate the merger agreement until 11:59 p.m., New York time, on the fourth business day following delivery of written notice to Chevron from Atlas Energy advising Chevron that the Atlas Energy board of directors intends to take such action. Such notice must include, in the event that the Atlas Energy board of directors will be effecting a change in recommendation or exercising its right to terminate the merger agreement as a result of a superior proposal, a description of the material terms and conditions of any superior proposal and a copy of the proposed transaction agreement for any such superior proposal in the form to be entered into (and, in the event of an amendment to the financial terms or other material terms of such superior proposal, the Atlas Energy board of directors may not exercise such right based on such superior proposal, as so amended, until 11:59 p.m., New York time, on the second business day following delivery of written notice to Chevron of such a notice with respect to such superior proposal as so amended). In determining whether to terminate the merger agreement in response to a superior proposal or to make a change in recommendation, the Atlas Energy board of directors must take into account any proposals made by Chevron to amend the terms of the merger, the merger agreement and the related transactions with AHD and APL, the AHD transaction agreement or the Laurel Mountain purchase agreement, and Atlas Energy must, and must cause Atlas Energy’s financial advisor and legal counsel to, negotiate in good faith with Chevron regarding any such proposals.

These provisions will not prevent the Atlas Energy board of directors from making certain disclosures contemplated by the securities laws, except any such disclosure that addresses or relates to the approval, recommendation or declaration of advisability by the Atlas Energy board of directors with respect to the merger agreement or a takeover proposal will be deemed to be a change in recommendation unless the Atlas Energy board of directors in connection with such communication publicly states that its recommendation with respect to the merger agreement has not changed or refers to the prior recommendation of the Atlas Energy board of directors, without disclosing any change in recommendation.

Stockholders’ Meeting

The merger agreement requires Atlas Energy, as promptly as practicable following clearance of this document by the SEC:

•

to take all lawful action necessary to convene a meeting of Atlas Energy stockholders for the purpose of obtaining the adoption of Atlas Energy stockholders of the merger agreement and not postpone or adjourn the meeting except to the extent required by applicable law or to the extent the Atlas Energy board of directors reasonably believes that such postponement or adjournment is consistent with its fiduciary duties under applicable law; and

•

subject to the right of the Atlas Energy board of directors to change its recommendation as described above under “The Merger Agreement — No Solicitation of Transactions,” to use its reasonable best efforts to solicit from Atlas Energy stockholders proxies in favor of the adoption of the merger agreement and the transactions contemplated by the merger agreement.

Provisions in the Merger Agreement Regarding the Related Transactions with AHD and APL

In the merger agreement, Atlas Energy agreed to certain obligations relating to the related transactions with AHD and APL, including the following:

•

prior to the effective time of the merger, Atlas Energy will use its reasonable best efforts to promptly take all actions necessary, proper or advisable under applicable laws to consummate and make effective the related transactions with AHD and APL, in coordination with the closing of the merger;

•

Chevron will have the opportunity to consult with Atlas Energy regarding (1) a statement estimating the cash adjustment amount owed by Atlas Energy to AHD for certain current liabilities transferred to AHD in the AHD sale as contemplated by the AHD transaction agreement (see “The AHD Transaction Agreement — The AHD Sale”), (2) certain actions related to the restructuring of the assets and liabilities of the purchased entities (as defined below under “The AHD Transaction Agreement — The AHD Sale”) contemplated by the AHD transaction agreement and (3) certain actions related to oil and gas lease curative matters as contemplated by the AHD transaction agreement; and

•

Atlas Energy will provide written notice to Chevron at least five business days prior to exercising its right under the AHD transaction agreement to either require AHD to substitute newly issued AHD common units for the cash consideration payable by AHD in the AHD sale or to accept financing from Chevron, as described below under “The AHD Transaction Agreement — The AHD Sale.” Chevron may, within three business days of receiving this notice, notify Atlas Energy that it elects to require Atlas Energy to exercise its right under the AHD transaction agreement to require AHD to accept financing from Chevron, in which case Atlas Energy will make such election. If Chevron does not provide written notice to Atlas Energy in accordance with the preceding sentence or provides written notice that Chevron will not provide the financing, then Atlas Energy may not make such election. Atlas Energy may instead elect to require AHD to substitute AHD common units for the cash consideration payable in the AHD Sale (which we refer to as a “unit substitution”), in which case the cash merger consideration will be reduced to $37.94 per share of Atlas Energy common stock, and the total number of AHD common units to be distributed to all Atlas Energy stockholders in the AHD distribution will increase by 3,188,098 units. If there is a unit substitution and the special meeting and the vote on the merger agreement have already taken place, Atlas Energy will re-solicit proxies from Atlas Energy stockholders for the adoption of the merger agreement at another special meeting after notifying the Atlas Energy stockholders of the unit substitution and the resulting reduction in the cash merger consideration and increase in the number of AHD common units to be distributed in the AHD distribution.

Atlas Energy may not, without Chevron’s prior written consent:

•

waive any breach of any representation or warranty contained in the AHD transaction agreement or the Laurel Mountain purchase agreement if the breach of such representation or warranty has had or would reasonably be expected to have, individually or in the aggregate, with all other breaches of representations and warranties contained in such agreement, a material adverse effect; or

•	amend or waive any other provision of the AHD transaction agreement or the Laurel Mountain purchase agreement in any way materially adverse to Atlas Energy.

In the event Atlas Energy or any subsidiary of Atlas Energy is requested to amend or waive any provision of the AHD transaction agreement or the Laurel Mountain purchase agreement, Atlas Energy must promptly provide Chevron with written notice of such request.

Immediately prior to the closing date of the merger, Chevron must lend to Atlas Energy or its designated subsidiary:

•

an amount in cash equal to $623 million (of which $403 million will be used to complete the Laurel Mountain acquisition and $220 million will be used by Atlas Energy to purchase the AHD common units received by ATN in the AHD sale); or

•

in the event that certain outstanding notes (as described below in “The Merger Agreement — Other Covenants and Agreements — Atlas Energy Notes”) have been satisfied and discharged, defeased or otherwise retired and cease to exist, an amount of cash equal to $403 million, all of which will be used to complete the Laurel Mountain acquisition.

Employee Benefits

Employee Benefits Provided After the Merger. For a period of twelve months following the merger, employees who remain in the employment of Atlas Energy, Chevron, and/or an affiliate of Chevron will receive (1) a base salary in an amount no less than their base salary immediately prior to the merger and (2) employee benefits (excluding equity, equity-related and any sabbatical benefits) that are no less favorable in the aggregate than the benefits received by such employees prior to the merger. In addition, the bonus paid to each employee for the calendar year in which the merger occurs will be in an amount no less than the annual bonus paid to such employee in respect of calendar year 2009. (If an employee was not eligible to receive a 2009 bonus by reason of not being employed on the bonus eligibility date, the bonus for the calendar year in which the merger occurs will be in an amount no less than the annual bonus paid to similarly situated employees in respect of calendar year 2009.)

Following the merger, each employee will receive service credit to the extent credited under Atlas Energy benefit plans prior to the merger for purposes of determining eligibility to participate and vesting for the same purposes under comparable employee benefit plans of Chevron and Atlas Energy in which the employee participates following the merger. Except with respect to vacation, severance, termination pay, savings and profit-sharing plans, no service credit will be given for any other purpose, including for benefit accruals or the determination of the levels of benefits.

Treatment of Qualified Plans. Pursuant to the merger agreement, Atlas Energy is required to terminate all Internal Revenue Code Section 401(a)-qualified plans immediately prior to and contingent upon the consummation of the merger unless Chevron gives notice to Atlas Energy not to terminate any such plan (or such plan is transferred to AHD or a subsidiary of AHD). Chevron has given notice to Atlas Energy not to terminate the Atlas Energy, Inc. 401(k) Plan, which will remain a plan of Atlas Energy after the merger. The Atlas Energy, Inc. Employee Stock Ownership Plan, however, will be terminated prior to and contingent upon the consummation of the merger.

Other Covenants and Agreements

The merger agreement contains additional covenants and agreements among Atlas Energy, Chevron and Merger Sub relating to, among other things, the following matters.

Reasonable Best Efforts

Each of Atlas Energy, Chevron and Merger Sub has agreed to use its reasonable best efforts to do, and to cooperate with the other parties in doing, all things necessary, proper or advisable under applicable laws to consummate the merger, the related transactions with AHD and APL and the other transactions contemplated by the merger agreement, the AHD transaction agreement and the Laurel Mountain purchase agreement, including obtaining all necessary actions or nonactions, waivers, expirations or terminations of waiting periods, consents and other approvals from governmental entities and third parties, defending any lawsuits or other legal proceedings challenging the merger agreement, the AHD transaction agreement, the Laurel Mountain purchase agreement or the consummation of the transactions contemplated by these agreements and executing any additional instruments required to consummate the transactions contemplated by these agreements.

Access to Information/Employees

During the period from November 8, 2010 to the earlier of the effective time of the merger or the termination of the merger agreement, Atlas Energy has agreed to give Chevron and its advisors reasonable access to Atlas Energy’s employees and the properties, books, contracts and records of Atlas Energy, the post-merger subsidiaries and the purchased entities, subject to certain restrictions.

Indemnification and Insurance

Prior to the effective time of the merger, Atlas Energy will, and if Atlas Energy is unable to, Chevron will cause the surviving corporation to, obtain and fully pay for “tail” prepaid insurance policies with a claims period of six years from and after the effective time of the merger from an insurance carrier believed to be sound and reputable with respect to D&O insurance for current and former directors and officers of Atlas Energy and its subsidiaries (other than any current or former director of APL or its subsidiaries) (collectively referred to in the merger agreement as the “indemnified parties”), but only with respect to each indemnified party’s status as a director or officer of Atlas Energy or an Atlas Energy subsidiary (other than APL or its subsidiaries), and only for facts and events that occurred at or prior to the effective time of the merger. The insurance policies must have terms, conditions, retentions and limits of coverage at least as favorable as Atlas Energy’s existing D&O insurance with respect to matters existing or occurring prior to the effective time of the merger (including with respect to acts or omissions occurring in connection with the merger agreement, the AHD transaction agreement, the Laurel Mountain purchase agreement, and the consummation of the transactions contemplated thereby), subject to the following sentence. The annual premium for the “tail” prepaid insurance policies must not exceed 250% of the last annual premium paid by Atlas Energy for its D&O insurance prior to the execution of the merger agreement. If such “tail” prepaid insurance policies have been obtained, Chevron will, and will cause the surviving corporation after the effective time of the merger to, maintain such policies in full force and effect, for their full term, and continue to honor its obligations thereunder.

In addition, Chevron has agreed that the surviving corporation in the merger will honor all rights to exculpation, indemnification and advancement of expenses for acts or omissions occurring prior to the effective time of the merger existing in favor of the current or former directors, officers or employees of Atlas Energy or any subsidiary of Atlas Energy, as provided in the formation and governing documents of such entities. The rights of the indemnified parties under the merger agreement are in addition to any rights such indemnified parties may have under the certificate of incorporation or bylaws, or equivalent documents, of Atlas Energy or any of its subsidiaries, or under any applicable contracts or laws. The rights of the indemnified parties under the merger agreement are intended to be for the benefit of, and may be enforced by, the indemnified parties.

Transaction Litigation

Atlas Energy has agreed to consult with Chevron in Atlas Energy’s defense or settlement of any stockholder litigation against Atlas Energy and/or its directors or executive officers relating to the transactions contemplated by the merger agreement, the AHD transaction agreement or the Laurel Mountain purchase agreement, subject to any fiduciary duties of the Atlas Energy board of directors or the board of directors of any subsidiary of Atlas Energy, and other than with respect to any litigation or settlement where the interests of Atlas Energy or any of its affiliates are adverse to those of Chevron, Merger Sub or any of their respective affiliates.

Takeover Statutes

Atlas Energy, Chevron and Merger Sub have agreed that, if any “fair price,” “moratorium,” “control share acquisition” or other form of anti-takeover statute or regulation should become applicable to the transactions contemplated by the merger agreement, each such party and the members of their respective board of directors will grant all approvals and take all actions necessary to permit the consummation of the transactions contemplated by the merger agreement as promptly as practicable on the terms of the merger agreement, and will otherwise act to eliminate or minimize the effects of such statute or regulation on the transactions contemplated by the merger agreement.

Atlas Energy Notes

To the extent requested by Chevron, Atlas Energy has agreed to cause its subsidiaries that are party to the indentures under which certain outstanding notes have been issued to promptly take all actions necessary to either (as specified by Chevron) (1) effect the satisfaction and discharge or defeasance of the indentures with respect to the related outstanding debt securities, to be effected immediately prior to the related transactions with AHD and APL, or (2) call for redemption all such related debt securities on a date specified by Chevron. Atlas Energy’s obligations with respect to these actions is subject to Chevron’s provision of a loan to the applicable Atlas Energy subsidiaries of all amounts necessary to fund the related payments and deposits. Chevron has agreed to reimburse all documented reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) incurred by Atlas Energy or any subsidiary of Atlas Energy in accordance with this provision promptly upon request, and to indemnify Atlas Energy, its affiliates and their respective officers, directors and representatives from all losses, claims and judgments suffered or incurred by any of them of any type in connection with the satisfaction and discharge or defeasance of debt securities as contemplated by this provision. None of Atlas Energy or any subsidiary of Atlas Energy is required to take any irrevocable action pursuant to this provision prior to the closing date of the merger.

Board Composition

Atlas Energy has agreed that at least a majority of the Atlas Energy board of directors immediately prior to the effective time of the merger will appoint the directors of Merger Sub to the Atlas Energy board of directors as of the effective time of the merger, and that the members of the Atlas Energy board of directors immediately prior to the effective time will resign as of the effective time.

Oil and Gas Curative Matters

Atlas Energy has agreed that, upon reasonable request by Chevron, it will use commercially reasonable efforts to take, or cause to be taken, curative action in order to help ensure that title to certain designated oil and gas leases to be interests of Atlas Energy or a post-merger subsidiary following the AHD sale are distinctly discernable between Atlas Energy or a post-merger subsidiary, on the one hand, and any interest of any investment partnership, on the other hand.

Pennsylvania Operating Matters

Atlas Energy has agreed to ensure that at least one post-merger subsidiary holds all permits issued by the Pennsylvania Bureau of Oil and Gas Management and any other applicable governmental authority, and all material performance, surety and road bonds that, in each case, are necessary for Atlas Energy and the post-merger subsidiaries to continue their business in Pennsylvania after the closing of the merger in substantially the same manner as such business was conducted at the time of execution of the merger agreement.

Assignment of Patent Rights

Atlas Energy has agreed to use commercially reasonable efforts to cause certain patent rights to be assigned from ATN and the named inventors to Atlas Energy.

Credit Agreement

Atlas Energy has agreed to obtain a letter evidencing the amount required to pay off all existing indebtedness and other obligations under the revolving credit agreement to which Atlas Energy Operating Company, LLC is a party. Chevron has agreed to, or to cause one of its subsidiaries to, pay such amount immediately prior to the closing of the merger, as directed by the agent bank under such revolving credit agreement, and to provide other funds and backstop letters of credit to Atlas Energy Operating Company, LLC as may be necessary to satisfy the conditions precedent to termination of such revolving credit agreement on terms reasonably satisfactory to Atlas Energy and Chevron.

Conditions to the Merger

The obligations of each of Atlas Energy, Chevron and Merger Sub to complete the merger are subject to the satisfaction (or, where legally permissible, waiver) of the following conditions:

•	the adoption of the merger agreement by holders of a majority of the outstanding shares of Atlas Energy common stock;

•	the expiration or termination of any applicable waiting period under the HSR Act, which termination was granted by the FTC on December 10, 2010;

•	the merger must not have been enjoined or otherwise made illegal;

•

the consummation of the AHD sale, the AHD distribution, Laurel Mountain acquisition and the AHD GP contribution, in each case in compliance in all material respects with the terms of the AHD transaction agreement and the Laurel Mountain purchase agreement, subject to any permitted waivers thereof (for a description of the conditions to the AHD sale and the Laurel Mountain acquisition, see “The AHD Transaction Agreement — Conditions to the AHD Transactions” and “The Laurel Mountain Purchase Agreement — Conditions to the Laurel Mountain Acquisition”); and

•	the repayment by AHD to Atlas Energy of all amounts outstanding under the AHD promissory note, the balance of which was $35.4 million at December 31, 2010.

The obligations of Atlas Energy to complete the merger are further subject to the satisfaction or waiver of the following conditions:

•

Chevron’s and Merger Sub’s representations and warranties must be true and correct as of November 8, 2010, and as of the closing date of the merger (except to the extent they specifically speak as to a different date), other than any failure of the representations and warranties to be true and correct (without giving effect to any qualification as to materiality or material adverse effect), individually or in the aggregate, which has not prevented, materially impeded or materially delayed the consummation of the transactions contemplated by the merger agreement, and that would not be reasonably likely to do so; and

•	Chevron and Merger Sub must have performed in all material respects their obligations, and complied in all material respects with all of their covenants, under the merger agreement.

The obligations of Chevron and Merger Sub to complete the merger are further subject to the satisfaction or waiver of the following conditions:

•	Atlas Energy’s representations and warranties with respect to the absence of a material adverse effect must be true and correct as of the closing date of the merger;

•

Atlas Energy’s representations and warranties with respect to equity issued and outstanding or issuable pursuant to equity plans must be true and correct except for de minimis inaccuracies as of November 8, 2010, and as of the closing date of the merger (except to the extent they specifically speak as to a different date);

•

Atlas Energy’s other representations and warranties must be true and correct in all respects as of November 8, 2010, and as of the closing date of the merger (except to the extent they specifically speak as to a different date), other than any failure of such representations and warranties to be true and correct (without giving effect to any qualification as to materiality or material adverse effect), individually or in the aggregate, which has not had, and would not reasonably be expected to have, a material adverse effect;

•	Atlas Energy must have performed in all material respects its obligations, and complied in all material respects with all of its covenants, under the merger agreement; and

•

there must not have been a “Specified Change of Control” under the participation and development agreement executed between certain affiliates of Atlas Energy and an affiliate of Reliance Industries Limited, which generally means that there must not have been an occurrence where both of the following have occurred:

•

more than half of the Atlas Energy directors who served as directors as of April 20, 2010 are replaced without the consent of the incumbent directors (with directors who take office with the consent of the incumbent directors themselves considered incumbent directors); and

•	neither Jonathan Cohen nor Edward Cohen continue to serve on the Atlas Energy board of directors or are employed by Atlas Energy, Atlas America, LLC, Atlas Resources, LLC or Viking Resources, LLC.

Termination

Atlas Energy and Chevron may agree in writing to terminate the merger agreement at any time before the effective time of the merger (including after Atlas Energy stockholders have adopted the merger agreement). In addition, with certain exceptions, either Atlas Energy or Chevron may terminate the merger agreement at any time before the effective time of the merger by action of their respective board of directors:

•

if the merger has not been consummated by September 30, 2011, unless the AHD transactions have not occurred by such date due to the failure of AHD to obtain financing, in which case such date may be extended once by 90 days by either Atlas Energy or Chevron (we refer to such date as it may be extended as the “outside date for the merger”);

•	if there is a final and non-appealable order permanently restraining, enjoining or otherwise prohibiting consummation of the merger;

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if the approval of the proposal to adopt the merger agreement by Atlas Energy stockholders is not obtained at the special meeting of Atlas Energy stockholders (including any adjournment or postponement of such meeting); or

•

at any time before the effective time of the merger if the other party has breached any of its representations, warranties, covenants or other agreements in the merger agreement and such breach or failure would result in the failure of a closing condition and cannot be cured by the outside date for the merger or, if such breach of a covenant or agreement is curable, the breaching party has not begun to diligently pursue such a cure in good faith within 10 days following written notice of such breach from the non-breaching party.

In addition, Atlas Energy may terminate the merger agreement if, prior to the adoption of the merger agreement by Atlas Energy stockholders, the Atlas Energy board of directors authorizes it to enter into an agreement with respect to a superior proposal and, concurrently with such termination, Atlas Energy pays the termination fee described below under “The Merger Agreement — Fees and Expenses.”

Chevron may also terminate the merger agreement at any time before the effective time of the merger if the Atlas Energy board of directors or a committee of the Atlas Energy board of directors effects a change in recommendation.

Fees and Expenses

Atlas Energy will have to pay Chevron a termination fee of $97 million if:

•	Stockholder Turndown (or Failure to Call the Stockholder Meeting) Upon Alternative Offer, Followed by Subsequent Transaction. All of the following occur:

•	a takeover proposal has been made to the Atlas Energy board of directors or management or has been announced publicly, and such takeover proposal has not been withdrawn;

•

the merger agreement is subsequently terminated due to (1) the consummation of the merger not having occurred prior to the outside date for the merger, (2) Atlas Energy’s failure to obtain stockholder approval or (3) a breach by Atlas Energy of its covenant to call a stockholder meeting which would cause a failure of a closing condition; and

•

within 12 months of the termination of the merger agreement, Atlas Energy consummates or enters into a definitive agreement with respect to the same takeover proposal (or, if the takeover proposal was announced publicly, with respect to any takeover proposal that meets the 50% threshold);

•	Change in Board Recommendation. Chevron terminates the merger agreement in response to the Atlas Energy board of directors making a change in recommendation; or

•	Acceptance of Superior Transaction. Atlas Energy terminates the merger agreement because its board has determined to pursue a superior proposal.

In addition, if Atlas Energy fails to pay any termination fee when due, it will be obligated to pay the costs and expenses (including legal fees) incurred in connection with any action to collect payment of the fee, plus interest on the termination fee from the date upon which it was due at a rate equal to the prime rate of the Bank of New York in effect on such date plus 1%.

Amendment and Waiver

The merger agreement may be amended by a written agreement signed by Atlas Energy, Chevron and Merger Sub at any time prior to the effective time of the merger. At any time prior to the effective time of the merger, the parties may, to the extent permissible by law, extend the time of performance of any of the obligations under the merger agreement, waive any inaccuracies in the representations and warranties of the merger agreement or waive the other parties’ compliance with any of the agreements or conditions of the merger agreement. If the merger agreement has been adopted by Atlas Energy stockholders, any subsequent amendment or waiver of a provision of the merger agreement that by law requires further stockholder approval must also be approved by Atlas Energy stockholders.

Non-Competition Agreements

In connection with entering into the merger agreement, Chevron entered into a Non-Competition and Non-Solicitation Agreement with each of Edward Cohen and Jonathan Cohen. Subject to certain limited exceptions (including exceptions permitting them in certain circumstances to engage in the businesses that AHD will acquire from Atlas Energy in the AHD sale and in the businesses conducted by AHD and APL), the non-competition agreements require Edward Cohen and Jonathan Cohen to refrain from taking any of the following actions for three years after the closing date of the merger:

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engaging in any capacity (whether as officer, director, owner, partner, stockholder, investor, consultant, principal, agent, employee, co-venturer or otherwise) in a business engaged in the exploration, development or production of hydrocarbons in certain designated counties within the States of Pennsylvania, West Virginia and New York;

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soliciting any lessor, sublessor or licensor in connection with any oil and gas lease that is retained by Atlas Energy or a post-merger subsidiary in the AHD sale to terminate or diminish its relationship with Atlas Energy or Chevron, or soliciting (including entering into any “top lease” with) any such lessor, sublessor or licensor or any other person or entity for the purpose of engaging in a business described above or adversely affecting any such oil and gas lease; and

•

soliciting any person or entity that is or was at any point in the prior one-year period a customer, supplier or contractor, including title attorneys, abstractors and land brokers, of the business retained by Atlas Energy in the AHD sale, to terminate or diminish its relationship with Atlas Energy or Chevron or for the purpose of engaging in a business described above or adversely affecting any contract that is retained by Atlas Energy or a post-merger subsidiary in the AHD sale.

The non-competition agreements also prohibit Edward Cohen and Jonathan Cohen, for two years after the closing date of the merger, from soliciting for employment, or hiring, any person who was employed by Atlas Energy before the merger and became an employee of Atlas Energy or Chevron after the merger, subject to certain limited exceptions.

The foregoing summary of the non-competition agreements is subject to, and qualified in its entirety by reference to, the non-competition agreement with Edward Cohen and the non-competition agreement with Jonathan Cohen, each of which has been filed by Atlas Energy on a current report on Form 8-K on November 12, 2010.

Voting Agreement

In connection with entering into the merger agreement, Edward Cohen, Jonathan Cohen and various entities related to them have entered into a voting agreement with Chevron and Merger Sub. Pursuant to the voting agreement, each stockholder party to the voting agreement agreed to vote its shares of Atlas Energy common stock:

•	in favor of adopting the merger agreement;

•

in favor of the approval of any proposal to adjourn or postpone the meeting of Atlas Energy stockholders to consider the merger agreement to a later date if there are not sufficient votes for adoption of the merger agreement on the date on which such meeting is held;

•

in favor of any other matter submitted to the holders of shares of Atlas Energy common stock for approval that is necessary for the consummation of the transactions contemplated by the merger agreement, which is considered at any such meeting;

•

against any action (including any amendment to Atlas Energy’s certificate of incorporation or bylaws, as in effect on the date of the voting agreement), agreement or transaction submitted to the holders of shares of Atlas Energy common stock for approval that would reasonably be expected to frustrate the purposes of, impede, hinder, interfere with, nullify, prevent, delay or adversely affect, in each case in any material respect, the consummation of the transactions contemplated by the merger agreement;

•	against any takeover proposal and any action in furtherance of any takeover proposal submitted to the holders of Atlas Energy common stock for approval;

•

except as required pursuant to the third bullet above, against any merger, acquisition, sale, consolidation, reorganization, recapitalization, extraordinary dividend, dissolution, liquidation, or winding up of or by Atlas Energy, or any other extraordinary transaction involving Atlas Energy (other than the merger and the transactions contemplated by the AHD transaction agreement and the Laurel Mountain purchase agreement), in each case that is submitted to the stockholders of Atlas Energy for approval;

•

against any action, proposal, transaction or agreement submitted to the stockholders of Atlas Energy for approval that would reasonably be expected to result in a breach, in any material respect, of any covenant, representation or warranty, or any other obligation or agreement of such stockholder under the voting agreement; and

•

against any other action, proposal, transaction or agreement submitted to the stockholders of Atlas Energy for approval that would reasonably be expected to result in the failure of any condition to the merger set forth in Article VII of the merger agreement to be satisfied on or before September 30, 2011.

Each stockholder party to the voting agreement granted Chevron an irrevocable proxy to vote its shares of Atlas Energy common stock in accordance with the voting agreement.

The voting agreement provides that, except as provided under the voting agreement, each stockholder party to the voting agreement will not (nor permit any person under such stockholder’s control to), directly or indirectly:

•

grant any proxies or powers of attorney with respect to the right to vote, rights of first offer or refusal, or enter into any voting trust or voting agreement or arrangement, with respect to any of such stockholder’s shares of Atlas Energy common stock;

•

sell (including short sell), assign, transfer, tender, pledge, encumber, grant a participation interest in, hypothecate or otherwise dispose of (including by gift) (other than pursuant to the merger) any of such stockholder’s shares of Atlas Energy common stock; or

•	enter into any contract providing, directly or indirectly, for any action described in the immediately preceding bullet.

The voting agreement automatically terminates upon the earliest of (1) the termination of the merger agreement, (2) in the event the merger agreement is amended such that any stockholder would receive in respect of such stockholder’s shares of Atlas Energy common stock merger consideration that is different from the consideration to be received by holders of Atlas Energy common stock generally, the date of such amendment and (3) the effective time of the merger.

As of the record date, the stockholders that are party to the voting agreement beneficially own an aggregate of approximately 2,809,814 outstanding shares of Atlas Energy common stock, which represent approximately 3.6% of the shares of Atlas Energy common stock entitled to vote at the special meeting, and 3,895,406 shares of Atlas Energy common stock underlying equity awards.

The foregoing summary of the voting agreement is subject to, and qualified in its entirety by reference to, the voting agreement filed by Atlas Energy on a current report on Form 8-K on November 12, 2010.

THE AHD TRANSACTION AGREEMENT

The following summary describes material provisions of the AHD transaction agreement. This summary is subject to, and qualified in its entirety by reference to, the AHD transaction agreement, which has been filed by Atlas Energy on a current report on Form 8-K on November 12, 2010.

The following summary has been included to provide you with information regarding the terms of the AHD transaction agreement and the transactions described in this document. The representations and warranties contained in the AHD transaction agreement are not intended to be a source of business or operational information about Atlas Energy or AHD or their respective subsidiaries, as such representations and warranties are made as of a specified date or dates, are tools used to allocate risk between the parties, are subject to contractual standards of knowledge and materiality and are modified or qualified by information contained in the disclosure schedules exchanged by the parties. Business and operational information regarding Atlas Energy and AHD can be found elsewhere in this document and in the other public documents that Atlas Energy and AHD file with the SEC. See “Where You Can Find More Information.”

The AHD Sale

Under the terms of the AHD transaction agreement, Atlas Energy will sell to AHD all of its right, title and interest to certain assets relating to (1) Atlas Energy’s investment partnership business, including but not limited to the operations of the investment partnerships in Michigan, Pennsylvania and West Virginia, (2) Atlas Energy’s oil and gas exploration, development and production activities conducted in Tennessee, Indiana and Colorado, certain shallow wells and leases in New York and Ohio and certain well interests in Pennsylvania, and (3) Atlas Energy’s ownership and management of investments in Lightfoot Capital Partners, L.P. and related entities (we refer to the businesses described in (1) through (3), together, as the “transferred business”). The assets to be sold in the AHD sale include certain Atlas Energy subsidiaries (referred to as the “purchased entities”) and certain other assets relating to the transferred business, including the names and marks of Atlas Energy and its subsidiaries (which we refer to as the “purchased assets”). The purchased entities include AED Investments, Inc.; Anthem Securities, Inc.; Atlas America Mid-Continent, Inc.; Atlas Energy Indiana, LLC; Atlas Energy Ohio, LLC; Atlas Energy Tennessee, LLC; Atlas Lightfoot, LLC; Atlas Noble, LLC; Atlas Resources, LLC; Resource Energy, LLC; Resource Well Services, LLC; REI-NY, LLC; Viking Resources, LLC; and a new entity created for the purpose of administering payroll activities for certain employees.

Atlas Energy will also transfer to AHD at the closing of the AHD transactions an amount in cash (which we refer to as the “cash adjustment amount”) equal to the estimated amount of certain current liabilities, primarily relating to third-party limited partners of the investment partnerships, that will be assumed by AHD in the AHD sale. The cash adjustment amount will be subject to a post-closing dispute-resolution mechanism.

As consideration in the AHD sale, AHD will pay to ATN $30 million in cash, will issue 23,379,384 new AHD common units to ATN, and will assume all of the historical and future liabilities associated with the transferred business. AHD has obtained a commitment letter from Citibank, N.A. to finance the cash portion of this consideration and to repay certain indebtedness payable to Atlas Energy as a condition to the closing of the AHD transactions. If such financing becomes reasonably likely to become unavailable for any reason, Atlas Energy may require AHD to either accept financing of the cash portion of the consideration from Chevron on the terms set forth in the commitment letter from Citibank, if Chevron elects to provide such financing, or substitute 3,188,098 additional new AHD common units for the cash portion of the consideration. In the event that AHD substitutes common units for the cash portion of the consideration due to a unit substitution, the cash merger consideration will be $37.94 per share of Atlas Energy common stock. Immediately after the new AHD common units are issued to ATN and immediately prior to the AHD distribution, Atlas Energy will purchase from ATN all of the AHD common units it receives as consideration in the AHD sale at a purchase price of $9.41 per common unit.

In addition to assets being conveyed to AHD and AHD assuming certain liabilities, the purchased entities hold certain assets and have certain liabilities that are intended to be retained or assumed by Atlas Energy or a post-merger subsidiary. Pursuant to the AHD transaction agreement, the purchased entities are required to transfer such assets to Atlas Energy or a post-merger subsidiary, and Atlas Energy and the post-merger subsidiaries are required to assume such liabilities, prior to closing. To the extent any contemplated transfer of assets or assumption of liabilities contemplated by the AHD transaction agreement is not consummated at the closing of the AHD sale, the party retaining the asset or liability will hold the asset or liability for the benefit and burden of the other party and will treat the asset or liability in the ordinary course of business in accordance with past practice. The party holding the asset or liability will transfer it to the other party as contemplated by the AHD transaction agreement as soon as the legal impediments to the transfer have been removed. The party holding the asset or liability will not be obligated to expend any money on the asset or liability unless the funds are advanced by the party that will ultimately receive the asset or liability, other than reasonable out-of-pocket expenses that will be reimbursed.

The AHD Distribution

Immediately following the AHD sale and immediately prior to the merger, Atlas Energy will distribute to its stockholders all of the AHD common units held by Atlas Energy (including new AHD common units issued to ATN as consideration in the AHD sale and subsequently purchased by Atlas Energy from ATN), which is expected to consist of approximately 41 million AHD common units out of the approximately 51 million AHD common units expected to be outstanding after the AHD transactions.

On the closing date of the AHD transactions, Atlas Energy will deliver to a distribution agent all of the AHD common units to be distributed in the AHD distribution, and will instruct the distribution agent to deliver to a transfer agent true, correct and complete copies of the stock and transfer records reflecting the stockholders entitled to receive AHD common units. The record time for purposes of determining the stockholders entitled to receive AHD common units in the AHD distribution will be immediately following the sale by ATN to Atlas Energy of all of the AHD common units received by ATN as consideration in the AHD sale.

The distribution agent will distribute on the date of the AHD distribution (or as soon as reasonably practicable thereafter) the appropriate number of AHD common units, or credit the appropriate number of AHD common units to book entry accounts, to each such stockholder or designated transferee. For stockholders who hold Atlas Energy common stock through a broker or other nominee, the broker or nominee will be instructed to credit their AHD common units to their respective accounts. No action is required by Atlas Energy stockholders to receive the AHD common units in the distribution. No payment of any consideration for or surrender or exchange of shares of a stockholder’s Atlas Energy common stock is required in order for a stockholder to receive AHD common units; however, following the effective time of the merger, stockholders will receive instructions regarding the exchange of his, her or its shares for the cash merger consideration.

No certificates representing AHD common units distributed to Atlas Energy stockholders in the AHD distribution will be mailed. If, at any time, an AHD unitholder desires to receive a physical certificate evidencing such unitholder’s AHD common units, such unitholder may do so by contacting AHD’s transfer agent and registrar. Contact information for AHD’s transfer agent and registrar is provided below under “Information About AHD — AHD Transfer Agent.”

For each share of Atlas Energy common stock for which a stockholder is the holder of record as of the record date for the distribution, such stockholder will receive that number of AHD common units equal to the quotient obtained by dividing the total number of AHD common units to be distributed in the AHD distribution by the total number of shares of Atlas Energy common stock outstanding at the record time for the distribution. Based on the number of Atlas Energy shares and AHD common units currently outstanding, and the number of AHD common units expected to be issued as consideration in the AHD sale, Atlas Energy expects that stockholders will receive approximately 0.523 of an AHD common unit for each share of Atlas Energy common stock for which such stockholder is the holder of record at the record time. The distributed AHD common units will be fully paid and non-assessable and not subject to any preemptive rights.

Atlas Energy will not distribute any fractional AHD common units to its stockholders. Instead, the distribution agent will aggregate fractional units into whole units, sell the whole units, in open market transactions or otherwise, at then prevailing market prices and distribute the aggregate cash proceeds of the sales pro rata (based on the fractional unit such holder would otherwise be entitled to receive) to each holder who otherwise would have been entitled to receive a fractional unit in the AHD distribution. Atlas Energy will pay all reasonable expenses incurred by the distribution agent in connection with such sale, including brokerage charges, commissions and transfer taxes. The distribution agent will use its commercially reasonable efforts to aggregate the AHD common units that may be allocable to any beneficial owner through more than one account in determining the fractional AHD common unit allocable to such beneficial owner. From and after the AHD distribution, AHD will regard the Atlas Energy stockholders entitled to receive AHD common units in the AHD distribution as record holders of AHD common units without requiring any action on the part of the stockholders. Each unitholder will be entitled to receive all dividends or distributions and exercise voting rights and all other rights and privileges with respect to their AHD common units.

Following the AHD distribution, AHD common units will continue to trade on the New York Stock Exchange under the symbol “AHD.” The AHD common units distributed to Atlas Energy stockholders will be freely transferable, except for AHD common units received by persons who may be deemed to be “affiliates” of AHD under the Securities Act. Persons who may be deemed to be affiliates after the AHD distribution generally include individuals or entities that control, are controlled by, or are under common control with AHD, and include its directors, certain of its officers and significant unitholders. AHD affiliates will be permitted to sell their AHD common units only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, such as the exemption afforded by the provisions of Rule 144 thereunder. AHD has not filed a registration statement with the SEC covering any resales of the AHD common units to be received by Atlas Energy stockholders in the AHD distribution.

Adjustment of Atlas Energy Equity Awards

Stock options to acquire Atlas Energy common stock will not entitle their holders to receive AHD common units in the AHD distribution. Under the merger agreement, to the extent an Atlas Energy stock option is outstanding as of the AHD distribution, the per-share exercise price of such stock option, whether vested or unvested, will be adjusted to account for the value of the AHD common units, as follows: The per-share exercise price of the stock option will be reduced by an amount (which we refer to as the “AHD distribution adjustment amount”), rounded down to the nearest penny, equal to (1) the aggregate number of AHD common units to be distributed in the AHD distribution, multiplied by (2) the average closing price of AHD common units on the New York Stock Exchange over the five trading days immediately preceding (but not including) the record date for the AHD distribution, divided by (3) the aggregate number of outstanding shares of Atlas Energy common stock as of the record time for the AHD distribution.

Atlas Energy restricted stock units will not entitle their holders to receive AHD common units in the AHD distribution. Under the merger agreement, if an Atlas Energy restricted stock unit is outstanding as of the AHD distribution, the number of shares of Atlas Energy common stock subject to the award, whether vested or The number of shares of Atlas Energy common stock subject to the award will be increased by a number (rounded down to the nearest whole share) equal to (1) the aggregate number of shares of Atlas Energy common stock subject to the award prior to such increase, multiplied by (2) the AHD distribution adjustment amount (as defined above), divided by (3) an amount equal to the average closing price of Atlas Energy common stock on the Nasdaq over the five trading days immediately preceding (but not including) the record date for the AHD distribution, minus the AHD distribution adjustment amount.

Atlas Energy deferred units and phantom units will not entitle their holders to receive AHD common units in the AHD distribution. Under the merger agreement, if an Atlas Energy deferred unit or phantom unit is outstanding as of the AHD distribution, the number of shares of Atlas Energy common stock subject to the award, whether vested or unvested, will be adjusted to account for the value of the distributed AHD common units, as follows: The number of shares of Atlas Energy common stock subject to the award will be increased by a number (rounded down to the nearest whole share) equal to (1) the aggregate number of shares of Atlas Energy common stock subject to the award prior to such increase, multiplied by (2) the AHD distribution adjustment amount (as defined above), divided by (3) an amount equal to the average closing price of Atlas Energy common stock on the Nasdaq over the five trading days immediately preceding (but not including) the record date for the AHD distribution, minus the AHD distribution adjustment amount.

The AHD GP Contribution

Concurrently with the AHD sale, Atlas Energy will contribute to AHD its 100% equity interest in AHD GP, AHD’s general partner. The limited liability company agreement of AHD GP will be amended and restated to implement changes to accommodate AHD GP becoming AHD’s wholly owned subsidiary, including provisions enabling AHD’s unitholders to elect the AHD board of directors. See “Information about AHD — The LPA Amendment.”

The AHD Promissory Note Repayment

Concurrently with the AHD sale, AHD must repay all amounts outstanding under the AHD promissory note. The AHD promissory note consolidated into one instrument the debt owed by AHD to Atlas Energy under previous loans. The initial principal balance of the AHD promissory note was $33.4 million, and the interest rate is 12% per annum, which interest compounds and is added to the principal balance on a quarterly basis. As of December 31, 2010, the outstanding principal balance of the AHD promissory note was $35.4 million. The AHD promissory note is currently payable on demand.

Representations and Warranties

In the AHD transaction agreement, each of Atlas Energy and AHD has made representations and warranties to the other regarding, among other things:

•	corporate matters, including due organization, good standing and qualification;

•	corporate authority to enter into and perform the obligations contemplated by the AHD transaction agreement;

•	approvals by their respective board of directors and, in the case of AHD, the AHD special committee;

•	required governmental approvals;

•	the absence of conflicts with, or violations of, organizational documents, other contracts and applicable laws, in each case as a result of the AHD transactions;

•	broker’s fees payable in connection with the AHD transactions; and

•	capitalization.

AHD has made additional representations and warranties about itself to Atlas Energy as to the following:

•	receipt by the AHD special committee of an opinion from its financial advisor; and

•

the due authorization and issuance of, and title to, the new AHD common units to be issued as consideration in the AHD sale, and the absence of a violation of preemptive rights with respect to such AHD common units.

Atlas Energy has also made certain representations and warranties about itself to AHD as to the following:

•	title to the equity interests of the investment partnerships;

•	the conduct of the transferred business in the ordinary course, and the absence of any event that has had, or would reasonably be expected to have, a material adverse effect, since December 31, 2009;

•	pending and threatened litigation with respect to the transferred business;

•	possession of, and compliance with, permits necessary for the conduct of the transferred business;

•	sufficiency of the purchased assets for the conduct of the transferred business;

•	tax matters with respect to the transferred business;

•	financial statements with respect to the transferred business;

•	environmental matters with respect to the transferred business; and

•	the effectiveness of and compliance with certain oil and gas leases and applicable laws.

Many of Atlas Energy’s representations and warranties are qualified by a “material adverse effect” standard (that is, they will not be deemed to be untrue or incorrect unless their failure to be true or correct, individually or in the aggregate, would have a material adverse effect). “Material adverse effect” for purposes of the AHD transaction agreement means any circumstance, change, event, occurrence, development or effect that has a material adverse effect on the business, assets, financial condition or results of operations of the purchased assets, the purchased entities and the transferred business, taken as a whole, except that none of the following will constitute a “material adverse effect” or will be considered in determining whether there has been a “material adverse effect”:

•

changes generally affecting the economy or the financial, credit or securities markets, to the extent such changes do not have a material and disproportionate effect on the purchased assets, the purchased entities and the transferred business, taken as a whole, relative to the other participants in the industry or industries in which the transferred business operates;

•

changes generally affecting the natural gas or shale industry or natural gas companies operating in the regions in which the transferred business operates, to the extent such changes do not have a material and disproportionate effect on the purchased assets, the purchased entities and the transferred business, taken as a whole, relative to the other participants in the industry or industries in which the transferred business operates, and other than changes in applicable laws relating to hydraulic fracturing or similar processes that would reasonably be expected to have the effect of making illegal or commercially impracticable such hydraulic fracturing or similar processes;

•

changes (or proposed changes) in law or the interpretation thereof or generally accepted accounting principles or the interpretation thereof, to the extent such changes do not have a material and disproportionate effect on the purchased assets, the purchased entities and the transferred business, taken as a whole, relative to the other participants in the industry or industries in which the transferred business operates, and other than changes in applicable laws relating to hydraulic fracturing or similar processes that would reasonably be expected to have the effect of making illegal or commercially impracticable such hydraulic fracturing or similar processes;

•

any acts of war, armed hostility or terrorism, to the extent such changes do not have a material and disproportionate effect on the purchased assets, the purchased entities and the transferred business, taken as a whole, relative to the other participants in the industry or industries in which the transferred business operates;

•

changes in the market price of oil or natural gas, to the extent such changes do not have a material and disproportionate effect on the purchased assets, the purchased entities and the transferred business, taken as a whole, relative to the other participants in the industry or industries in which the transferred business operates;

•

changes attributable to the execution, announcement or pendency of the merger, the AHD transactions, the Laurel Mountain acquisition, the AHD transaction agreement, related agreements or the transactions contemplated by these agreements, including any adverse change in customer, distributor, supplier, employee, financing source, stockholder, partnership or joint venture partner or similar relationship resulting therefrom, including in each case as a result of the identity of AHD (except that this exception will not apply to any portion of a representation or warranty by Atlas Energy relating to required consents and approvals to the extent that the purpose of such representation or warranty is to address the consequences resulting from the execution and delivery of the AHD transaction agreement or the performance of obligations or satisfaction of conditions under the AHD transaction agreement);

•

any failure by the transferred business or any purchased entity to meet internal or published industry analyst projections or forecasts or estimates of revenue or earnings for any period (although facts and circumstances giving rise to such failure that are not otherwise excluded from the definition of material adverse effect may be taken into account in determining whether there has been a material adverse effect); and

•	changes attributable to any action required by the AHD transaction agreement or taken or made at the request of AHD or AHD GP.

Conduct of the Transferred Business Pending the AHD Transactions

In the AHD transaction agreement, Atlas Energy has agreed that, subject to certain exceptions, between November 8, 2010 and the earlier of the closing of the AHD transactions and the termination of the AHD transaction agreement, except as expressly contemplated or permitted by the AHD transaction agreement, the merger agreement, the Laurel Mountain purchase agreement or the employee matters agreement entered into in connection with the AHD transactions, or with AHD GP’s prior written consent (which is not to be unreasonably withheld, conditioned or delayed), or except as required by applicable law, Atlas Energy and its subsidiaries (other than AHD GP, AHD, APL GP, APL and any of their subsidiaries) will:

•	conduct the transferred business in the ordinary course consistent with past practice, and, to the extent consistent with this standard, use its commercially reasonable efforts to:

•	preserve the business organization of the transferred business;

•	maintain the material licenses and permits of the transferred business required under applicable law; and

•

maintain the transferred business’ key relationships with its material lessors, customers, lenders, suppliers, contractors, joint venture parties, working interest parties, other material business relationships and governmental entities with jurisdiction over oil- and gas-related matters.

Atlas Energy has further agreed that, subject to certain exceptions, between November 8, 2010 and the earlier of the closing of the AHD transactions and the termination of the AHD transaction agreement, except as expressly contemplated or permitted by the AHD transaction agreement, the merger agreement, the Laurel Mountain purchase agreement or the employee matters agreement entered into in connection with the AHD transactions, or with AHD GP’s prior written consent (which is not to be unreasonably withheld, conditioned or delayed), or except as required by applicable law, Atlas Energy and its subsidiaries (other than AHD GP, AHD, APL GP, APL and any of their subsidiaries) will not take the following actions with respect to the transferred business:

•	amend or propose to amend the charter, bylaws or equivalent documents of any of the purchased entities;

•

issue, sell, transfer, pledge, dispose of or encumber any options, warrants or rights of any kind to acquire any shares of the stock of any purchased entity or any debt or equity securities which are convertible into the stock of any purchased entity;

•

incur, assume, guarantee, endorse or otherwise become liable with respect to any indebtedness, issue any debt securities except in the ordinary course of business or make any loan, advance or capital contribution to any person other than a purchased entity or an investment partnership, except as would not result in a liability assumed by AHD under the AHD transaction agreement;

•

sell, lease, license, pledge, dispose of or encumber any assets, properties, rights or businesses of the transferred business, except with respect to assets to be retained by Atlas Energy following the AHD transactions, for transactions in the ordinary course of business or transactions contracted by Atlas Energy or its subsidiaries prior to the date of the AHD transaction agreement;

•

enter into any transaction for or make any acquisition of any business, material assets, product lines, business units, business operations, stock or other properties, except for transactions in the ordinary course of business;

•	adopt a plan or agreement of complete or partial liquidation, dissolution, restructuring, merger, consolidation, recapitalization or other reorganization of the purchased entities; or

•	authorize, or commit to do or enter into any binding contract with respect to, any of the foregoing actions.

Other Covenants and Agreements

The AHD transaction agreement contains additional covenants and agreements relating to, among other things, the following matters.

Commercially Reasonable Efforts

Each of AHD and Atlas Energy has agreed to use its commercially reasonable efforts to do, and to cooperate with the other in doing, all things necessary, proper or advisable to consummate the AHD transactions, including making filings that may be required by any governmental entity and supplying any additional information that may be requested by a governmental entity, obtaining all other consents, approvals and authorizations required under law (including from security holders), lifting any injunction or other order adversely affecting the ability of the parties to consummate the AHD transactions, including defending any lawsuits or other legal proceedings challenging the AHD transaction agreement or the consummation of the AHD transactions, effecting all necessary registrations, filings and responses to requests for additional information from a governmental entity and fulfilling all conditions to the AHD transaction agreement.

Financing

AHD has agreed to use its commercially reasonable efforts to obtain the debt financing contemplated by its commitment letter from Citibank, N.A. to finance the cash portion of the consideration payable pursuant to the AHD sale and the repayment of the AHD promissory note, including using commercially reasonable efforts to negotiate definitive agreements consistent with the terms and conditions contained in the commitment letter and satisfy on a timely basis all conditions in any such definitive agreements and the commitment letter. AHD must keep Atlas Energy reasonably apprised of the status of the debt financing. Atlas Energy has agreed to use its commercially reasonable efforts to provide to AHD all cooperation reasonably requested by AHD that is reasonably necessary and customary in connection with the debt financing, but only if such cooperation does not unreasonably interfere with Atlas Energy’s operation of the transferred business or its other businesses. AHD must reimburse Atlas Energy for all reasonable out-of-pocket costs and expenses incurred in connection with its cooperation with regard to the debt financing and must indemnify Atlas Energy against all losses in connection with the arrangement of the debt financing and any information utilized in connection with the debt financing.

Intercompany Agreements

AHD and Atlas Energy have agreed that at the closing of the AHD transactions and subject to certain exceptions, all contracts between the purchased entities and Atlas Energy or its subsidiaries (other than the purchased entities) will be terminated and all intercompany receivables and payables existing between the purchased entities and Atlas Energy or its subsidiaries (other than the purchased entities) will be settled.

License to Atlas Name and Trademarks

AHD has agreed to grant to Atlas Energy a royalty-free, non-exclusive license to use the name and marks of Atlas Energy and its subsidiaries for certain purposes for limited periods.

Written Consent Information Statement

AHD and AHD GP have agreed to comply with Delaware law, the federal securities laws, the AHD limited partnership agreement and the rules and regulations of the New York Stock Exchange in connection with the LPA amendment and the adoption of the new equity plan of AHD (as described below in “The AHD Transaction Agreement — 2010 AHD Long-Term Incentive Plan”), including preparing and filing with the SEC an information statement on Schedule 14C, providing Atlas Energy a reasonable opportunity to review the information statement, responding to any comments made by the SEC, and using reasonable best efforts to cause the information statement to be mailed to holders of AHD common units as promptly as practicable after confirmation from the SEC that it has no further comments on the information statement. Atlas Energy has agreed to cooperate with AHD in connection with the preparation of the information statement.

Oil and Gas Matters

Atlas Energy has agreed to use commercially reasonable efforts prior to the closing of the AHD transactions to ensure that the title to the oil and gas leases transferred to the investment partnerships are distinctly discernable from oil and gas leases of Atlas Energy and its subsidiaries at the closing. AHD and Atlas Energy have agreed to, upon the reasonable request of the other, use commercially reasonable efforts after the closing of the AHD transactions to ensure that title to the oil and gas leases of Atlas Energy and its subsidiaries are distinctly discernable from the oil and gas leases of AHD and the purchased entities. AHD and Atlas Energy have agreed to provide each other with reasonable access to easements, rights of way or surface rights necessary or convenient for the operation of their oil and gas leases, subject to compliance by each party with written safety policies and procedures of the other party, applicable laws, and the terms of the relevant oil and gas lease while on site.

Atlas Energy Non-Hire and Non-Interference

Atlas Energy has agreed that it will not, for a period of two years following the closing of the AHD transactions:

•

solicit or knowingly encourage lessors, sublessors, licensors in connection with oil and gas leases in states other than Pennsylvania, New York, Ohio, Michigan or West Virginia to terminate or materially diminish their relationship with, or negotiate new or different contracts or terms of business with (in each case, the effect of which would be material to such relationship, contract or terms of business), AHD or its subsidiaries, or solicit any such lessor, sublessor or licensor or other person with the purpose of adversely affecting any oil and gas lease in such states;

•

solicit or knowingly encourage any person who is at such time a customer, supplier or contractor of AHD’s business following the closing of the AHD transactions to terminate or materially diminish its relationship with, or negotiate new or different contracts or terms of business with (in each case, the effect of which would be material to such relationship, contract or terms of business), AHD or its subsidiaries, or solicit any such customer, supplier or contractor for the purpose of adversely affecting any contract primarily related to operations in a state other than Pennsylvania, New York, Ohio, Michigan or West Virginia that is a purchased asset; or

•

solicit for employment (other than through general non-directed solicitations for employment) or hire certain employees of AHD or its subsidiaries during their employment, or for a period of six months following their employment (except that this six-month period will not apply to any employee of AHD or its subsidiaries following a termination of their employment).

AHD Non-Hire and Non-Interference

AHD has agreed that it will not, for a period of two years following the closing of the AHD transactions:

•

solicit or knowingly encourage lessors, sublessors, licensors in connection with oil and gas leases retained by Atlas Energy or any of its subsidiaries following the closing of the AHD transactions to terminate or materially diminish their relationship with, or negotiate new or different contracts or terms of business with (in each case, the effect of which would be material to such relationship, contract or terms of business) Atlas Energy or its subsidiaries, or solicit any such lessor, sublessor or licensor or other person with the purpose of adversely affecting any such oil and gas lease;

•

solicit or knowingly encourage any person who is at such time a customer, supplier or contractor of Atlas Energy’s business following the closing of the AHD transactions to terminate or materially diminish its relationship with, or negotiate new or different contracts or terms of business with (in each case, the effect of which would be material to such relationship, contract or terms of business), Atlas Energy or its subsidiaries, or solicit any such customer, supplier or contractor for the purpose of adversely affecting any contract retained by Atlas Energy following the AHD transactions; or

•

solicit for employment (other than through general non-directed solicitations for employment) or hire certain employees of Chevron, Atlas Energy or their subsidiaries during their employment, or for a period of six months following their employment (except that this six-month period will not apply to any employee of Atlas Energy, Chevron or their subsidiaries following a termination of their employment).

Indemnification and Insurance

Prior to the effective time of the merger, Atlas Energy will obtain and fully pay for “tail” prepaid insurance policies with a claims period of six years from and after the effective time of the merger from an insurance carrier believed to be sound and reputable with respect to D&O insurance for current and former directors and officers of AHD and AHD GP (collectively referred to in the AHD transaction agreement as the “indemnified parties”), but only for facts and events that occurred at or prior to the effective time of the merger. The insurance policies must have terms, conditions, retentions and limits of coverage at least as favorable as Atlas Energy’s existing D&O insurance with respect to matters existing or occurring prior to the effective time of the merger (including with respect to acts or omissions occurring in connection with the AHD transactions), subject to the following sentence. The annual premium for the “tail” prepaid insurance policies must not exceed 250% of the last annual premium paid by Atlas Energy for its D&O insurance prior to the execution of the AHD transaction agreement. Atlas Energy must, after the effective time of the merger, maintain such policies in full force and effect, for their full term, and continue to honor its obligations thereunder. Atlas Energy is not required to expend annually in excess of 250% of the last annual premium paid by Atlas Energy for its D&O insurance prior to the execution of the AHD transaction agreement, and, to the extent that the annual premiums of such coverage exceed that amount, the surviving corporation is required to obtain as much similar insurance as is reasonably practicable for an annual premium equal to 250% of such annual premium.

All rights to exculpation, indemnification and advancement of expenses for acts or omissions occurring prior to the effective time of the closing of the AHD transactions existing in favor of the current or former directors, officers or employees of AHD GP, AHD or any purchased entity, as provided in the certificate of incorporation or bylaws of Atlas Energy or in any agreement, will survive the AHD transactions and will continue in full force and effect in accordance with their terms. From and after the closing of the AHD transactions, Atlas Energy will pay, perform and discharge, in accordance with their respective terms, the obligations of Atlas Energy with respect to such rights to exculpation, indemnification and advancement of expenses. The rights of the indemnified parties under the AHD transaction agreement are in addition to any rights such indemnified parties may have under the certificate of incorporation or bylaws, or equivalent documents, of Atlas Energy or any of its subsidiaries, or under any applicable contracts or laws. The rights of the indemnified parties under the AHD transaction agreement are intended to be for the benefit of, and may be enforced by, the indemnified parties.

Hedging

Prior to the closing of the AHD transactions, Atlas Energy has agreed to unwind all of the hedges intended to benefit from or reduce the risk of price fluctuations of hydrocarbons or other commodities that Atlas Energy or its subsidiaries have entered into, in whole or in part, on behalf of the investment partnerships, allocate the applicable portion of any cash generated by such unwind to the applicable investment partnerships and transfer to AHD at closing the portion of such cash attributable to third-party limited partner interests in such investment partnerships.

In addition, Atlas Energy has agreed to use its reasonable best efforts to enter into a new hedge contract prior to the closing of the AHD transactions which will be assumed by AHD at the closing of the AHD transactions. This new hedging arrangement will be intended to benefit from or reduce the risk of fluctuations in the price of natural gas and oil or other commodities produced by the transferred business, including the investment partnership business.

Ongoing Production Reporting

AHD has agreed that, if it decides to abandon or permanently shut in a well in Pennsylvania, West Virginia, Michigan, Ohio or New York associated with a lease in which AHD, its subsidiaries or the purchased entities, on one hand, and Atlas Energy or its subsidiaries, on the other hand, have an interest, but which lease is held by production only from a well in which Atlas Energy or its subsidiaries do not have an interest, then AHD will provide Atlas Energy with written notice and Atlas Energy will have the right to take over such well, in which case it will acquire the rights, responsibilities, assets and liabilities of AHD arising from such well. AHD has agreed to provide Atlas Energy with certain ongoing reporting regarding such wells.

Drilling Arrangements

AHD and Atlas Energy have agreed, prior to the closing of the AHD transactions, to ensure that AHD has the capabilities of certain drilling rigs and related services necessary to complete planned drilling programs that AHD has identified prior to the date of the AHD transaction agreement.

Access to Information

Atlas Energy has agreed that it and its subsidiaries will grant AHD reasonable access to its and its subsidiaries’ facilities, properties, employees, books and records with respect to the transferred business until the closing of the AHD transactions. Atlas Energy and AHD have agreed to provide each other access to certain information related to each other’s businesses following the closing of the AHD transactions for a period of five years, including information necessary to comply with government reporting obligations, carry out human resources functions or satisfy audit or other similar requirements.

Conditions to the AHD Transactions

The obligations of Atlas Energy, AHD and AHD GP to consummate the AHD transactions are subject to the satisfaction (or, where legally permissible, waiver) of the following conditions:

•	the AHD transactions must not have been enjoined or otherwise made illegal;

•	an information statement on Schedule 14C must have been mailed to AHD limited partners and 20 days must have elapsed from its mailing;

•	the AHD common units to be distributed in the AHD distribution must continue to be accepted for listing on the New York Stock Exchange, subject to official notice of issuance; and

•

if a registration statement is filed with the SEC with respect to the AHD distribution, the registration statement must have been declared effective by the SEC under the Securities Act. Atlas Energy does not currently expect that a registration statement will be filed with the SEC with respect to the AHD distribution.

The obligations of AHD and AHD GP to consummate the AHD transactions are further subject to the satisfaction or waiver of the following conditions:

•

Atlas Energy’s representations and warranties regarding capitalization, title to the investment partnership equity interests and broker’s fees must be true and correct in all material respects as of November 8, 2010 and as of the closing date of the AHD transactions (except to the extent they specifically speak as to a different date);

•

Atlas Energy’s other representations and warranties must be true and correct as of November 8, 2010 and as of the closing date of the AHD transactions (except to the extent they specifically speak as to a different date), other than any failure to be true and correct (without giving effect to any qualification as to materiality or material adverse effect), individually or in the aggregate, which has not had, and would not reasonably be expected to have, a material adverse effect; and

•	Atlas Energy must have performed in all material respects its obligations, and complied in all material respects with all of its covenants, under the AHD transaction agreement.

The obligations of Atlas Energy to consummate the AHD transactions are further subject to the satisfaction or waiver of the following conditions:

•

AHD’s representations and warranties regarding broker’s fees and the status of the newly issued AHD common units to be paid as consideration for the AHD sale must be true and correct in all material respects as of November 8, 2010 and as of the closing date of the AHD transactions (except to the extent they specifically speak as to a different date);

•

AHD’s other representations and warranties must be true and correct as of November 8, 2010 and as of the closing date of the AHD transactions (except to the extent they specifically speak as to a different date), other than any failure to be true and correct (without giving effect to any qualification as to materiality or material adverse effect), individually or in the aggregate, which has not had, and would not reasonably be expected to have, a material adverse effect;

•	AHD and AHD GP must have performed in all material respects their obligations, and complied in all material respects with all of their covenants, under the AHD transaction agreement;

•

all of the conditions to the merger, subject to certain exceptions, must have been satisfied or waived in accordance with their terms, and Atlas Energy, Chevron and Merger Sub must otherwise be ready, willing and able to consummate the merger promptly after the consummation of the AHD distribution and the AHD sale; and

•

all of the conditions to the Laurel Mountain acquisition, subject to certain exceptions, must have been satisfied or waived in accordance with their terms, and Atlas Energy, ATN and APL must otherwise be ready, willing and able to consummate the Laurel Mountain acquisition simultaneously with the consummation of the AHD sale.

Termination

The AHD transaction agreement may be terminated prior to the closing of the AHD transactions under any of the following circumstances:

•	by mutual written consent of Atlas Energy and AHD GP;

•

by Atlas Energy or AHD GP if the AHD transactions are not consummated on or before September 30, 2011 (with a possible extension to November 30, 2011 if the merger agreement has been terminated and Atlas Energy has entered into an agreement to consummate an alternative business combination) (we refer to such date as it may be extended as the “outside date for the AHD transactions”);

•	by Atlas Energy or AHD GP if there is a final and non-appealable order permanently restraining, enjoining or otherwise prohibiting the consummation of the AHD transactions;

•	by Atlas Energy if the merger agreement is terminated; or

•

by Atlas Energy or AHD GP if the other party has breached any of its representations, warranties, covenants or other agreements in the AHD transaction agreement and such breach or failure would result in the failure of a closing condition that cannot be cured by the outside date for the AHD transactions.

Indemnification

After the closing of the AHD transactions, Atlas Energy must indemnify AHD and its subsidiaries, including the purchased entities and investment partnerships, and each of their respective directors, officers, employees and agents against losses to the extent they result from any breach of any representation or warranty or covenant of Atlas Energy or any liability retained by Atlas Energy and the post-merger subsidiaries in the AHD sale.

After the closing of the AHD transactions, AHD must indemnify Atlas Energy and its subsidiaries and each of their respective directors, officers, employees and agents against losses to the extent they result from any breach of any representation or warranty or covenant of AHD or any liability assumed by AHD in the AHD sale.

Indemnities for most breaches of representations and warranties are subject to an aggregate deductible of $5 million and a maximum indemnity of $25 million.

The representations and warranties of each of the parties to the AHD transaction agreement, and each of the pre-closing covenants in the AHD transaction agreement, will generally expire twelve months after the closing date of the AHD transactions, except that the representations and warranties of Atlas Energy with respect to capitalization, title to the equity interests of the investment partnerships and broker’s fees and the representations and warranties of AHD and AHD GP with respect to the AHD common units to be issued as consideration in the AHD sale will survive indefinitely, and the representations and warranties of Atlas Energy with respect to breaches of certain contracts or creation of liens resulting from the AHD transactions, permits, sufficiency of assets, tax matters, financial statements, environmental matters and compliance with and enforceability of oil and gas leases will terminate as of the closing of the AHD transactions. Notwithstanding the foregoing, any representation, warranty, covenant or other agreement in the AHD transaction agreement will survive the time at which it would otherwise terminate if notice of the inaccuracy or breach thereof or other matter giving rise to a right of indemnity has been given to the party against whom such indemnity may be sought prior to such time.

Expenses

Prior to the closing of the AHD transactions, upon request of AHD or AHD GP, Atlas Energy must pay, or loan to AHD or AHD GP sufficient funds to pay, the costs and other expenses incurred by AHD and AHD GP in connection with the negotiation and execution of the AHD transaction agreement (which we refer to as the “expense payment”) up to a maximum of $5 million. If the AHD transactions are consummated and the closing of the AHD transactions occurs, AHD will repay the expense payment. If the AHD transaction agreement is terminated prior to the consummation of the AHD transactions (other than as a result of a breach by AHD), AHD will have no obligation to repay the expense payment.

Except as noted above, all expenses incurred in connection with the AHD transaction agreement and the transactions contemplated by the AHD transaction agreement will be paid by the party incurring those expenses.

Third-Party Beneficiary Rights

Prior to the merger, the provisions of the AHD transaction agreement giving Atlas Energy and/or ATN the right to specifically enforce the terms of the AHD transaction agreement are enforceable by Chevron.

Amendment and Waiver

The AHD transaction agreement may be amended by a written agreement signed by each of the parties to the AHD transaction agreement. The parties may, to the extent permissible by law, extend the time of performance of any of the obligations under the AHD transaction agreement, waive any inaccuracies in the representations and warranties of the AHD transaction agreement or waive another party’s compliance with any of the agreements or conditions of the AHD transaction agreement.

2010 AHD Long-Term Incentive Plan

On November 8, 2010, Atlas Energy, the majority unitholder of AHD, delivered a written consent approving the adoption of the new equity plan. This action by Atlas Energy is sufficient for the unitholders of AHD to approve the adoption of the new equity plan without the vote of any other unitholder of AHD. The new equity plan will become effective upon the closing of the AHD transactions.

The new equity plan is intended to promote the interests of AHD by providing to officers, employees and directors of AHD GP, and employees of its affiliates, consultants and joint venture partners who perform services for AHD GP or AHD, incentive awards for superior performance that are based on AHD common units. The new equity plan is intended to enhance the ability of AHD GP and its affiliates to attract and retain the services of individuals who are essential for the growth and profitability of AHD GP and AHD and to encourage them to devote their best efforts to the businesses of AHD GP and AHD and advancing the interests of AHD GP and AHD.

The following is a brief description of the principal features of the new equity plan. This summary is subject to, and qualified in its entirety by reference to, the new equity plan, which has been filed by AHD on a current report on Form 8-K on November 12, 2010.

Grants made under the new equity plan will be determined by the AHD board of directors or a committee of the AHD board of directors, or the board (or a committee of the board) of an affiliate of AHD that is appointed by the AHD board of directors to administer the new equity plan. We refer to the AHD board of directors, the board of an affiliate, or any respective committee thereof that administers the new equity plan as the “committee.”

Subject to the provisions of the new equity plan, the committee is authorized to administer and interpret the new equity plan, to make factual determinations and to adopt or amend its rules, regulations, agreements and instruments for implementing the new equity plan. The committee will also have the full power and authority to determine the recipients of grants under the new equity plan as well as the terms and provisions of restrictions relating to grants.

Subject to any applicable law, the committee, in its sole discretion, may delegate any or all of its powers and duties under the new equity plan, including the power to award grants under the new equity plan, to the Chief Executive Officer of AHD GP, subject to such limitations as the committee may impose, if any. However, the Chief Executive Officer many not make awards to, or take any action with respect to any grant previously awarded to, himself or a person who is subject to Rule 16b-3 under the Exchange Act.

Persons eligible to receive grants under the new equity plan are (i) officers and employees of AHD GP, its affiliates, consultants or joint venture partners who perform services for AHD GP, AHD or an affiliate or in furtherance of AHD GP’s or AHD’s business (we refer to each such officer and employee as an “eligible employee”) and (ii) non-employee directors of AHD GP within the meaning of Rule 16b-3 under the Exchange Act.

Awards in respect of up to 5.3 million AHD common units (approximately 10% of the fully diluted issued and outstanding number of AHD common units on a pro forma basis after giving effect to the AHD transactions) may be issued under the new equity plan. This amount is subject to adjustment as provided in the new equity plan for events such as distributions (in AHD common units or other securities or property, including cash), unit splits (including reverse splits), recapitalizations, mergers, consolidations, reorganizations, reclassifications and other extraordinary events affecting the outstanding AHD common units such that an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the new equity plan. AHD common units issued under the new equity plan may consist of AHD common units newly issued by AHD, AHD common units acquired in the open market or from any affiliate of AHD GP or AHD or any other person or any combination of the foregoing. If any award granted under the new equity plan is forfeited or otherwise terminates or is canceled or paid without the delivery of AHD common units, then the AHD common units covered by the award will (to the extent of the forfeiture, termination or cancellation, as the case may be) again be AHD common units available for grants of awards under the new equity plan. AHD common units surrendered in payment of the exercise price of an option, and AHD common units withheld or surrendered for payment of taxes, will not be available for re-issuance under the new equity plan.

Awards granted under the new equity plan may consist of options to purchase AHD common units, phantom units and restricted units. All grants are subject to such terms and conditions as the committee deems appropriate, including but not limited to vesting conditions.

An option is the right to purchase an AHD common unit in the future at a predetermined price (which we refer to as the “exercise price”). The exercise price of each option is determined by the committee and may be equal to or greater than the fair market value of an AHD common unit on the date the option is granted. The committee will determine the vesting and exercise restrictions applicable to an award of options, if any, and the method or methods by which payment of the exercise price may be made, which may include, without limitation, cash, check acceptable to the AHD board of directors, a tender of AHD common units having a fair market value equal to the exercise price, a “cashless” broker–assisted exercise, a recourse note in a form acceptable to the AHD board of directors and that does not violate the Sarbanes-Oxley Act of 2002, a “net exercise” that permits AHD to withhold a number of AHD common units that otherwise would be issued to the holder of the option pursuant to the exercise of the option having a fair market value equal to the exercise price or any combination of the methods described above.

Phantom units represent rights to receive an AHD common unit, an amount of cash or other securities or property based on the value of an AHD common unit, or a combination of AHD common units and cash or other securities or property. Phantom units are subject to terms and conditions determined by the committee, which may include vesting restrictions. In addition, the committee may grant distribution equivalent rights in connection with a grant of phantom units. Distribution equivalent rights represent the right to receive an amount in cash, securities, or other property equal to, and at the same time as, the cash distributions or other distributions of securities or other property made by AHD with respect to an AHD common unit during the period that the underlying phantom unit is outstanding. Distribution equivalents may (i) be paid currently by AHD or may be deferred and, if deferred, may accrue interest, (ii) accrue as a cash obligation or may convert into additional phantom units for the holder of the underlying phantom units, (iii) be payable based on the achievement of specific goals and (iv) be payable in cash or AHD common units or in a combination of cash and AHD common units, in each case as determined by the committee.

Restricted units are actual AHD common units issued to a participant that are subject to vesting restrictions and evidenced in such manner as the committee may deem appropriate, including book-entry registration or issuance of one or more unit certificates. Prior to or upon the grant of an award of restricted units, the committee will condition the vesting or transferability of the restricted units upon continued service, the attainment of performance goals or both. A holder of restricted units will have certain rights of holders of AHD common units in general, including the right to vote the restricted units. However, during the period during which the restricted units are subject to vesting restrictions, the holder will not be permitted to sell, assign, transfer, pledge or otherwise encumber the restricted units. As determined by the committee, cash dividends on restricted units may be automatically deferred or reinvested in additional restricted units and held subject to the vesting of the underlying restricted units, and dividends payable in AHD common units may be paid in the form of restricted units of the same class as the restricted units with respect to which the dividend is paid and may be subject to vesting of the underlying restricted units.

Upon a “change in control” (as defined in the new equity plan), all unvested awards granted under the new equity plan held by directors will immediately vest in full. In the case of awards granted under the new equity plan held by eligible employees, upon the eligible employee’s termination of employment without “cause” (as defined in the new equity plan) or upon any other type of termination specified in the eligible employee’s applicable award agreement(s), in any case following a change in control, any unvested award will immediately vest in full and, in the case of options, become exercisable for the one-year period following the date of termination of employment, but in any case not later than the end of the original term of the option.

In connection with a change in control, the committee, in its sole and absolute discretion and without obtaining the approval or consent of the unitholders or any participant, but subject to the terms of any award agreements and employment agreements to which AHD GP (or any affiliate) and any participant are party, may take one or more of the following actions (with discretion to differentiate between individual participants and awards for any reason):

•	cause awards to be assumed or substituted by the surviving entity (or affiliate of such surviving entity);

•

accelerate the vesting of awards as of immediately prior to the consummation of the transaction that constitutes the change in control so that awards will vest (and, with respect to options, become exercisable) as to the AHD common units that otherwise would have been unvested so that participants (as holders of awards granted under the new equity plan) may participate in the transaction;

•	provide for the payment of cash or other consideration to participants in exchange for the cancellation of outstanding awards (in an amount equal to the fair market value of such cancelled awards);

•

terminate all or some awards upon the consummation of the change-in-control transaction, but only if the committee provides for full vesting of awards immediately prior to the consummation of such transaction; and

•	make such other modifications, adjustments or amendments to outstanding awards or the new equity plan as the committee deems necessary or appropriate.

Except as otherwise determined by the committee, no award granted under the new equity plan will be assignable or transferable except by will or the laws of descent and distribution. When a participant dies, the personal representative or other person entitled to succeed to the rights of the participant may exercise the participant’s rights under his or her awards.

All awards granted under the new equity plan will be subject to applicable federal (including FICA), state and local tax withholding requirements. If AHD GP so permits, AHD common units may be withheld to satisfy tax withholding obligations with respect to awards paid in AHD common units at the time such awards become subject to employment taxes and tax withholding, as applicable, up to an amount that does not exceed the minimum required withholding for federal (including FICA), state and local tax liabilities. AHD GP may require forfeiture of any award for which the participant does not timely pay the applicable withholding taxes.

Subject to the limitations described below, the committee may amend, alter, suspend, discontinue or terminate the new equity plan at any time without the consent of participants, except that the committee may not amend the new equity plan without approval of the unitholders if such approval is required in order to comply with applicable stock exchange requirements. No amendment or termination of the new equity plan may materially impair any rights or obligations of participants under any previously granted awards, unless the participant has consented or such amendment or termination was reserved in the new equity plan or the applicable award agreements. The committee may not reprice options, nor may the new equity plan be amended to permit option repricing, unless the unitholders approve such repricing or amendment.

The new equity plan will continue until the date terminated by the AHD board of directors or the date upon which AHD common units are no longer available for the grant of awards, whichever occurs first.

Transition Services Agreement

Upon the closing of the AHD transactions, Atlas Energy and AHD will enter into a Transition Services Agreement pursuant to which (1) Atlas Energy will provide AHD a limited license to use certain of its facilities and (2) Atlas Energy and AHD will provide each other certain services on a transitional basis including, among others, services related to operations, accounting, supply chain management, finance, human resources and information technology. The recipient of each service listed in the transition services agreement will be obligated to pay a fee specified in the transition services agreement. Each service will be provided until the earlier of (1) the term specified for that service in the transition services agreement, (2) two years from the closing of the AHD transactions, (3) the termination of the transition services agreement by Atlas Energy or AHD following an uncured material breach by the other party or (4) the termination of the service by the recipient of the service (except that a recipient of any terminated service must continue to pay the relevant fee for that service for the remainder of the term specified in the transition services agreement). Atlas Energy and AHD may request that the other party provide additional or different services, and the parties may negotiate the terms of the new service, although neither party has an obligation to provide any additional or different service.

The recipient of each service will generally assume the risks and liability arising in connection with its use of the service. The provider and recipient of each service will indemnify each other for any losses incurred in connection with the use of the service by the recipient, unless the loss is due to the provider’s gross negligence or willful misconduct.

Michigan Operating Agreement

Upon the closing of the AHD transactions, Atlas Energy, AHD and Atlas Resources, LLC (which we refer to as “Resources”) will enter into an Operating Services Agreement (which we refer to as the “Michigan operating agreement”) pursuant to which Atlas Energy will provide AHD and Resources and their respective subsidiaries certain operational services including, among others, the superintendence and maintenance of wells in certain counties in Michigan and Indiana and the marketing and gathering of gas produced from those wells (which we refer to as the “Michigan operational services”). Atlas Energy will also provide certain environmental project management services to AHD on a transitional basis (which we refer to as the “Michigan environmental services”). AHD, Resources or their subsidiaries will be obligated to pay the fees specified in the Michigan operating agreement for the Michigan operational services and the Michigan environmental services. AHD may request that Atlas Energy provide additional services under the Michigan operating agreement on a transitional basis, and AHD must negotiate in good faith regarding any such additional service, except that Atlas Energy will not be obligated to provide any additional services if the provision of such service would be impracticable or would not be commercially reasonable, or if it is not of a type being provided by Atlas Energy or its affiliates as of immediately prior to the closing of the AHD transactions.

AHD will indemnify Atlas Energy against all claims and liabilities arising out of its provision of services under the Michigan operating agreement.

Atlas Energy will provide the Michigan operational services for three years from the closing date of the AHD transactions and from month-to-month thereafter until cancelled by either Atlas Energy, AHD or Resources. Atlas Energy will provide the Michigan environmental services for six months from the closing of the

AHD transactions and from month-to-month thereafter for an additional eighteen months. AHD may terminate any part of the Michigan operational services and the Michigan environmental services at any time. Atlas Energy, AHD and Resources may agree to terminate the Michigan operating agreement at any time, and each of Atlas Energy, on the one hand, or AHD or Resources, on the other hand, may terminate the Michigan operating agreement following an uncured material breach by such other party.

Pennsylvania Operating Agreement

Upon the closing of the AHD transactions, Atlas Energy, AHD and Resources will enter into an Operating Services Agreement (which we refer to as the “Pennsylvania operating agreement”) pursuant to which Atlas Energy will provide AHD and Resources and their respective subsidiaries certain operational services including, among others, gas volumetric control, measurement and balancing services and water disposal services with respect to certain wells in Pennsylvania (which we refer to as the “Pennsylvania services”). AHD, Resources or their subsidiaries will be obligated to pay the fees specified in the Pennsylvania operating agreement for the Pennsylvania services.

AHD will indemnify Atlas Energy against all claims and liabilities arising out of its provision of services under the Pennsylvania operating agreement.

Atlas Energy will provide the Pennsylvania services for three years from the closing date of the AHD transactions and from month-to-month thereafter until cancelled by either Atlas Energy, AHD or Resources. AHD may terminate any part of the Pennsylvania services or terminate the Pennsylvania operating agreement at any time. Atlas Energy, AHD and Resources may agree to terminate the Pennsylvania operating services agreement at any time, and each of Atlas Energy, on the one hand, or AHD or Resources, on the other hand, may terminate the Pennsylvania operating agreement following an uncured material breach by such other party.

Petro-Technical Services Agreement

Upon the closing of the AHD transactions, Atlas Energy and AHD will enter into a Petro-Technical Services Agreement pursuant to which Atlas Energy will perform for AHD certain consulting activities including, among others, planning, designing, drilling, stimulating, completing and equipping wells (which we refer to as the “petro-technical services”). AHD will be obligated to pay the actual costs incurred by Atlas Energy in the performance of the petro-technical services, up to a maximum of the market rate for the same or similar services in Pittsburgh, Pennsylvania and Traverse City, Michigan.

AHD will indemnify Atlas Energy against all claims and liabilities arising out of its provision of services under the petro-technical services agreement.

Atlas Energy will provide the petro-technical services for one year from the closing date of the AHD transactions and from month-to-month thereafter until the earlier of (1) cancellation by Atlas Energy, AHD or Resources or (2) eighteen months after the closing date of the AHD transactions. AHD may terminate any part of the petro-technical services or terminate the petro-technical services agreement at any time. Atlas Energy, AHD and Resources may agree to terminate the petro-technical services agreement at any time, and each of Atlas Energy, on the one hand, or AHD or Resources, on the other hand, may terminate the petro-technical services agreement following an uncured material breach by such other party.

Gas Marketing Agreement

In connection with the AHD transaction agreement, certain purchased entities entered into a base contract for the sale and purchase of natural gas with a subsidiary of Chevron (which we refer to as the “gas marketing agreement”) pursuant to which, following the closing of the AHD transactions and the merger, the purchased entities will sell gas to the subsidiary of Chevron. Under the gas marketing agreement, the subsidiaries of Atlas

Energy are responsible for transporting the gas to specified delivery points, at which points the subsidiary of Chevron will assume responsibility for the purchased gas. The gas marketing agreement will terminate upon the expiration of the latest period for which the parties have agreed to make deliveries or upon 30 days’ written notice of any party to the gas marketing agreement.

Employee Matters Agreement

In connection with the AHD transaction agreement, Atlas Energy, AHD and AHD GP entered into an Employee Matters Agreement. Under the employee matters agreement, certain current employees of Atlas Energy will be transferred to AHD in connection with the AHD transactions, and certain pre-closing liabilities attributable to such transferred employees will generally be assumed by AHD and its post-closing affiliates. AHD will be required to establish benefit plans for such transferred employees, including a 401(k) plan and health and welfare benefit plans, as of the closing date for the AHD transactions. Effective as of the closing date for the AHD transactions, AHD will adopt the new equity plan, under which awards of options to purchase AHD common units, restricted units and phantom units may be granted to AHD employees, directors and other service providers (see “The AHD Transaction Agreement — 2010 AHD Long-Term Incentive Plan”). Pursuant to the employee matters agreement, AHD will also amend the Atlas Pipeline Holdings, L.P. Long-Term Incentive Plan to provide that outstanding awards granted under the plan will not vest in connection with the merger and the AHD transactions pursuant to the terms and conditions of the plan.

The foregoing summary of the employee matters agreement is subject to, and qualified in its entirety by reference to, the employee matters agreement filed by Atlas Energy on a current report on Form 8-K on November 12, 2010.

THE LAUREL MOUNTAIN PURCHASE AGREEMENT

The following summary describes material provisions of the Laurel Mountain purchase agreement. This summary is subject to, and qualified in its entirety by reference to, the Laurel Mountain purchase agreement, which has been filed by Atlas Energy on a current report on Form 8-K on November 12, 2010.

The following summary has been included to provide you with information regarding the terms of the Laurel Mountain purchase agreement and the transactions described in this document. The representations and warranties contained in the Laurel Mountain purchase agreement are not intended to be a source of business or operational information about Atlas Energy or APL or their respective subsidiaries, as such representations and warranties are made as of a specified date or dates, are tools used to allocate risk between the parties, are subject to contractual standards of knowledge and materiality and are modified or qualified by information contained in the disclosure schedules exchanged by the parties. Business and operational information regarding Atlas Energy and APL can be found elsewhere in this document and in the other public documents that Atlas Energy and APL file with the SEC. See “Where You Can Find More Information.”

Laurel Mountain Acquisition

Concurrently with the merger agreement and the AHD transaction agreement, APL, APL Sub, Atlas Energy and ATN entered into the Laurel Mountain purchase agreement, pursuant to which ATN will acquire the 49% ownership interest in Laurel Mountain owned by APL Sub. The purchase price for the Laurel Mountain acquisition is $403 million, subject to adjustment based on, among other things, capital contributions to and distributions from Laurel Mountain after January 1, 2011 and prior to closing. APL Sub will retain the preferred distribution rights under the limited liability company agreement of Laurel Mountain entitling APL Sub to receive all payments made under a note issued to Laurel Mountain by Williams Laurel Mountain, LLC (which we refer to as “Williams Sub”) in connection with the formation of Laurel Mountain.

Representations and Warranties

In the Laurel Mountain purchase agreement, Atlas Energy, on the one hand, and APL and APL Sub, on the other hand, has made representations and warranties to the other regarding, among other things:

•	corporate matters, including due organization, good standing and qualification;

•

corporate, limited partnership or limited liability company authority to enter into and perform the obligations under the Laurel Mountain purchase agreement, enforceability of the Laurel Mountain purchase agreement and approval of the Laurel Mountain purchase agreement by the parties’ boards of directors or similar governing bodies;

•	required governmental filings and consents;

•	the absence of conflicts with, or violations of, organizational documents, other contracts and applicable laws, in each case, as a result of the Laurel Mountain acquisition; and

•	broker’s fees payable in connection with the Laurel Mountain acquisition.

APL and APL Sub have made additional representations and warranties about themselves to Atlas Energy and ATN as to the following:

•	in the case of APL, a recommendation by the APL special committee that the APL managing board approve the Laurel Mountain purchase agreement;

•	capitalization of Laurel Mountain, including as to APL’s indirect 49% ownership interest in Laurel Mountain;

•	receipt by the APL special committee of an opinion from its financial advisor;

•	absence of a default by APL Sub or Laurel Mountain under the limited liability company agreement of Laurel Mountain;

•	provision by APL of certain financial information related to Laurel Mountain;

•	provision by APL of a list of agreements (1) by APL or its subsidiaries with certain affiliates related to Laurel Mountain and (2) by Laurel Mountain or its subsidiaries with APL or its affiliates;

•	certain financial statements of Laurel Mountain and the preparation thereof;

•	absence of certain legal proceedings (pending or threatened) and orders;

•	absence of certain specified actions or occurrences since December 31, 2009; and

•	tax matters.

Atlas Energy has also made representations and warranties to APL as to ATN’s investment intent with respect to the interest in Laurel Mountain to be acquired pursuant to the Laurel Mountain purchase agreement.

Many of APL’s representations and warranties are qualified by a “material adverse effect” standard (that is, they will not be deemed to be untrue or incorrect unless their failure to be true or correct, individually or in the aggregate, would have a material adverse effect). Certain of APL’s representations and warranties are also qualified by a general materiality standard. “Material adverse effect” for purposes of the Laurel Mountain purchase agreement means any change, event, occurrence or development that has a material adverse effect on the assets, business, financial condition or results of operations of Laurel Mountain and its subsidiaries, taken as a whole, except that none of the following will constitute a “material adverse effect” or will be considered in determining whether there has been a “material adverse effect”:

•

changes generally affecting the economy or the financial, credit or securities markets, to the extent such changes do not have a material and disproportionate effect on Laurel Mountain and its subsidiaries, taken as a whole, relative to the other participants in the industry or industries in which Laurel Mountain and its subsidiaries operate;

•

changes generally affecting the natural gas or shale industry or natural gas companies operating in the region containing the Marcellus shale, to the extent such changes do not have a material and disproportionate effect on Laurel Mountain and its subsidiaries, taken as a whole, relative to the other participants in the industry or industries in which Laurel Mountain and its subsidiaries operate;

•

changes (or proposed changes) in law or the interpretation thereof or generally accepted accounting principles or the interpretation thereof, to the extent such changes do not have a material and disproportionate effect on Laurel Mountain and its subsidiaries, taken as a whole, relative to the other participants in the industry or industries in which Laurel Mountain and its subsidiaries operate;

•

any acts of war, armed hostility or terrorism, to the extent such changes do not have a material and disproportionate effect on Laurel Mountain and its subsidiaries, taken as a whole, relative to the other participants in the industry or industries in which Laurel Mountain and its subsidiaries operate;

•

changes in the market price of oil or natural gas, to the extent such changes do not have a material and disproportionate effect on Laurel Mountain and its subsidiaries, taken as a whole, relative to the other participants in the industry or industries in which Laurel Mountain and its subsidiaries operate;

•

changes attributable to the execution, announcement or pendency of the merger, the AHD transactions, the Laurel Mountain purchase agreement, the merger agreement, the AHD transaction agreement, related agreements or the transactions contemplated by these agreements, including any adverse change in customer, supplier, employee, financing source, joint venture partner or similar relationships resulting therefrom, including in each case as a result of the identity of Chevron, Atlas Energy or ATN (except that this exception will not apply to any portion of a representation or warranty to the extent that the purpose of such representation or warranty is to address the consequences resulting from the execution and delivery of the Laurel Mountain purchase agreement or the performance of obligations or satisfaction of conditions under the Laurel Mountain purchase agreement);

•

any failure by Laurel Mountain to meet internal or published industry analyst projections or forecasts or estimates of revenues or earnings for any period (although facts and circumstances giving rise to such failure that are not otherwise excluded from the definition of material adverse effect may be taken into account in determining whether there has been a material adverse effect); and

•	changes attributable to any action required by the Laurel Mountain purchase agreement or taken or made at the request of Atlas Energy.

Conduct of the Laurel Mountain Business Pending the Laurel Mountain Acquisition

In the Laurel Mountain purchase agreement, APL Sub has agreed that, subject to certain exceptions, between November 8, 2010 and the earlier of the closing of the Laurel Mountain acquisition and the termination of the Laurel Mountain purchase agreement, except as expressly contemplated or permitted by the Laurel Mountain purchase agreement, required by the limited liability company agreement of Laurel Mountain, or with Atlas Energy’s prior written consent (which is not to be unreasonably withheld, conditioned or delayed), or as required by applicable law, APL Sub will not take any action under the limited liability company agreement of Laurel Mountain or, to the extent of APL Sub’s authority under the limited liability company agreement of Laurel Mountain, refuse to take any action under the limited liability company agreement of Laurel Mountain that would cause Laurel Mountain to:

•	conduct its business other than in all material respects in the ordinary course consistent with past practice, or, to the extent consistent with this standard, cause Laurel Mountain to fail to:

•	preserve intact its present business organization;

•	maintain in effect all of its material licenses, permits, consents, franchises, approvals and authorizations;

•	maintain all rights of Laurel Mountain and its subsidiaries to all personal property used by Laurel Mountain or its subsidiaries in the ordinary course of business consistent with past practice; or

•

maintain its key relationships with its material lessors, customers, lenders, suppliers, contractors, joint venture partners, working interest parties, others having material business relationships with Laurel Mountain and governmental entities with jurisdiction over oil and gas-related matters.

APL Sub has further agreed that, subject to certain exceptions, between November 8, 2010 and the earlier of the closing of the Laurel Mountain acquisition and the termination of the Laurel Mountain purchase agreement, except as expressly contemplated or permitted by the Laurel Mountain purchase agreement, required by the limited liability company agreement of Laurel Mountain, or with Atlas Energy’s prior written consent (which is not to be unreasonably withheld, conditioned or delayed), or except as required by applicable law APL Sub will, solely to the extent of its authority under the limited liability company agreement of Laurel Mountain, not:

•

consent, agree to or vote in favor of any amendment or modification of, or grant any waiver under, the limited liability company agreement of Laurel Mountain, or agree to amend or modify the Formation and Exchange Agreement between Williams Field Services Group, LLC, Williams Sub, APL, APL Pipeline Operating Partnership, L.P. and APL Sub, dated March 31, 2009, as amended (which we refer to as the “formation agreement”) to the extent that such amendment or modification would adversely affect the non-economic rights under the limited liability company agreement of Laurel Mountain of a holder of APL Sub’s interest in Laurel Mountain, or the economic rights under the limited liability company agreement of Laurel Mountain of a holder of APL Sub’s interest in Laurel Mountain in a manner that is not pro rata among all holders of an interest in Laurel Mountain;

•

sell, transfer, pledge, dispose of, encumber or agree to sell, transfer, pledge, dispose of or encumber any part of APL Sub’s 49% interest in Laurel Mountain or issue or sell, or agree to issue or sell, any options, warrants or rights to acquire any part of such interest;

•	consent, agree to or vote in favor of, a split, subdivision, combination, reclassification or other amendment of the terms of outstanding equity interests in Laurel Mountain;

•	take certain actions related to capital funding requirements of Laurel Mountain;

•

fail to fund (or otherwise satisfy its obligation to fund), within the permitted time for such funding, certain capital contributions required by the limited liability company agreement of Laurel Mountain;

•

consent, agree to or vote in favor of Laurel Mountain’s incurrence, assumption or guarantee by Laurel Mountain of material indebtedness, or the issuance by Laurel Mountain of any debt securities, except in the ordinary course of business consistent with past practice;

•

consent, agree to or vote in favor of the making of any material loan, advance or capital contribution to or investment in any person by Laurel Mountain other than a wholly owned subsidiary of Laurel Mountain;

•	consent, agree to or vote in favor of the cancellation of any indebtedness owed to Laurel Mountain, except in the ordinary course of business consistent with past practice;

•

consent, agree to or vote in favor of the sale of any material assets of Laurel Mountain or its subsidiaries, or the purchase or acquisition of any material properties or assets, except in the ordinary course of business consistent with past practice;

•

consent, agree to or vote in favor of Laurel Mountain making any investments in, or capital contributions to, any entity other than a wholly owned subsidiary of Laurel Mountain, except in the ordinary course of business consistent with past practice,

•

consent, agree to or vote in favor of any distribution by Laurel Mountain of cash, stock or property to members of Laurel Mountain, except in the ordinary course of business consistent with past practice;

•

consent, agree to or vote in favor of the adoption of a plan or agreement of complete or partial liquidation, dissolution, restructuring, merger, consolidation, recapitalization or other reorganization of Laurel Mountain;

•

enter into any agreement or transaction with Williams Sub or its affiliates, or consent or agree to any transaction or the entry of any agreement between Laurel Mountain or its subsidiaries, on the one hand, and Williams Sub or its affiliates, on the other hand, in each case to the extent such agreement or transaction relates to the transfer by APL Sub of its 49% interest in Laurel Mountain to any person other than Atlas Energy or certain affiliates of Atlas Energy;

•

consent, agree to or vote in favor of any material increase in compensation or benefits payable or provided to current or former directors, officers, consultants or employees of Laurel Mountain or its subsidiaries, or trigger the forgiveness of indebtedness owed by such individuals, except in the ordinary course of business consistent with past practice;

•	enter into any voting or other agreement that provides a right of first refusal, right of first offer or other restriction on alienation with respect to APL Sub’s 49% interest in Laurel Mountain; or

•	authorize or commit to do any of the foregoing.

Other Covenants and Agreements

The Laurel Mountain purchase agreement contains additional covenants and agreements relating to, among other things, the following matters.

Commercially Reasonable Efforts

Each of the parties to the Laurel Mountain purchase agreement has agreed to use commercially reasonable efforts to do, and to cooperate with the other parties in doing, all things necessary, proper or advisable to consummate the Laurel Mountain acquisition, including making any filings or registrations required by a governmental entity and supplying any additional information requested by a governmental entity, obtaining all other consents, approvals and authorizations that are required under law, lifting or rescinding any injunction or other order adversely affecting the ability of the parties to consummate the transactions contemplated by the Laurel Mountain purchase agreement and fulfilling all conditions to the Laurel Mountain purchase agreement.

Tax Matters

Atlas Energy and APL have agreed to the allocation of certain responsibilities relating to required tax filings and the payment of transfer taxes in connection with the Laurel Mountain acquisition, and have agreed to reasonably cooperate in connection with certain tax matters relating to the Laurel Mountain acquisition.

Surface Rights

Atlas Energy has agreed that it will, and will cause its subsidiaries to, no later than 45 days following execution of the Laurel Mountain purchase agreement, execute and deliver to Laurel Mountain Midstream Operating LLC an assignment of certain easements, rights of way and surface and related rights concerning the Laurel Mountain gathering system.

Access to Information

Atlas Energy, ATN and APL have agreed to provide each other access to certain information related to the indirect 49% ownership interest in Laurel Mountain following the closing of the Laurel Mountain acquisition for a period of five years, including information necessary to comply with government reporting obligations, carry out human resources functions or satisfy audit or other similar requirements.

Conditions to the Laurel Mountain Acquisition

The obligations of APL, Atlas Energy and ATN to consummate the Laurel Mountain acquisition are subject to the satisfaction (or, where legally permissible, waiver) of the following conditions:

•	the Laurel Mountain acquisition must not have been enjoined or otherwise made illegal; and

•

certain lenders under APL’s credit agreement, dated as of July 27, 2007, must have consented to the Laurel Mountain acquisition and the release of the lien on the Laurel Mountain interest to be transferred in the Laurel Mountain acquisition.

The obligations of Atlas Energy and ATN to consummate the Laurel Mountain acquisition are further subject to the satisfaction or waiver of the following conditions:

•

the representations and warranties of APL and APL Sub relating to capitalization of Laurel Mountain, title to APL Sub’s interest in Laurel Mountain and broker’s fees must be true and correct except for any de minimis inaccuracy as of November 8, 2010 and as of the closing date of the Laurel Mountain acquisition (except to the extent they specifically speak as to a different date);

•

the other representations and warranties of APL and APL Sub must be true and correct as of November 8, 2010 and as of the closing date of the Laurel Mountain acquisition (except to the extent they specifically speak as to a different date), other than any failure to be true and correct (without giving effect to any qualification as to materiality or material adverse effect), individually or in the aggregate, which has not had, and would not reasonably be expected to have, a material adverse effect;

•	APL and APL Sub must have performed in all material respects their obligations, and complied in all material respects with all of their covenants, under the Laurel Mountain purchase agreement;

•

all of the conditions to the merger, subject to certain exceptions, must have been satisfied or waived in accordance with their terms, and Atlas Energy, Chevron and Merger Sub must otherwise be ready, willing and able to consummate the merger promptly after the consummation of the AHD distribution and the Laurel Mountain acquisition; and

•

all of the conditions to the AHD transactions, subject to certain exceptions, must have been satisfied or waived in accordance with their terms, and AHD, AHD GP and Atlas Energy must otherwise be ready, willing and able to consummate the AHD distribution promptly after the consummation of the Laurel Mountain acquisition.

The obligations of APL and APL Sub to consummate the Laurel Mountain acquisition are further subject to the satisfaction or waiver of the following conditions:

•

Atlas Energy’s representations and warranties relating to broker’s fees must be true and correct in all material respects as of November 8, 2010 and as of the closing date of the Laurel Mountain acquisition (except to the extent they specifically speak as to a different date);

•

Atlas Energy’s other representations and warranties must be true and correct as of November 8, 2010 and as of the closing date of the Laurel Mountain acquisition (except to the extent they specifically speak as to a different date), other than any failure to be true and correct (without giving effect to any qualification as to materiality or material adverse effect), individually or in the aggregate, which has not had, or would not reasonably be expected to have, a material adverse effect on ATN’s ability to timely consummate the Laurel Mountain acquisition; and

•	Atlas Energy and ATN must have performed in all material respects their obligations, and complied in all material respects with all of their covenants, under the Laurel Mountain purchase agreement.

If Atlas Energy waives the closing condition in the Laurel Mountain purchase agreement that the conditions to the consummation of the merger be satisfied or waived, and the Laurel Mountain acquisition occurs but the merger does not, and Atlas Energy subsequently sells all or a portion of the interest acquired in the Laurel Mountain acquisition within one year of the closing of the Laurel Mountain acquisition for an amount in excess of the purchase price (or in the case of the sale of a portion of such interest, for an amount in excess of the portion of the purchase price allocable to such portion of such interest), then it must pay 50% of such excess to APL.

Termination

The Laurel Mountain purchase agreement may be terminated prior to the closing of the Laurel Mountain acquisition under any of the following circumstances:

•	by mutual written consent of APL and Atlas Energy;

•

by APL or Atlas Energy if the Laurel Mountain acquisition is not consummated on or before September 30, 2011 (with a possible extension to November 30, 2011 if the merger agreement has been terminated and Atlas Energy has entered into an agreement to consummate an alternative business combination) (we refer to such date as it may be extended as the “outside date for the Laurel Mountain acquisition”);

•	by APL or Atlas Energy if there is a final and non-appealable order permanently restraining, enjoining or otherwise prohibiting the consummation of the Laurel Mountain acquisition;

•	by Atlas Energy if the merger agreement is terminated, but only if Atlas Energy exercises this right within thirty days of the termination of the merger agreement; and

•

by APL or Atlas Energy if the other party has breached any of its representations, warranties, covenants or other agreements in the Laurel Mountain purchase agreement and such breach or failure would result in the failure of a closing condition that cannot be cured by the outside date for the Laurel Mountain acquisition.

Other than as set forth below under “The Laurel Mountain Purchase Agreement — Expenses,” no party to the Laurel Mountain purchase agreement will be obligated to pay any fees to any other party in connection with a termination of the Laurel Mountain purchase agreement.

Indemnification

After the closing of the Laurel Mountain acquisition, Atlas Energy and ATN must indemnify APL, APL GP and their subsidiaries and each of their respective directors, officers, employees and agents against losses to the extent they result from any breach of any representation or warranty or covenant of Atlas Energy or covenant of ATN in the Laurel Mountain purchase agreement.

After closing, APL and APL Sub must indemnify Atlas Energy and its subsidiaries (excluding AHD GP, AHD, APL GP, APL and their respective subsidiaries) and each of their respective directors, officers, employees and agents against losses to the extent they result from any breach of any representation or warranty or covenant of APL or APL Sub in the Laurel Mountain purchase agreement or any claims arising under the formation agreement.

Indemnities for most breaches of representations and warranties are subject to an aggregate deductible of $8.04 million and a maximum indemnity of $40.2 million.

The representations and warranties of each of the parties to the Laurel Mountain purchase agreement, and each of the pre-closing covenants in the Laurel Mountain purchase agreement, will generally expire twelve months after the closing date of the Laurel Mountain acquisition, except that the representations and warranties of APL and APL Sub with respect to capitalization of Laurel Mountain, title to APL Sub’s interest in Laurel Mountain and broker’s fees and the representations and warranties of Atlas Energy with respect to broker’s fees will survive indefinitely. Notwithstanding the foregoing, any representation, warranty, covenant or other agreement in the Laurel Mountain purchase agreement will survive the time at which it would otherwise terminate if notice of the inaccuracy or breach thereof or other matter giving rise to a right of indemnity has been given to the party against whom such indemnity may be sought prior to such time.

Expenses

If the Laurel Mountain purchase agreement is terminated prior to the consummation of the Laurel Mountain acquisition (other than as a result of a breach by APL), then Atlas Energy and ATN must pay the reasonable out-of-pocket expenses incurred by APL or certain of its affiliates in connection with the Laurel Mountain purchase agreement up to a maximum of $3 million.

Except as noted above, all expenses incurred in connection with the Laurel Mountain purchase agreement and the transactions contemplated by the Laurel Mountain purchase agreement will be paid by the party incurring those expenses.

Third-Party Beneficiary Rights

Prior to the merger, the provisions of the Laurel Mountain purchase agreement giving Atlas Energy and/or ATN the right to specifically enforce the terms of the Laurel Mountain purchase agreement are enforceable by Chevron.

Amendment and Waiver

The Laurel Mountain purchase agreement may be amended by a written agreement signed by each of the parties to the Laurel Mountain purchase agreement. The parties may, to the extent permissible by law, extend the time of performance of any of the obligations under the Laurel Mountain purchase agreement, waive any inaccuracies in the representations and warranties of the Laurel Mountain purchase agreement or waive the other parties’ compliance with any of the agreements or conditions of the Laurel Mountain purchase agreement.

PROPOSAL 2: ADJOURNMENT OF THE SPECIAL MEETING

If, at the time of the special meeting, there are insufficient votes to adopt the merger agreement under Delaware law, the presiding officer of the special meeting may move to adjourn the special meeting in order to enable the Atlas Energy board of directors to continue to solicit additional proxies in favor of the proposal to adopt the merger agreement. In that event, you will be asked to vote only upon the adjournment proposal and not the proposal to adopt the merger agreement.

In this proposal, Atlas Energy is asking you to authorize the holder of any proxy solicited by the Atlas Energy board of directors to vote in favor of adjourning the special meeting to a later date or time, if necessary or appropriate, in the view of the Atlas Energy board of directors, to solicit additional proxies in favor of the proposal to adopt the merger agreement if there are insufficient votes at the time of such adjournment to adopt the merger agreement. If the stockholders approve the adjournment proposal, Atlas Energy could adjourn the special meeting, and any adjourned session of the special meeting, to use the additional time to solicit such additional proxies in favor of the proposal to adopt the merger agreement, including the solicitation of proxies from Atlas Energy stockholders that have previously voted against the adoption of the merger agreement. Among other things, approval of the adjournment proposal could mean that, even if Atlas Energy had received proxies representing a sufficient number of votes against the proposal to adopt the merger agreement, it could adjourn the special meeting without a vote on the proposal to adopt the merger agreement and seek to convince the holders of those shares to change their votes to votes in favor of the adoption of the merger agreement.

Approval of this proposal to adjourn the special meeting for the purpose of soliciting additional proxies requires the affirmative vote of the holders of a majority of the shares of Atlas Energy common stock present in person or represented by proxy at the special meeting and entitled to vote on the matter. If no instructions are indicated on your proxy card, your shares will be voted “FOR” any adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies. An abstention will have the same effect as a vote against this proposal. A failure to cast a vote for this proposal or a broker non-vote will not affect whether this proposal is approved, provided that a quorum is present at the special meeting.

The Atlas Energy board of directors believes that if the number of shares of Atlas Energy common stock present or represented at the special meeting and voting in favor of the proposal to adopt the merger agreement is insufficient to approve such proposal, it is in the best interests of Atlas Energy and its stockholders to enable the Atlas Energy board of directors to continue to seek to obtain a sufficient number of additional votes to approve such proposal.

The Atlas Energy board of directors recommends that you vote “FOR” the proposal to adjourn the special meeting to a later date or time, if necessary or appropriate, in the view of the Atlas Energy board of directors, to solicit additional proxies in favor of the proposal to adopt the merger agreement if there are insufficient votes at the time of such adjournment to adopt the merger agreement.

MARKET PRICE AND DIVIDEND DATA

Atlas Energy common stock is traded on the Nasdaq under the symbol “ATLS.” The following table sets forth the high and low sales prices of Atlas Energy common stock for the periods indicated as reported by the Nasdaq, and the quarterly cash dividends per share.

	Common Stock Price
Fiscal Period	High	Low	Dividend
Fiscal 2008
First Quarter[1]	$42.41	$30.63	$0.03
Second Quarter[1]	$50.06	$40.06	$0.03
Third Quarter	$46.25	$30.32	$0.05
Fourth Quarter	$34.58	$11.00	$0.05
Fiscal 2009
First Quarter	$18.79	$6.98	$—
Second Quarter	$20.12	$8.48	$—
Third Quarter	$27.55	$15.05	$—
Fourth Quarter	$32.30	$24.32	$—
Fiscal 2010
First Quarter	$35.98	$34.45	$—
Second Quarter	$40.44	$26.27	$—
Third Quarter	$32.60	$25.64	$—
Fourth Quarter	$44.37	$28.19	$—
Fiscal 2011
First Quarter (through January 10, 2011)	$44.75	$43.79	$—

(1)	Quarterly share prices have been adjusted to reflect the 3-for-2 stock split on May 30, 2008.

The closing price of Atlas Energy common stock on the Nasdaq on November 8, 2010, the last trading day prior to the announcement of the merger, was $31.72 per share.

On January 10, 2011, the closing price of Atlas Energy common stock on the Nasdaq was $44.00 per share. You are encouraged to obtain current market quotations for Atlas Energy common stock in connection with voting your shares.

AHD common units are traded on the New York Stock Exchange under the symbol “AHD.” The following table sets forth the high and low sales prices of AHD common units for the periods indicated as reported by the New York Stock Exchange, and the quarterly cash dividends per common unit.

	Common Unit Price
Fiscal Period	High	Low	Dividend
Fiscal 2008
First Quarter	$33.97	$25.71	$0.43
Second Quarter	$36.32	$27.08	$0.51
Third Quarter	$36.99	$22.18	$0.51
Fourth Quarter	$24.12	$3.28	$0.06
Fiscal 2009
First Quarter	$7.05	$0.77	$—
Second Quarter	$5.64	$1.45	$—
Third Quarter	$4.79	$2.88	$—
Fourth Quarter	$7.00	$3.11	$—
Fiscal 2010
First Quarter	$7.45	$5.14	$—
Second Quarter	$6.80	$3.67	$—
Third Quarter	$9.88	$3.76	$—
Fourth Quarter	$15.44	$8.86	$0.05
Fiscal 2011
First Quarter (through January 10, 2011)	$15.25	$13.36	$—

The closing price of AHD common units on the New York Stock Exchange on November 8, 2010, the last trading day prior to the announcement of the AHD transaction agreement, was $9.69 per common unit.

On January 10, 2011, the closing price of AHD common units on the New York Stock Exchange was $13.54 per common unit. You are encouraged to obtain current market quotations for AHD common units in connection with voting your shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number and percentage of shares of common stock of Atlas Energy owned as of January 7, 2011 by Atlas Energy’s directors and executive officers who beneficially own shares of common stock of Atlas Energy and beneficial owners known to Atlas Energy of 5% or more of Atlas Energy’s outstanding common stock. Unless provided otherwise in the notes to the table below, all shares held by a director or officer are held directly by the director or officer.

Beneficial Owner	Shares of Atlas Energy Common Stock (Amount and Nature of Beneficial Ownership)		Percent of Shares of Atlas Energy Common Stock
Non-Director Executive Officers(1)
Matthew M. Jones	467,698	(2)	Less than 1%
Richard A. Weber	694,810	(3)	Less than 1%
Freddie A. Kotek	522,267	(4)	Less than 1%
Sean P. McGrath	31,081	(5)	Less than 1%
Lisa Washington	27,226	(6)	Less than 1%

Directors(1)
Edward E. Cohen(7)	4,728,180	(8)	5.85%
Jonathan Z. Cohen(7)	2,769,323	(9)	3.46%
Carlton M. Arrendell	5,054		Less than 1%
Mark C. Biderman	12,000		Less than 1%
Jessica K. Davis	145		Less than 1%
Donald W. Delson	6,129		Less than 1%
Dennis A. Holtz	9,548		Less than 1%
Gayle P.W. Jackson	0		0%
Harmon S. Spolan	1,749		Less than 1%
Ellen F. Warren	1,015	(10)	Less than 1%
Bruce M. Wolf	187,338	(11)	Less than 1%
All Executive Officers and Directors as a Group (16 persons)	8,090,099		9.69%

Other 5% Owners
T. Rowe Price Associates, Inc.	8,098,350	(12)	10.28%
Omega Advisors, Inc./Leon G. Cooperman	7,019,275	(13)	8.91%
Iridian Asset Management LLC	4,964,905	(14)	6.31%
Goldman Sachs Asset Management	4,681,199	(15)	5.94%
Cobalt Capital Management, Inc.	4,108,435	(16)	5.22%
Alan Fournier/Pennant Capital Management, L.L.C.	4,084,988	(17)	5.19%

(1)	The business address for each director and executive officer is 1550 Coraopolis Heights Road, 2nd Floor, Moon Township, Pennsylvania, 15108.

(2)	Includes (i) 7,076 shares held by Mr. Jones, (ii) 838 shares held in an employee stock ownership account, (iii) 344,500 shares issuable upon the exercise of vested options granted under Atlas Energy’s equity plans, (iv) 64,900 shares issuable upon the exercise of options granted under Atlas Energy’s equity plans that will vest within 60 days of January 7, 2011, (v) 43,500 shares issuable upon the conversion of phantom units granted under Atlas Energy’s equity plans that will vest within 60 days of January 7, 2011 and (vi) 6,884 shares issuable upon conversion of restricted stock units granted under Atlas Energy’s equity plans that will vest within 60 days of January 7, 2011.

(3)	Includes (i) 56,513 shares held by Mr. Weber, (ii) 361 shares held in an employee stock ownership account, (iii) 591,052 shares issuable upon the exercise of vested options granted under Atlas Energy’s equity plans, (iv) 40,000 shares issuable upon the exercise of options granted under Atlas Energy’s equity plans that will vest within 60 days of January 7, 2011 and (v) 6,884 shares issuable upon conversion of restricted stock units granted under Atlas Energy’s equity plans that will vest within 60 days of January 7, 2011.

(4)	Includes (i) 62,800 shares held by Mr. Kotek, (ii) 78,674 shares held as follows: 57,750 shares held by Mrs. Beth Kotek (Mr. Kotek’s spouse), 3,712 shares held by Mr. Kotek’s children, 4,800 shares held by a trust for the benefit of Mr. Kotek’s children and 12,412 shares held by Rita Schnuldiner, the mother of Mrs. Kotek, (iii) 56,028 shares held in an employee stock ownership account, (iv) 47,562 shares held in a 401(k) account, (v) 179,500 shares issuable upon the exercise of vested options granted under Atlas Energy’s equity plans, (vi) 76,000 shares issuable upon the exercise of options granted under Atlas Energy’s equity plans that will vest within 60 days of January 7, 2011, (vii) 17,400 shares issuable upon the conversion of phantom units granted under Atlas Energy’s equity plans that will vest within 60 days of January 7, 2011 and (viii) 4,303 shares issuable upon conversion of restricted stock units granted under Atlas Energy’s equity plans that will vest within 60 days of January 7, 2011. Mr. Kotek disclaims beneficial ownership of the shares referenced in (ii) above.

(5)	Includes (i) 831 shares held in an employee stock ownership account, (ii) 21,550 shares issuable upon the exercise of options granted under Atlas Energy’s equity plans that will vest within 60 days of January 7, 2011, and (iii) 8,700 shares issuable upon the conversion of phantom units granted under Atlas Energy’s equity plans that will vest within 60 days of January 7, 2011.

(6)	Includes (i) 1,566 shares held by Ms. Washington, (ii) 450 shares held in an employee stock ownership account, (iii) 580 shares held in a 401(k) plan account, (iv) 6,070 shares issuable upon the exercise of vested options granted under Atlas Energy’s equity plans, (v) 14,210 shares issuable upon the exercise of options granted under Atlas Energy’s equity plans that will vest within 60 days of January 7, 2011 and (vi) 4,350 shares issuable upon the conversion of phantom units granted under Atlas Energy’s equity plans that will vest within 60 days of January 7, 2011.

(7)	As a result of the voting agreement, Edward Cohen and Jonathan Cohen may be deemed to be members of a group and to have acquired beneficial ownership of the shares of common stock of Atlas Energy that are beneficially owned by the other. Despite the above, each of Edward Cohen and Jonathan Cohen disclaims that they are members of a group, and each of Edward Cohen and Jonathan Cohen disclaims beneficial ownership of any shares of common stock of Atlas Energy owned by the other. As a result of the voting agreement, Chevron may be deemed to be a member of a group with Edward Cohen, Jonathan Cohen and the other parties to the voting agreement and to have acquired beneficial ownership of the shares of common stock of Atlas Energy that are beneficially owned by such parties. Chevron disclaims beneficial ownership of such shares.

(8)	Includes (i) 437,449 shares held as follows: 58,000 shares held by Edward Cohen, 110,713 shares held in an IRA for Edward Cohen, 219,128 shares held in an employee stock ownership account held by Edward Cohen, and 49,608 shares held in a 401(k) account by Edward Cohen; (ii) 50,454 shares held in an IRA account of Mrs. Betsy Cohen (the wife of Edward Cohen and mother of Jonathan Cohen); (iii) vested options owned by Edward Cohen to acquire 1,307,500 shares; (iv) 643,000 shares owned by the Solomon Investment Partnership (Edward Cohen and Mrs. Cohen are the sole limited partners of the Solomon Investment Partnership); (v) 1,244,169 shares owned by the Arete Foundation (the trustees of the Arete Foundation are Edward Cohen, Mrs. Cohen, Daniel G. Cohen (the son of Edward Cohen and Mrs. Cohen) and Jonathan Cohen); (vi) 141,377 shares owned by the Edward E. Cohen Trust U/A/O October 7, 1999 (Edward Cohen is the settlor of the trust, Mrs. Cohen is a trustee of the trust, and Mrs. Cohen is the beneficiary of the trust); (vii) 129,295 shares owned by the Betsy Z. Cohen Trust U/A/O October 7, 1999 (Mrs. Cohen is the settlor of the trust and Daniel G. Cohen and Jonathan Cohen are each trustees and beneficiaries of the trust); (viii) 14,422 shares owned by the 2010 Cohen Family Trust (Edward Cohen is the settlor of the trust, Mrs. Cohen is a contingent trustee, and each of Mrs. Cohen, Daniel G. Cohen, and Jonathan Cohen are beneficiaries of the trust); (ix) options to acquire 565,000 shares granted under Atlas Energy’s equity plans that will vest within 60 days of January 7, 2011; (x) phantom units to be converted into 174,000 shares granted under Atlas Energy’s equity plans that will vest within 60 days of January 7, 2011; and (xi) 21,514 shares issuable upon conversion of restricted stock units granted under Atlas Energy’s equity plans that will vest within 60 days of January 7, 2011. Edward Cohen disclaims beneficial ownership of any shares described above in (ii), (iv), (v), (vi), (vii), and (viii).

(9)	Includes (i) 107,812 shares held as follows: 80,690 shares held by Jonathan Cohen, 26,863 shares held in a 401(k) account by Jonathan Cohen and 259 shares held in an employee stock ownership account by Jonathan Cohen; (ii) 41,836 shares jointly owned by Jonathan Cohen and Julia Pershan Cohen (the wife of Jonathan Cohen); (iii) vested options owned by Jonathan Cohen to acquire 808,000 shares; (iv) 1,244,169 shares owned by the Arete Foundation (as described in note 8); (v) 129,295 shares owned by the Betsy Z. Cohen Trust U/A/O October 7, 1999 ((as described in note 8)); (vi) options to acquire 289,000 shares granted under Atlas Energy’s equity plans that will vest within 60 days of January 7, 2011; (vii) phantom units to be converted into 87,000 shares granted under Atlas Energy’s equity plans that will vest within 60 days of January 7, 2011; and (viii) 17,211 shares issuable upon conversion of restricted stock units granted under Atlas Energy’s equity plans that will vest within 60 days of January 7, 2011. Jonathan Cohen disclaims beneficial ownership of any shares described above in (iv) and (v).

(10)	Includes 580 shares held by Ms. Warren and 435 shares issuable upon the conversion of units granted under Atlas Energy’s equity plans that will vest within 60 days of January 7, 2011.

(11)	Includes 186,903 shares held by Mr. Wolf and 435 shares issuable upon the conversion of units granted under Atlas Energy’s equity plans that will vest within 60 days of January 7, 2011.

(12)	This information is based on a Schedule 13G filed with the SEC on October 8, 2010. The address for T. Rowe Price Associates, Inc. is 100 East Pratt Street, Baltimore, Maryland 21202.

(13)	This information is based on a Schedule 13G/A filed with the SEC on February 4, 2010. The address for Mr. Cooperman and Omega Advisors, Inc. is 88 Pine Street, Wall Street Plaza, 31st Floor, New York, New York 10005.

(14)	This information is based on a Schedule 13G filed with the SEC on January 28, 2010. The address for Iridian Asset Management, LLC is 276 Post Road West, Westport, Connecticut 06880-4704.

(15)	This information is based on a Schedule 13G filed with the SEC on February 12, 2010. The address for Goldman Sachs Asset Management is 32 Old Slip, New York, New York 10022.

(16)	This information is based on a Schedule 13G/A filed with the SEC on February 11, 2010. The address for Cobalt Capital Management, Inc. is 237 Park Avenue, Suite 900, New York, New York 10017.

(17)	This information is based on a Schedule 13G filed with the SEC on February 12, 2009. The address for Alan Fournier/Pennant Capital Management, L.L.C is 26 Main Street, Suite 203, Chatham, New Jersey 07928.

Change in Control

Except for the merger agreement, Atlas Energy is not aware of any arrangements, including any pledge by any person of securities of Atlas Energy, the consummation or operation of which may at a subsequent date result in a change of control of Atlas Energy.

INFORMATION ABOUT AHD

The LPA Amendment

On November 8, 2010, Atlas Energy, as the holder of a majority of the outstanding AHD common units, delivered a written consent approving the LPA amendment. This action by Atlas Energy is sufficient for the unitholders of AHD to approve the LPA amendment without the vote of any other unitholder of AHD. The LPA amendment will become effective upon the closing of the AHD transactions.

The following discussion is a summary of the current rights of holders of AHD common units under the current limited partnership agreement of AHD and the rights that holders of AHD common units will have immediately following the LPA amendment. While this summary includes the material differences between the two, this summary may not contain all of the information that is important to you, and does not include a discussion of rights of holders of AHD common units which will not be altered by the LPA amendment. In addition, the rights of holders of AHD common units are, and will continue to be, subject to the Delaware Revised Uniform Limited Partnership Act.

Additional information about AHD and the rights of holders of AHD common units can be found in the documents that AHD files with the SEC. See “Where You Can Find More Information.” AHD has filed its current limited partnership agreement with the SEC. This summary is subject to, and qualified in its entirety by reference to, the form of limited partnership agreement that will be adopted in the LPA amendment, which was filed by AHD as an exhibit to a current report on Form 8-K filed on November 12, 2010.

The limited partnership agreement of AHD and the limited liability company agreement of AHD GP, the general partner of AHD, currently provide for the sole member of AHD GP, which is Atlas Energy, to elect the members of the board of directors of AHD GP (which we refer to as the “AHD board of directors”). In connection with the AHD GP contribution and AHD GP becoming AHD’s wholly owned subsidiary, the LPA amendment provides that the common unitholders of AHD, voting together as a single class, will elect the members of the AHD board of directors at an annual meeting. To be eligible to stand for election or reelection as a director, a candidate must deliver, among other things, a written agreement that he or she is not a party to, and will not enter into, any undisclosed agreement regarding how the candidate will vote as a director and regarding any direct or indirect compensation that the candidate will receive in connection with service as a director.

The LPA amendment provides for the AHD board of directors to be divided into three classes, with the term of the first class to expire at AHD’s 2012 annual meeting and the terms of the second and third classes to expire at each of the annual meetings following thereafter, respectively. Commencing with AHD’s 2012 annual meeting, directors will be elected to terms of three years. The AHD board of directors will have the power to set the number of members of the board, and directors may be removed only for cause and only upon a vote of the majority of the directors then in office. A majority of the directors then in office will also have the power to fill any vacancy on the board until AHD’s next annual meeting.

As amended by the LPA amendment, AHD’s limited partnership agreement will provide that special meetings may be called only by the general partner (or, if there is no general partner at such time, by limited partners owning 25% of the outstanding voting units of the class or classes for which the meeting is proposed) or the board of directors of the general partner. In order for a limited partner to request any business to be brought before a special meeting, the limited partner must provide timely notice to the general partner, and the business must otherwise be a proper matter for action by the limited partners. To be timely, such notice must generally be submitted no earlier than the 120th day prior to the date of the meeting and no later than the 90th day prior to the date of the meeting.

AHD’s limited partnership agreement currently grants AHD’s general partner the right to call all of the limited partner interests in AHD for redemption if less than 12.5% of the limited partner interests are held by persons other than AHD’s general partner and its affiliates. After the LPA amendment, AHD’s general partner will no longer have this right.

The LPA amendment also modifies other provisions of the limited partnership agreement to accommodate AHD’s general partner becoming its wholly owned subsidiary. After the LPA amendment:

•	AHD’s general partner may not transfer its management interest in AHD to any entity other than a wholly owned subsidiary of AHD;

•	AHD’s general partner will no longer be allocated a share of any net losses incurred by AHD;

•	provisions governing the resolution of conflicts of interests between AHD’s general partner and AHD will be removed;

•

AHD’s general partner may no longer withdraw or be removed from the partnership, and a successor general partner may be elected only if AHD’s general partner withdraws in violation of the limited partnership agreement; and

•	AHD will dissolve upon the withdrawal of its general partner, unless a successor general partner is elected and admitted.

The following table sets forth a comparison of the rights of holders of AHD common units before and after the LPA amendment:

	Rights of holders of AHD common units before the LPA amendment	Rights of holders of AHD common units after the LPA amendment
Ownership of the General Partner of AHD	Atlas Energy owns 100% of the equity of AHD GP, the general partner of AHD.	AHD will own 100% of the equity of AHD GP, the general partner of AHD.

Election of Directors	Atlas Energy, as the sole member of AHD GP, may elect or approve the members of the AHD board of directors. AHD unitholders do not have any right to elect the member of the AHD board of directors.	The AHD unitholders will elect the members of the AHD board of directors.

Classes of Directors	The AHD board of directors is not classified. Directors serve for life until they are removed by Atlas Energy, as the sole member of AHD GP, or resign.	The AHD board of directors will be divided into three classes of as close to equal size as possible, with the term of the first class to expire at the 2012 annual meeting and the terms of the second and third classes to expire at each of the following annual meetings, respectively. Commencing with the 2012 annual meeting, directors will be elected to a term of three years. At each annual meeting, the AHD unitholders, voting together as a single class, will elect by a plurality vote those members of the AHD board of directors whose terms expire at that meeting.

	Rights of holders of AHD common units before the LPA amendment	Rights of holders of AHD common units after the LPA amendment
Removal of Directors	Atlas Energy, as the sole member of AHD GP, may remove directors at any time, with or without cause.	Directors may be removed only for cause and only with a majority vote of the AHD board of directors. A majority of directors may choose a replacement director to fill any vacancy until the next annual meeting.
Nominations for Candidates for Election to the AHD Board of Directors	The limited partnership agreement of AHD and the limited liability company agreement of AHD GP provide for Atlas Energy, as the sole member of AHD GP, to elect the members of the AHD board of directors.	In order for an AHD unitholder to nominate a candidate for election to the AHD board of directors, the AHD unitholder must provide notice between 90 and 120 days prior to the annual meeting, and the notice must include certain required information regarding the AHD unitholder and the proposed nominee.

Number of Directors	There must be between five and eight directors on the AHD board of directors; the number of directors may otherwise be set by a resolution of Atlas Energy, as the sole member of AHD GP.	The number of directors will be fixed by resolution of the AHD board of directors. No decrease in the number of directors will shorten any director’s term of office.

AHD Unitholder Special Meetings	Special meetings of the AHD unitholders may be called by AHD GP or by AHD unitholders owning 20% or more of the outstanding securities of the class or classes for which a meeting is proposed.	Special meetings may be called by AHD GP (or, if there is no general partner of AHD at the time, by AHD unitholders owning 25% of the outstanding voting units of the class or classes for which the meeting is proposed) or the board of directors of the general partner.

AHD Unitholder Proposals	When calling a special meeting, AHD unitholders must indicate the general or specific purposes for which the special meeting is to be called.	In order for an AHD unitholder to request any business to be brought before a special meeting, (1) the AHD unitholder must provide notice to the general partner of AHD between 90 and 120 days prior to the meeting (subject to certain adjustments); (2) the notice must include certain required information regarding the AHD unitholder and the proposed business to be brought before the meeting; and (3) the business must otherwise be a proper matter for action by the AHD unitholders.

	Rights of holders of AHD common units before the LPA amendment		Rights of holders of AHD common units after the LPA amendment
Transactions with Related Parties

The AHD board of directors must maintain a conflicts committee comprised of at least three independent directors. Whenever a potential conflict of interest arises between the general partner or its affiliates, on the one hand, and AHD or its affiliates, on the other, the conflict of interest will be permitted and deemed not to be a violation of the limited partnership agreement or any other agreement or any duty under law or equity (including fiduciary duties) if the resolution or course of action is:

These provisions will be eliminated because AHD GP, the general partner of AHD, will be a wholly owned subsidiary of AHD.

	•	approved by the conflicts committee;

	•	approved by a majority vote of AHD common units (other than those held by the general partner of AHD or its affiliates);

	•	on terms no less favorable to AHD than those generally being provided to or available from unrelated third parties; or

	•	fair and reasonable to AHD, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to AHD).

Removal of the General Partner	The general partner of AHD may be removed by the holders of two-thirds of the outstanding AHD common units.		Because the general partner of AHD will be a wholly owned subsidiary of AHD, the general partner of AHD cannot be removed.

Redemptions	The general partner of AHD may acquire (i.e., call) all of the AHD common units for redemption if less than 12.5% of such AHD common units are held by persons other than the general partner of AHD and its affiliates.		The general partner of AHD will not have such a call or redemption right.

Financial Information of AHD

The following unaudited pro forma condensed consolidated financial data reflects AHD’s historical results as adjusted on a pro forma basis to give effect to (a) the AHD sale and related transactions and (b) the Laurel Mountain acquisition. The estimated adjustments to effect the AHD sale and the Laurel Mountain acquisition are described in the notes to the unaudited pro forma financial data.

The unaudited pro forma condensed consolidated balance sheet information reflects the following transactions as if they occurred as of September 30, 2010, and the unaudited pro forma condensed consolidated statements of operations information for the nine months ended September 30, 2010 and the twelve months ended December 31, 2009 reflect the following transactions as if they occurred as of the beginning of the respective period:

•

the AHD sale for consideration consisting of 23,379,384 AHD common units and $30.0 million in cash and the repayment of the AHD promissory note with an outstanding principal balance of $34.4 million at September 30, 2010 to Atlas Energy. The cash payments are assumed to have been funded through borrowings under a new AHD senior secured credit facility entered into in connection with the consummation of these transactions; and

•	the Laurel Mountain acquisition for consideration of $403.0 million in cash.

The unaudited pro forma condensed consolidated balance sheet and the pro forma condensed consolidated statements of operations were derived by adjusting AHD’s historical consolidated financial statements. However, AHD’s management believes that the adjustments provide a reasonable basis for presenting the significant effects of the transactions described above. The unaudited pro forma financial data presented is for informational purposes only and is based upon available information and assumptions that the management of AHD believes are reasonable under the circumstances. This unaudited pro forma financial information is not necessarily indicative of what the financial position or results of operations of AHD and its subsidiaries would have been had the transactions been consummated on the dates assumed, nor are they necessarily indicative of any future operating results or financial position. AHD and its subsidiaries may have performed differently had the transactions actually occurred on the dates assumed.

The unaudited pro forma condensed consolidated balance sheet and the unaudited pro forma condensed consolidated statements of operations include AHD’s historical consolidated financial statements, which have been adjusted to reflect APL’s sale of Elk City Oklahoma GP, LLC and Elk City Oklahoma Pipeline, L.P. (which we refer to collectively as “Elk City”) in September 2010. As such, AHD has retrospectively adjusted its prior period consolidated financial statements to reflect the amounts related to the operations of Elk City as discontinued operations in accordance with prevailing accounting literature.

ATLAS PIPELINE HOLDINGS, L.P. AND SUBSIDIARIES

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)

SEPTEMBER 30, 2010

(in thousands)

	Historical	AHD Sale	AHD Sale Adjustments		Laurel Mountain Acquisition	Laurel Mountain Acquisition Adjustments		Pro Forma
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$215	$—	$69,768	(a)	$—	$397,775	(e)	$597,646
			(34,383	)(a)		(12,000	)(f)
			(30,000	)(b)
			(5,385	)(b)
			188,080	(b)
			97,732	(c)
			(74,156	)(d)
Accounts receivable	59,421	26,812	—		—	—		86,233
Current portion of derivative asset	3,611	51,730	(51,730	)(c)	—	—		3,611
Current portion of derivative receivable from investment partnerships	—	55	(55	)(d)	—	—		—
Prepaid expenses and other	14,883	8,477	—		—	—		23,360

Total current assets	78,130	87,074	159,871		—	385,775		710,850
PROPERTY, PLANT AND EQUIPMENT, NET	1,339,730	510,488	—		—	—		1,850,218
INTANGIBLE ASSETS, NET	132,154	2,341	—		—	—		134,495
GOODWILL, NET	—	31,784	—		—	—		31,784
INVESTMENT IN JOINT VENTURE	135,765	—	—		(135,765)	—		—
LONG-TERM PORTION OF DERIVATIVE ASSET	—	55,288	(55,288	)(c)	—	—		—
LONG-TERM DERIVATIVE RECEIVABLE FROM INVESTMENT PARTNERSHIPS	—	5,481	(5,481	)(d)	—	—		—
OTHER ASSETS, NET	23,564	21,039	—		—	—		44,603

	$1,709,343	$713,495	$99,102		$(135,765)	$385,775		$2,771,950

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt	$34,589	$—	$69,768	(a)	$—	$—		$69,974
			(34,383	)(a)
Accounts payable — affiliates	10,708	—	—		—	—		10,708
Accounts payable	9,919	56,226	—		—	—		66,145
Liabilities associated with drilling contracts	—	95,189	—		—	—		95,189
Accrued producer liabilities	58,143	—	—		—	—		58,143
Current portion of derivative payable to investment partnerships	—	36,637	(36,637	)(d)	—	—		—
Current portion of derivative liability	1,511	245	(245)		—	—		1,511
Accrued interest payable	12,340	—	—		—	—		12,340
Accrued well drilling and completion costs	—	49,494	—		—	—		49,494
Accrued liabilities	32,516	11,814	—		—	—		44,330

Total current liabilities	159,726	249,605	(1,497)		—	—		407,834
LONG-TERM DEBT, LESS CURRENT PORTION	507,676	—	—		—	(12,000	)(f)	495,676
LONG-TERM PORTION OF DERIVATIVE PAYABLE TO INVESTMENT PARTNERSHIPS	—	43,055	(43,055	)(d)	—	—		—
LONG-TERM PORTION OF DERIVATIVE LIABILITY	5,770	9,041	(9,041)		—	—		5,770
OTHER LONG-TERM LIABILITIES	266	33,465	—		—	—		33,731

EQUITY:
Common limited partners’ interests	22,840	—	341,339	(b)	—	33,493	(e)	587,357
			(5,385	)(b)
			195,070	(b)
Equity	—	378,329	(378,329	)(b)	(135,765)	135,765	(e)	—
Accumulated other comprehensive loss	(1,693)	—	—		—	—		(1,693)

	21,147	378,329	152,695		(135,765)	169,258		585,664
Non-controlling interests	(31,712)	—	—		—	—		(31,712)
Non-controlling interest in Atlas Pipeline Partners, L.P.	1,046,470	—	—		—	228,517	(c)	1,274,987

Total equity	1,035,905	378,329	152,695		(135,765)	397,775		1,828,939

	$1,709,343	$713,495	$99,102		$(135,765)	$385,775		$2,771,950

See accompanying notes to unaudited pro forma consolidated financial statements.

ATLAS PIPELINE HOLDINGS, L.P. AND SUBSIDIARIES

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2010

(in thousands, except per unit data)

	Historical	AHD Sale	AHD Sale Adjustments		Laurel Mountain Acquisition	Laurel Mountain Acquisition Adjustments		Pro Forma
REVENUE:
Natural gas and liquids sales	$641,978	$—	$—		$—	$—		$641,978
Gas and oil production	—	82,017	—		—	—		82,017
Well construction and completion	—	176,685	—		—	—		176,685
Transportation, gathering, processing and other fees	29,944	12,275	—		—	—		42,219
Administration and oversight	—	7,489	—		—	—		7,489
Well services	—	16,931	—		—	—		16,931
Other, net	10,551	(3,266)	—		—	—		7,285

Total revenue and other, net	682,473	292,131	—		—	—		974,604

COSTS AND EXPENSES:
Natural gas and liquids sales	521,495	—	—		—	—		521,495
Gas and oil production	—	19,154	—		—	—		19,154
Well construction and completion	—	149,724	—		—	—		149,724
Plant operating	36,492	—	—		—	—		36,492
Transportation, gathering and processing	721	12,816	—		—	—		13,537
Well services	—	7,691	—		—	—		7,691
General and administrative	25,350	—	5,385	(g)	—	—		30,735
Depreciation, depletion and amortization	55,647	30,726	—	(h)	—	—		86,373

Total costs and expenses	639,705	220,111	5,385		—	—		865,201

OPERATING INCOME	42,768	72,020	(5,385)		—	—		109,403
Equity income in joint venture	4,137	—	—		(4,137)	—		—
Interest expense	(80,588)	—	(1,727	)(i)	—	675	(k)	(79,660)
			1,980	(j)

Income (loss) from continuing operations	(33,683)	72,020	(5,132)		(4,137)	675		29,743
Discontinued operations	320,684	—	—		—	—		320,684

Net income (loss)	287,001	72,020	(5,132)		(4,137)	675		350,427
Income attributable to non-controlling interests	(3,338)	—	—		—	—		(3,338)
Income (loss) attributable to non-controlling interest in Atlas Pipeline Partners, L.P.	(251,721)	—	—		—	3,019	(l)	(248,702)

Net income (loss) attributable to common limited partners	$31,942	$72,020	$(5,132)		$(4,137)	$3,694		$98,387

Income attributable to common limited partners:
Income (loss) from continuing operations	$(7,918)							$58,527
Income from discontinued operations	39,860							39,860

Net income attributable to common limited partners	$31,942							$98,387

Net income attributable to common limited partners per unit — basic:
Income (loss) from continuing operations attributable to common limited partners	$(0.29)							$1.15
Income from discontinued operations attributable to common limited partners	1.44							0.78

Net income attributable to common limited partners	$1.15							$1.93

Net income attributable to common limited partners per unit — diluted:
Income (loss) from continuing operations attributable to common limited partners	$(0.29)							$1.15
Income from discontinued operations attributable to common limited partners	1.44							0.78

Net income attributable to common limited partners	$1.15							$1.93

Weighted average common limited partner units outstanding:
Basic	27,704							51,083 (m)

Diluted	27,704							51,083 (m)

See accompanying notes to unaudited pro forma consolidated financial statements.

ATLAS PIPELINE HOLDINGS, L.P. AND SUBSIDIARIES

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2009

(in thousands, except per unit data)

	Historical	AHD Sale	AHD Sale Adjustments		Laurel Mountain Acquisition	Laurel Mountain Acquisition Adjustments		Pro Forma
REVENUE:
Natural gas and liquids sales	$636,338	$—	$—		$(585)	$—		$635,753
Gas and oil production	—	108,821	—		—	—		108,821
Well construction and completion	—	372,045	—		—	—		372,045
Transportation, gathering, processing and other fees	57,869	17,432	—		(16,635)	—		58,666
Administration and oversight	—	15,554	—		—	—		15,554
Well services	—	19,016	—		—	—		19,016
Other, net	(21,962)	(1,502)	—		—	—		(23,464)

Total revenue and other, net	672,245	531,366	—		(17,220)	—		1,186,391

COSTS AND EXPENSES:
Natural gas and liquids sales	527,730	—	—		(270)	—		527,460
Gas and oil production	—	22,107	—		—	—		22,107
Well construction and completion	—	315,546	—		—	—		315,546
Plant operating	45,566	—	—		—	—		45,566
Transportation, gathering and processing	6,657	19,245	—		(5,662)	—		20,240
Well services	—	8,745	—		—	—		8,745
General and administrative	38,932	—	5,385	(g)	—	—		44,317
Depreciation, depletion and amortization	75,684	37,509	—	(h)	(3,016)	—		110,177
Goodwill and asset impairment loss	10,325	156,359	—		—	—		166,684

Total costs and expenses	704,894	559,511	5,385		(8,948)	—		1,260,842

OPERATING INCOME	(32,649)	(28,145)	(5,385)		(8,272)	—		(74,451)
Equity income in joint venture	4,043	—	—		(4,043)	—		—
Gain on asset sales	108,947	—	—		(108,947)	—		—
Interest expense	(106,531)	—	(2,302	)(i)	—	768	(k)	(106,802)
			1,263	(j)

Income (loss) from continuing operations	(26,190)	(28,145	(6,424)		(121,262)	768		(181,253)
Discontinued operations	84,148	—	—		—	—		84,148

Net income (loss)	57,958	(28,145)	(6,424)		(121,262)	768		(97,105)
Income attributable to non-controlling interests	(3,176)	—	—		—	—		(3,176)
Income (loss) attributable to non-controlling interest in Atlas Pipeline Partners, L.P.	(50,748)	—	—		—	104,623	(l)	53,875

Net income (loss) attributable to common limited partners	$4,034	$(28,145)	$(6,424)		$(121,262)	$105,391		$(46,406)

Income attributable to common limited partners:
Income (loss) from continuing operations	$(7,839)							$(58,279)
Income from discontinued operations	11,873							11,873

Net income attributable to common limited partners	$4,034							$(46,406)

Net income attributable to common limited partners per unit — basic:
Income (loss) from continuing operations attributable to common limited partners	$(0.28)							$(1.14)
Income from discontinued operations attributable to common limited partners	0.43							0.23

Net income attributable to common limited partners	$0.15							$(0.91)

Net income attributable to common limited partners per unit — diluted:
Income (loss) from continuing operations attributable to common limited partners	$(0.28)							$(1.14)
Income from discontinued operations attributable to common limited partners	0.43							0.23

Net income attributable to common limited partners	$0.15							$(0.91)

Weighted average common limited partner units outstanding:
Basic	27,663							51,042 (m)

Diluted	27,663							51,042 (m)

See accompanying notes to unaudited pro forma consolidated financial statements.

ATLAS PIPELINE HOLDINGS, L.P. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

(a)	To reflect $70.0 million of borrowings under a new $70.0 million senior secured revolving credit facility of AHD, of which $34.4 million is assumed to have been used to repay the remaining balance outstanding on a promissory note held by Atlas Energy at September 30, 2010 and $30.0 million is assumed to have been used to pay the cash portion of the AHD sale consideration as described in note (b).

(b)	To reflect the consummation of the AHD sale, including adjustments for (1) the payment of the AHD sale consideration to the seller, including (i) the issuance of 23,379,384 AHD common units to the seller at an estimated fair value of $341.3 million as of January 6, 2011 (the estimated fair value on November 8, 2010, the date of the AHD transaction agreement, was approximately $220.0 million) and (ii) $30.0 million in cash, (2) the cash adjustment amount, which is estimated to be a $188.1 million cash payment from the seller to AHD utilizing the financial data available at September 30, 2010, and (3) the payment of estimated transaction expenses of approximately $5.4 million. In addition, the entry reflects an adjustment of $216.0 million to common limited partners’ interests for the remaining difference between the value of the AHD sale consideration and the book value of the assets acquired and liabilities assumed due to the related-party relationship between the parties. AHD management anticipates that the cash adjustment amount at closing will be substantially less than the estimate as of September 30, 2010 of $188.1 million.

(c)	To reflect the monetization of derivative contracts associated with the transferred business, pursuant to the AHD transaction agreement.

(d)	To reflect the payment of the net proceeds attributable to third-party limited partners in the investment partnerships from the monetization of the derivative contracts associated with the transferred business, noted in (c) above, to the third party limited partners of the investment partnerships.

(e)	To reflect the consummation of the Laurel Mountain acquisition for $403.0 million in cash, less estimated transaction costs of approximately $5.2 million. AHD adjusted common limited partners’ interests within equity on the pro forma condensed consolidated balance sheet to reflect its equity ownership interest in APL’s estimated $262.0 million gain upon its disposition of its indirect 49% ownership interest in Laurel Mountain, which was based upon its historical cost basis in the asset at September 30, 2010, with the remaining balance of the gain reflected within non-controlling interest in Atlas Pipeline Partners, L.P. within equity.

(f)	To reflect the $12.0 million repayment of outstanding borrowings at September 30, 2010 under APL’s senior secured credit facility with a portion of the net proceeds received from APL’s disposition of its indirect 49% ownership interest in Laurel Mountain.

(g)	To reflect the payment of AHD’s estimated transaction costs for the acquisition of assets in the AHD sale of approximately $5.4 million, which are included within general and administrative expense on the pro forma condensed consolidated statements of operations.

(h)	Depreciation, depletion and amortization expense for the assets acquired in the AHD sale has not been adjusted as the difference between the value of the AHD sale consideration and the book value of the assets acquired and liabilities assumed was recorded as an adjustment to common limited partners’ interests due to the related-party relationship between the parties.

(i)	To reflect the adjustments to interest expense resulting from AHD’s borrowings of $70.0 million under a new senior secured credit facility, which are assumed to have been used to partially finance the acquisition of the transferred business and the related transaction costs, at a current interest rate of 3.3%.

(j)	To reflect the elimination of the historical interest expense associated with the repayment of the AHD promissory note owed to Atlas Energy in the amount of $34.4 million with a portion of the borrowings under AHD’s new senior secured credit facility.

(k)	To reflect the adjustment of interest expense for APL’s repayment of the $12.0 million outstanding balance under its senior secured credit facility at September 30, 2010 with a portion of the net proceeds received from its disposition of its indirect 49% ownership interest in Laurel Mountain, at an interest rate of 7.5% for the nine months ended September 30, 2010 and 6.4% for the twelve months ended December 31, 2009.

(l)	To reflect the adjustment of income allocated to APL’s non-controlling minority interests resulting from APL’s disposition of its indirect 49% ownership interest in Laurel Mountain.

(m)	To reflect the adjustment of AHD’s weighted average common limited partner units outstanding for the issuance of 23,379,384 AHD common units as part of the consideration for the assets to be acquired in the AHD sale.

Risk Factors

The ownership of AHD common units is subject to risks and uncertainties that could materially and adversely affect the trading price of such AHD common units. The risk factors set forth below are in addition to the risk factors detailed in AHD’s Annual Report on Form 10-K for the year ended December 31, 2009 filed with the SEC on March 5, 2010, as modified by subsequent Quarterly Reports on Form 10-Q. You are urged to carefully consider all of the risks described in AHD’s Annual Report on Form 10-K, as modified by subsequent reports on Form 10-Q, the risks described below and the other information contained in this proxy statement/information statement. If any of these risks actually occur, AHD’s business, financial condition and results of operations could be materially adversely affected.

AHD’s historical and pro forma financial data are not necessarily representative of the results that AHD would have achieved without Atlas Energy as its majority unitholder, as the owner of the transferred business or otherwise as an operating entity and may not be a reliable indicator of its future results.

AHD’s historical and pro forma financial results do not reflect the financial condition, results of operations or cash flows that AHD would have achieved without Atlas Energy as its majority unitholder, if AHD was the owner and operator of the transferred business on a stand-alone basis or otherwise as an operating entity during the periods presented or those that AHD will achieve in the future, primarily due to the following factors:

•	AHD’s historical financial results do not reflect the AHD transactions or the disposition by APL of its indirect 49% ownership interest in Laurel Mountain;

•

Since AHD’s formation, Atlas Energy has been the majority unitholder of AHD, has provided AHD with management and other services, and has managed or performed certain of AHD’s corporate functions at no cost to AHD. In addition, following the AHD transactions, AHD’s financial results will reflect certain corporate expenses for which AHD will become solely responsible and certain additional corporate expenses which were previously inapplicable to AHD, including management compensation, financial reporting, tax administration, human resources administration, information technology, legal and other services;

•

AHD will incur significant increases in its cost structure following the AHD transactions. AHD does not currently have any significant operations. Following the AHD transactions, AHD’s operations may require a significant number of additional operational, technical and other personnel whose costs are not reflected in the historical or pro forma financial data of AHD. AHD’s operations following the AHD transactions will also require AHD to newly implement or expand its current capabilities in areas including operations, maintenance, geophysical, geotechnical, land acquisition and management, sales and marketing, legal and regulatory compliance, treasury, accounting, auditing, risk management, information technology, human resources, corporate affairs, tax administration, governance and external reporting. AHD will also become responsible for the significant field-related capital and operating expenditures required in connection with the exploration for and production of hydrocarbons, and all of the attendant risks associated with such activities. These requirements, among others, will materially increase the cost of operating AHD and its businesses above current and historical levels;

•

AHD’s cost of funds is likely to change following the AHD transactions, including due to the fact that Atlas Energy will no longer be willing to guarantee any indebtedness of AHD or provide any financing to AHD; and

•

the AHD transactions and the fact that AHD will no longer be controlled by Atlas Energy may adversely affect client and other business relationships of AHD and of the transferred business, which effects may be material, and may result in the loss of certain preferred pricing previously available to AHD or to the transferred business by virtue of its relationship with Atlas Energy.

AHD’s financial condition and future results of operations, after giving effect to the AHD transactions and the Laurel Mountain acquisition, will be materially different from the amounts reflected in its historical financial information and in the pro forma financial statements which appear under “Information About AHD — Financial Information of AHD.” As a result of the AHD transactions and the disposition of APL’s indirect 49% ownership interest in Laurel Mountain, it may be difficult for investors to compare AHD’s future results to historical results or to evaluate its relative performance or trends in its business, which may adversely affect the trading market for, and price of, AHD common units.

Following the AHD transactions, AHD may not be successful in transitioning to a company not controlled by Atlas Energy and may be unable to obtain all of the services and resources it needs to operate independently of Atlas Energy and to operate the transferred business.

Historically, Atlas Energy has provided certain services essential to AHD’s business, including managing the business of APL, the direct and indirect interests in which currently are AHD’s only significant cash-generating assets. Following the consummation of the AHD transactions, other than as provided in the transition services agreement, the Michigan operating agreement, the Pennsylvania operating agreement, the petro-technical services agreement and the gas marketing agreement, Atlas Energy and Chevron will have no obligation to provide financial, operational or organizational assistance to AHD. Furthermore, the services to be provided by Atlas Energy and Chevron under such agreements are limited in scope and duration. AHD may need to develop its own capabilities or otherwise supplement the services contemplated by these agreements, and the other services historically provided to AHD by Atlas Energy, and may need to hire and train personnel to undertake some or all of the services following the termination or expiration of these agreements or to otherwise provide certain services currently provided by Atlas Energy or currently inapplicable to AHD, any of which could adversely affect the operation of AHD’s business and financial results. AHD may need to hire additional personnel, upgrade its systems and infrastructure and make other changes necessary to operate independently and to conduct the businesses acquired in the AHD transactions. AHD cannot guarantee that the services historically provided by Atlas Energy will continue or be replaced without disruption or at a cost comparable to that provided by Atlas Energy or that AHD will be able to implement successfully the changes necessary to operate independently.

AHD’s costs to operate the transferred business may be significantly higher than Atlas Energy’s historical costs.

The costs to AHD of operating the transferred business cannot be estimated with certainty, and may be materially higher than historical costs to Atlas Energy for such operations, primarily due to the following factors:

•	the loss of certain economies of scope and scale;

•	the need to replace certain contracts associated with the transferred business that are being retained by Atlas Energy in the AHD transactions;

•	AHD’s lack of experience in operating assets of this type;

•

the likely increase in hedging costs associated with the transferred business, including hedging relating to the oil, gas and liquids production of the transferred business, relative to the analogous hedging costs incurred by Atlas Energy’s historical hedging activities;

•

the need to rely on Atlas Energy for certain transitional and operating services for some period of time following closing (see “The AHD Transaction Agreement — Transition Services Agreement,” “The AHD Transaction Agreement — Michigan Operating Agreement,” “The AHD Transaction Agreement — Pennsylvania Operating Agreement” and “The AHD Transaction Agreement — Petro-Technical Services Agreement”), and the need to hire and train personnel to undertake some or all of those services following the termination or expiration of those transition and operating services agreements; and

•

potential increases in regulatory, compliance, severance and tax liabilities associated with the operations of the transferred business (see “Information About AHD — Risk Factors — Following the AHD transactions, changes in tax laws may impair AHD’s ability to obtain capital funds through investment partnerships,” “Information About AHD — Risk Factors — Potential introduction of severance taxes in Pennsylvania could materially increase AHD’s liabilities,” and “Information About AHD — Risk Factors — AHD will be subject to comprehensive federal, state, local and other laws and regulations that could increase the cost and alter the manner or feasibility of doing business”).

Any increase in the operational costs of conducting the transferred business could adversely affect AHD’s results of operations and financial condition, which could limit the amount of cash available for distribution to holders of AHD common units and could adversely affect the trading market for AHD common units.

AHD’s business will be substantially different following the consummation of the AHD transactions and the Laurel Mountain acquisition, and AHD cannot guarantee that management will be able to operate the transferred business to achieve the anticipated results.

As a result of the AHD transactions and the Laurel Mountain acquisition, AHD will own Atlas Energy’s investment partnership business and certain producing oil and gas assets and assume all of the historical and future liabilities associated with such businesses, and AHD will no longer derive revenue from the gas gathering business of Laurel Mountain. AHD’s business will be substantially different following the AHD transactions, and AHD’s results of operations and the market price of AHD common units following the AHD transactions may be affected by factors different from those currently affecting AHD’s results of operations and the market price of AHD common units. Although AHD’s management immediately following the AHD transactions will include individuals that have historically managed the transferred business, AHD cannot guarantee that AHD will be able to operate the transferred business in a profitable manner or will be able to achieve the projected benefits from the AHD transactions.

After the AHD distribution, AHD will not be able to obtain financing from Atlas Energy.

AHD’s plans to operate, expand and improve AHD’s business may require funds in excess of AHD’s cash flow and may require AHD to seek financing from third parties. In the past, Atlas Energy has provided capital to AHD. After the AHD distribution, however, Atlas Energy will not provide funds to AHD. Without the opportunity to obtain financing from Atlas Energy, AHD will in the future need to obtain additional financing from banks, or through public offerings or private placements of debt or equity securities, strategic relationships or other arrangements. AHD cannot give assurances at this time that AHD will be able to obtain such funding. In addition, the terms, interest rates, costs and fees of new credit facilities may not be as favorable as those historically provided by Atlas Energy. If financing is not available when needed, or is available on unfavorable terms, AHD may be unable to meet its capital needs, maintain its existing businesses, develop new businesses or enhance its existing businesses, complete acquisitions or otherwise take advantage of business opportunities or respond to competitive pressures, any of which could have a material adverse effect on AHD’s business, financial condition and results of operations.

APL’s ability to make distributions to its partners, including AHD, and the amount of any such distributions will be affected by APL’s sale of its indirect 49% ownership interest in Laurel Mountain, by APL’s use of proceeds from such sale, and by APL’s conduct of its business following the closing of the disposition of APL’s indirect 49% ownership interest in Laurel Mountain. The amount and timing of such distributions by APL, if any, will have a significant impact on AHD’s ability to make distributions on the AHD common units and the amount of any such distributions.

AHD’s direct and indirect ownership interests in APL currently represent AHD’s only cash-generating asset and will continue to represent a significant source of operating cash for AHD following the completion of the AHD transactions. APL’s ability to make distributions to its partners, including AHD, will be significantly affected by APL’s sale of its indirect 49% ownership interest in Laurel Mountain and APL’s use of the proceeds from such sale. APL’s use of proceeds from the sale of its indirect 49% ownership interest in Laurel Mountain may be different from the use that holders of AHD common units would prefer, and may be limited in whole or in part by the terms of APL’s outstanding indebtedness. For example, holders of AHD common units might prefer for APL to distribute all or a portion of such proceeds to APL’s partners, or to use such proceeds to make one or more acquisitions, but APL may, subject to the terms of its outstanding indebtedness, use such proceeds for the repayment of debt or for acquisitions or capital investments or for other purposes. In addition, cash flows from APL to AHD will continue to be subject to the various regulatory, commercial, operating and other risks arising in connection with APL’s conduct of its business, some of which may differ from the risks associated with the assets and liabilities acquired in the AHD transactions.

The fact that the AHD transactions are pending could adversely affect the transferred business, its revenue and its results of operations.

While the AHD transactions are pending, there may be uncertainty about the future of the transferred business. As a result of this uncertainty, potential investment partnership investors and others may decide to defer or avoid doing business with the transferred business pending completion of the AHD transactions or termination of the AHD transaction agreement. If these decisions represent a significant portion of the transferred business’s anticipated revenue, the transferred business’s results of operations and financial condition could be substantially below AHD’s expectations. In addition, while the AHD transactions are pending, the transferred business is subject to a number of other risks that may harm the transferred business, its revenue and its results of operations, including:

•

the diversion of management and employee attention and resources and the disruption to the transferred business’s relationships with investment partnership investors and other key business constituents may detract from the transferred business’s ability to grow revenues and minimize costs; and

•	the transferred business may be unable to respond effectively to competitive pressures, industry developments and future opportunities.

Failure to complete the AHD transactions or delays in completing the AHD transactions could negatively affect the price of AHD’s common units and AHD’s future business and operations.

If the AHD transactions are not completed for any reason, AHD may be subject to a number of material risks, including the following:

•	AHD will not realize the benefits expected from the AHD transactions, including a potentially enhanced financial and competitive position;

•	the price of AHD’s common units may decline to the extent that the current market price reflects a market assumption that the AHD transactions will be completed; and

•	AHD may not recoup all of the costs incurred in connection with pursuing the AHD transactions.

The consideration payable by AHD in the AHD sale is fixed and will not be adjusted in the event of any change in the price of AHD common units.

If the AHD sale is completed, AHD will pay $30 million in cash and issue 23,379,384 new AHD common units to Atlas Energy. In certain circumstances, AHD may be required to issue an additional 3,188,098 AHD common units in lieu of the cash portion of the consideration. This consideration was fixed in the AHD transaction agreement and will not be adjusted for changes in the market price of AHD common units. Changes in the price of AHD common units prior to the closing of the AHD sale will affect the market value of the AHD common units to be issued by AHD in the AHD sale, and may be unrelated to any change in value of the transferred business. For example, based on the range of closing prices of AHD common units during the period from November 8, 2010, the last trading day before public announcement of the execution of the AHD transaction agreement, through January 10, 2011, the latest practicable date before the date of this document, the consideration to be paid by AHD represented a market value ranging from a low of $256.5 million to a high of $384.9 million. Changes in the price of AHD common units may result from a variety of factors, including those which are discussed below in “Information About AHD — Risk Factors — If the market price of AHD common units declines, AHD common unitholders could lose a significant part of their investment.”

AHD’s revenue, profitability and cash flow substantially depend upon the prices and demand for natural gas and oil and will continue to do so following the acquisition of the transferred business and the consummation of the other AHD transactions. The natural gas and oil markets are very volatile, and a drop in prices can significantly affect AHD’s financial results and impede its growth. Changes in natural gas and oil prices will have a significant impact on the value of AHD’s reserves, on APL’s business and on each of AHD’s and APL’s cash flow. Prices for natural gas and oil may fluctuate widely in response to relatively minor changes in the supply of and demand for natural gas or oil, market uncertainty and a variety of additional factors that are beyond AHD’s control, such as:

•	the level of the domestic and foreign supply and demand;

•	the price and level of foreign imports;

•	the level of consumer product demand;

•	weather conditions and fluctuating and seasonal demand;

•	overall domestic and global economic conditions;

•	political and economic conditions in natural gas and oil producing countries, including those in the Middle East and South America;

•	the ability of members of the Organization of Petroleum Exporting Countries to agree to and maintain oil price and production controls;

•	the impact of the U.S. dollar exchange rates on natural gas and oil prices;

•	technological advances affecting energy consumption;

•	domestic and foreign governmental relations, regulations and taxation;

•	the impact of energy conservation efforts;

•	the cost, proximity and capacity of natural gas pipelines and other transportation facilities; and

•	the price and availability of alternative fuels.

In the past, the prices of natural gas and oil have been extremely volatile, and Atlas Energy expects this volatility to continue. For example, during the year ended December 31, 2009, the NYMEX Henry Hub natural gas index price ranged from a high of $6.10 per MMBtu to a low of $1.83 per MMBtu, and West Texas Intermediate oil prices ranged from a high of $81.04 per Bbl to a low of $33.98 per Bbl.

Unless AHD replaces the oil and gas reserves that it will acquire in the AHD transactions, AHD’s reserves and production will decline, which would reduce its cash flow from operations and income.

Producing natural gas reservoirs generally are characterized by declining production rates that vary depending upon reservoir characteristics and other factors. Following the AHD transactions, AHD’s future natural gas reserves and production and, therefore, its cash flow and income are highly dependent on its success in efficiently developing and exploiting the reserves that it will acquire in the AHD transactions and economically finding or acquiring additional recoverable reserves. AHD’s ability to find and acquire additional recoverable reserves to replace current and future production at acceptable costs depends on AHD generating sufficient cash flow from operations and other sources of capital, principally from the sponsorship of new investment partnerships, all of which are subject to the risks discussed elsewhere in this section.

Estimates of the reserves that AHD will acquire in the AHD transactions are based on many assumptions that may prove to be inaccurate. Any material inaccuracies in these reserve estimates or underlying assumptions will materially affect the quantities and present value of AHD’s reserves following the AHD transactions.

Underground accumulations of natural gas and oil cannot be measured in an exact way. Natural gas and oil reserve engineering requires subjective estimates of underground accumulations of natural gas and oil and assumptions concerning future natural gas prices, production levels and operating and development costs. As a result, estimated quantities of proved reserves and projections of future production rates and the timing of development expenditures may prove to be inaccurate. Atlas Energy’s independent petroleum engineers prepare estimates of its proved reserves. Over time, its internal engineers may make material changes to reserve estimates taking into account the results of actual drilling and production. Some of Atlas Energy’s reserve estimates are made without the benefit of a lengthy production history, which are less reliable than estimates based on a lengthy production history. Also, Atlas Energy makes certain assumptions regarding future natural gas prices, production levels and operating and development costs that may prove incorrect. Any significant variance from these assumptions by actual figures could greatly affect estimates of reserves, the economically recoverable quantities of natural gas and oil attributable to any particular group of properties, the classifications of reserves based on risk of recovery and estimates of the future net cash flows. Atlas Energy’s PV-10 and standardized measure are calculated using natural gas prices that include Atlas Energy’s physical hedges but not its financial hedges. Numerous changes over time to the assumptions on which Atlas Energy’s reserve estimates are based, as described above, often result in the actual quantities of natural gas and oil Atlas Energy ultimately recovers being different from its reserve estimates.

The present value of future net cash flows from Atlas Energy’s proved reserves is not necessarily the same as the current market value of its estimated natural gas reserves. Atlas Energy bases the estimated discounted future net cash flows from its proved reserves on historical prices and costs. However, the actual future net cash flows derived by AHD from such properties also will be affected by factors such as:

•	actual prices AHD receives for natural gas;

•	the amount and timing of actual production;

•	the amount and timing of AHD’s capital expenditures;

•	supply of and demand for natural gas; and

•	changes in governmental regulations or taxation.

The timing of both AHD’s production and incurrence of expenses in connection with the development and production of natural gas properties will affect the timing of actual future net cash flows from proved reserves, and thus their actual present value. In addition, the 10% discount factor Atlas Energy uses when calculating discounted future net cash flows may not be the most appropriate discount factor based on interest rates in effect from time to time and risks associated with Atlas Energy, AHD or the natural gas and oil industry in general.

Any significant variance in Atlas Energy’s assumptions could materially affect the quantity and value of reserves that AHD will acquire in the AHD transactions, the amount of PV-10 and standardized measure, and AHD’s financial condition and results of operations following the AHD transactions. In addition, following the AHD transactions, AHD’s reserves or PV-10 and standardized measure may be revised downward or upward based upon production history, results of future exploitation and development activities, prevailing natural gas and oil prices and other factors. A material decline in prices paid for AHD’s production can reduce the estimated volumes of its reserves because the economic life of its wells could end sooner. Similarly, a decline in market prices for natural gas or oil may reduce AHD’s PV-10 and standardized measure.

Following the AHD transactions, a decrease in natural gas prices could subject AHD’s oil and gas properties to a non-cash impairment loss under generally accepted accounting principles.

Generally accepted accounting principles require oil and gas properties and other long-lived assets to be reviewed for impairment whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. Long-lived assets are reviewed for potential impairments at the lowest levels for which there are identifiable cash flows that are largely independent of other groups of assets. Atlas Energy tests its oil and gas properties on a field-by-field basis, by determining if the historical cost of proved properties less the applicable depletion, depreciation and amortization and abandonment is less than the estimated expected undiscounted future cash flows. The expected future cash flows are estimated based on Atlas Energy’s own economic interests and its plans to continue to produce and develop proved reserves. Expected future cash flow from the sale of production of reserves is calculated based on estimated future prices. Atlas Energy estimates prices based on current contracts in place at the impairment testing date, adjusted for basis differentials and market-related information, including published future prices. The estimated future level of production is based on assumptions surrounding future levels of prices and costs, field decline rates, market demand and supply and the economic and regulatory climates. Accordingly, following the AHD transactions, further declines in the price of natural gas may cause the carrying value of AHD’s oil and gas properties to exceed the expected future cash flows, and a non-cash impairment loss would be required to be recognized in the financial statements for the difference between the estimated fair market value (as determined by discounted future cash flows) and the carrying value of the assets.

Hedging transactions may limit AHD’s potential gains or cause it to lose money.

Pursuant to the terms of the AHD transaction agreement, Atlas Energy has agreed to unwind all of the hedges intended to benefit from or reduce the risk of price fluctuations of hydrocarbons or other commodities that Atlas Energy or its subsidiaries have entered into, in whole or in part, on behalf of the investment partnerships, allocate the applicable portion of any cash generated by such unwind to the applicable investment partnerships and transfer to AHD at closing the portion of such cash attributable to third-party limited partner interests in such investment partnerships.

In addition, Atlas Energy has agreed to use its reasonable best efforts to enter into a new hedge contract prior to the closing of the AHD transactions that relates only to the transferred business and that will be assumed by AHD at the closing of the AHD transactions. This new hedging arrangement will be intended to benefit from or reduce the risk of fluctuations in the price of natural gas and oil or other commodities produced by the transferred business, including the investment partnership business.

If this new hedging arrangement is entered into and is assumed by AHD, AHD will have reduced, but not eliminated, the potential effects of changing commodity prices on AHD’s cash flow from operations for the periods covered by this hedging arrangement. Furthermore, while intended to help reduce the effects of volatile commodity prices, such transactions, depending on the hedging instrument used, may limit AHD’s potential gains if commodity prices were to rise substantially over the price established by the hedge. Under circumstances in which, among other things, production is substantially less than expected, the counterparties to AHD’s futures contracts fail to perform under the contracts or a sudden, unexpected event materially impacts commodity prices, AHD may be exposed to the risk of financial loss. In addition, it is not always possible for AHD to engage in a derivative transaction that completely mitigates AHD’s exposure to commodity prices and interest rates. AHD’s financial statements may reflect a gain or loss arising from an exposure to commodity prices and interest rates for which AHD is unable to enter into a completely effective hedge transaction.

Due to the accounting treatment for derivative contracts, increases in prices for natural gas and crude oil could result in non-cash balance sheet reductions.

The accounting standards regarding hedge accounting are complex, and even when AHD engages in hedging transactions that are effective economically, these transactions may not be considered effective for accounting purposes. Accordingly, following the AHD transactions, AHD’s financial statements may reflect volatility due to these derivatives, even at times when there is no underlying economic impact. Due to the mark-to-market accounting treatment for these contracts, AHD could recognize incremental hedge liabilities between reporting periods resulting from increases in reference prices for natural gas and crude oil, which could result in AHD recognizing a non-cash loss in its accumulated other comprehensive income and a consequently non-cash decrease in its shareholders’ equity between reporting periods. Any such decrease could be substantial.

AHD’s operations will require substantial capital expenditures to increase its asset base. If AHD is unable to obtain needed capital or financing on satisfactory terms, its revenues may decline.

The natural gas and oil industry is capital intensive. If AHD is unable to obtain sufficient capital funds with capital raised through equity and debt offerings, cash flow from operations, bank borrowings and the investment partnerships on satisfactory terms, it may be unable to increase or maintain its inventory of properties and reserve base, or be forced to curtail drilling or other activities. As a result, AHD’s revenues will decline and its ability to service debt may be diminished. If AHD does not make sufficient or effective expansion capital expenditures, including with funds from third-party sources, it will be unable to expand its business operations.

The scope and costs of the risks involved in making acquisitions, including the AHD transactions, may prove greater than estimated at the time of the acquisition.

Any acquisition involves potential risks, including, among other things:

•	mistaken assumptions about revenues and costs, including synergies;

•	significant increases in AHD’s indebtedness and working capital requirements;

•	an inability to integrate successfully or timely the businesses AHD acquires;

•	the assumption of unknown liabilities;

•	limitations on rights to indemnity from the seller;

•	the diversion of management’s attention from other business concerns;

•	increased demands on existing personnel;

•	customer or key employee losses at the acquired businesses; and

•	the failure to realize expected growth or profitability.

The scope and cost of these risks may ultimately be materially greater than estimated at the time of the acquisition. Further, AHD’s future acquisition costs may be higher than those it has achieved historically, or in connection with the AHD transactions. Any of these factors could adversely affect AHD’s growth.

AHD may be unsuccessful in integrating the operations from the AHD transactions or any future acquisitions with its operations.

The integration of previously independent operations can be a complex, costly and time-consuming process. The difficulties of combining these systems, as well as any operations AHD may acquire in the future, include, among other things:

•	operating a significantly larger combined entity;

•	the necessity of coordinating geographically disparate organizations, systems and facilities;

•	integrating personnel with diverse business backgrounds and organizational cultures;

•	consolidating operational and administrative functions;

•	integrating internal controls, compliance under Sarbanes-Oxley Act of 2002 and other corporate governance matters;

•	the diversion of management’s attention from other business concerns;

•	customer or key employee loss from the acquired businesses;

•	a significant increase in its indebtedness; and

•	potential environmental or regulatory liabilities and title problems.

Costs incurred and liabilities assumed in connection with an acquisition and increased capital expenditures and overhead costs incurred to operate, maintain or expand AHD operations could harm AHD’s business or future prospects, and result in significant decreases in AHD’s gross margin and cash flows.

AHD will issue additional common units in the course of the AHD transactions, which will dilute its common unitholders’ existing ownership interests and could depress the market price of its common units.

AHD will issue 23,379,384 AHD common units in connection with the AHD transactions, and Atlas Energy will distribute all of such AHD common units, together with all of the AHD common units that it then holds to the Atlas Energy stockholders (Atlas Energy currently holds 17,808,109 AHD common units). Under certain circumstances, AHD may also be required by the AHD transaction agreement to issue an additional 3,188,098 AHD common units to Atlas Energy in lieu of $30 million in cash consideration. The issuance of additional AHD common units will have the following effects, among others:

•	the proportionate ownership in AHD of existing common unitholders will decrease;

•	the amount of cash available for distribution in any period on the AHD common units will be required to be divided among an increased number of AHD common units; and

•	the relative voting power of each previously outstanding AHD common unit will be diminished.

As a result of these and other effects, the market price of AHD common units may decline, and holders of AHD common units may be adversely affected.

Substantial sales of AHD common units may occur in connection with the AHD distribution, which could cause the market price of AHD common units to decline.

Some Atlas Energy stockholders may sell AHD common units that they receive in the AHD distribution for various reasons, including because AHD’s business profile or market capitalization does not fit their investment objectives or guidelines. Sales of a substantial amount of AHD common units in the public market, or the perception that such sales might occur, whether as a result of the AHD distribution or otherwise, could cause declines in the market price of AHD common units or could make it more difficult to sell AHD common units at any given time. Any such decline could impair AHD’s ability to raise capital through future sales of securities.

Following the AHD transactions, changes in tax laws may impair AHD’s ability to obtain capital funds through investment partnerships.

Under current federal tax laws, there are tax benefits to investing in investment partnerships such as those AHD will sponsor following the AHD transactions, including deductions for intangible drilling costs and depletion deductions. However, President Obama’s administration has proposed, among other tax changes, the repeal of certain oil and gas tax benefits, including the repeal of the percentage depletion allowance, the election to expense intangible drilling costs, the passive activity exception for working interests and the marginal production tax credit. These proposals may or may not be adopted. The repeal of these oil and gas tax benefits, if it happens, would result in a substantial decrease in tax benefits associated with an investment in AHD’s investment partnerships. These or other changes to federal tax law may make investment in AHD’s investment partnerships less attractive and, thus, reduce its ability to obtain funding from this significant source of capital funds.

Drilling and production operations that AHD will acquire in the AHD transactions require adequate sources of water to facilitate the fracturing process and the disposal of that water. If AHD is unable to dispose of the water it uses or removes from the strata at a reasonable cost and within applicable environmental rules, its ability to produce gas commercially and in commercial quantities could be impaired.

Following the AHD transactions, a significant portion of AHD’s natural gas extraction activity will utilize a process called hydraulic fracturing, which results in water discharges that must be treated and disposed of in accordance with applicable regulatory requirements. Environmental regulations governing the withdrawal, storage and use of surface water or groundwater necessary for hydraulic fracturing may increase operating costs and cause delays, interruptions or termination of operations, the extent of which cannot be predicted, all of which could have an adverse affect on AHD’s operations and financial performance. AHD’s ability to remove and dispose of water will affect its production, and the cost of water treatment and disposal may affect its profitability. The imposition of new environmental initiatives and regulations could include restrictions on AHD’s ability to conduct hydraulic fracturing or disposal of produced water, drilling fluids and other substances associated with the exploration, development and production of gas and oil.

Potential introduction of severance taxes in Pennsylvania could materially increase AHD’s liabilities.

In 2009, charges for severance taxes (relating to the extraction of natural gas) incurred by Atlas Energy in the states in which Atlas Energy operates, other than Pennsylvania, were approximately $5.8 million. While Pennsylvania has historically not imposed a severance tax, with a focus on its budget deficit and the increasing exploration of the Marcellus shale, various legislation has been proposed since 2008 to implement such a tax, the most recent of which would have imposed a tax of 5% of the value of natural gas at the wellhead plus $0.047 per Mcf. Although that proposal was not adopted, lawmakers may propose similar taxes in the future. If adopted, these taxes may materially increase AHD’s operating costs in Pennsylvania following the AHD transactions relative to historical operating costs for the assets acquired in the AHD transactions located in Pennsylvania.

Following the AHD transactions, AHD may not be able to continue to raise funds through the investment partnerships at the levels Atlas Energy has recently experienced, which may in turn restrict AHD’s ability to maintain drilling activity at recent levels.

Atlas Energy has sponsored partnerships to raise funds from investors to finance certain of its development drilling activities. AHD expects that, after the AHD transactions, it will continue this practice. Accordingly, the amount of development activities that AHD will undertake following the AHD transactions depends in large part upon its ability to obtain investor subscriptions to invest in these partnerships. Atlas Energy has raised $351.9 million, $438.4 million and $363.3 million for such partnerships in calendar years 2009, 2008 and 2007, respectively. In the future, AHD may not be successful in raising funds through these investment partnerships at the same levels that Atlas Energy has recently experienced, and AHD also may not be successful in increasing the amount of funds it raises. AHD’s ability to raise funds through investment partnerships depends in large part upon the perception of investors of their potential return on their investment and their tax benefits from investing in them, which perception is influenced significantly by Atlas Energy’s historical track record of generating returns and tax benefits to the investors in Atlas Energy’s existing investment partnerships.

Investors may be less willing to rely on Atlas Energy’s historical results in light of the AHD transactions, in which case AHD may have difficulty in maintaining or increasing the level of funds Atlas Energy has recently raised through investment partnerships. In this event, AHD may need to obtain financing for its drilling activities on a less attractive basis than the financing Atlas Energy realized through these investment partnerships or AHD may determine to reduce drilling activity.

Fee-based revenues may decline if AHD is unsuccessful in sponsoring new investment partnerships following the AHD transactions.

Following the AHD transactions, AHD’s fee-based revenues will be based on the number of investment partnerships it sponsors and the number of partnerships and wells it manages or operates. If AHD is unsuccessful in sponsoring future investment partnerships, its fee-based revenues may decline.

Revenues from the investment partnerships may decrease if investors in the investment partnerships do not receive a minimum return.

Atlas Energy has agreed to subordinate up to 50% of its share of production revenues, net of corresponding production costs, to specified returns to the investor partners in its investment partnerships, typically 10% per year for the first five years of distributions, and AHD will be bound by this agreement following the AHD transactions. AHD’s revenues from a particular investment partnership will therefore decrease if the investment partnership does not achieve the specified minimum return.

Competition in the natural gas and oil industry is intense, which may hinder AHD’s ability to acquire gas and oil properties and companies and to obtain capital, contract for drilling equipment and secure trained personnel.

AHD will operate in a highly competitive environment for acquiring properties and other natural gas and oil companies, attracting capital through the investment partnership business that it will acquire in the AHD transactions, contracting for drilling equipment and securing trained personnel. AHD will also compete with the exploration and production divisions of public utility companies for natural gas and oil property acquisitions. AHD’s competitors may be able to pay more for natural gas and oil properties and drilling equipment and to evaluate, bid for and purchase a greater number of properties than its financial or personnel resources permit. Moreover, AHD’s competitors for investment capital may have better track records in their programs, lower costs or better connections in the securities industry segment that markets oil and gas investment partnerships than AHD will have. All of these challenges could make it more difficult for AHD to execute its growth strategy. AHD may not be able to compete successfully in the future in acquiring leasehold acreage or prospective reserves or in raising additional capital.

Furthermore, competition arises not only from numerous domestic and foreign sources of natural gas and oil but also from other industries that supply alternative sources of energy. Competition is intense for the acquisition of leases considered favorable for the development of natural gas and oil in commercial quantities. Product availability and price are the principal means of competition in selling natural gas and oil. Many of AHD’s competitors possess greater financial and other resources than it does, which may enable them to identify and acquire desirable properties and market their natural gas and oil production more effectively than AHD.

AHD may depend on certain key customers for sales of its natural gas. To the extent these customers reduce the volumes of natural gas they purchase following the AHD transactions, AHD’s revenues could be negatively affected.

In Appalachia, Atlas Energy’s natural gas is sold under contracts with various purchasers. During the year ended December 31, 2009, natural gas sales to Hess Corporation and Equitable Gas Company accounted for approximately 15% and 11% of its total Appalachian oil and gas revenues, respectively. Following the closing of the AHD transactions and the merger, certain purchased entities will sell gas produced in four key counties in southwest Pennsylvania to a subsidiary of Chevron pursuant to the gas marketing agreement, which has a term of three years. In Michigan, during the year ended December 31, 2009, gas under contracts to a former affiliate of Atlas Gas & Oil Company, LLC, which expire at various dates through 2012, accounted for approximately 42%

of its total Michigan oil and gas revenues. Following the closing of the AHD transactions and the merger, all of the gas produced by the wells in Michigan indirectly owned by AHD through its ownership of the investment partnership business will be marketed by a subsidiary of Chevron pursuant to the Michigan operating agreement. To the extent these and other key customers are less willing to purchase natural gas from AHD, the gas marketing agreement terminates or the gas marketing services provided under the Michigan operating agreement are no longer provided, AHD’s revenues could be harmed in the event AHD is unable to sell to additional purchasers at similar prices.

Shortages of drilling rigs, equipment and crews, or the costs required to obtain the foregoing in a highly competitive environment, could impair AHD’s operations and results.

Higher natural gas and oil prices generally increase the demand for drilling rigs, equipment and crews and can lead to shortages of, and increasing costs for, drilling equipment, services and personnel. Over the past three years, Atlas Energy and other natural gas and oil companies have experienced higher drilling and operating costs. After the AHD transactions, shortages of, or increasing costs for, experienced drilling crews and oil field equipment and services could restrict AHD’s ability to drill the wells and conduct the operations which are currently planned. Any delay in the drilling of new wells or significant increase in drilling costs could reduce AHD’s revenues.

Because AHD will handle natural gas and oil following the AHD transactions, it may incur significant costs and liabilities in the future resulting from a failure to comply with new or existing environmental regulations or an accidental release of hazardous substances into the environment.

The operations of wells and other facilities that will be acquired by AHD following the AHD transactions are subject to stringent and complex federal, state and local environmental laws and regulations. These include, for example:

•	the federal Clean Air Act and comparable state laws and regulations that impose obligations related to air emissions;

•	the federal Clean Water Act and comparable state laws and regulations that impose obligations related to discharges of pollutants into regulated bodies of water;

•

Resource Conservation and Recovery Act (which we refer to as “RCRA”) and comparable state laws that impose requirements for the handling and disposal of waste, including produced waters, from facilities that AHD will acquire in the AHD transactions; and

•

Comprehensive Environmental Response, Compensation, and Liability Act (which we refer to as “CERCLA”) and comparable state laws that regulate the cleanup of hazardous substances that may have been released at properties currently or previously owned or operated by Atlas Energy, or at locations to which Atlas Energy has sent waste for disposal, in each case that relate to assets that will be acquired by AHD in connection with the AHD transactions.

Failure to comply with these laws and regulations may trigger a variety of administrative, civil and criminal enforcement measures, including the assessment of monetary penalties, the imposition of remedial requirements and the issuance of orders enjoining future operations. Certain environmental statutes, including the RCRA, CERCLA, the federal Oil Pollution Act and analogous state laws and regulations, impose strict, joint and several liability for costs required to clean up and restore sites where hazardous substances have been disposed of or otherwise released. Moreover, it is not uncommon for neighboring landowners and other third parties to file claims for personal injury and property damage allegedly caused by the release of hazardous substances or other waste products into the environment.

Following the AHD transactions, there is an inherent risk that AHD may incur environmental costs and liabilities due to the nature of its business and the substances it will handle. For example, an accidental release from one of its wells could subject it to substantial liabilities arising from environmental cleanup and restoration costs, claims made by neighboring landowners and other third parties for personal injury and property damage, and fines or penalties for related violations of environmental laws or regulations. Moreover, the possibility exists that stricter laws, regulations or enforcement policies may be enacted or adopted and could significantly increase its compliance costs and the cost of any remediation that may become necessary. AHD may not be able to recover remediation costs under its insurance policies.

Many of the leases that AHD will acquire in the AHD transactions are in areas that have been partially depleted or drained by offset wells.

Atlas Energy’s key project areas are located in active drilling areas in the Appalachian Basin, and many of the leases that AHD will acquire in the AHD transactions are in areas that have already been partially depleted or drained by earlier offset drilling. This may inhibit AHD’s ability to find economically recoverable quantities of natural gas in these areas.

Drilling for and producing natural gas are high-risk activities with many uncertainties.

Following the AHD transactions, AHD’s drilling activities will be subject to many risks, including the risk that AHD will not discover commercially productive reservoirs. Drilling for natural gas can be uneconomic, not only from dry holes, but also from productive wells that do not produce sufficient revenues to be commercially viable. In addition, AHD’s drilling and producing operations may be curtailed, delayed or canceled as a result of other factors, including:

•	the high cost, shortages or delivery delays of equipment and services;

•	unexpected operational events and drilling conditions;

•	adverse weather conditions;

•	facility or equipment malfunctions;

•	title problems;

•	pipeline ruptures or spills;

•	compliance with environmental and other governmental requirements;

•	unusual or unexpected geological formations;

•	formations with abnormal pressures;

•	injury or loss of life;

•	unavailability or costs of gathering, processing and/or transportation services;

•	environmental accidents such as gas leaks, ruptures or discharges of toxic gases, brine or well fluids into the environment or oil leaks, including groundwater contamination;

•	fires, blowouts, craterings and explosions; and

•	uncontrollable flows of natural gas or well fluids.

Any one or more of the factors discussed above could reduce or delay AHD’s receipt of drilling and production revenues, thereby reducing its earnings, and could reduce revenues in one or more of its investment partnerships, which may make it more difficult to finance its drilling operations through sponsorship of future partnerships. In addition, any of these events can cause substantial losses, including personal injury or loss of life, damage to or destruction of property, natural resources and equipment, pollution, environmental contamination, loss of wells and regulatory penalties.

Although AHD will maintain insurance against various losses and liabilities arising from its operations, insurance against all operational risks will not be available to it. Additionally, AHD may elect not to obtain insurance if it believes that the cost of available insurance is excessive relative to the perceived risks presented. Losses could, therefore, occur for uninsurable or uninsured risks or in amounts in excess of existing insurance coverage. The occurrence of an event that is not fully covered by insurance could reduce AHD’s results of operations.

Properties that AHD acquires in the AHD transactions or afterward may not produce as projected and AHD may be unable to determine reserve potential, identify liabilities associated with the properties or obtain protection from sellers against such liabilities.

Following the AHD transactions, one of AHD’s growth strategies may be to capitalize on opportunistic acquisitions of natural gas reserves. However, reviews of acquired properties are necessarily incomplete, because it generally is not feasible to review in depth every individual property involved in each acquisition. Even a detailed review of records and properties may not necessarily reveal existing or potential problems, nor will it permit a buyer to become sufficiently familiar with the properties to assess fully their deficiencies and potential. Inspections may not always be performed on every well AHD acquires. Potential problems, such as deficiencies in the mechanical integrity of equipment or environmental conditions that may require significant remedial expenditures, are not necessarily observable even when AHD inspects a well. Any unidentified problems could result in material liabilities and costs that negatively affect AHD’s financial condition and results of operations.

Even if AHD is able to identify problems with an acquisition, the seller may be unwilling or unable to provide effective contractual protection or indemnity against all or part of these problems. Even if a seller agrees to provide indemnity, the indemnity may not be fully enforceable and may be limited by floors and caps on such indemnity.

Following the AHD transactions, AHD or one of its subsidiaries may be exposed to financial and other liabilities as the managing general partner in investment partnerships.

Following the AHD transactions, AHD or one of its subsidiaries will serve as the managing general partner of the investment partnerships and will be the managing general partner of new investment partnerships that it sponsors. As a general partner, AHD or one of its subsidiaries will be contingently liable for the obligations of the partnerships to the extent that partnership assets or insurance proceeds are insufficient. Atlas Energy has agreed to indemnify each investor partner in the investment partnerships from any liability that exceeds such partner’s share of the investment partnership’s assets, and AHD or one of its subsidiaries will be bound by this agreement after the AHD transactions.

AHD will be subject to comprehensive federal, state, local and other laws and regulations that could increase the cost and alter the manner or feasibility of doing business.

Following the AHD transactions, AHD’s operations will be regulated extensively at the federal, state and local levels. Environmental and other governmental laws and regulations have increased the costs to plan, design, drill, install, operate and abandon natural gas and oil wells. Under these laws and regulations, following the AHD transactions, AHD could also be liable for personal injuries, property damage and other damages. Failure to comply with these laws and regulations may result in the suspension or termination of AHD’s operations and subject it to administrative, civil and criminal penalties. Moreover, public interest in environmental protection has increased in recent years, and environmental organizations have opposed, with some success, certain drilling projects.

Part of the regulatory environment in which AHD will operate following the AHD transactions includes, in some cases, legal requirements for obtaining environmental assessments, environmental impact studies and/or plans of development before commencing drilling and production activities. In addition, AHD’s activities will be subject to regulations regarding conservation practices and protection of correlative rights. These regulations will affect AHD’s operations and limit the quantity of natural gas it may produce and sell. A major risk inherent in AHD’s drilling plans will be the need to obtain drilling permits from state and local authorities. Delays in obtaining regulatory approvals or drilling permits, the failure to obtain a drilling permit for a well or the receipt of a permit with unreasonable conditions or costs could inhibit AHD’s ability to develop its properties. Additionally, the natural gas and oil regulatory environment could change in ways that might substantially increase the financial and managerial costs of compliance with these laws and regulations and, consequently, reduce AHD’s profitability following the AHD transactions. Furthermore, AHD may be put at a competitive disadvantage to larger companies in its industry who can spread these additional costs over a greater number of wells and larger operating staff.

If the market price of AHD common units declines, AHD common unitholders could lose a significant part of their investment.

The market price of AHD common units could be subject to wide fluctuations in response to a number of factors, most of which AHD cannot control, including:

•	changes in securities analysts’ recommendations and their estimates of AHD’s financial performance;

•	the public’s reaction to the press releases, announcements and filings with the SEC of Atlas Energy, AHD or APL;

•

fluctuations in broader securities market prices and volumes, particularly among securities of natural gas and oil companies and securities of publicly traded limited partnerships and limited liability companies;

•	changes in market valuations of similar companies;

•	departures of key personnel;

•	commencement of or involvement in litigation;

•	variations in AHD’s quarterly results of operations or those of other natural gas and oil companies;

•	variations in the amount of AHD’s quarterly cash distributions;

•	future issuances and sales of AHD common units; and

•	changes in general conditions in the United States economy, financial markets or the natural gas and oil industry.

In recent years the securities market has experienced extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to the operating performance of these companies. Future market fluctuations may result in a lower price of AHD common units.

Even after AHD ceases to be a controlled company, certain provisions of AHD’s limited partnership agreement and Delaware law could deter acquisition proposals and make it difficult for a third party to acquire control of AHD. This could have a negative effect on the price of the AHD common units.

AHD’s limited partnership agreement following the LPA amendment will contain provisions that are intended to deter coercive takeover practices and inadequate takeover bids and to encourage prospective acquirers to negotiate with the AHD board of directors rather than to attempt a hostile takeover. These provisions will include:

•	a board of directors that is divided into three classes with staggered terms;

•	rules regarding how AHD common unitholders may present proposals or nominate directors for election;

•	rules regarding how AHD common unitholders may call special meetings; and

•	limitations on the right of AHD common unitholders to remove directors.

These provisions are intended to protect AHD common unitholders from coercive or otherwise unfair takeover tactics by requiring potential acquirers to negotiate with the AHD board of directors and by providing the AHD board of directors with more time to assess any acquisition proposal. These provisions are not intended to make AHD immune from takeovers. However, these provisions will apply even if an offer may be considered beneficial by some AHD unitholders and could delay or prevent an acquisition that the AHD board of directors determines is in the best interests of AHD and that of the AHD unitholders. Any of the foregoing provisions could limit the price that some investors might be willing to pay for AHD common units.

AHD Transfer Agent

American Stock Transfer and Trust Company is the transfer agent and registrar for the AHD common units. If you have questions or would like information regarding AHD common units, please contact American Stock Transfer and Trust Company by calling them at (800) 937-5449 or writing to them at American Stock Transfer & Trust Company, Attention: Atlas Pipeline Holdings, L.P. Representative, 59 Maiden Lane, New York, NY 20038.

FUTURE STOCKHOLDER PROPOSALS

If the merger is consummated, Atlas Energy will not have public stockholders and will not hold an annual meeting of stockholders in 2011, and there will be no public participation in any future meetings of stockholders. However, if the merger is not completed, Atlas Energy expects to hold a 2011 annual meeting of stockholders. Stockholders may present proposals for action at the 2011 annual meeting, if held, only if they comply with the requirements of the proxy rules established by the SEC and Atlas Energy’s bylaws.

Rule 14a-8 under the Exchange Act establishes the eligibility requirements and the procedures that must be followed for a stockholder’s proposal or director nomination to be included in a public company’s proxy materials. Under the rule, proposals or director nominations submitted for inclusion in Atlas Energy’s 2011 proxy materials must have been received by Atlas Energy at Westpointe Corporate Center One, 1550 Coraopolis Heights Road, 2nd Floor, Moon Township, Pennsylvania 15108, Attention: Secretary, on or before December 15, 2010. The deadline for submission of a proposal in accordance with Rule 14a-8 is subject to adjustment in the event that the date of Atlas Energy’s annual meeting has changed by more than 30 days from the date of the previous year’s meeting. If this is the case, Atlas Energy will announce a revised deadline for submission of proposals in accordance with Rule 14a-8 in a subsequent filing with the SEC. Proposals must comply with all the requirements of Rule 14a-8 under the Exchange Act.

A stockholder who wishes to present a matter for action at Atlas Energy’s 2011 annual meeting, but does not want to include it in Atlas Energy’s proxy materials, must deliver to Atlas Energy’s Secretary on or before January 14, 2011, which date is 90 days before the first anniversary of the mailing date of Atlas Energy’s 2010 proxy statement, a notice containing the information required by the advance notice and other provisions of Atlas Energy’s bylaws. A stockholder who wishes to present one or more directors for nomination at Atlas Energy’s 2011 annual meeting, but does not want to include it in Atlas Energy’s proxy materials, must deliver a notice containing the information required by the advance notice and other provisions of Atlas Energy’s bylaws, including the name of the person(s) to be nominated, to Atlas Energy’s Secretary on or before January 14, 2011. A copy of Atlas Energy’s bylaws may be obtained by directing a written request to Atlas Energy at Westpointe Corporate Center One, 1550 Coraopolis Heights Road, 2nd Floor, Moon Township, Pennsylvania 15108, Attention: Secretary.

WHERE YOU CAN FIND MORE INFORMATION

Atlas Energy, Inc.

Atlas Energy files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document Atlas Energy files at the SEC’s public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Atlas Energy’s SEC filings are also available to the public at the SEC’s website at www.sec.gov. You also may obtain free copies of the documents Atlas Energy files with the SEC, including this document, by going to the “Investor Relations” section of its corporate website at www.atlasenergy.com. Atlas Energy’s website address is provided as an inactive textual reference only. The information provided on Atlas Energy’s website is not part of this document, and is not incorporated herein by reference.

Statements contained in this document, or in any document incorporated by reference in this document regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows Atlas Energy to “incorporate by reference” into this document other documents Atlas Energy files with the SEC. This means that Atlas Energy can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this document, and later information that Atlas Energy files with the SEC will update and supersede that information. Atlas Energy incorporates by reference the documents listed below and any documents filed by Atlas Energy pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this document and before the date of the special meeting:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2009 (filed on February 26, 2010);

•

Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2010, June 30, 2010 and September 30, 2010 (filed on May 7, 2010, August 5, 2010 (as amended on September 2, 2010), and November 9, 2010, respectively); and

•	Current Reports on Form 8-K filed on March 15, 2010, April 13, 2010, April 21, 2010, May 14, 2010, November 9, 2010, November 12, 2010 and December 8, 2010.

Information furnished under items 2.02 and 7.01 of any Current Report on Form 8-K, including related exhibits, is not and will not be incorporated by reference into this document.

Any person, including any beneficial owner, to whom this document is delivered may request copies of proxy statements and any of the documents incorporated by reference in this document or other information concerning Atlas Energy, without charge, by written or telephonic request directed to Atlas Energy Investor Relations (Attn: Brian Begley) at Westpointe Corporate Center One, 1550 Coraopolis Heights Road, 2nd Floor, Moon Township, Pennsylvania 15108 or (877) 280-2857, in the Investor Relations section of Atlas Energy’s corporate website at www.atlasenergy.com or from the SEC through the SEC’s website at the address provided above. Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

Atlas Pipeline Holdings, L.P. and Atlas Pipeline Partners, L.P.

Each of AHD and APL files annual, quarterly and current reports and other information with the SEC. You may read and copy any document either of AHD or APL files at the SEC’s public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. AHD’s and APL’s SEC filings are also available to the public at the SEC’s website at www.sec.gov. You also may obtain free copies of the documents AHD files with the SEC by going to the “SEC Filings” section of AHD’s corporate website at http://phx.corporate-ir.net/phoenix.zhtml?c=197317&p=irol-irhome, and of the documents APL files with the SEC by going to the

“Investor Relations” section of APL’s corporate website at www.atlaspipeline.com. Each of AHD’s and APL’s website address is provided as an inactive textual reference only. The information provided on AHD’s and APL’s websites is not part of this document, and is not incorporated herein by reference.

No persons have been authorized to give any information or to make any representations other than those contained in this document and, if given or made, such information or representations must not be relied upon as having been authorized by Atlas Energy or any other person. This document is dated January 11, 2011. You should not assume that the information contained in this document is accurate as of any date other than that date, and the mailing of this document to stockholders will not create any implication to the contrary.

Your vote is important. If you have any questions or require assistance voting your shares, please call Atlas Energy’s proxy solicitor, Georgeson Inc., at 199 Water Street, 26th Floor, New York, New York 10038, call collect: (212) 440-9800, or toll-free: (800) 255-4617.

Annex A

AGREEMENT AND PLAN OF MERGER

by and among

CHEVRON CORPORATION,

ARKHAN CORPORATION

and

ATLAS ENERGY, INC.

NOVEMBER 8, 2010

A-i

Exhibit A        Form of Amended and Restated Certificate of Incorporation

A-ii

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER, dated as of November 8, 2010 (this “Agreement”), by and among Chevron Corporation, a Delaware corporation (“Parent”), Arkhan Corporation, a Delaware corporation and an indirect wholly owned Subsidiary of Parent (“Merger Sub”), and Atlas Energy, Inc., a Delaware corporation (the “Company”). Parent, Merger Sub and the Company are referred to individually as a “Party” and collectively, as the “Parties.”

Unless otherwise indicated, capitalized terms used herein have the respective meanings set forth in Section 1.1.

WHEREAS, the respective boards of directors of Parent, the Company and Merger Sub have approved this Agreement and deemed it advisable and in the best interests of their respective stockholders that the Parties consummate the transactions contemplated by this Agreement, including the transactions pursuant to which Parent would acquire the Company by means of a merger of Merger Sub with and into the Company (the “Merger”) upon the terms and subject to the conditions and limitations set forth in this Agreement;

WHEREAS, Parent has caused the sole stockholder of Merger Sub to approve this Agreement and the Merger, upon the terms and subject to the conditions and limitations set forth in this Agreement;

WHEREAS, simultaneously with the execution and delivery of this Agreement and as a condition and inducement to the willingness of Parent and Merger Sub to enter into this Agreement, Parent and certain stockholders of the Company are entering into a voting agreement (the “Voting Agreement”), pursuant to which, among other things, such stockholders have agreed to vote to adopt this Agreement and to take certain other actions in furtherance of the Merger, in each case, upon the terms and subject to the conditions and limitations set forth in the Voting Agreement;

WHEREAS, simultaneously with the execution and delivery of this Agreement and as a condition and inducement to the willingness of Parent and Merger Sub to enter into this Agreement, the Company’s Chairman of the Board and Chief Executive Officer and the Company’s Vice Chairman are each entering into a non-competition and non-solicitation/non-hire agreement (the “Non-compete Agreements”), in each case, to take effect upon the consummation of the Merger; and

WHEREAS, simultaneously with the execution and delivery of this Agreement, (a) the Company, Atlas Pipeline Partners, L.P., a Delaware limited partnership (“APL”), APL Laurel Mountain, LLC, a Delaware limited liability company (“APL Sub”), and Atlas Energy Resources, LLC, a Delaware limited liability company (“ATN”), are entering into an agreement (the “Laurel Mountain Purchase Agreement”), pursuant to which, among other things, prior to the Closing, ATN shall acquire (such acquisition, the “Laurel Mountain Acquisition”), from APL Sub the Acquired LMM Interest, and (b) the Company, ATN, Atlas Pipeline Holdings, L.P., a Delaware limited partnership (“AHD”), and Atlas Pipeline Holdings GP, LLC, a Delaware limited liability company (“AHD GP”), are entering into an agreement (the “AHD Transaction Agreement” and, together with the Laurel Mountain Purchase Agreement, the “Restructuring Agreements”), pursuant to which, among other things, prior to the Closing, (i) the Company shall sell, or cause its Subsidiaries to sell, to AHD the Purchased Equity Interests and the Purchased Assets and AHD shall assume the Assumed Liabilities (the “AHD Sale”), (ii) the Company will contribute all of its interest in AHD GP to AHD (the “AHD GP Contribution”), (iii) the Company will effect a distribution of all its common units in AHD to its stockholders pursuant to a special distribution (the “AHD Distribution”) and (iv) AHD will repay all amounts outstanding under the Amended, Restated and Consolidated Promissory Note, dated July 19, 2010 (the “AHD Promissory Note”), to the Company (the “AHD Note Repayment” and, together with the AHD Sale, the AHD GP Contribution and the AHD Distribution, the “AHD Transactions,” which, together with the Laurel Mountain Acquisition, shall be referred to as the “Restructuring Transactions”), in each case, upon the terms and subject to the conditions and limitations set forth in this Agreement and the applicable Restructuring Agreement.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE I

DEFINITIONS AND TERMS

Section 1.1 Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

“2017 Indenture” means the Base Indenture, as supplemented by the First Supplemental Indenture.

“2017 Notes” means the Company’s 12.125% senior notes due 2017, issued pursuant to the 2017 Indenture.

“2018 Indenture” means the Indenture, dated as of January 23, 2008, by and among Atlas Energy Operating Company, LLC and Atlas Energy Finance Corp. as issuers, Atlas Energy Resources, LLC and the Company Subsidiaries named therein, as guarantors, and U.S. Bank National Association, as trustee, as amended, restated, supplemented and otherwise modified from time to time.

“2018 Notes” means the Company’s 10 3/4% senior notes due 2018, issued pursuant to the 2018 Indenture.

“425 Patent Application” has the meaning set forth in Section 6.17.

“Acquired LMM Interest” has the meaning set forth in the Laurel Mountain Purchase Agreement.

“Action” has the meaning set forth in Section 4.11.

“Affiliate” means, with respect to any Person, another Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person. The Parties agree that, for purposes of this Agreement, neither any Drilling Partnership nor Crown JV shall be deemed to be an Affiliate of any Person.

“Agreement” has the meaning set forth in the Preamble.

“AHD” has the meaning set forth in the Recitals.

“AHD Distribution” has the meaning set forth in the Recitals.

“AHD Distribution Adjustment Amount” means the amount (rounded up to the nearest penny) equal to (I)(i) the aggregate number of AHD common units to be distributed in the AHD Distribution, multiplied by (ii) the average closing price of common units of AHD on the New York Stock Exchange over the five (5) trading days immediately preceding (but not including) the record date for the AHD Distribution, divided by (II) the aggregate number of shares of Common Stock as of the record time for the AHD Distribution.

“AHD Distribution Information Statement” has the meaning set forth in Section 4.9(c).

“AHD Distribution Per Share Amount” means a number of AHD common units equal to: (i) the aggregate number of AHD common units to be distributed in the AHD Distribution, divided by (ii) the aggregate number of shares of Common Stock outstanding as of the record time for the AHD Distribution.

“AHD Financial Statements” means the consolidated statements of the AHD and its Subsidiaries included in the SEC Documents together, in the case of year-end statements, with reports thereon by Grant Thornton LLP, the independent auditors of AHD for the periods included therein, including in each case a consolidated balance sheet, a consolidated statement of income, a consolidated statement of stockholders’ equity and a consolidated statement of cash flows, and accompanying notes.

“AHD Note Repayment” has the meanings set forth in the Recitals.

“AHD GP” has the meaning set forth in the Recitals.

“AHD GP Contribution” has the meaning set forth in the Recitals.

“AHD Promissory Note” has the meaning set forth in the Recitals.

“AHD Sale” has the meaning set forth in the Recitals.

“AHD Transaction Agreement” has the meaning set forth in the Recitals.

“AHD Transactions” has the meaning set forth in the Recitals.

“AHD Unitholder Approval” has the meaning set forth in Section 4.4.

“AHD Written Consent Information Statement” has the meaning set forth in Section 4.9(b).

“APL” has the meaning set forth in the Recitals.

“APL Financial Statements” means the consolidated statements of APL and its consolidated Subsidiaries included in the SEC Documents together, in the case of year-end statements, with reports thereon by Grant Thornton LLP, the independent auditors of APL for the periods included therein, including in each case a consolidated balance sheet, a consolidated statement of income, a consolidated statement of stockholders’ equity and a consolidated statement of cash flows, and accompanying notes.

“APL GP” means Atlas Pipeline Partners GP, LLC, a Delaware limited liability company.

“APL Sub” has the meaning set forth in the Recitals.

“Assumed Employee” means any individual who is an employee of the Company or any of the Post-Restructuring Company Subsidiaries at the Effective Time and whose employment will continue with the Company or any of the Post-Restructuring Company Subsidiaries immediately following the Effective Time, subject to Section 6.5(a).

“Assumed Liabilities” has the meaning set forth in the AHD Transaction Agreement.

“ATN” has the meaning set forth in the Recitals.

“Award Exchange Ratio” has the meaning set forth in Section 3.3(b)(ii).

“Base Indenture” means the Senior Indenture, dated as of July 16, 2009, by and among Atlas Energy Operating Company, LLC and Atlas Energy Finance Corp. as issuers, ATN, as parent guarantor, and AER Pipeline Construction, Inc., AIC, LLC, Atlas America, LLC, Atlas Gas & Oil Company, LLC, Atlas Noble LLC, Atlas Energy Indiana, LLC, Atlas Energy Michigan, LLC, Atlas Energy Ohio, LLC, Atlas Energy Tennessee, LLC, Atlas Resources, LLC, REI-HY, LLC, Resource Energy, LLC, Resource Wells Services, LLC, Viking Resources, LLC and Westside Pipeline Company, LLC, as subsidiary guarantors, and U.S. Bank National Association, as trustee, as amended, restated, supplemented and otherwise modified from time to time.

“Beneficial Owner” means, with respect to a Security, any Person who, directly or indirectly, through any Contract, relationship or otherwise, has or shares (i) the power to vote, or to direct the voting of, such Security, (ii) the power to dispose of, or to direct the disposition of, such Security or (iii) the ability to profit or share in any profit derived from a transaction in such Security, and the term “Beneficially Owned” shall be construed accordingly.

“Book-Entry Shares” has the meaning set forth in Section 3.1(d).

“Business Day” means a day, other than a Saturday, Sunday or another day on which commercial banking institutions in New York are authorized or required by Law to be closed.

“Certificate of Merger” has the meaning set forth in Section 2.2.

“Certificates” has the meaning set forth in Section 3.1(d).

“Change” has the meaning set forth in the definition of “Company Material Adverse Effect.”

“Change in Recommendation” has the meaning set forth in Section 6.3(e).

“Cleanup” means all actions required to: (1) cleanup, remove, treat or remediate Hazardous Materials in the indoor or outdoor environment; (2) prevent the Release of Hazardous Materials so that they do not migrate, endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (3) perform pre-remedial studies and investigations and post-remedial monitoring and care; or (4) respond to any government requests for information or documents relating to cleanup, removal, treatment or remediation or potential cleanup, removal, treatment or remediation of Hazardous Materials in the indoor or outdoor environment.

“Closing” has the meaning set forth in Section 2.3.

“Closing Date” has the meaning set forth in Section 2.3.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” has the meaning set forth in Section 3.1(a).

“Company” has the meaning set forth in the Preamble.

“Company Approvals” has the meaning set forth in Section 4.5(b).

“Company Assumed Award” has the meaning set forth in Section 3.3(b)(ii).

“Company Benefit Plans” has the meaning set forth in Section 4.16(a).

“Company Deferred Unit” means any deferred unit granted pursuant to the Company Equity Plans.

“Company Disclosure Letter” means the disclosure letter delivered by the Company to Parent as of the date hereof.

“Company Equity Awards” means the Company Stock Options, Company Deferred Units, Company Restricted Stock, Company RSUs and Company Phantom Stock.

“Company Equity Plans” means the Company’s Stock Incentive Plan, as amended, the Company’s 2009 Stock Incentive Plan, as amended, and the Company’s Assumed Long-Term Incentive Plan, as amended.

“Company Financial Statements” means the consolidated statements of the Company and its consolidated Subsidiaries included in the Company SEC Documents together, in the case of year-end statements, with reports thereon by Grant Thornton LLP, the independent auditors of the Company for the periods included therein, including in each case a consolidated balance sheet, a consolidated statement of income, a consolidated statement of stockholders’ equity and a consolidated statement of cash flows, and accompanying notes.

“Company Indentures” means, collectively, the 2017 Indenture and the 2018 Indenture.

“Company Material Adverse Effect” means a circumstance, change, event, occurrence, development or effect (a “Change”) that has a material adverse effect on the assets or business of the Company and the Post-Restructuring Company Subsidiaries after giving effect to the Restructuring Transactions, taken as a whole; provided, however, that none of the following shall constitute or shall be considered in determining whether there has been a Company Material Adverse Effect: (i) Changes generally affecting the economy or the financial, credit or securities markets, (ii) Changes generally affecting the natural gas or shale industry or natural gas companies operating in the region containing the Marcellus shale, (iii) Changes (or proposed Changes) in applicable Law or the interpretation thereof or Changes in GAAP or in the interpretation thereof, (iv) any acts of war, armed hostility or terrorism, (v) Changes in the market price of oil or natural gas (vi) Changes attributable to the execution or announcement or pendency of the Merger, the Restructuring Transactions, this Agreement, the Restructuring Agreements or the transactions contemplated hereby or thereby, including any adverse change in customer, distributor, supplier, employee, financing source, stockholder, partnership or joint venture partner or similar relationships resulting therefrom, including in each case as a result of the identity of Parent (provided that the exceptions in this clause (vi) shall not apply to any representation or warranty contained in Sections 4.5(a), 4.5(b), 4.16(g), 4.19 and 4.24 (or any portion thereof) to the extent that the purpose of such representation or warranty (or portion thereof) is to address the consequences resulting from the execution and delivery of this Agreement or the Restructuring Agreements or the performance of obligations or satisfaction of conditions under this Agreement or the Restructuring Agreements), (vii) any failure by the Company or any Company Subsidiary to meet any internal or published industry analyst projections or forecasts or estimates of revenue or earnings for any period (it being understood that the facts and circumstances giving rise to such failure that are not otherwise excluded from the definition of Company Material Adverse Effect may be taken into account in determining whether there has been a Company Material Adverse Effect), (viii) changes in the price or trading volume of the Common Stock (it being understood that the facts and circumstances giving rise to such change that are not otherwise excluded from the definition of Company Material Adverse Effect may be taken into account in determining whether there has been a Company Material Adverse Effect) and (ix) Changes attributable to any action required by this Agreement or taken or made at the request of Parent; except to the extent such Changes in the cases of clauses (i), (ii), (iii), (iv) and (v) above has a material and disproportionate effect on the Company and the Post-Restructuring Company Subsidiaries after giving effect to the Restructuring Transactions, taken as a whole, relative to the other participants in the industry or industries in which the Company and the Post-Restructuring Company Subsidiaries operate (in which event the extent of such material and disproportionate effect may be taken into account in determining whether there has been a Company Material Adverse Effect); provided, however, that notwithstanding anything to the contrary in clauses (ii) and (iii) above, Changes in applicable Laws relating to hydraulic fracturing or similar processes that would reasonably be expected to have the effect of making illegal or commercially impracticable such hydraulic fracturing or similar processes may be taken into account in determining whether there has been a Company Material Adverse Effect.

“Company Permits” has the meaning set forth in Section 4.17(a).

“Company Phantom Stock” means any phantom stock or unit granted pursuant to the Company Equity Plans.

“Company Recommendation” has the meaning set forth in Section 4.22.

“Company Reserve Reports” has the meaning set forth in Section 4.13.

“Company Restricted Stock” means any restricted stock award granted pursuant to the Company Equity Plans.

“Company RSU” means any restricted stock unit granted pursuant to the Company Equity Plans.

“Company SEC Documents” has the meaning set forth in Section 4.6(a).

“Company Stockholder Approval” has the meaning set forth in Section 4.4.

“Company Stockholder Meeting” has the meaning set forth in Section 4.4

“Company Stock Option” means any stock option granted pursuant to the Company Equity Plans.

“Company Subsidiary” has the meaning set forth in Section 4.2(a).

“Confidentiality Agreement” has the meaning set forth in Section 6.2(b).

“Consideration Fund” has the meaning set forth in Section 3.2(a).

“Constituent Documents” means with respect to any Person, its certificate or articles of incorporation, bylaws, partnership or limited liability company agreement and any equivalent other organizational documents of such Person as currently in effect.

“Contracts” means any contracts, agreements, licenses, notes, bonds, mortgages, indentures, commitments or other instruments or obligations.

“control” has the meaning set forth in the definition of “Subsidiary.”

“Crown JV” means Crown Drilling of Pennsylvania, LLC, a Pennsylvania limited liability company.

“Derivative” means a derivative transaction within the coverage of Statement of Financial Accounting Standard No. 133, including any swap transaction, option, hedge, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction or collar transaction relating to one or more currencies, commodities, bonds, equity securities, loans, interest rates, credit-related events or conditions or any indexes, or any other similar transaction (including any option with respect to any of these transactions) or combination of any of these transactions, including collateralized mortgage obligations or other similar instruments or any debt or equity instruments evidencing or embedding any such types of transactions, and any related credit support, collateral, transportation or other similar arrangements related to such transactions.

“Deutsche Bank” has the meaning set forth in Section 4.26.

“DGCL” has the meaning set forth in Section 2.1.

“Dissenting Shares” has the meaning set forth in Section 3.4.

“D&O Insurance” has the meaning set forth in Section 6.7(b).

“DOL” has the meaning set forth in Section 4.16(a).

“Drilling Partnership” has the meaning set forth in the AHD Transaction Agreement.

“Effective Time” has the meaning set forth in Section 2.2.

“Employee Matters Agreement” has the meaning set forth in the AHD Transaction Agreement.

“Environmental Claim” means any claim, action, cause of action, investigation or notice (written or oral) by any Person alleging potential liability (including potential liability for investigatory costs, Cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (a) the presence or Release of or exposure to any Hazardous Materials at any location, whether or not owned or operated by the Company or any Company Subsidiary, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

“Environmental Laws” means all applicable and legally enforceable Laws relating to pollution or protection of human health or the environment, including Laws relating to the exposure to, or Releases or threatened Releases of, Hazardous Materials or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, Release, transport or handling of Hazardous Materials and all Laws with regard to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Materials.

“Equity Rights” means, with respect to any Person, any security or obligation convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, or any options, calls, restricted stock, deferred stock awards, performance shares, stock units, phantom awards, dividend equivalents, or commitments relating to, or any stock appreciation right or other instrument the value of which is determined in whole or in part by reference to the market price or value of, shares of capital stock or earnings of such Person, and, with respect to the Company and the Post-Restructuring Company Subsidiaries, shall include the Company Equity Awards.

“ERISA” has the meaning set forth in Section 4.16(a).

“ERISA Affiliate” has the meaning set forth in Section 4.16(d).

“Estimated Cash Amount Statement” has the meaning set forth in the AHD Transaction Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Existing Change of Control Notes” means the 2017 Notes and the 2018 Notes.

“FERC” has the meaning set forth in Section 4.12.

“Financing” has the meaning set forth in the AHD Transaction Agreement.

“First Supplemental Indenture” means the First Supplemental Indenture, dated as of July 16, 2009, by and among Atlas Energy Operating Company, LLC and Atlas Energy Finance Corp. as issuers, ATN and the Company Subsidiaries named therein, as guarantors, and U.S. Bank National Association, as trustee, as amended, restated, supplemented and otherwise modified from time to time.

“Former Employee” means (a) any individual who had been an employee of the Company or any Company Subsidiary prior to the Effective Time but whose employment with the Company or any Company Subsidiary (other than a Pipeline Subsidiary) ends upon, or ended prior to, the Effective Time; and (b) any Pipeline Employee.

“GAAP” has the meaning set forth in Section 4.6(c).

“Governmental Entity” means any supranational, national, state, municipal, local or foreign government, any instrumentality, subdivision, court, administrative agency or commission, including the SEC, any state attorney general or other governmental authority or instrumentality.

“Hazardous Materials” means all substances defined as Hazardous Substances, Oils, Pollutants or Contaminants in the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. § 300.5, toxic mold, or defined as such by, or regulated as such under, any Environmental Law.

“HSR Act” has the meaning set forth in Section 4.5(b).

“Hydrocarbons” means crude oil, natural gas condensate, drip gas and natural gas liquids (including coalbed gas) and other liquids or gaseous hydrocarbons or other substances (including minerals) produced or associated therewith.

“Incumbent Atlas Parent Directors” has the meaning set forth in the Participation and Development Agreement.

“Indebtedness” means, with respect to any Person, without duplication, (i) all obligations of such Person and its Subsidiaries for borrowed money, (ii) all obligations of such Person and its Subsidiaries evidenced by bonds, debentures, mortgages or similar instruments or securities, (iii) all obligations of such Person and its Subsidiaries under conditional sale or other title retention agreements relating to any property purchased by such Person or any of its Subsidiaries, (iv) all obligations of such Person and its Subsidiaries issued or assumed as the deferred purchase price of property or services (excluding obligations of such Person and its Subsidiaries to creditors for inventory, services and supplies incurred in the ordinary course of business consistent with past practices), (v) all lease obligations of such Person and its Subsidiaries capitalized on the books and records of such Person or any of its Subsidiaries, (vi) all obligations of others secured by a Lien on property or assets owned or acquired by such Person or any of its Subsidiaries, whether or not the obligations secured thereby have been assumed, (vii) all letters of credit or performance bonds issued for the account of such Person or any of its Subsidiaries (excluding (a) letters of credit issued for the benefit of suppliers to support accounts payable to suppliers incurred in the ordinary course of business consistent with past practices and (b) standby letters of credit relating to workers’ compensation insurance and surety bonds); provided, however, that the obligations described in this clause (vii) shall be considered Indebtedness only to the extent that amounts actually are owing pursuant thereto (or would be owing pursuant thereto with notice or lapse of time or both with respect to a matured or unmatured default) and (viii) all guarantees and arrangements having the economic effect of a guarantee by such Person or any of its Subsidiaries of any item of Indebtedness described in clauses (i) through (vii) of any other Person.

“Intellectual Property” means all (i) trade secrets and confidential processes, know how, and information; (ii) rights in computer software, including application software, system software and firmware, including in all source code and object code versions thereof, in any and all forms and media, and in all related documentation; (iii) patents and patent applications, including any continuations, divisionals, continuations-in-part, renewals, and reissues for any of the foregoing; (iv) copyrights and copyrightable subject matter, and registrations and applications for any of the foregoing; (v) trademarks, service marks, trade names, logos, slogans, and other similar designations of source or origin, together with the goodwill of the business symbolized by any of the foregoing, and registrations and applications for any of the foregoing; (vi) Internet domain names; and (vii) other similar intangible assets.

“IRS” means the United States Internal Revenue Service.

“Jefferies” has the meaning set forth in Section 4.26.

“knowledge of the Company,” “to the Company’s knowledge,” “knowledge of a Company Subsidiary,” “to the Company Subsidiary’s knowledge” and similar formulations means the actual knowledge of the people set forth in Section 1.1(a) of the Company Disclosure Letter.

“Laurel Mountain” means Laurel Mountain Midstream, LLC, a Delaware limited liability company.

“Laurel Mountain Acquisition” has the meaning set forth in the Recitals.

“Laurel Mountain Purchase Agreement” has the meaning set forth in the Recitals.

“Law” (and with the correlative meaning “Laws”) means any rule, regulation, statute, Order, ordinance or code promulgated by any Governmental Entity, including any common law, state and federal law, securities law and law of any foreign jurisdictions.

“Leased Real Property” has the meaning set forth in Section 4.14(a).

“Liens” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), other charge or security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

“Material Contract” has the meaning set forth in Section 4.23(a).

“Material Oil and Gas Contract” has the meaning set forth in Section 4.14(f).

“Maximum Premium” has the meaning set forth in Section 6.7(b).

“Merger” has the meaning set forth in the Recitals.

“Merger Consideration” means $38.25 in cash, subject to Section 6.9(b)(iv).

“Merger Sub” has the meaning set forth in the Preamble.

“New Hedge Contract” has the meaning set forth in the AHD Transaction Agreement.

“New Payroll Entity” has the meaning set forth in the AHD Transaction Agreement.

“Non-compete Agreements” has the meaning set forth in the Recitals.

“Oil and Gas Contracts” means any of the following Contracts to which the Company, any Post-Restructuring Company Subsidiary or any Purchased Entity is a party (other than, in each case, an Oil and Gas Lease): all farm-in and farm-out agreements, area of mutual interest agreements, joint venture agreements, development agreements, production sharing agreements, operating agreements, unitization and pooling agreements and orders, divisions orders, transfer orders, royalty deeds, oil and gas sales agreements, exchange agreements, gathering and processing Contracts and agreements, drilling, service and supply Contracts, geophysical and geological Contracts, land broker, title attorney and abstractor Contracts and other Contracts relating to Hydrocarbons or revenues therefrom and claims and rights thereto, and, in each case, interests thereunder).

“Oil and Gas Interests” means (i) direct and indirect interests in and rights with respect to Hydrocarbons and related properties and assets of any kind and nature, direct or indirect, including working and leasehold interests and operating rights and royalties, overriding royalties, production payments, net profit interests, carried interests, and other non-working interests and non-operating interests; (ii) Hydrocarbons or revenues therefrom; (iii) all Oil and Gas Leases and the leasehold estates created thereby and the lands covered by the Oil and Gas Leases or included in units with which the Oil and Gas Leases may have been pooled or unitized; (iv) all Oil and Gas Contracts; (v) surface interests, fee interests, reversionary interests, reservations and concessions, (vi) all easements, surface use agreements, rights of way, licenses and permits, in each case, in connection with Oil and Gas Leases, the drilling of Wells or the production, gathering, processing, storage, disposition, transportation or sale of Hydrocarbons, (vii) all rights and interests in, under, or derived from unitization and pooling agreements in effect with respect to clauses (i) and (iii) above and the units created thereby which accrue or are attributable to the interests of the holder thereof, (viii) all interests in machinery, equipment (including Wells, well equipment and machinery), oil and gas production, gathering, transmission, treating, processing, and storage facilities (including tanks, tank batteries, pipelines, flow lines, gathering systems and metering equipment), pumps, water plants, electric plants, platforms, processing plants, separation plants, refineries, testing and monitoring equipment, in each case, in connection with Oil and Gas Leases, the drilling of Wells or the production, gathering, processing, storage, disposition, transportation or sale of Hydrocarbons and (ix) all other interests of any kind or character associated with, appurtenant to, or necessary for the operation of any of the foregoing.

“Oil and Gas Lease” means all leases, subleases, licenses or other occupancy or similar agreements under which the Company, any Post-Restructuring Company Subsidiary or any Purchased Entity leases, subleases or licenses or otherwise acquires or obtains operating rights in and to Hydrocarbons or any other real property which is material to the operation of the Oil and Gas Interests.

“Order” means any charge, order, writ, injunction, judgment, decree, ruling, determination, directive, award or settlement, whether civil, criminal or administrative and whether formal or informal.

“Outside Date” has the meaning set forth in Section 8.1(b)(i).

“Owned Real Property” has the meaning set forth in Section 4.14(a).

“Parent” has the meaning set forth in the Preamble.

“Parent Approvals” has the meaning set forth in Section 5.3(b).

“Parent Material Adverse Effect” means any Change that, individually or in the aggregate, prevents or materially impedes, materially hinders or materially delays the consummation by Parent, or Merger Sub of the Merger or the other transactions contemplated by this Agreement.

“Parent SEC Documents” means all reports, schedules, forms, statements and other documents required to be filed or furnished by Parent under the Securities Act, the Exchange Act or the Sarbanes-Oxley Act with the SEC since January 1, 2009 (together with all exhibits, financial statements and schedules thereto and all information incorporated therein by reference).

“Parent’s Qualified Retirement Plan” has the meaning set forth in Section 6.5(d).

“Parent Stock” means the common stock, par value $0.75 per share, of Parent.

“Participation and Development Agreement” means the Participation and Development Agreement by and among ATN, Atlas America, LLC, Viking Resources, LLC, Atlas Resources, LLC and Reliance Marcellus, LLC dated April 20, 2010.

“Party” and “Parties” each have the meaning set forth in the Preamble.

“Paying Agent” has the meaning set forth in Section 3.2(a).

“Pay-off Amount” has the meaning set forth in Section 6.18.

“Permitted Liens” means (i) any Liens for Taxes not yet due and payable or, if due, are not delinquent or are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in the applicable financial statements in accordance with GAAP, (ii) vendors’, mechanics’, materialmens’, carriers’, workers’, landlords’, repairmen’s, warehousemen’s, construction and other similar Liens arising or incurred in the ordinary course of business and consistent with past practice or with respect to liabilities that are not yet due and payable or, if due, are not delinquent or are being contested in good faith by appropriate proceedings and for which adequate reserves (based on good faith estimates of management) have been set aside for the payment thereof, (iii) Liens imposed or promulgated by applicable Law or any Governmental Entity with respect to property or assets, including zoning, building, or similar restrictions, (iv) pledges or deposits in connection with workers’ compensation, unemployment insurance, and other social security legislation, (v) Liens relating to intercompany borrowings, provided that in the case of the Company and the Company Subsidiaries, such intercompany borrowings are limited to those between the Company and a Post-Restructuring Company Subsidiary or between Post-Restructuring Company Subsidiaries, (vi) Liens created under joint operating agreements, participation agreements or development agreements (including the Participation and Development Agreement and joint operating agreements with Reliance Marcellus LLC and its Affiliates), (vii) any Lien that is discharged at or prior to Closing, (viii) easements (including conservation easements and similar commitments to forego development), covenants, conditions, restrictions, reservations, rights, claims, rights-of-way and other similar Liens that would not reasonably be expected to, individually or in the aggregate, materially interfere with the use by the Company or any Post-Restructuring Company Subsidiary, or materially detract from the value, of the property encumbered thereby and (ix) other non-monetary Liens that would not reasonably be expected to, individually or in the aggregate, materially interfere with the use by the Company or any Post-Restructuring Company Subsidiary, or materially detract from the value of, the property encumbered thereby.

“Person” means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in the Exchange Act).

“Pipeline Employee” means any individual who is an employee of the Company or any of its Affiliates prior to the AHD Transactions but who will be employed by any of the Pipeline Subsidiaries following the Effective Time.

“Pipeline Subsidiaries” means each of AHD GP, AHD, APL GP, APL and their respective Subsidiaries (including, after the Closing, the Purchased Entities).

“Post-Restructuring Company Subsidiaries” means the Company Subsidiaries that will be Subsidiaries of the Company after the consummation of the Restructuring Transactions (it being understood that none of the Pipeline Subsidiaries or the Purchased Entities shall be Post-Restructuring Company Subsidiaries).

“Preferred Stock” has the meaning set forth in Section 4.3(a).

“Private Takeover Announcement” has the meaning in Section 8.3(a)(i).

“Production Burdens” means all royalty interests, overriding royalty interests, production payments, net profit interests or other similar interests that constitute a burden on, and are measured by or are payable out of, the production of Hydrocarbons or the proceeds realized from the sale or other disposition thereof (including any amounts payable to publicly traded royalty trusts), other than Taxes and assessments of Governmental Entities.

“Proxy Statement” has the meaning set forth in Section 4.9(a).

“Public Takeover Announcement” has the meaning in Section 8.3(a)(i).

“Purchased Assets” has the meaning set forth in the AHD Transaction Agreement.

“Purchased Entities” means (i) Anthem Securities, Inc., a Pennsylvania corporation, (ii) Atlas Resources, LLC, a Pennsylvania limited liability company, (iii) Viking Resources, LLC, a Pennsylvania limited liability company, (iv) Resources Energy, LLC, a Delaware limited liability company, (v) Atlas Energy Indiana, LLC, an Indiana limited liability company, (vi) Atlas Energy Tennessee, LLC, a Pennsylvania limited liability company, (vii) Atlas Energy Ohio, LLC, an Ohio limited liability company, (viii) Atlas Noble, LLC, a Delaware limited liability company, (ix) Atlas Lightfoot, LLC, a Delaware limited liability company, (x) AED Investments, Inc., a Delaware corporation, (xi) Atlas America Mid-Continent, Inc., a Delaware corporation, (xii) Resource Well Services, LLC, a Delaware limited liability company, (xiii) REI-NY, LLC, a Delaware limited liability company, and (xiv) the New Payroll Entity.

“Purchased Equity Interests” means all of the equity interests in the Purchased Entities (other than equity interests of any Purchased Entity that are held by another Purchased Entity).

“Qualified Retirement Plan” has the meaning set forth in Section 6.5(d).

“Regulatory Law” means the Sherman Act of 1890, as amended, the Clayton Antitrust Act of 1914, as amended, the HSR Act, the Federal Trade Commission Act of 1914, as amended, and all other federal, state or foreign antitrust, competition or fair trade statutes, rules, regulations, orders, decrees, administrative and judicial doctrines, and other Laws.

“Release” means any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, dispersal, leaching or migration into the indoor or outdoor environment (including ambient air, surface water, groundwater and surface or subsurface strata) or into or out of any property, including the movement of Hazardous Materials through or in the air, soil, surface water, groundwater or property.

“Report Preparer” has the meaning set forth in Section 4.13.

“Representatives” has the meaning set forth in Section 6.2(a).

“Restructuring Agreements” has the meaning set forth in the Recitals.

“Restructuring Transactions” has the meaning set forth in the Recitals.

“Revolving Credit Agreement” has the meaning set forth in Section 6.18.

“Sarbanes-Oxley Act” has the meaning set forth in Section 4.6(a).

“SEC” means the United States Securities and Exchange Commission.

“SEC Documents” has the meaning set forth in Section 4.6(a).

“Section 6.3(e) Notice” has the meanings set forth in Section 6.3(e).

“Securities” means, with respect to any Person, any series of common stock, preferred stock, and any other equity securities or capital stock of such Person (including interests that, by their terms, are convertible into or exchangeable or exercisable for any equity interest of such Person in any sale of common stock, preferred stock, and any other equity securities or capital stock of such Person), however described and whether voting or non-voting.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Specified Agreements” means this Agreement, the Restructuring Agreements and the Employee Matters Agreement (as defined in the AHD Transaction Agreement).

“Specified Ohio Counties” means the following counties in the state of Ohio: Columbiana, Geauga, Mahoning, Portage, Stark and Trumbull.

“Subsidiary” means, as to any Person, any corporation, partnership, limited liability company, association or other business entity (i) of which such Person directly or indirectly owns securities or other equity interests representing more than fifty percent (50%) of the aggregate voting power, (ii) of which such Person possesses more than fifty percent (50%) of the right to elect directors or Persons holding similar positions, or (iii) of which such Person controls directly or indirectly through one or more intermediaries, where “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, as trustee or executor or otherwise. The Parties agree that (a) the Pipeline Subsidiaries and the Purchased Entities shall be deemed to be Subsidiaries of the Company until such time as the applicable Restructuring Transactions are consummated and (b) neither Crown JV nor any Drilling Partnership shall be deemed to be a Subsidiary of any Person.

“Subsidiary Equity Plans” shall have the meaning set forth in Section 3.3(i).

“Superior Proposal” means a bona fide Takeover Proposal that did not result from a breach of this Agreement (provided, that for purposes of this definition references to 15% in the definition of “Takeover Proposal” shall be deemed to be references to 50%) which the board of directors of the Company reasonably determines in good faith (after consultation with the Company’s outside counsel and financial advisors) to be (i) more favorable to the stockholders of the Company than the Merger, taking into account all relevant factors (including all the terms and conditions of such proposal and the Merger, this Agreement, the Restructuring Transactions and the Restructuring Agreements (including any changes to the terms of the Merger, this Agreement, the Restructuring Transactions or Restructuring Agreements proposed by Parent in response to such offer or otherwise)) and (ii) if accepted, reasonably capable of being completed, taking into account all financial (including the status and terms of financing of such Takeover Proposal), legal, regulatory and other aspects of such proposal.

“Surviving Corporation” has the meaning set forth in Section 2.1.

“Takeover Announcement” has the meaning set forth in Section 8.3(a)(i).

“Takeover Proposal” means any proposal or offer (whether or not in writing) from any Person relating to any direct or indirect (i) acquisition or purchase, in one transaction or a series of transactions, of any assets or businesses of the Company (other than any assets or businesses of any Pipeline Subsidiary) or any of the Post–Restructuring Company Subsidiaries that constitute 15% or more of the consolidated revenues, net income or assets of the Company and the Post-Restructuring Company Subsidiaries after giving effect to the Restructuring Transactions, taken as a whole, or 15% or more of any class of Securities of the Company or any Post-Restructuring Company Subsidiary that represents 15% or more of the consolidated revenues, net income or assets of the Company and the Post-Restructuring Company Subsidiaries after giving effect to the Restructuring Transactions, taken as a whole, (ii) any tender offer or exchange offer that if consummated would result in any Person Beneficially Owning 15% or more of any class of Securities of the Company or any Post-Restructuring Company Subsidiary that represents 15% or more of the consolidated revenues, net income or assets of the Company and the Post-Restructuring Company Subsidiaries after giving effect to the Restructuring Transactions, taken as a whole, (iii) any merger, consolidation, business combination, recapitalization, liquidation, dissolution, joint venture, binding share exchange or similar transaction involving the Company or any Post-Restructuring Company Subsidiary pursuant to which any Person or the stockholders of any Person would acquire 15% or more of any class of Securities of the Company or any Post-Restructuring Company Subsidiary that represents 15% or more of the consolidated revenues, net income or assets of the Company and the Post-Restructuring Company Subsidiaries after giving effect to the Restructuring Transactions, taken as a whole, or of any resulting parent company of the Company or (iv) any combination of the foregoing (in each case, other than the Merger, the Restructuring Transactions or the transactions contemplated hereby or by the Restructuring Agreements).

“Tax” (and with the correlative meaning “Taxes”) means any U.S. federal, state, local or foreign net income, franchise, gross income, sales, use, value added, goods and services, ad valorem, turnover, real property, personal property, gross receipts, net proceeds, license, capital stock, payroll, employment, unemployment, disability, customs duties, unclaimed property, withholding, social security (or similar), excise, severance, transfer, alternative or add-on minimum, stamp, estimated, registration, fuel, occupation, premium, environmental, excess profits, windfall profits, or other tax of any kind and similar charges, fees, levies, imposts, duties, tariffs, licenses or other assessments of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any Governmental Entity, whether disputed or not.

“Tax Return” means any return, report, declaration, election, estimate, information statement, claim for refund or other document (including any related or supporting schedules, statements or information and any amendment to any of the foregoing) filed or required to be filed with respect to Taxes.

“Termination Fee” means an amount equal to $97,000,000.

“Transition Services Agreement” has the meaning set forth in the AHD Transaction Agreement.

“Treasury Regulations” means the Treasury Regulations (including Temporary Regulations) promulgated by the United States Department of Treasury with respect to the Code or other federal tax statutes.

“U.S.” means the United States of America.

“U.S. Government Obligations” has the meaning set forth in the Company Indentures.

“Voting Agreement” has the meaning set forth in the Recitals.

“WARN” means the Workers Adjustment and Retraining Notification Act.

“Wells” means oil and/or gas wells, whether producing, operating, shut-in or temporarily abandoned, located on any real property associated with an Oil and Gas Interest of the Company, any Post-Restructuring Company Subsidiary and/or any Purchased Entity (other than any oil and/or gas wells (a) that are contemplated to be transferred, directly or indirectly, to a Drilling Partnership as set forth in Section 1.1(b) of the Company Disclosure Letter or (b) of (i) a Purchased Entity that are not contemplated to be transferred, directly or indirectly, to the Company or a Post-Restructuring Company Subsidiary in connection with the Restructuring Transactions or (ii) the Company or a Post-Restructuring Company Subsidiary that are contemplated to be transferred, directly or indirectly, to a Pipeline Subsidiary in connection with the Restructuring Transactions), together with all oil, gas and mineral production from such wells.

ARTICLE II

THE MERGER

Section 2.1 The Merger. Subject to the terms and conditions of this Agreement and in accordance with the Delaware General Corporation Law (the “DGCL”), at the Effective Time, the Company and Merger Sub shall consummate the Merger pursuant to which (i) Merger Sub shall merge with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease, (ii) the Company shall be the surviving corporation (the “Surviving Corporation”) in the Merger and shall continue to be governed by the laws of the State of Delaware, and (iii) the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. The Merger shall have the effects set forth in the DGCL.

Section 2.2 Effective Time. Parent, Merger Sub and the Company shall cause a certificate of merger (the “Certificate of Merger”) to be filed on the Closing Date (or on such other date as Parent and the Company may agree in writing) with the Secretary of State of the State of Delaware as provided in, and executed and acknowledged in accordance with, the DGCL, and shall make all other filings or recordings required by the

DGCL in connection with the Merger. The Merger shall become effective at the time at which the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware or at such later time as is agreed upon in writing by the Parties and specified in the Certificate of Merger, and such time is hereinafter referred to as the “Effective Time.”

Section 2.3 Closing. The closing of the Merger (the “Closing”) will take place at (i) 9:00 a.m., New York City time, on a date to be agreed by the Parties, which shall be no later than two Business Days (or such shorter period of time as remains before 11:59 p.m., New York time, on the Outside Date) after the satisfaction or waiver of all of the conditions set forth in Article VII (other than conditions that by their nature are to be satisfied at the Closing, including the condition set forth in Section 7.1(d), but subject to the satisfaction or, to the extent permissible, waiver of those conditions at the Closing), at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York or (ii) such other date, time, and/or place as agreed to in writing by the Parties hereto. The date on which the Closing actually occurs is referred to herein as the “Closing Date.”

Section 2.4 Certificate of Incorporation and By-laws of the Surviving Corporation. The Amended and Restated Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall at the Effective Time be amended and restated in full to read as set forth in Exhibit A and as so amended and restated shall be the certificate of incorporation of the Surviving Corporation, until thereafter amended as provided by Law and such certificate of incorporation. The by-laws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the by-laws of the Surviving Corporation, except as to the name of the Surviving Corporation, which shall be Arkhan Corporation, until thereafter amended as provided by Law, the certificate of incorporation of the Surviving Corporation and such by-laws.

Section 2.5 Directors and Officers of the Surviving Corporation. The directors of Merger Sub at the Effective Time, who shall have been appointed by at least a majority of the existing board of directors of the Company pursuant to Section 6.14, shall, from and after the Effective Time, remain the initial directors of the Surviving Corporation until their successors shall have been duly elected or appointed or qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation’s certificate of incorporation and by-laws. The officers of the Company at the Effective Time shall, from and after the Effective Time, be the initial officers of the Surviving Corporation until their successors shall have been duly elected or appointed or qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation’s certificate of incorporation and by-laws.

ARTICLE III

CONVERSION OF SHARES

Section 3.1 Conversion of Shares.

(a) At the Effective Time, each share of the Company’s common stock, par value $0.01 per share (the “Common Stock”), issued and outstanding immediately prior to the Effective Time (other than shares of Common Stock to be cancelled pursuant to Section 3.1(c) and Dissenting Shares) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive the Merger Consideration, without any interest thereon.

(b) Each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, be converted into one fully paid and nonassessable share of the common stock, par value $0.01 per share, of the Surviving Corporation.

(c) All shares of Common Stock that are owned by the Company as treasury stock and any shares of Common Stock owned by Parent, Merger Sub or any other direct or indirect wholly owned Subsidiary of Parent shall, at the Effective Time, be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

(d) At the Effective Time, each share of Common Stock converted into the right to receive the Merger Consideration without any interest thereon pursuant to Section 3.1(a) shall be automatically cancelled and shall cease to exist, and the holders immediately prior to the Effective Time of shares of outstanding Common Stock not represented by certificates (“Book-Entry Shares”) and the holders of certificates that, immediately prior to the Effective Time, represented shares of outstanding Common Stock (the “Certificates”) shall cease to have any rights with respect to such shares of Common Stock other than the right to receive, upon surrender of such Book-Entry Shares or Certificates in accordance with Section 3.2, the Merger Consideration, without any interest thereon, for each such share of Common Stock held by them.

(e) Notwithstanding anything in this Agreement to the contrary, the Merger shall not affect the right of any holder of Common Stock (including any holder of Company Restricted Stock) as of the record time for the AHD Distribution to receive its share of AHD common units pursuant to the AHD Distribution. It is understood that no Company Stock Option, Company Deferred Units, Company RSUs or Company Phantom Stock existing as of the record time for the AHD Distribution, all of which shall be adjusted in connection with the AHD Distribution pursuant to Section 3.3(a), shall entitle the holder thereof to receive any AHD common units in the AHD Distribution.

Section 3.2 Exchange of Certificates Representing Common Stock.

(a) At or prior to the Closing, Parent shall deliver or cause to be delivered, in trust, to a paying agent appointed by Parent and reasonably acceptable to the Company (the “Paying Agent”), for the benefit of the holders of shares of Common Stock at the Effective Time, sufficient funds for timely payment of the aggregate Merger Consideration (such cash being hereinafter referred to as the “Consideration Fund”) to be paid pursuant to Section 3.1.

(b) Promptly after the Effective Time, and in no event more than four (4) Business Days thereafter, Parent shall cause the Paying Agent to mail to each holder of record of Certificates or Book-Entry Shares whose shares were converted into the right to receive Merger Consideration pursuant to Section 3.1 (i) a letter of transmittal that shall specify that delivery of such Certificates or Book-Entry Shares shall be deemed to have occurred, and risk of loss and title to the Certificates or Book-Entry Shares, as applicable, shall pass, only upon proper delivery of the Certificates (or affidavits of loss in lieu thereof) or Book-Entry Shares to the Paying Agent and (ii) instructions for use in effecting the surrender of the Certificates or Book-Entry Shares in exchange for payment of the Merger Consideration, the form and substance of which letter of transmittal and instructions shall be substantially as reasonably agreed to by the Company and Parent and prepared prior to the Closing. Upon surrender of a Book-Entry Share or a Certificate for cancellation to the Paying Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and with such other documents as may be required pursuant to such instructions, the holder of such Book-Entry Share or Certificate shall be entitled to receive in exchange therefor, subject to any required withholding of Taxes, the Merger Consideration pursuant to the provisions of this Article III, and the Book-Entry Share or Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on the Merger Consideration payable to holders of Book-Entry Shares or Certificates. If any Merger Consideration is to be paid to a Person other than a Person in whose name the Book-Entry Share or Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Person requesting such exchange shall pay to the Paying Agent any transfer or other Taxes required by reason of payment of the Merger Consideration to a Person other than the registered holder of the Book-Entry Share or Certificate surrendered, or shall establish to the reasonable satisfaction of the Paying Agent that such Tax has been paid or is not applicable.

(c) The Consideration Fund shall be invested by the Paying Agent as directed by Parent or the Surviving Corporation; provided, however, that any such investments shall be in (i) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof and having maturities of not more than one month from the date of investment, (ii) commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Services, Inc. or Standard & Poor’s Corporation respectively, having maturities of not more than one month from the date of investment, or a combination of the securities and commercial paper obligations set forth in clauses (i) and (ii) or (iii) money market mutual or similar funds having assets in excess of $1,000,000,000. Earnings on the Consideration Fund shall be the sole and exclusive property of the Surviving Corporation and shall be paid to the Surviving Corporation, as the Surviving Corporation directs. No investment of the Consideration Fund shall relieve Parent, the Surviving Corporation or the Paying Agent from making the payments required by this Article III, and following any losses from any such investment, Parent or the Surviving Corporation shall promptly provide additional funds to the Paying Agent for the benefit of the holders of shares of Common Stock at the Effective Time in the amount of such losses, which additional funds will be deemed to be part of the Consideration Fund. If, at any time prior to the six month anniversary of the Effective Time, any holder of Dissenting Shares fails to perfect, or effectively withdraws or loses such holder’s right to dissent from the Merger under the DGCL, Parent shall promptly provide, or cause the Surviving Corporation to promptly provide, additional funds to the Paying Agent in the amount of the Merger Consideration payable with respect to Dissenting Shares held by such holder.

(d) At and after the Effective Time, there shall be no transfers on the stock transfer books of the Company of the shares of Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates or Book-Entry Shares are presented to the Surviving Corporation or the Paying Agent for any reason, they shall be cancelled and exchanged for the Merger Consideration pursuant to this Article III, except as otherwise provided by Law.

(e) Any portion of the Consideration Fund (including the proceeds of any investments thereof) that remains unclaimed by the former stockholders of the Company six months after the Effective Time shall be delivered to the Surviving Corporation. Any holders of Certificates or Book-Entry Shares who have not theretofore complied with this Article III with respect to such Certificates or Book-Entry Shares shall thereafter look only to the Surviving Corporation, and the Surviving Corporation shall remain liable, for payment of their claim for Merger Consideration in respect thereof.

(f) Notwithstanding the foregoing, neither the Paying Agent nor any Party hereto shall be liable to any Person in respect of cash from the Consideration Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Certificate or Book-Entry Share shall not have been surrendered prior to the date on which any Merger Consideration in respect thereof would otherwise escheat to or become the property of any Governmental Entity, any such Merger Consideration in respect of such Certificate or Book-Entry Share shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, and any holder of such Certificate or Book-Entry Share who has not theretofore complied with this Article III with respect thereto shall thereafter look only to the Surviving Corporation for payment of its claim for Merger Consideration in respect thereof.

(g) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact (such affidavit shall be in a form reasonably satisfactory to Parent and the Paying Agent) by the Person claiming such Certificate to be lost, stolen or destroyed, and, if required by the Paying Agent, the posting by such Person of a bond in customary amount as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent shall issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration to which such Person is entitled in respect of such Certificate pursuant to this Article III.

(h) Parent, Merger Sub, the Company, the Surviving Corporation and the Paying Agent shall be entitled to deduct and withhold from any amounts payable pursuant to this Agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Code, or under any provision of state, local or foreign Tax Law. To the extent amounts are so withheld and timely paid over to the appropriate taxing authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made.

(i) Prior to the Effective Time, the Company shall take all steps reasonably necessary to cause the transactions contemplated hereby and any other dispositions of equity securities of the Company (including derivative securities with respect to any such securities) in connection with this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 3.3 Equity-Based Awards.

(a) Adjustment of Company Equity Awards in Connection with AHD Distribution. In addition to any adjustments made pursuant to Section 3.5, the Company shall take such actions as are necessary to provide for an equitable adjustment of Company Equity Awards (other than Company Restricted Stock) in connection with the AHD Distribution, to be effective coincident with the AHD Distribution and prior to the Effective Time, as follows:

(i) Company Stock Options. The per-share exercise price of each Company Stock Option, whether vested or unvested, shall be reduced by the AHD Distribution Adjustment Amount.

(ii) Company RSUs, Company Deferred Units and Company Phantom Stock. The number of shares of Common Stock subject to any award of Company RSUs, Company Deferred Units and Company Phantom Stock (whether such award is vested or unvested) shall be increased by a number (rounded down to the nearest whole share) equal to (I) the number of shares of Common Stock subject to the award prior to such increase, multiplied by (II) the AHD Distribution Adjustment Amount, divided by (III) an amount equal to (x) the average closing price of common units of AHD on the New York Stock Exchange over the five (5) trading days immediately preceding (but not including) the record date for the AHD Distribution minus (y) the AHD Distribution Adjustment Amount.

(b) Treatment of Company Equity Awards in the Merger.

(i) Cancellation and Cash-Out of Certain Company Stock Options and Company RSUs. Prior to the Effective Time, the Company shall have taken all such actions as may be required such that, at the Effective Time, by virtue of the Merger, (x) each Company Stock Option and Company RSU that is outstanding immediately prior to the Effective Time, is held by an Assumed Employee or a Former Employee and is either vested prior to the Effective Time or would vest immediately upon the Effective Time, and (y) each Company Stock Option and Company RSU that is outstanding immediately prior to the Effective Time and held by a Pipeline Employee, whether or not then vested or exercisable, shall be cancelled and converted automatically into the right to receive: (A) with respect to each such Company Stock Option, an amount in cash equal to the product of (I) the number of shares of Common Stock subject to such Company Stock Option, multiplied by (II) (1) the Merger Consideration less (2) the per-share exercise price of such Company Stock Option (as adjusted pursuant to Section 3.3(a)); and (B) with respect to each such Company RSU, an amount in cash equal to the product of (III) the number of shares of Common Stock subject to such Company RSU (as adjusted pursuant to Section 3.3(a)), multiplied by (IV) the Merger Consideration, in each case of (A) and (B) with the payment of such amount subject to applicable Tax withholding.

(ii) Roll-Over of Certain Company Stock Options and Company RSUs. At the Effective Time, by virtue of the Merger, each Company Stock Option and Company RSU that is outstanding immediately prior to the Effective Time and held by an Assumed Employee and that is unvested prior to the Effective Time and would not vest immediately upon the Effective Time (the “Company Assumed Awards”) shall be assumed by Parent and converted automatically at the Effective Time into an option or restricted stock unit, as the case may be, denominated in shares of Parent Stock and which has other terms and conditions substantially identical to those of the related Company Assumed Award (including any accelerated vesting provisions therein) except that (i) the number of shares of Parent Stock subject to each such award shall be determined by multiplying the number of shares of Common Stock subject to such Company Assumed Award immediately prior to the Effective Time (as adjusted pursuant to Section 3.3(a) in the case of Company RSUs) by a fraction (the “Award Exchange Ratio”), the numerator of which is the Merger Consideration and the denominator of which is the average closing price of Parent Stock on the New York Stock Exchange over the five (5) trading days immediately preceding (but not including) the date on which the Effective Time occurs (rounded down to the nearest whole share) and (ii) the exercise price per share of Parent Stock in respect of Company Assumed Awards which are Company Stock Options (rounded upwards to the nearest whole cent) shall equal (x) the per share exercise price of such Company Stock Option immediately prior to the Effective

Time (as adjusted pursuant to Section 3.3(a)) divided by (y) the Award Exchange Ratio; provided, however, that in no case shall the exchange of a Company Stock Option be performed in a manner that is not in compliance with the adjustment requirements of Section 409A of the Code.

(c) Prior to the Effective Time, the Company shall have taken all such actions as may be required to cause each Company Deferred Unit outstanding immediately before the Effective Time (as adjusted pursuant to Section 3.3(a)) to fully vest as of the Effective Time and such Company Deferred Unit shall be cancelled and converted into the right to receive an amount in cash equal to the Merger Consideration, with such payment to be subject to applicable Tax withholding.

(d) Prior to the Effective Time, the Company shall take all such actions as may be required to cause each award of Company Phantom Stock outstanding immediately before the Effective Time (as adjusted pursuant to Section 3.3(a)) to fully vest as of the Effective Time and such Company Phantom Stock Award shall be cancelled and converted into the right to receive an amount in cash equal to the Merger Consideration, with such payment to be subject to applicable Tax withholding.

(e) Prior to the Effective Time, the Company shall take all such actions as may be required to cause each award of unvested Company Restricted Stock outstanding immediately before the Effective Time to fully vest as of the Effective Time and to be treated in accordance with Section 3.1(a), with the payment of the Merger Consideration in respect thereof subject to applicable Tax withholding.

(f) The Company shall take such actions as are necessary to effectuate the provisions of this Section 3.3 setting forth the treatment of Company Equity Awards.

(g) Parent and the Company shall take such actions regarding the reservation, issuance and listing of Parent Stock and Common Stock as is necessary to effectuate the transactions contemplated by this Section 3.3. As soon as reasonably practicable after the Effective Time, Parent shall deliver to each holder of any Company Assumed Award an appropriate notice setting forth such holder’s rights pursuant to such Company Assumed Award. Parent shall prepare and file with the SEC a registration statement on Form S-8 with respect to the shares of Parent Stock issuable upon exercise or settlement of the Company Assumed Awards promptly following the Effective Time and Parent shall exercise reasonable best efforts to maintain the effectiveness of such registration statement for so long as such Company Assumed Awards remain outstanding. The Company and its counsel shall reasonably cooperate with and assist Parent in the preparation of such registration statement.

(h) Subject to Parent’s compliance with the preceding provisions of this Section 3.3, the Parties agree that, following the Effective Time, no holder of a Company Equity Award, any participant in any Company Equity Plan or other employee benefit arrangement of the Company or any Company Subsidiary or party to any employment or other agreement shall have any right to acquire any Securities or Equity Rights in the Company, any of the Company Subsidiaries or the Surviving Corporation by reason of previously holding any such Company Equity Award.

(i) The Parties agree that except as explicitly set forth in this Section 3.3 and other than pursuant to any equity or equity-related incentive compensation award granted pursuant to a Company Equity Plan, neither Parent, the Company, the Surviving Corporation nor any of their respective Subsidiaries shall have any obligation or liability whatsoever with respect to any equity or equity-related incentive compensation award granted pursuant to any plan or agreement, including no obligations or liabilities pursuant to the plans set forth in Section 3.3(i) of the Company Disclosure Letter (such plans collectively, the “Subsidiary Equity Plans”).

(j) Payments in respect of Section 3.3 shall be paid in a lump sum, as soon as practicable after the Effective Time, but in no event more than ten (10) Business Days following the Effective Time.

Section 3.4 Shares of Dissenting Stockholders. Shares of Common Stock outstanding immediately prior to the Effective Time and held by a holder who has properly exercised his appraisal rights in accordance with Section 262 of the DGCL (the “Dissenting Shares”) shall cease to be outstanding and be cancelled. Dissenting

Shares shall not be converted into the right to receive the Merger Consideration as set forth herein, unless and until the holder shall have failed to perfect, or shall have effectively withdrawn or lost, his right to dissent from the Merger under the DGCL and to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to and subject to the requirements of the DGCL. The Company shall provide Parent (i) prompt notice of any written demands for appraisal of any shares of Common Stock, attempted withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company related thereto and (ii) the opportunity to participate in all negotiations and proceedings with respect to the exercise of appraisal rights under the DGCL. The Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands, or agree to do any of the foregoing.

Section 3.5 Adjustments to Prevent Dilution. In the event that, in connection with events other than the AHD Distribution, subsequent to the date of this Agreement and prior to the earlier of the Closing and the termination of this Agreement, the Company changes the number of shares of Common Stock, or securities convertible or exchangeable into or exercisable for shares of Common Stock, issued and outstanding prior to the Effective Time as a result of a reclassification, stock split (including a reverse stock split), or stock dividend or stock distribution, the Merger Consideration shall be equitably adjusted to reflect such change and as so adjusted shall, from and after the date of such event, be the Merger Consideration, subject to further adjustment in accordance with this sentence.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as disclosed in the SEC Documents filed or furnished by the Company, AHD or APL since January 1, 2009 and prior to the date of this Agreement (excluding any risk factor disclosure and disclosure of risks included in any “forward-looking statements” disclaimer or other statements included in such SEC Documents to the extent that they are predictive, forward-looking or primarily cautionary in nature, in each case, other than any specific factual information contained therein, and excluding any supplement, modification or amendment thereto made after the date hereof) or in the Company Disclosure Letter (which Company Disclosure Letter shall in each case specifically identify by reference to Sections of this Agreement any exceptions to each of the representations, warranties and covenants contained in this Agreement; provided, however, that any information set forth in one section of such Company Disclosure Letter shall be deemed to apply to each other section or subsection thereof or hereof to which its relevance is reasonably apparent on its face), the Company represents and warrants to Parent and Merger Sub as follows:

Section 4.1 Organization. The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted. The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions in which the failure to be so qualified or licensed or to be in good standing, individually or in the aggregate, has not resulted in and would not reasonably be expected to result in a Company Material Adverse Effect. The Company has made available to Parent true, correct and complete copies of its Constituent Documents, as amended and in effect on the date of this Agreement. The Company is not in violation of its Constituent Documents.

Section 4.2 Subsidiaries.

(a) Section 4.2(a) of the Company Disclosure Letter sets forth a complete and accurate list of (i) each Subsidiary of the Company (individually, a “Company Subsidiary” and collectively, the “Company Subsidiaries”), (ii) each Company Subsidiary’s jurisdiction of incorporation or organization and (iii) a designation for each Company Subsidiary as to whether it is a Post-Restructuring Company Subsidiary, a Purchased Entity or a Pipeline Subsidiary. Each Company Subsidiary is a corporation duly incorporated or a limited liability company, partnership or other entity duly organized and is validly existing and in good standing, if applicable, under the Laws of the jurisdiction of its incorporation or organization, as the case may be, and has all requisite corporate or other power and authority, as the case may be, to own, lease and operate its properties and assets and to carry on its business as now being conducted, except where the failure to be so existing and in good standing or to have such power and authority, individually or in the aggregate, would not reasonably be expected to result in a Company Material Adverse Effect. Each Company Subsidiary is duly qualified or licensed to do business and is in good standing, if applicable, in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions in which the failure to be so qualified or licensed or to be in good standing, individually or in the aggregate, has not resulted in and would not reasonably be expected to result in a Company Material Adverse Effect. The Company has made available to Parent true, correct and complete copies of the Constituent Documents of each Company Subsidiary, as amended and in effect on the date of this Agreement. None of the Company Subsidiaries is in violation of its Constituent Documents.

(b) The Company or a Company Subsidiary is the record and Beneficial Owner of all of the outstanding Securities of each Company Subsidiary, free and clear of any Liens and free of any other limitation or restriction (including any limitation or restriction on the right to vote, sell, transfer or otherwise dispose of the Securities). All of such Securities so owned by the Company have been duly authorized, validly issued, fully paid and nonassessable (and no such shares have been issued in violation of any preemptive or similar rights). Except for the Securities of the Company Subsidiaries, Drilling Partnerships or Crown JV, the Company does not own, directly or indirectly, any Securities in any Person.

Section 4.3 Capitalization.

(a) The authorized capital stock of the Company consists of (i) 114,000,000 shares of Common Stock and (ii) 1,000,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”).

(b) At the close of business on November 4, 2010, (i) 78,424,511 shares of Common Stock were issued and outstanding, (ii) 3,100,892 shares of Common Stock were held by the Company in treasury (of which 39,277 shares of treasury Common Stock are held by a broker), (iii) 67,500 shares of Common Stock were held by a Company Subsidiary, (iv) 758,945 shares of Common Stock were reserved for issuance in connection with future Company Equity Awards granted under the Company’s 2004 Stock Incentive Plan, (v) 2,922,303 shares of Common Stock were reserved for issuance in connection with future Company Equity Awards granted under the Company’s 2009 Stock Incentive Plan, (vi) no shares of Common Stock were reserved for issuance in connection with future Company Equity Awards granted under the Company’s Assumed Long-Term Incentive Plan, (vii) up to 8,087,722 shares were reserved for issuance in connection with the Company Stock Options and other Company Equity Awards referred to in the first sentence of Section 4.3(e) and (viii) no shares of Preferred Stock were issued and outstanding. Except as set forth above, as of November 4, 2010, no Securities of the Company were issued, reserved for issuance or outstanding.

(c) Since January 1, 2009 to the date hereof, the Company has not declared or paid any dividend or distribution in respect of shares of Common Stock and, since July 14, 2010 to the date hereof, has not repurchased, redeemed or otherwise acquired any shares of Common Stock and, since September 30, 2010 to the date hereof, has not issued any Company Equity Awards. All issued and outstanding shares of Common Stock (including any shares of Company Restricted Stock) have been, and all shares of Common Stock that may be issued pursuant to (w) the exercise of outstanding Company Stock Options, (x) Company RSUs, (y) Company Deferred Units and (z) Company Phantom Stock will be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and nonassessable and subject to no preemptive or similar rights. Except in connection with the AHD Distribution, there are no accrued and unpaid dividends or other distributions with respect to any outstanding shares of Common Stock, and no Company Subsidiary owns any shares of Common Stock.

(d) Section 4.3(d) of the Company Disclosure Letter sets forth each Company Equity Plan for which awards remain in effect as of the date hereof. The Company has made available to Parent accurate and complete copies of all Company Equity Plans and the forms of all award agreements evidencing all Company Equity Awards granted and outstanding under any Company Equity Plan as of the date hereof. Except as may be required under this Agreement, including Section 3.3, no material changes have been made to any such forms in connection with any award. All outstanding options to purchase from the Company or any Company Subsidiary shares of Common Stock, restricted shares of Common Stock or restricted stock units or other equity-based awards associated with shares of Common Stock were issued pursuant to a Company Equity Plan.

(e) At the close of business on November 4, 2010, 6,843,427 shares of Common Stock are subject to issuance pursuant to Company Stock Options, and 1,244,295 shares of Common Stock are subject to issuance pursuant to Company RSUs, Company Deferred Units and Company Phantom Stock, in each case, that have been granted and are outstanding under the Company Equity Plans. As of the date hereof, 25,646 shares of unvested Company Restricted Stock are issued and outstanding. Section 4.3(e) of the Company Disclosure Letter sets forth the following information with respect to each Company Equity Award outstanding as of the date of this Agreement: (i) the Company Equity Plan pursuant to which such Company Equity Award was granted; (ii) the name of the holder of such Company Equity Award; (iii) the number of shares of Common Stock or rights subject to such Company Equity Award; (iv) the exercise price, if applicable of such Company Equity Award; (v) the date on which such Company Equity Award was granted; (vi) the extent to which such Company Equity Award is vested and exercisable as of the date of this Agreement and the times and extent to which such Company Equity Right is scheduled to become vested and exercisable after the date of this Agreement, including any events that would result in any acceleration of such vesting or exercisability, if applicable; (vii) as applicable, whether a Company Stock Option is an incentive stock option or a nonqualified stock option and (viii) as applicable, the date on which such Company Equity Award expires. The exercise price of each Company Stock Option is, and will be deemed to be, equal to or greater than the fair market value of the shares of Common Stock subject to or underlying such Company Stock Option as of the date such Company Stock Option was granted and each Company Stock Option is exempt from Section 409A of the Code.

(f) Except as referred to in Section 4.3(e), as of the date of this Agreement, (i) there are no outstanding or authorized (A) Securities of the Company or any Company Subsidiary convertible into or exchangeable for Securities of the Company or any Post-Restructuring Company Subsidiary or (B) options, calls, warrants, preemptive rights, anti-dilution rights or other rights, rights agreements, stockholder rights plans, agreements, arrangements or commitments of any character relating to the right to acquire from the Company or any Company Subsidiary issued or unissued Securities (or securities convertible into or exchangeable for Securities) of the Company or any Post-Restructuring Company Subsidiary, (ii) there are no outstanding obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any Securities or securities convertible into or exchangeable for Securities of the Company or any Post-Restructuring Company Subsidiary or for the Company or any Post-Restructuring Company Subsidiary to provide a material amount of funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any Company Subsidiary or other Person, (iii) neither the Company nor any Company Subsidiary has issued phantom stock or other contractual rights the value of which is determined in whole or in part by the value of any Securities of the Company or any Post-Restructuring Company Subsidiary and there are no outstanding stock appreciation rights issued by the Company or any Company Subsidiary with respect to the Securities of the Company or any Post-Restructuring Company Subsidiary, (iv) except for the Voting Agreement, there are no voting trusts or other agreements or understandings to which the Company or any Company Subsidiary or, to the knowledge of the Company, any of their respective officers and directors, is a party with respect to the voting of Securities of the Company or any Post-Restructuring Company Subsidiary, and (v) there are no outstanding bonds, debentures, notes or other Indebtedness of the Company or any Company Subsidiary having the right to vote (or convertible into, or exchangeable for, Securities having the right to vote) on any matter on which the stockholders or other equity holders of the Company or any Post-Restructuring Company Subsidiary may vote. There are not preemptive or similar rights on the part of any class of Securities of the Company or any Post-Restructuring Company Subsidiary. Each Company Equity Award was properly and timely disclosed in accordance with the Exchange Act and all other applicable Laws and no such grants involved any “back dating,” “forward dating” or similar practices with respect to such grants.

Section 4.4 Authorization; Validity of Agreement; Validity of Restructuring Agreements; Company Action. The Company has the requisite corporate power and authority to execute and deliver this Agreement and, subject to obtaining the approval of its stockholders (the “Company Stockholder Approval”) holding at least a majority of the outstanding shares of Common Stock of the Company at a duly called meeting of stockholders (a “Company Stockholder Meeting”), to consummate the Merger and other transactions contemplated hereby. The Company, AHD GP, AHD, APL GP, APL and ATN have the requisite corporate or limited partnership power and authority to execute and deliver the applicable Restructuring Agreements and, subject, in the case of the AHD Transactions, to obtaining the approval of at least a majority of the AHD units (the “AHD Unitholder Approval”) to an amendment to the AHD limited partnership agreement and the adoption of a new AHD equity plan, to consummate the applicable Restructuring Transactions and other transactions contemplated thereby. The execution, delivery and performance by the Company of this Agreement, and the consummation by the Company of the transactions contemplated hereby, have been duly authorized by the board of directors of the Company and, except for, with respect to the Merger, obtaining the Company Stockholder Approval, no other corporate action on the part of the Company is necessary to authorize the execution and delivery by the Company of this Agreement and the consummation by it of the transactions contemplated hereby. The execution, delivery and performance by the Company, AHD GP, AHD, APL GP, APL and ATN of the applicable Restructuring Agreements, and the consummation by the Company, AHD GP, AHD, APL GP, APL and ATN of the applicable transactions contemplated thereby, have been duly authorized by the board of directors or similar governing body of the Company, AHD GP, AHD, APL GP, APL and ATN and, except for, with respect to the AHD Transactions, obtaining the AHD Unitholder Approval, no other corporate or limited partnership action, as applicable, on the part of the Company AHD GP, AHD, APL GP, APL or ATN is necessary to authorize the execution and delivery by the Company, AHD GP, AHD, APL GP, APL and ATN of the applicable Restructuring Agreements and the consummation by them of the applicable transactions contemplated thereby. This Agreement has been duly executed and delivered by the Company and, subject to approval by the Company’s stockholders and due authorization, execution and delivery of this Agreement by Parent and Merger Sub, is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except that such enforcement may be subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting creditors’ rights and remedies generally and (ii) general principles of equity. Each of the applicable Restructuring Agreements has been duly executed and delivered by the Company, AHD GP, AHD, APL GP, APL and ATN and is a valid and binding obligation of the Company, AHD GP, AHD, APL GP, APL and ATN enforceable against the Company, AHD GP, AHD, APL GP, APL and ATN in accordance with its terms, except that such enforcement may be subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting creditors’ rights and remedies generally and (ii) general principles of equity.

Section 4.5 Consents and Approvals; No Violations.

(a) The execution, delivery and performance of this Agreement and the Restructuring Agreements by, to the extent applicable, the Company, AHD GP, AHD, APL GP, APL and ATN, do not, and the consummation by the Company of the Merger and the transactions contemplated hereby and the consummation by, to the extent applicable, the Company, AHD GP, AHD, APL GP, APL and ATN of the Restructuring Transactions and the transactions contemplated by the Restructuring Agreements, in each case, will not: (i) conflict with or violate any provisions of the Constituent Documents of the Company or any Company Subsidiary; (ii) violate any Law or Order (assuming compliance with the matters set forth in Section 4.5(b)) applicable to the Company or any Company Subsidiary or by which any of their respective properties or other assets are bound; (iii) result (with or without notice, lapse of time or both) in any breach or violation, default or loss of a benefit under, or a right of guaranteed payment, or permit the acceleration or termination of any obligation under or require any consent under, any Contract (including any governmental or non-governmental production sharing Contract permitting the Company or any Company Subsidiary to explore for, develop, use, produce, sever, process, operate or occupy interests in Hydrocarbons and associated fixtures or structures for a specified period of time), in each case whether oral or written, to which the Company or any Company Subsidiary is a party or by which their respective properties or other assets are bound; (iv) result in the creation or imposition of any Lien upon any properties or other assets of the Company or any Company Subsidiary; (v) result in any breach or violation of any Company Benefit Plan, including any award agreement thereunder (it being understood that any rights arising under and pursuant to the terms of any Company Benefit Plan in connection with the transactions contemplated by this Agreement shall not be considered a breach or violation of such Company Benefit Plan); or (vi) cause the suspension or revocation of any Company Permit, except, in the case of clauses (ii), (iii), (iv), (v), and (vi), as, individually or in the aggregate, has not resulted in and would not reasonably be expected to result in a Company Material Adverse Effect.

(b) No clearance, consent, approval, order, license or authorization of, action by, or declaration, registration or filing with, or notice to, or permit issued by, any Governmental Entity is required or will be required to be made or obtained by the Company or any Company Subsidiary in connection with the execution, delivery and performance of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby or the execution, delivery and performance of the Restructuring Agreements by, to the extent applicable, the Company, AHD GP, AHD, APL GP, APL and ATN or the consummation by, to the extent applicable, the Company, AHD GP, AHD, APL GP, APL and ATN of the transactions contemplated thereby, except, in each case, for: (i) filings and other actions by the Company to comply with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the “HSR Act”); (ii) the filing of the certificate of merger with respect to the Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Company or any Company Subsidiary is qualified to do business and such filings with Governmental Entities to satisfy the applicable requirements of state securities or “blue sky” Laws; (iii) such filings with and approvals as may be necessary to comply with the rules and regulations of NASDAQ and the New York Stock Exchange; (iv) the filings with the SEC of (A) the Proxy Statement in accordance with Regulation 14A promulgated under the Exchange Act and (B) the AHD Written Consent Information Statement; (v) the mailing to stockholders of the Company of the AHD Distribution Information Statement and possibly a registration statement filed by AHD in connection with the AHD Distribution; (vi) such reports under and such other compliance with the Exchange Act and the Securities Act as may be required in connection with this Agreement and the Restructuring Agreements and the transactions contemplated hereby and thereby; and (vii) the other consents, filings and/or notices set forth on Section 4.5(b) of the Company Disclosure Letter (collectively, clauses (i) through (vii), the “Company Approvals”), and any other consent, approval, authorization, permit, action, filing or notification, the failure of which to make or obtain, individually or in the aggregate, has not resulted in and would not reasonably be expected to result in a Company Material Adverse Effect.

Section 4.6 SEC Reports.

(a) The Company, AHD and APL have each timely filed or furnished on a timely basis all reports, schedules, forms, statements and other documents required to be filed or furnished by it under the Securities Act, the Exchange Act or the Sarbanes-Oxley Act of 2002 (including the rules and regulations promulgated thereunder, collectively, the “Sarbanes-Oxley Act”) with the SEC since January 1, 2008 (together with all exhibits, financial statements and schedules thereto and all information incorporated therein by reference, the “SEC Documents” and, such reports, schedules, forms, statements and other documents filed or furnished by the Company together with all exhibits, financial statements and schedules thereto and all information incorporated therein by reference, the “Company SEC Documents”). As of its respective date, or, if amended prior to the date hereof, as of the date of the last such amendment, and giving effect to any amendments or supplements thereto filed prior to the date hereof, each of the SEC Documents complied when filed or furnished (or, if applicable, when amended) in all material respects with the requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, in each case to the extent applicable to such SEC Documents, and none of the SEC Documents when filed or furnished (or in the case of a registration statement under the Securities Act, at the time it was declared effective) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (and no SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the Securities Act, as of the date such registration statement or amendment became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading). Other than AHD, APL and ATN, no Company Subsidiary is, or has at any time since January 1, 2008, been subject to the periodic reporting requirements of the Exchange Act or is or has at any time since January 1, 2008 been otherwise required to make periodic or recurring filings of any form, report, statement, schedule, certificate or other document with the SEC or any foreign Governmental Entity that performs a similar function to that of the SEC.

(b) Each of the Company, AHD and APL is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act and the applicable listing and governance rules and regulations of NASDAQ or the New York Stock Exchange, as applicable. Neither the Company nor any Company Subsidiary has outstanding (nor has arranged or modified since the enactment of the Sarbanes-Oxley Act) any “extensions of credit” (within the meaning of Section 402 of the Sarbanes-Oxley Act) to directors or executive officers (as defined in Rule 3b-7 under the Exchange Act) of the Company or any Company Subsidiaries.

(c) (i) The Company Financial Statements have been derived from the accounting books and records of the Company and the Company Subsidiaries, (ii) the AHD Financial Statements have been derived from the accounting books and records of AHD and its Subsidiaries and (iii) the APL Financial Statements have been derived from the accounting books and records of APL and its Subsidiaries and, in each case, (x) as of their respective dates of filing with the SEC complied as to form in all material respects with the applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, (y) were prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto and except, in the case of the unaudited interim statements, as may be permitted by Form 10-Q and Regulation S-X of the SEC) and (z) fairly present, in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries, AHD and its consolidated Subsidiaries or APL and its consolidated Subsidiaries, as the case may be, as at the respective dates thereof, and the consolidated results of their operations, their consolidated stockholders’ equity and their consolidated cash flows for the respective periods indicated (subject, in the case of the unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein, including the notes thereto). Since December 31, 2007 through the date of this Agreement, there has not been any material change in any method of financial accounting by the Company, AHD or APL, except as required by GAAP and disclosed in the SEC Documents filed prior to the date hereof.

(d) As of the date hereof, there are no outstanding or unresolved comments in any comment letters of the staff of the SEC received by the Company, AHD or APL relating to the SEC Documents applicable to them. The Company has heretofore made available to Parent true, correct and complete copies of all written correspondence between the Company, AHD or APL, as applicable, on the one hand, and the SEC, on the other hand, occurring since January 1, 2008. None of the SEC Documents is, to the knowledge of the Company as of the date hereof, the subject of ongoing SEC review.

(e) Neither the Company nor any Company Subsidiary is a party to, nor does it have any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract (including any Contract relating to any transaction or relationship between or among the Company or a Company Subsidiary, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand) or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K of the SEC), where the result, purpose or effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or a Company Subsidiary in the Company Financial Statements, the AHD Financial Statements, the APL Financial Statements or other SEC Documents.

Section 4.7 Internal Controls and Procedures.

(a) Each of the Company, AHD and APL maintains a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that complies in all material respects with the requirements of the Exchange Act and has been designed by, or under the supervision of, its principal executive officer and principal financial officer, or Persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Each of the Company’s, AHD’s and APL’s system of internal accounting controls is sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(b) Each of the Company’s, AHD’s and APL’s “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) are reasonably designed to ensure that information required to be disclosed by the Company, AHD or APL, as applicable, in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time period specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to the Company’s, AHD’s or APL’s, as applicable, principal executive officer and principal financial officer as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the principal executive officer and principal financial officer of the Company, AHD, or APL, as applicable required under the Exchange Act and the Sarbanes-Oxley Act with respect to such reports.

(c) Each of the Company, AHD and APL has evaluated the effectiveness of its internal control over financial reporting and, to the extent required by applicable Law, presented in any applicable SEC Document that is a report on Form 10-K or Form 10-Q or any amendment thereto its conclusions about the effectiveness of the internal control over financial reporting as of the end of the period covered by such report or amendment based on such evaluation. Each of the Company, AHD and APL has disclosed, based on the most recent evaluation of internal control over financial reporting, to the Company’s, AHD’s or APL’s, as applicable, auditors and the audit committee of its board of directors (and made available to Parent a summary of the significant aspects of such disclosure) (A) all “significant deficiencies” and “material weaknesses” in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect the Company’s, AHD’s or APL’s, as applicable, ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s, AHD’s or APL’s, as applicable, internal control over financial reporting. None of the Company, AHD or APL has identified any material weaknesses in the design or operation of its internal control over financial reporting. For purposes of this Agreement, the terms “significant deficiency” and “material weakness” shall have the meanings assigned to them in the Statements of Auditing Standard No. 60, as in effect on the date hereof.

Section 4.8 No Undisclosed Liabilities. Except for liabilities and obligations (i) reflected or reserved against in the most recent balance sheet (or described in the notes thereto) of the Company included in the Company Financial Statements filed prior to the date hereof, (ii) incurred in connection with this Agreement or the Restructuring Agreements or the transactions contemplated by this Agreement or the Restructuring Agreements, (iii) incurred since June 30, 2010, in the ordinary course of business consistent with past practice, (iv) that have been discharged or paid prior to the date hereof or (v) that individually or in the aggregate, has not resulted in and would not reasonably be expected to result in a Company Material Adverse Effect, as of the date hereof, neither the Company nor any Post-Restructuring Company Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required by GAAP to be reflected on a consolidated balance sheet of the Company and the Company Subsidiaries. For purposes of this Section 4.8, the term “liabilities and obligations” shall not include obligations of the Company or any of the Company Subsidiaries to perform under or comply with any Law, action, judgment or Contract, but would include such liabilities and obligations if there has been a default or failure to perform or comply by the Company or any of the Company Subsidiaries with any such liability or obligation if such default or failure would, with the giving of notice or passage of time or both, reasonably be expected to result in a monetary obligation.

Section 4.9 Proxy Statement; Information Statements.

(a) The proxy statement of the Company (as amended or supplemented from time to time, the “Proxy Statement”) to be filed with the SEC for use in connection with the solicitation of proxies from the Company’s stockholders in connection with the Merger and the Company Stockholder Meeting will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading at the time such Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of the Company and at the time of the Company Stockholder Meeting. The Proxy Statement will comply in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied in writing by Parent or Merger Sub or any of their respective Representatives specifically for inclusion or incorporation by reference in the Proxy Statement.

(b) The information statement of AHD (as amended or supplemented from time to time, the “AHD Written Consent Information Statement”) to be filed with the SEC for use in connection with the approval by written consent by the Company, as holder of a majority of the common units in AHD, of the amendment of the AHD limited partnership agreement and the new AHD equity plan in connection with the AHD Transactions will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading at the time such AHD Written Consent Information Statement or any amendment or supplement thereto is first mailed to unitholders of AHD and at the consummation of AHD Transactions. The AHD Written Consent Information Statement will comply in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied in writing by Parent or Merger Sub or any of their respective Representatives specifically for inclusion or incorporation by reference in the AHD Written Consent Information Statement.

(c) The information statement of the Company (as amended or supplemented from time to time, the “AHD Distribution Information Statement”) to be mailed to the stockholders of the Company in connection with the AHD Distribution will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading at the time such AHD Distribution Information Statement or any amendment or supplement thereto is first mailed to stockholders of the Company and at the time of the AHD Distribution. The AHD Distribution Information Statement will comply in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied in writing by Parent or Merger Sub or any of their respective Representatives specifically for inclusion or incorporation by reference in the AHD Distribution Information Statement.

Section 4.10 Absence of Certain Changes.

(a) Since December 31, 2009 through the date hereof, except in connection with the negotiation of this Agreement and the Restructuring Agreements and except as specifically contemplated or required by this Agreement or the Restructuring Agreements, (a) the Company, the Post-Restructuring Company

Subsidiaries and the Purchased Entities have conducted their respective businesses in all material respects only in the ordinary course of business consistent with past practice and (b) there has not been any action taken by the Company, any Post-Restructuring Company Subsidiary or any Purchased Entity that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of any of the covenants set forth in Section 6.1(b)(i), Section 6.1(b)(ii), Section 6.1(b)(iv), Section 6.1(b)(v) or Section 6.1(b)(xxi).

(b) Since December 31, 2009, there have not been any Changes that, individually or in the aggregate, have resulted in or would reasonably be expected to result in a Company Material Adverse Effect.

Section 4.11 Litigation. Except as has not resulted in and would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect: (a) there is no suit, action, proceeding, claim, arbitration, mediation, conciliation, consent decree, audit, review or investigation (whether at Law or in equity, before or by any Governmental Entity, or before any arbitrator, each an “Action”) pending, or, to the knowledge of the Company, threatened against, the Company or any Post-Restructuring Company Subsidiary, or their respective properties or rights; (b) there is no Order of any Governmental Entity or arbitrator outstanding against the Company or any Post-Restructuring Company Subsidiary and (c) there is no Action pending, or to the knowledge of the Company, threatened against any officer or director of the Company that is reasonably likely to result in any liability on the part of the Company or any Post-Restructuring Company Subsidiary, whether or not such liability is insured.

Section 4.12 Regulatory Matters. Neither the Company nor any Post-Restructuring Company Subsidiary is (a) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder or (b) a “holding company,” a “subsidiary company” of a “holding company,” an “affiliate” of a “holding company,” a “public utility” or a “public-utility company,” as each such term is defined in the Public Utility Holding Company Act of 2005. All natural gas pipeline systems and related facilities constituting the Company’s and or any Post-Restructuring Company Subsidiary’s properties (except for such natural gas pipeline systems and related facilities of (x) a Purchased Entity that are not contemplated to be transferred, directly or indirectly, to the Company or a Post-Restructuring Company Subsidiary in connection with the Restructuring Transactions or (y) the Company or a Post-Restructuring Company Subsidiary that are contemplated to be transferred, directly or indirectly, to a Pipeline Subsidiary in connection with the Restructuring Transactions) are (i) “gathering facilities” that are exempt from regulation by the Federal Energy Regulatory Commission (“FERC”) under the Natural Gas Act of 1938, as amended, and (ii) not subject to rate regulation or comprehensive nondiscriminatory access regulation under the Laws of any state or other local jurisdiction.

Section 4.13 Reserve Reports. The Company has delivered or otherwise made available to Parent true and correct copies of all written reports the Company or any Company Subsidiary has as of the date hereof estimating the Company’s, the Post-Restructuring Company Subsidiaries’ and the Purchased Entities’ proved oil and gas reserves prepared by any unaffiliated Person (each, a “Report Preparer”) concerning the Oil and Gas Interests of the Company, the Post-Restructuring Company Subsidiaries and the Purchased Entities as of December 31, 2009 (other than any reports related to any proved oil and gas reserves of (i) a Purchased Entity that are not contemplated to be transferred, directly or indirectly, to the Company or a Post-Restructuring Company Subsidiary in connection with the Restructuring Transactions or (ii) the Company or a Post-Restructuring Company Subsidiary that are contemplated to be transferred, directly or indirectly, to a Pipeline Subsidiary in connection with the Restructuring Transactions) (the “Company Reserve Reports”). Except as individually or in the aggregate has not been or would not reasonably be expected to be material to the Company and the Post-Restructuring Company Subsidiaries after the consummation of the Restructuring Transactions, taken as a whole, the factual, non-interpretative data provided by the Company and the Company Subsidiaries to each Report Preparer in connection with the preparation of the Company Reserve Reports that was material to such Report Preparer’s estimates of the oil and gas reserves set forth in the Company Reserve Reports was, as of the time provided (or as modified or amended prior to the issuance of the Company Reserve Reports), accurate, and to the knowledge of the Company there were no errors in the assumptions and estimates provided by the Company and the Company Subsidiaries to any Report Preparer in connection with their preparation of the Company Reserve Reports.

Section 4.14 Properties.

(a) Section 4.14(a) of the Company Disclosure Letter sets forth a true and complete list of the following (other than Oil and Gas Interests): (i) all real property owned by the Company, any Post-Restructuring Company Subsidiary or any Purchased Entity (“Owned Real Property”); and (ii) all real property that is leased, subleased, licensed or otherwise occupied by the Company, any Post-Restructuring Company Subsidiary or any Purchased Entity (“Leased Real Property”). Except as, individually or in the aggregate, has not been or would not reasonably be expected to be material to the Company and the Post-Restructuring Company Subsidiaries after the consummation of the Restructuring Transactions, taken as a whole, and except for such Owned Real Property and Leased Real Property of (i) a Purchased Entity that is not contemplated to be transferred, directly or indirectly, to the Company or a Post-Restructuring Company Subsidiary in connection with the Restructuring Transactions or (ii) the Company or a Post-Restructuring Company Subsidiary that is contemplated to be transferred, directly or indirectly, to a Pipeline Subsidiary in connection with the Restructuring Transactions, the Company, a Post-Restructuring Company Subsidiary or a Purchased Entity has indefeasible, good and marketable title to all Owned Real Property and has a good and valid leasehold interest in all the Leased Real Property, in each case free and clear of all Liens except Permitted Liens. With respect to the Leased Real Property (other than any Leased Real Property of (i) a Purchased Entity that is not contemplated to be transferred, directly or indirectly, to the Company or a Post-Restructuring Company Subsidiary in connection with the Restructuring Transactions or (ii) the Company or a Post-Restructuring Company Subsidiary that is contemplated to be transferred, directly or indirectly, by the Company or a Post-Restructuring Company Subsidiary to a Pipeline Subsidiary in connection with the Restructuring Transactions), such Leased Real Property is valid, binding and enforceable by and against the Company, a Post-Restructuring Company Subsidiary or a Purchased Entity that is transferring, directly or indirectly, any such Leased Real Property to the Company or a Post-Restructuring Company Subsidiary in connection with the Restructuring Transactions, as applicable, in accordance with its terms and none of the Company, any Post-Restructuring Company Subsidiary nor a Purchased Entity is in breach of or default under such lease, sublease, license or other occupancy agreement, except for such breaches and defaults as, individually or in the aggregate, has not been or would not reasonably be expected to be material to the Company and the Post-Restructuring Company Subsidiaries after the consummation of the Restructuring Transactions, taken as a whole.

(b) Except as, individually or in the aggregate, has not been or would not reasonably be expected to be material to the Company and the Post-Restructuring Company Subsidiaries after the consummation of the Restructuring Transactions, taken as a whole: (A) the Company, each Post-Restructuring Company Subsidiary and each Purchased Entity has good and valid title to, or valid and enforceable leasehold interests in, all of its tangible personal property (other than any tangible personal property of (i) a Purchased Entity that is not contemplated to be transferred, directly or indirectly, to the Company or a Post-Restructuring Company Subsidiary in connection with the Restructuring Transactions or (ii) the Company or a Post-Restructuring Company Subsidiary that is contemplated to be transferred, directly or indirectly, to a Pipeline Subsidiary in connection with the Restructuring Transactions), in each case free and clear of any Lien except Permitted Liens and (B) all well equipment and other items of operating equipment and machinery that are owned or leased by the Company, any Post-Restructuring Company Subsidiary or any Purchased Entity and currently in use by the Company, any Post-Restructuring Company Subsidiary or any Purchased Entity in connection with the operation of their respective Oil and Gas Interests (other than any Oil and Gas Interests of (i) a Purchased Entity that is not contemplated to be transferred, directly or indirectly, to the Company or a Post-Restructuring Company Subsidiary in connection with the Restructuring Transactions or (ii) the Company or a Post-Restructuring Company Subsidiary that is contemplated to be transferred, directly or indirectly, to a Pipeline Subsidiary in connection with the Restructuring Transactions) (1) are, in the aggregate, in a state of repair and operating condition, reasonable wear and tear excepted, so as to be adequate in all material respects for the reasonably prudent operation of such Oil and Gas Interests in the ordinary course of business consistent with past practice and (2) are adequate, together with all other properties of the Company and the Post-Restructuring Company Subsidiaries after consummation of the Restructuring Transactions, to comply in the ordinary course of business consistent with past practice in all material respects with the requirements of all applicable Contracts, including sales Contracts (other than any Contracts of (i) a Purchased Entity that is not contemplated to be transferred, directly or indirectly, to the Company or a Post-Restructuring Company Subsidiary in connection with the Restructuring Transactions or (ii) the Company or a Post-Restructuring Company Subsidiary that are contemplated to be transferred, directly or indirectly, to a Pipeline Subsidiary in connection with the Restructuring Transactions).

(c) Except (i) as, individually or in the aggregate, has not been or would not reasonably be expected to be material to the Company and the Post-Restructuring Company Subsidiaries after the consummation of the Restructuring Transactions, taken as a whole, and (ii) for goods and other property sold, used or otherwise disposed of since June 30, 2010 in the ordinary course of business consistent with past practice, (iii) for any portion of an Oil and Gas Interest sold, transferred or assigned pursuant to the Participation and Development Agreement or the Purchase and Sale Agreement, dated as of April 9, 2010, by and between ATN and Reliance Marcellus, LLC or (iv) for any portion of an Oil and Gas Interest sold, transferred or assigned to any Drilling Partnership as required by the Constituent Documents of a Drilling Partnership or as described in the offering documents for a Drilling Partnership, the Company, the Post-Restructuring Company Subsidiaries and the Purchased Entities are the sole and legal beneficial owners, with good and defensible title to all of the real property interest contained in their respective Oil and Gas Interests located in the states of Michigan, New York, Ohio, Pennsylvania and West Virginia (excluding any such Oil and Gas Interests of (x) a Purchased Entity that is not contemplated to be transferred, directly or indirectly, to the Company or a Post-Restructuring Company Subsidiary in connection with the Restructuring Transactions or (y) the Company or a Post-Restructuring Company Subsidiary that are contemplated to be transferred, directly or indirectly, to a Pipeline Subsidiary in connection with the Restructuring Transactions), in each case free and clear of all Liens, except (a) Permitted Liens and (b) Production Burdens. For purposes of this Agreement, “good and defensible title” means such title that is free from reasonable doubt to the end that a prudent person engaged in the business of purchasing and owning, developing, and operating producing oil and gas properties in the geographical areas in which they are located, with knowledge of all of the facts and their legal bearing, would be willing to accept the same acting reasonably.

(d) All of the Wells have been drilled, completed and operated within the limits permitted by the applicable Oil and Gas Contracts and applicable Law, and all drilling and completion of the Wells and all related development, production and other operations have been conducted in compliance with all applicable Law except, in each case, as would not, individually or in the aggregate, reasonably be expected to be material to the Company and the Post-Restructuring Company Subsidiaries after the consummation of the Restructuring Transactions, taken as a whole. Section 4.14(d) of the Company Disclosure Letter sets forth, as of June 30, 2010, the Company’s, the Post-Restructuring Company Subsidiaries’ and the Purchased Entities’ average net revenue interests (working interest less Production Burdens), sorted by State, in the Wells of the Company, the Post-Restructuring Company Subsidiaries and the Purchased Entities located in the United States that were active and producing as of June 30, 2010.

(e) Section 4.14(e) of the Company Disclosure Letter sets forth, as of the date hereof, a complete and accurate list of each Oil and Gas Lease of the Company, each Post-Restructuring Company Subsidiary and each Purchased Entity located in states of Michigan, New York, Ohio, Pennsylvania and West Virginia, including: (i) the expiration date of the primary term of each such Oil and Gas Lease, (ii) with respect to each such Oil and Gas Lease located within the states of Michigan and Pennsylvania and within the Specified Ohio Counties, the identity of the current Company Subsidiary that is the lessee of each such Oil and Gas Lease, (iii) with respect to each such Oil and Gas Lease located within the states of Michigan and Pennsylvania and within the Specified Ohio Counties, whether or not each such Oil and Gas Lease is “held by production,” (iv) with respect to each such Oil and Gas Lease located within the state of Pennsylvania, the net revenue interest of each such Oil and Gas Lease, (v) with respect to each such Oil and Gas Lease located within the states of Michigan and Pennsylvania, the net acres of each Oil and Gas Lease and (vi) with respect to each such Oil and Gas Lease located within the states of New York and Ohio, the gross acres of each Oil and Gas Lease. Except (i) as, individually or in the aggregate, has not been or would not reasonably be expected to be material to the Company and the Post-Restructuring Company Subsidiaries after the consummation of the Restructuring Transactions, taken as a whole or (ii) with respect to any portion of an Oil and Gas Lease sold, transferred or assigned pursuant to the Participation and Development Agreement or the Purchase and Sale Agreement, dated as of April 9, 2010, by and between ATN and Reliance Marcellus, LLC: (1) each Oil and Gas Lease set forth on Section 4.14(e) of the Company Disclosure Letter (other than those Oil and Gas Leases or the interests in such Oil and Gas Leases (i) of a Purchased Entity that is not contemplated to be transferred, directly or indirectly, to the Company or a Post-Restructuring Company Subsidiary in connection with the Restructuring Transactions, (ii) of the Company or a Post-Restructuring Company Subsidiary that is contemplated to be transferred, directly or indirectly, to a Pipeline Subsidiary in connection with the Restructuring Transactions or (iii) which are located within the states of New York and Ohio (other than any Oil and Gas Leases located within the Specified Ohio Counties)) is a valid, binding and enforceable obligation of the Company or a Company Subsidiary and, to the Company’s knowledge, of each other party thereto (subject to scheduled lease expirations and except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles), and has been validly recorded or registered with all relevant Governmental Entities so as to provide actual or constructive notice to and be enforceable against all other Persons; and (2) neither the Company nor any Company Subsidiary, nor to the knowledge of the Company, any other party to each Oil and Gas Lease set forth on Section 4.14(e) of the Company Disclosure Letter (other than those Oil and Gas Leases or the interests in such Oil and Gas Leases (i) of a Purchased Entity that is not contemplated to be transferred, directly or indirectly, to the Company or a Post-Restructuring Company Subsidiary in connection with the Restructuring Transactions (ii) of the Company or a Post-Restructuring Company Subsidiary that is contemplated to be transferred, directly or indirectly, to a Pipeline Subsidiary in connection with the Restructuring Transactions or (iii) which are located within the states of New York and Ohio (other than any Oil and Gas Leases located within the Specified Ohio Counties)) has violated in any respect any provision of, or taken or failed to take any act which, with or without notice, lapse of time, or both, would constitute a default under the provisions of any such Oil and Gas Lease or received written notice from any other party to such an Oil and Gas Lease alleging such a breach, violation or default by the Company or any Company Subsidiary, in each case which has not heretofore been cured in all respects.

(f) Section 4.14(f) of the Company Disclosure Letter sets forth, as of the date hereof, a complete and accurate list of each Oil and Gas Contract that is material to the operations of the Company, each Post-Restructuring Company Subsidiary and each Purchased Entity in states of Michigan, New York, Ohio, Pennsylvania and West Virginia (other than those Oil and Gas Contracts of (i) a Purchased Entity that is not contemplated to be transferred, directly or indirectly, to the Company or a Post-Restructuring Company Subsidiary in connection with the Restructuring Transactions or (ii) the Company or a Post-Restructuring Company Subsidiary that is contemplated to be transferred, directly or indirectly, to a Pipeline Subsidiary in connection with the Restructuring Transactions) (each Oil and Gas Contract required to be set forth on Section 4.14(f) of the Company Disclosure Letter, a “Material Oil and Gas Contract”). Except as, individually or in the aggregate, has not been or would not reasonably be expected to be material to the Company and the Post-Restructuring Company Subsidiaries after the consummation of the Restructuring Transactions, taken as a whole, each Material Oil and Gas Contract is a valid, binding and enforceable obligation of the Company or a Company Subsidiary and, to the Company’s knowledge, of each other party thereto (subject to scheduled contract expirations and except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles). Except as, individually or in the aggregate, has not been or would not reasonably be expected to be material to the Company and the Post-Restructuring Company Subsidiaries after the consummation of the Restructuring Transactions, taken as a whole, neither the Company nor any Company Subsidiary, nor to the knowledge of the Company, any other party to a Material Oil and Gas Contract has violated any provision of, or taken or failed to take any act which, with or without notice, lapse of time, or both, would constitute a default under the provisions of such Material Oil and Gas Contract.

(g) To the knowledge of the Company, except as, individually or in the aggregate, has not been or would not reasonably be expected to be material to the Company and the Post-Restructuring Company Subsidiaries after the consummation of the Restructuring Transactions, taken as a whole, as of the date hereof, none of the representations or warranties of APL in Article III of the Laurel Mountain Purchase Agreement are inaccurate.

Section 4.15 Derivatives. The Company SEC Documents accurately summarize, in all material respects, the outstanding Derivative positions of the Company and its consolidated Subsidiaries, including Hydrocarbon and financial Derivative positions attributable to the production and marketing of the Company and its consolidated Subsidiaries, as of the date reflected therein, and there have been no changes in such positions since the date thereof through the date of this Agreement, except for changes in financial Derivative positions occurring in the ordinary course of business consistent with past practice and in accordance with the Company’s policies and practices.

Section 4.16 Employee Benefit Plans; ERISA.

(a) Section 4.16(a) of the Company Disclosure Letter sets forth a list of each deferred compensation, bonus or other incentive compensation, commission, change in control, retention, severance, termination pay, fringe benefit, perquisite, stock purchase, stock option, restricted stock, restricted stock unit, deferred unit, phantom unit, and other equity or quasi-equity compensation plan, policy, program, agreement or arrangement; each medical, surgical, hospitalization, vision, dental, disability, life insurance and other “welfare” plan, fund or program (within the meaning of section 3(1) of the Employee Retirement Income Security Act of 1974 (“ERISA”)); each retirement, savings, profit-sharing, stock bonus or other “pension” plan, fund or program (within the meaning of section 3(2) of ERISA); each employment agreement; and each other employee benefit plan, fund, program, policy, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by the Company or by any Post-Restructuring Company Subsidiary, or to which the Company or a Post-Restructuring Company Subsidiary is party, whether written or oral, for the benefit of any employee of the Company or any of the Post-Restructuring Company Subsidiaries, or with respect to which the Company or any of the Post-Restructuring Company Subsidiaries could incur any liability, whether contingent or otherwise (each a “Company Benefit Plan” and collectively, the “Company Benefit Plans”). With respect to each Company Benefit Plan, the Company has made available to Parent, as applicable, a true and complete copy of (i) the Company Benefit Plan document and all amendments thereto (or in the case of any Company Benefit Plan that is not in writing, a written description thereof, if any, that is used by the Company with respect to its communications with employees regarding such Company Benefit Plan), (ii) the summary plan description and any summaries of material modifications and any prospectus, (iii) the most recent trust instruments and insurance contracts, (iv) the most recent Forms 5500 filed with the IRS and all schedules thereto, (v) the most recent audited financial statements, (vi) the most recent actuarial valuations, (vii) a current determination or opinion letter issued by the IRS, (viii) nondiscrimination tests performed under the Code (including 401(k) and 401(m) tests) for the most recent completed plan year; and (ix) material written communications and filings not made in the ordinary course with participants, trustees or administrators or with the IRS, the U.S. Department of Labor (the “DOL”), or any other Governmental Entity, including any applications or filings under the Voluntary Compliance Resolution program, the DOL Delinquent Filer Program or any similar program. Except as required or permitted under the terms of this Agreement, including Section 3.3 and Section 6.1, neither the Company nor any Company Subsidiary has any legally binding commitment to create any additional Company Benefit Plan or modify or change any existing Company Benefit Plan.

(b) Each Company Benefit Plan is now, and has at all times been, operated and administered in all material respects in accordance with its terms and with the material requirements of all applicable Laws, including ERISA and the Code, and all contributions and premiums required to have been paid by the Company with respect to each Company Benefit Plan have been paid within the time prescribed under the terms of such Company Benefit Plan or applicable Law.

(c) Each Company Benefit Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code has received a favorable determination or opinion letter from the IRS with respect to each such Company Benefit Plan as to its qualified status under the Code, and, to the knowledge of the Company, no fact or event has occurred since the date of such determination or opinion letter that could reasonably be expected to adversely affect the qualified status of any Company Benefit Plan.

(d) Neither the Company nor any trade or business, whether or not incorporated, that together with the Company, would be deemed a “single employer” within the meaning of Section 4001(b) of ERISA (any such trade or business, an “ERISA Affiliate”) maintains or has ever maintained an employee benefit plan subject to Title IV of ERISA as to which the Company or any Post-Restructuring Company Subsidiary could have any liability or obligation on or following the Closing. None of the Company or any ERISA Affiliate is subject to any unsatisfied liability under Title IV of ERISA, Section 412 of the Code or Section 302 of ERISA. To the knowledge of the Company, no condition exists that presents a material risk to the Company or any ERISA Affiliate of incurring a material liability under Title IV of ERISA.

(e) Neither the Company nor any of its ERISA Affiliates has been involved in any transaction that could cause the Company, or any or its ERISA Affiliates, or, following the Closing, Parent or any of its Subsidiaries or Affiliates (including the Surviving Corporation) to be subject to liability under Section 4069 or 4212 of ERISA. No event has occurred and, to the knowledge of the Company, no condition exists that would, either directly or by reason of the Company’s affiliation with any of its ERISA Affiliates, subject the Company or any of its ERISA Affiliates to any material Tax, fine, Lien, penalty or other liability imposed by ERISA, the Code or any other applicable Law.

(f) There are no material pending or, to the knowledge of the Company, threatened claims or disputes under the terms of, or in connection with, any Company Benefit Plan (other than routine undisputed claims for benefits).

(g) The consummation of the transactions contemplated by this Agreement and the Restructuring Agreements will not, either alone or in combination with another event, (i) entitle any current employee or Former Employee, officer, or director of the Company or any Post-Restructuring Company Subsidiary to severance pay, termination pay or any other payment or benefit under any Company Benefit Plan, (ii) accelerate the time of payment or vesting of benefits, or materially increase the amount of compensation, due to any such employee, officer or director under any Company Benefit Plan, (iii) result in any forgiveness of Indebtedness owed by current or former directors, officers, consultants or employees of the Company or any Post-Restructuring Company Subsidiary, trigger any funding obligation under any Company Benefit Plan or impose any restrictions or limitations on the Company’s rights to administer, amend or terminate any Company Benefit Plan or (iv) result in any payment (whether in cash or property or the vesting of property) to any “disqualified individual” (as such term is defined in Treasury Regulation Section 1.280G.1) that would be construed, individually or in combination with any other such payment, to constitute an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code). Except as set forth on Section 4.16(g) of the Company Disclosure Letter, no director, officer, employee or independent contractor of the Company or any Post-Restructuring Company Subsidiary is entitled to receive any gross-up or additional payment by reason of the tax required by Section 409A or 4999 of the Code being imposed on such person.

(h) Each Company Benefit Plan that is a “nonqualified deferred compensation plan” (as defined for purposes of Section 409A(d)(1) of the Code) has (i) been maintained and operated since January 1, 2005 in good-faith compliance with Section 409A of the Code and all applicable IRS guidance promulgated thereunder with the intent of avoiding any Tax, penalty or interest under Section 409A of the Code and, since January 1, 2009, has been in documentary and operational compliance with Section 409A of the Code and all applicable IRS guidance promulgated thereunder or (ii) as to any such plan in existence prior to January 1, 2005, not been “materially modified” (within the meaning of IRS Notice 2005-1) at any time after October 3, 2004.

(i) No Company Benefit Plan is a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA, a multiple employer plan within the meaning of 4063 of ERISA or a multiple employer welfare arrangement as defined in Section 3(40) or ERISA.

(j) Neither the Company nor any of the Post-Restructuring Company Subsidiaries has any current or contingent liability with respect to any current employee or Former Employee with respect to post-retirement health, medical or life insurance benefits.

(k) Each individual who renders or has rendered services to the Company or any of the Post-Restructuring Company Subsidiaries and who is not or has not been classified by the Company or any of the Post-Restructuring Company Subsidiaries as an employee and paid on one of their respective payrolls has at all times been properly characterized as to his or her relationship to the Company or any of the Post-Restructuring Company Subsidiaries such that any erroneous classification would not reasonably be anticipated to result in a failure to satisfy any qualification requirement with respect to any Company Benefit Plan, other than one that can be remedied at an immaterial cost, a violation of ERISA, the imposition of a material penalty or excise tax with respect to any Company Benefit Plan, or in any other material liability to the Company, any of the Post-Restructuring Company Subsidiaries or any Company Benefit Plan.

(l) Neither the Company, any of its Subsidiaries nor any of its ERISA Affiliates has used the services of workers whose services are or were either provided by or through third parties or who are “leased employees” (as that term is defined in Section 414(n) of the Code), in either case who are ineligible for any Company Benefit Plan for any reason to the extent that it reasonably could be anticipated to result in the failure to satisfy any qualification requirement of any Company Benefit Plan, other than one that can be remedied at an immaterial cost, a violation of any provision of ERISA, the imposition of material penalties or excise taxes with respect to any Company Benefit Plan or in any other material liability to the Company, any of the Post-Restructuring Company Subsidiaries or any Company Benefit Plan. No circumstances exist and no action taken by the Company or any of its Subsidiaries could result in the Company or any of its Subsidiaries being deemed a joint employer under any applicable Law.

Section 4.17 Compliance with Law.

(a) Except as, individually or in the aggregate, has not resulted in and would not reasonably be expected to result in a Company Material Adverse Effect, (i) each of the Company, the Post-Restructuring Company Subsidiaries and the Purchased Entities holds all permits, franchises, grants, authorizations, easements, exceptions, consents, clearances, licenses, variances, exemptions, Orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses or ownership, lease and operation of their respective assets and properties (the “Company Permits”) and (ii) the Company, each Post-Restructuring Company Subsidiary and Purchased Entity is, and since January 1, 2009, has been, in compliance with the terms of the Company Permits, and none of the Company Permits have been withdrawn, revoked, suspended or cancelled, nor is any such withdrawal, revocation, suspension or cancellation pending or, to the Company’s knowledge, threatened.

(b) Except as, individually or in the aggregate, has not resulted in and would not reasonably be expected to result in a Company Material Adverse Effect, (i) the businesses of the Company and each of the Company Subsidiaries are, and since January 1, 2009, have been, conducted in compliance with all applicable Laws and Orders and (ii) none of the Company, any Post-Restructuring Company Subsidiary or any Purchased Entity has received since January 1, 2009 any written notice or written communication from any Governmental Entity of any noncompliance with any Laws or Orders.

(c) Each of the principal executive officer of the Company and the principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act with respect to the Company SEC Documents, and the statements contained in such certifications are true and accurate. For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act.

(d) Except as, individually or in the aggregate, has not been or would not reasonably be expected to be material to the Company and the Post-Restructuring Company Subsidiaries after the consummation of the Restructuring Transactions, taken as a whole, neither the Company or any Company Subsidiary nor, to the knowledge of the Company, any director, officer, agent or employee of the Company or any Company Subsidiary has, on behalf of the Company or any Company Subsidiary (i) used any funds of the Company or any Company Subsidiary for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity or (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any other federal, foreign, or state anti-corruption or anti-bribery Law or requirement applicable to the Company or any Company Subsidiary.

Section 4.18 Taxes.

(a) The Company and each Company Subsidiary has (i) duly and timely filed (taking into account extensions) or has caused to be filed with the appropriate Governmental Entities in all required jurisdictions all Tax Returns required to be filed by it in respect of any material Taxes, which Tax Returns were true, correct and complete in all material respects (or requests for extensions to file such Tax Returns have been timely filed, granted and have not expired), and true and complete copies of all such Tax Returns for the taxable period ended on or after January 1, 2006 have been made available to Parent, (ii) duly and timely paid in full (or the Company has paid on the Company Subsidiaries’ behalf) all material Taxes whether or not shown as due on any Tax Return, (iii) complied in all material respects with all Laws applicable to the withholding and payment over of Taxes and has timely withheld and paid over to, the respective proper Governmental Entities all amounts required to be so withheld and paid over and (iv) made all material required estimated payments of Taxes.

(b) There (i) is no material deficiency, delinquency, claim, audit, suit, proceeding, request for information or investigation now pending, outstanding or, to the knowledge of the Company, threatened in writing against or with respect to the Company or any Company Subsidiary in respect of any material Taxes or material Tax Returns and (ii) are no material requests for rulings or determinations in respect of any Taxes or Tax Returns pending between the Company or any Company Subsidiary and any Governmental Entity responsible for such Taxes or Tax Returns.

(c) No material deficiency for any Tax has been asserted or assessed by any Governmental Entity in writing against the Company or any Company Subsidiary (or, to the knowledge of the Company or any Company Subsidiary, has been threatened or proposed, in each case, in writing), except for deficiencies which have been satisfied by payment, settled or been withdrawn or which are being diligently contested in good faith by appropriate proceedings.

(d) There are no tax sharing agreements, tax indemnity agreements or other similar agreements of any kind, whether or not written, and whether or not express or implied, with respect to or involving the Company or any Company Subsidiary in effect.

(e) None of the Company or any Company Subsidiary has any material liability for Taxes as a result of having been a member of any affiliated group within the meaning of Section 1504(a) of the Code, or any similar affiliated consolidated, combined or unitary group for tax purposes under state, local or foreign Law (other than a group the common parent of which is the Company), or has any liability for the Taxes of any Person (other than the Company or the Company Subsidiaries) including under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign Law), or as a transferee, successor, by contract or otherwise.

(f) There are no material adjustments under Section 481 of the Code (or similar or analogous provision of state, local or foreign Law) for income Tax purposes applicable to or required to be made by the Company or any Company Subsidiary as a result of changes in methods of accounting or other events occurring on or before the date hereof.

(g) None of the Company or any Company Subsidiary will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting for a taxable period ending on or prior to the Closing Date, (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign Tax Law) executed on or prior to the Closing Date, (iii) intercompany transactions or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign Tax Law), (iv) installment sale or open transaction disposition made on or prior to the Closing Date, (v) prepaid amount received on or prior to the Closing Date or (vi) otherwise as a result of a transaction or accounting method that accelerated an item of deduction into periods ending on or before the Closing Date or a transaction or accounting method that deferred an item of income into periods beginning after the Closing Date.

(h) Neither the Company nor any Company Subsidiary has participated in a “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2).

(i) No material claim, other than claims defeated or withdrawn, has ever been made by an authority in a jurisdiction where the Company or any Company Subsidiary has not filed Tax Returns that it is or may be subject to taxation by that jurisdiction.

(j) Neither the Company nor any Company Subsidiary has waived any statute of limitations in respect of Taxes or agreed to any extension of time with regard to a Tax assessment or deficiency (other than pursuant to extensions of time to file Tax Returns obtained in the ordinary course).

(k) Neither the Company nor any Company Subsidiary has been a “controlled corporation” or a “distributing corporation” in any distribution of stock qualifying for tax-free treatment under Section 355 of the Code occurring during the two-year period ending on the date hereof or in a distribution which would otherwise constitute part of a “plan (or series of related transactions)” (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

(l) There is no power of attorney given by or binding upon the Company or any Company Subsidiary with respect to Taxes for any period for which the statute of limitations (including any waivers or extensions) has not yet expired.

Section 4.19 Intellectual Property. Section 4.19 of the Company Disclosure Letter sets forth a complete and correct list of all material registrations and applications for registration of any Intellectual Property owned by the Company or any of the Company Subsidiaries, including the owner thereof. Except as, individually or in the aggregate, has not resulted in and would not reasonably be expected to result in a Company Material Adverse Effect: (1) the Company, each Post-Restructuring Company Subsidiary and each Purchased Entity owns, or is licensed to use (in each case, free and clear of any Liens, except Permitted Liens), all Intellectual Property used in or necessary for the conduct of its business as currently conducted; (2) none of the Company, any Post-Restructuring Company Subsidiary or any Purchased Entity has infringed, misappropriated or otherwise violated the Intellectual Property rights of any Person in connection with the conduct of the business of the Company or the Post-Restructuring Company Subsidiaries; (3) none of the Company, any Post-Restructuring Company Subsidiary or any Purchased Entity has received any written notice of any pending Action with respect to any Intellectual Property used by the Company, any Post-Restructuring Company Subsidiary or Purchased Entity or alleging that any services provided, processes used or products manufactured, used, imported, offered for sale or sold by the Company, any Post-Restructuring Company Subsidiary or Purchased Entity infringes, misappropriates or otherwise violates any Intellectual Property rights of any Person; and (4) the consummation of the transactions contemplated by this Agreement and the Restructuring Agreements will not alter, encumber, impair or extinguish any Intellectual Property right of the Company, any Post-Restructuring Company Subsidiary or Purchased Entity or impair the right of the Company, any Post-Restructuring Company Subsidiary or Purchased Entity to develop, use, sell, license or dispose of, or to bring any action for the infringement of, any Intellectual Property right of the Company, any Post-Restructuring Company Subsidiary or Purchased Entity.

Section 4.20 Environmental.

(a) Except as, individually or in the aggregate, has not been or would not reasonably be expected to be material to the Company and the Post-Restructuring Company Subsidiaries after the consummation of the Restructuring Transactions, taken as a whole, (A) the Company, each Post-Restructuring Company Subsidiary and each Purchased Entity are in compliance with all applicable Environmental Laws (which compliance includes the possession by the Company, each Post-Restructuring Company Subsidiary and each Purchased Entity of all permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof) and (B) the Company, each Post-Restructuring Company Subsidiary and each Purchased Entity have not received any communication (written or oral), whether from a Governmental Entity, citizens group, employee or otherwise, alleging that the Company or Company Subsidiary is not in such compliance, and there are no past or present (or, to the knowledge of the Company, future) actions, activities, circumstances conditions, events or incidents that may prevent or interfere with such compliance in the future.

(b) Except as, individually or in the aggregate, has not been or would not reasonably be expected to be material to the Company and the Post-Restructuring Company Subsidiaries after the consummation of the Restructuring Transactions, taken as a whole, there is no Environmental Claim pending or, to the knowledge of the Company, threatened against, the Company, any Post-Restructuring Company Subsidiary or any Purchased Entity or, to the knowledge of the Company, against any Person whose liability for such Environmental Claim the Company, any Post-Restructuring Company Subsidiary or any Purchased Entity has retained or assumed either contractually or by operation of Law.

(c) There are no present or, to the knowledge of the Company, past actions, activities, circumstances, conditions, events or incidents, including the Release, threatened Release or presence of any Hazardous Material which could form the basis of any Environmental Claim against the Company, any Post-Restructuring Company Subsidiary or any Purchased Entity, or to the knowledge of the Company, against any Person whose liability for any Environmental Claim the Company, any Post-Restructuring Company Subsidiary or any Purchased Entity has retained or assumed either contractually or by operation of Law, except for such Environmental Claims as, individually or in the aggregate, have not been or would not reasonably be expected to be material to the Company and the Post-Restructuring Company Subsidiaries after the consummation of the Restructuring Transactions, taken as a whole.

(d) The Company has delivered or otherwise made available for inspection to Parent true, complete and correct copies and results of any material reports, studies, analyses, tests or monitoring prepared since January 1, 2009 or, in respect of any assets located in the state of Michigan, prepared since January 1, 2007, in each case, possessed by the Company or any Company Subsidiary pertaining to Hazardous Materials in, on, beneath or adjacent to any property currently or formerly owned, operated or leased by the Company, any Post-Restructuring Company Subsidiary or any Purchased Entity, or regarding the Company’s, any Post-Restructuring Company Subsidiary’s or any Purchased Entity’s compliance with applicable Environmental Laws.

Section 4.21 Employees’ Labor Matters.

(a) None of the Company, any Post-Restructuring Company Subsidiary or any Purchased Entity is party to, bound by, or in the process of negotiating a collective bargaining agreement, work rules or practices, or similar labor-related agreement or understanding with any labor union, labor organization or works council.

(b) To the knowledge of the Company, there is no organizational effort currently being made or threatened by or on behalf of any labor union, labor organization or works council to organize any employees of the Company, any Post-Restructuring Company Subsidiary or any Purchased Entity. No demand for recognition of any employees of the Company, any Post-Restructuring Company Subsidiary or any Purchased Entity has been made by or on behalf of any labor union, labor organization or works council in the past two (2) years. To the knowledge of the Company, no petition has been filed, nor has any proceeding been instituted by any employee of the Company, any Post-Restructuring Company Subsidiary or any Purchased Entity or group of employees of the Company, any Post-Restructuring Company Subsidiary or any Purchased Entity with any labor relations board or commission seeking recognition of a collective bargaining representative in the past two (2) years.

(c) There is no pending or, to the knowledge of the Company, threatened strike, lockout, work stoppage, slowdown, picketing or material labor dispute with respect to or involving any employees of the Company, any Post-Restructuring Company Subsidiary or any Purchased Entity, and there has been no such action or event in the past two (2) years.

(d) All material written employment policies of the Company and the Company Subsidiaries have been made available to Parent.

(e) Except as, individually or in the aggregate, has not resulted in or would not reasonably be expected to result in a Company Material Adverse Effect, each of the Company, the Post-Restructuring Company Subsidiaries and the Purchased Entities is, and has been since January 1, 2009, in compliance with all applicable Laws respecting occupational safety and health, and, since January 1, 2009, neither the Occupational Safety and Health Administration nor any other federal or state Governmental Entity has threatened to file any citation related to such Laws, and there are no pending citations related to such Laws from any Governmental Entity, against the Company, any Post-Restructuring Company Subsidiary or any Purchased Entity.

Section 4.22 Board Vote; Company Stockholder Approval; Takeover Statutes. At or prior to the date hereof, the board of directors of the Company, at a meeting duly called and held, has, by unanimous vote of all directors then in office (other than any director who is an executive officer of the Company that may have abstained from such vote), (a) determined that this Agreement and the transactions contemplated hereby, including the Merger and the Restructuring Transactions, are advisable, fair to and in the best interest of the Company’s stockholders; (b) approved this Agreement and the transactions contemplated by this Agreement, including the Merger; (c) resolved to recommend that the stockholders of the Company adopt this Agreement and approve the Merger (the “Company Recommendation”) and (d) approved each of the Restructuring Agreements and the transactions contemplated by the Restructuring Agreements. The Company Stockholder Approval is the only vote of holders of any class of securities of the Company which are required to adopt this Agreement. The board of directors of the Company has taken all action necessary so that the restrictions on business combinations contained in Section 203 of the DGCL will not apply with respect to this Agreement or the transactions contemplated hereby, including the Merger. In connection with the Company Stockholder Approval, each holder of shares of Common Stock entitled to vote at the Company Stockholder Meeting is entitled to one vote per share. No “fair price”, “moratorium”, “control share acquisition” or other similar anti-takeover statute or regulation enacted under state or federal laws in the United States applicable to the Company is applicable to the Merger or the other transactions contemplated hereby.

Section 4.23 Contracts.

(a) Except as set forth in Section 4.23 of the Company Disclosure Letter, as of the date of this Agreement, none of the Company, any Post-Restructuring Company Subsidiary or any Purchased Entity is party to or bound by any Contract (other than (x) any Contract solely between or among one or more Purchased Entities, on the one hand, and one or more Drilling Partnerships, on the other hand and (y) any partnership agreement relating to a Drilling Partnership to which neither the Company nor any of the Post-Restructuring Company Subsidiaries is a party) that:

(i) materially limits or otherwise materially restricts in any material respect the Company or any of the Post-Restructuring Company Subsidiaries (or, after the Effective Time, the Surviving

Corporation or any of its Subsidiaries or purportedly Parent or any of its Subsidiaries) from (1) engaging or competing in any material line of business, in any geographical location or with any Person, (2) selling any products or services of or to any other Person or in any geographic region or (3) obtaining products or services from any Person;

(ii) includes any “most favored nations” terms and conditions (including with respect to pricing), any exclusive dealing arrangement, any arrangement that grants any right of first refusal or right of first offer or similar right or that limits or purports to limit in any material respect the ability of the Company or any of the Post-Restructuring Company Subsidiaries (or, after the Effective Time, the Surviving Corporation, Parent or any of their respective Subsidiaries) to own, operate, sell, transfer, pledge or otherwise dispose of any material assets or business (excluding, in respect of each of the forgoing, customary joint operating agreements);

(iii) is a joint venture or partnership agreement that either (A) is material to the operation of the Company and the Post-Restructuring Company Subsidiaries after the consummation of the Restructuring Transactions, taken as whole, or (B) would reasonably be expected to require the Company and the Post-Restructuring Company Subsidiaries to make expenditures in excess of $10 million in the aggregate during the 12-month period following the date hereof;

(iv) is a loan, guarantee of Indebtedness or credit agreement, note, bond, mortgage, indenture or other binding commitment of the Company or any Post-Restructuring Company Subsidiary (other than those between the Company and Company Subsidiaries, directly or indirectly, wholly-owned by the Company) relating to Indebtedness for borrowed money in an amount in excess of $10 million individually;

(v) is a Derivative Contract of the Company or any Company Subsidiary;

(vi) is an acquisition agreement, asset purchase or sale agreement, stock purchase or sale agreement or other similar agreement pursuant to which (A) the Company or a Post-Restructuring Company Subsidiary reasonably expects that it is required to pay total consideration (including assumption of debt) after the date hereof to be in excess of $10 million or (B) any other Person has the right to acquire any assets of the Company or any of the Post-Restructuring Company Subsidiaries (or any interests therein) after the date of this Agreement with a fair market value or purchase price of more than $10 million, in either case other than any of the Restructuring Agreements;

(vii) is an agreement providing for the sale by the Company or any of the Post-Restructuring Company Subsidiaries of Hydrocarbons which contains a “take-or-pay” clause or any similar prepayment or forward sale arrangement or obligation, in each case, in excess of $10 million (excluding, “gas balancing” arrangements associated with customary joint operating agreements) to deliver Hydrocarbons at some future time without then or thereafter receiving full payment therefor;

(viii) is an agreement pursuant to which the Company or any of the Post-Restructuring Company Subsidiaries have paid amounts associated with any Production Burden in excess of $10 million during the immediately preceding fiscal year or with respect to which the Company reasonably expects that it and the Post-Restructuring Company Subsidiaries will make payments associated with any Production Burden in any of the next three succeeding fiscal years that could, based on current projections, exceed $50 million per year;

(ix) is a transportation agreement to which the Company or any Post-Restructuring Company Subsidiary is a party involving the transportation of more than 10 MMcf (or the MMBtu equivalent) of Hydrocarbons per day (calculated on a yearly average basis);

(x) is a joint development agreement, exploration agreement, or acreage dedication agreement (excluding, in respect of each of the foregoing, customary joint operating agreements) that either (A) is material to the operation of the Company and the Post-Restructuring Company Subsidiaries after giving effect to the Restructuring Transactions, taken as a whole, or (B) would reasonably be expected to require the Company and the Post-Restructuring Company Subsidiaries to make expenditures in excess of $10 million in the aggregate during the 12-month period following the date hereof; or

(xi) is a settlement or similar agreement with any Governmental Entity or order or consent of a Governmental Entity to which the Company, any of the Post-Restructuring Company Subsidiaries or any of the Purchased Entities is subject involving future performance by the Company, any of the Post-Restructuring Company Subsidiaries or any of the Purchased Entities which is material to the Company and the Post-Restructuring Company Subsidiaries after the consummation of the Restructuring Transactions, taken as a whole;

(each such Contract required to be listed in Section 4.23 of the Company Disclosure Letter and any Contract of the Company or of any Post-Restructuring Company Subsidiary that is a material Contract required to be filed as an exhibit to the Company 10-K pursuant to Item 601(b)(10) of Regulation S-K of the SEC, a “Material Contract”).

(b) Except as, individually or in the aggregate, has not been or would not reasonably be expected to be material to the Company and the Post-Restructuring Company Subsidiaries after the consummation of the Restructuring Transactions, taken as a whole, each Material Contract is a valid and binding obligation of the Company, a Post-Restructuring Company Subsidiary or a Purchased Entity and, to the knowledge of the Company, is in full force and effect and, to the Company’s knowledge, is enforceable against the other party or parties thereto in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles), subject to scheduled expirations. Except for breaches, violations or defaults as, individually or in the aggregate, have not been and would not reasonably be expected to be material to the Company and the Post-Restructuring Company Subsidiaries after the consummation of the Restructuring Transactions, taken as a whole, none of the Company, any Post-Restructuring Company Subsidiary or any Purchased Entity, nor to the Company’s knowledge any other party to a Material Contract, has violated any provision of, or taken or failed to take any act which, with or without notice, lapse of time, or both, would constitute a default under the provisions of such Material Contract, and none of the Company, any Post-Restructuring Company Subsidiaries or any Purchased Entity has received written notice since January 1, 2008 that it has breached, violated or defaulted under any Material Contract.

Section 4.24 Insurance. The Company, the Post-Restructuring Company Subsidiaries and the Purchased Entities maintain policies of insurance in such coverage amounts and against such risks as are customary in all material respects for companies or properties of similar size in the industry in which the Company, the Post-Restructuring Company Subsidiaries and the Purchased Entities operate. The Company has made available to Parent true, correct and complete copies of all material insurance policies maintained by or on behalf of the Company or any Post-Restructuring Company Subsidiaries as of the date of this Agreement and Section 4.24 of the Company Disclosure Letter lists all material claims pending under any such policies. Except as, individually or in the aggregate, has not resulted in and would not reasonably be expected to result in a Company Material Adverse Effect, all such policies are in full force and effect and will not terminate or lapse by reason of this Agreement or the consummation of any of the transactions contemplated hereby or the Restructuring Transactions, all premiums due on such policies have been paid by the Company, and the Company, the Post-Restructuring Company Subsidiaries and the Purchased Entities are otherwise in compliance in all respects with the terms and provisions of such policies.

Section 4.25 Interested Party Transactions. Since December 31, 2009 until the date of this Agreement, no event has occurred or transaction entered into that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K promulgated by the SEC under the Exchange Act.

Section 4.26 Brokers or Finders. No investment banker, broker, finder, consultant or intermediary other than Jefferies & Company, Incorporated (“Jefferies”) and Deutsche Bank Securities Inc. (“Deutsche Bank”), the fees and expenses of which will be paid by the Company, is entitled to any investment banking, brokerage, finder’s or similar fee or commission in connection with this Agreement or the transactions contemplated hereby based upon arrangements made by or on behalf of the Company or any of the Post-Restructuring Company Subsidiaries.

Section 4.27 Opinion of Financial Advisors. The board of directors of the Company has received the opinions of Jefferies, dated November 8, 2010, and Deutsche Bank, dated November 8, 2010, in each case, to the effect that, as of such date, and based upon and subject to the assumptions, qualifications and limitations set forth in the opinion, the total per share consideration (consisting of the Merger Consideration and the AHD Distribution Per Share Amount) to be received by holders of shares of Common Stock (other than Parent, Merger Sub or any other direct or indirect wholly-owned Subsidiary of Parent) pursuant to the transactions contemplated by this Agreement (including the Merger and the Restructuring Transactions) is fair, from a financial point of view, to such holders. The special committee of the board of directors, or similar governing body, of AHD GP has received the opinion of Citigroup Global Markets, Inc., dated November 8, 2010, to the effect that, as of such date, and based upon and subject to the assumptions, qualifications and limitations set forth in the opinion, the aggregate consideration to be paid by AHD in connection with the AHD Sale is fair, from a financial point of view, to AHD. The special committee of the board of directors, or similar governing body, of APL GP has received the opinion of Stifel, Nicolaus & Company, dated November 8, 2010, to the effect that, as of such date, and based upon and subject to the assumptions, qualifications and limitations set forth in the opinion, the aggregate considerations to be received by APL in connection with the Laurel Mountain Acquisition is fair, from a financial point of view, to APL.

Section 4.28 Conflict of Interest. None of the Company, any Company Subsidiary, any of their respective Affiliates or any of their respective directors, employees or agents has without Parent’s prior written consent (A) given to or received from any director, employee or agent of Parent or any Subsidiary or Affiliate of Parent in connection with this Agreement, either of the following (i) any gift, entertainment or other benefit of significant cost or value; or (ii) any commission, fee or rebate or (B) entered into any business arrangement with any director, employee or agent of Parent or any or Affiliate of Parent (other than as a representative of Parent, any Subsidiary or Affiliate of Parent).

Section 4.29 No Other Representations. Except for the representations and warranties contained in this Article IV, neither the Company or any Company Subsidiary nor any other Person acting on behalf of the Company or any Company Subsidiary, makes any representation or warranty, express or implied.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PARENT

AND MERGER SUB

Except as disclosed in the Parent SEC Documents filed or furnished since January 1, 2009 and on or prior to the date hereof (excluding any risk factor disclosure and disclosure of risks included in any “forward-looking statements” disclaimer or other statements included in such Parent SEC Documents to the extent that they are predictive, forward-looking or primarily cautionary in nature, in each case, other than any specific factual information contained therein, and excluding any supplement, modification or amendment thereto made after the date hereof), Parent and Merger Sub jointly and severally represent and warrant to the Company as follows:

Section 5.1 Organization. Each of Parent and Merger Sub (i) is a corporation duly incorporated, validly existing and in good standing under the Laws of its jurisdiction of incorporation, (ii) has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and (iii) is duly qualified or licensed to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except where the failure to be so qualified, licensed or in good standing, or to have such power or authority, individually or in the aggregate, has not resulted in and would not reasonably be expected to result in a Parent Material Adverse Effect. Neither of Parent nor Merger Sub is in violation of its Constituent Documents.

Section 5.2 Authorization; Validity; Necessary Action. Each of Parent and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the Merger and the other transactions contemplated hereby. The board of directors of Parent and Merger Sub have duly authorized the execution, delivery and performance of this Agreement by Parent and Merger Sub and the consummation of the transactions contemplated hereby, and no other corporate action on the part of Parent or Merger Sub are necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby. Parent has caused the sole stockholder of Merger Sub to approve and adopt this Agreement and the Merger. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming due authorization, execution and delivery by the Company, this Agreement is a valid and binding obligation of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, except that such enforcement may be subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or other similar Laws, now or hereafter in effect, affecting creditors’ rights and remedies generally and (ii) general equity principles.

Section 5.3 Consents and Approvals; No Violations.

(a) The execution, delivery and performance of this Agreement by Parent and Merger Sub do not, and the consummation by Parent and Merger Sub of the Merger and the transactions contemplated hereby will not, (i) conflict with or violate any provisions of the Constituent Documents of Parent or Merger Sub; (ii) violate any Law or Order (assuming compliance with the matters referenced in Section 5.3(b)) applicable to Parent or Merger Sub or by which any of their respective properties or assets are bound; (iii) result (with or without notice, lapse of time or both) in any violation, default or loss of a benefit under, or a right of guaranteed payment, or permit the acceleration or termination of any obligation under or require any consent under, any Contract or permit, concession, grant, franchise, right or license, in each case whether oral or written, to which Parent or Merger Sub is a party or by which their respective properties or other assets are bound; or (iv) result in the creation or imposition of any Lien upon any properties or other assets of Parent or Merger Sub, except, in the case of clauses (ii), (iii) and (iv), as, individually or in the aggregate, has not resulted in and would not reasonably be expected to result in a Parent Material Adverse Effect.

(b) No clearance, consent, approval, order, license or authorization of, action by, or declaration, registration or filing with, or notice to, or permit issued by, any Governmental Entity is required or will be required to be made or obtained by Parent or Merger Sub in connection with the execution, delivery and performance of this Agreement by Parent and Merger Sub or the consummation by Parent and Merger Sub of the transactions contemplated hereby, except for: (i) filings and other actions by Parent to comply with the HSR Act; (ii) the filing of the certificate of merger with respect to the Merger with the Delaware Secretary of State and such filings with Governmental Entities to satisfy the applicable requirements of foreign or state securities or “blue sky” Laws; (iii) such filings with and approvals as may be necessary to comply with the applicable requirements of the New York Stock Exchange; and (iv) the filing with the SEC of such other reports under and such other compliance with the Exchange Act and the Securities Act as may be required in connection with this Agreement and the transactions contemplated hereby (collectively, clauses (i) through (iv), the “Parent Approvals”), and other than any consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain, individually or in the aggregate, has not resulted in and would not reasonably be expected to result in a Parent Material Adverse Effect.

Section 5.4 Information Supplied. None of the information with respect to Parent and its Subsidiaries that Parent furnishes to the Company in writing specifically for use in the Proxy Statement, the AHD Written Consent Information Statement or the AHD Distribution Information Statement, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading (a) in the case of the Proxy Statement, at the time such Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of the Company and at the time of the Company Stockholder Meeting, (b) in the case of the AHD Written Consent Information Statement, at the time such AHD Written Consent Information Statement or any amendment or supplement thereto is first mailed to unitholders of AHD and at the consummation of the AHD Transactions and (c) in the case of the AHD Distribution Information Statement, at the time such AHD Distribution Information Statement or any amendment or supplement thereto is first mailed to stockholder of the Company and at the time of the AHD Distribution.

Section 5.5 Available Funds. Parent and Merger Sub collectively will have, as of the Closing Date, sufficient cash to consummate the Merger and the other transactions contemplated by this Agreement, and there is or will be no restriction on the use of such cash for such purpose. Parent’s and Merger Sub’s obligations hereunder are not subject to any conditions regarding Parent’s, Merger Sub’s or any other Person’s ability to obtain financing for the Merger and the other transactions contemplated by this Agreement.

Section 5.6 Ownership and Operations of Merger Sub. All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned by a wholly owned Subsidiary of Parent. Merger Sub has not conducted any business prior to the date hereof and has, and prior to the Effective Time will have, no assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Merger and the other transactions contemplated by this Agreement.

Section 5.7 Brokers. Except for Goldman, Sachs & Co., the fees and expenses of which will be paid by Parent, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission from Parent or Merger Sub in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or any of its Subsidiaries.

Section 5.8 No Other Representations and Warranties. Parent acknowledges that, except for the representations and warranties contained in this Agreement or any Restructuring Agreement, none of the Company or any of its agents, Affiliates, officers, directors, employees, agents, representatives or any other Person, makes or shall be deemed to make any representation or warranty to Parent or Merger Sub, express or implied, at law or in equity, on behalf of the Company, and the Company and each of its Affiliates by this Agreement disclaim any such representation or warranty, whether by the Company or any of its agents, Affiliates, officers, directors, employees, agents, representatives or any other Person, notwithstanding the delivery or disclosure to Parent or Merger Sub, or any of their respective agents, Affiliates, officers, directors, employees, agents, representatives or any other Person of any documentation or other information by the Company or any of its agents, Affiliates, officers, directors, employees, agents, representatives or any other Person with respect to any one or more of the foregoing.

ARTICLE VI

COVENANTS

Section 6.1 Conduct of the Business of the Company.

(a) From the date hereof until the earlier of the Effective Time and the termination of this Agreement, except as expressly contemplated by or permitted by this Agreement or the other Specified Agreements, except as set forth in Section 6.1 of the Company Disclosure Letter or as consented to in writing by Parent or except as required by applicable Law, the Company shall, and shall cause each of the Post-Restructuring Company Subsidiaries and each of the Purchased Entities to, conduct its business in all material respects in the ordinary course consistent with past practice and, to the extent consistent therewith, use its reasonable best efforts to (i) preserve intact its present business organization, (ii) maintain in effect all of its material licenses, permits, consents, franchises, approvals and authorizations, (iii) keep available the services of its officers and key employees and (iv) maintain its key relationships with its material lessors, customers, lenders, suppliers, contractors, joint venture parties, working interest parties and others having material business relationships with it and with Governmental Entities with jurisdiction over oil and gas-related matters; provided, however, that no action with respect to matters specifically addressed by any provision of Section 6.1(b) shall be deemed a breach of this Section 6.1(a) unless such action would constitute a breach of such other provision.

(b) From the date hereof until the earlier of the Effective Time and the termination of this Agreement, except as expressly contemplated or permitted by this Agreement or the other Specified Agreements, except as set forth in Section 6.1 of the Company Disclosure Letter or as consented to in writing by Parent (such consent not to be unreasonably withheld), or except as required by applicable Law, the Company shall not, nor shall it permit any of the Post-Restructuring Company Subsidiaries or any of the Purchased Entities to, directly or indirectly:

(i) amend or modify, or permit the adoption of any amendment or modification to, any of its Constituent Documents;

(ii) (A) declare, authorize, set aside, make or pay any dividend or other distribution (whether in cash, stock or property) in respect of any of its Securities, other than the AHD Distribution and dividends or distributions paid to the Company or any wholly owned Company Subsidiaries by any wholly owned Company Subsidiaries, (B) split, combine or reclassify any of its Securities or propose the issuance of any Securities in respect of, in lieu of, or in substitution for shares of its Securities, or otherwise amend the terms of its Securities, (C) enter into any agreement with respect to the voting of any of its Securities, or (D) repurchase, redeem or otherwise acquire any of its Securities or Equity Rights (except in connection with the exercise of Company Stock Options or withholding of Taxes in connection with the vesting, delivery or exercise of Company Equity Awards);

(iii) other than in connection with the AHD Sale, the AHD GP Contribution or the AHD Distribution, issue, deliver, sell, grant, transfer or subject to a Lien any of its Securities or Equity Rights, or grant to any Person any right to acquire any of its Securities or Equity Rights, or take any action to cause to be exercisable any otherwise unexercisable option, except pursuant to the exercise of Company Stock Options or warrants to purchase shares of Common Stock or the vesting of Company Equity Awards outstanding as of the date hereof and in accordance with the terms of such Equity Rights as of the date hereof or as may be granted following the date hereof in the ordinary course of business consistent with past practice (including vesting terms and conditions);

(iv) other than (A) in connection with the Laurel Mountain Acquisition or the AHD Sale, (B) purchases or acquisitions of Oil and Gas Interests in the ordinary course of business consistent with past practice, (C) purchases or acquisitions of inventory, equipment and raw materials in the ordinary course of business consistent with past practice, (D) capital expenditures in connection with the drilling of Wells, and (E) any purchase or acquisition that does not qualify under clauses (A) through (D) of this Section 6.1(b)(iv), but where the total consideration for such purchase and acquisition is less than $50 million in the aggregate, acquire or purchase any properties or assets of any Person (including any acquisition or purchase of any Person or division, business or Securities Interests of any Person);

(v) other than (A) sales of inventory in the ordinary course of business consistent with past practice, (B) pursuant to any Contract of the Company or a Company Subsidiary existing as of the date hereof and disclosed on Section 6.1(b) of the Company Disclosure Letter, (C) in connection with the plugging and abandonment of Wells in the ordinary course of business consistent with past practice, (D) transfers of properties to a Drilling Partnership as required by the Constituent Documents of such Drilling Partnership or as described in the offering documents for such Drilling Partnership, (E) in connection with the AHD Sale, the AHD GP Contribution and the AHD Distribution, (F) allowing any Oil and Gas Lease to lapse or expire according to the terms of such Oil and Gas Lease, and (G) any transfer, sales or disposition that does not qualify under clauses (A) through (F) of this Section 6.1(b)(v), but where the total consideration for such transfer, sale or disposition is less than $35 million in the aggregate, transfer, sell or dispose of, surrender, relinquish or dispose of any assets or property, including Securities;

(vi) other than in the ordinary course of business or in connection with any New Hedge Agreement, make or assume any Derivatives, including any Derivative intended to benefit from or reduce or eliminate the risk of fluctuations in the price of Hydrocarbons or other commodities;

(vii) enter into new Contracts to sell Hydrocarbons other than in the ordinary course consistent with past practice, but in no event shall any such Contract have a duration longer than six months, a volume greater than 25 MMCF per day average over the duration of the such Contract or the pricing to sell such Hydrocarbons not be based on a published market based index;

(viii) (A) engage in any exploration, development drilling, well completion or other development activities, other than in the ordinary course of business consistent with past practice, (B) materially deviate from drilling the number of Wells reflected in the Company’s drilling plan set forth in Section 6.1(b) of the Company Disclosure Letter or (C) create or incur any Production Burden on any of the Company’s, any Post-Restructuring Company Subsidiary’s or any Purchased Entity’s Oil and Gas Interests (other than any Oil and Gas Interests of (x) a Purchased Entity that are not contemplated to be transferred, directly or indirectly, to the Company or a Post-Restructuring Company Subsidiary in connection with the Restructuring Transactions or (y) the Company or a Post-Restructuring Company Subsidiary that are contemplated to be transferred, directly or indirectly, to a Pipeline Subsidiary in connection with the Restructuring Transactions), other than in the ordinary course of business consistent with past practice;

(ix) enter into commitments or agreements to license or purchase seismic data that, in the aggregate for all such commitments or agreements, will cost in excess of $30 million, other than pursuant to agreements or commitments existing on the date hereof;

(x) incur, assume or guarantee, prepay, or defease, any Indebtedness for borrowed money, except for (A) any Indebtedness among the Company and any Post-Restructuring Company Subsidiaries wholly owned by the Company, or among Post-Restructuring Company Subsidiaries wholly owned by the Company, (B) Indebtedness incurred pursuant to the Company’s existing credit facility or any payment or defeasance of any Indebtedness under the Company’s existing credit facility, in each case in the ordinary course of business and consistent with past practice or in connection with the transactions contemplated hereby and by the Restructuring Agreements, (C) transactions at the stated maturity of such Indebtedness, in accordance with the terms thereof, (D) required amortization or mandatory prepayments, in accordance with the terms of such Indebtedness and (E) Indebtedness incurred in connection with the Laurel Mountain Acquisition;

(xi) make any material investments in, or material capital contributions to, any other Person (excluding any investments in, or capital contributions to, any wholly owned Post-Restructuring Company Subsidiary by the Company or any wholly owned Post-Restructuring Company Subsidiary), other than (A) the Laurel Mountain Acquisition, (B) as required pursuant to any existing joint ventures to which the Company or any Company Subsidiary is a party and which joint venture is listed in Schedule 6.1(b)(xi) of the Company Disclosure Letter and (C) the AHD GP Contribution;

(xii) assume or guarantee, endorse or otherwise become liable or responsible for the Indebtedness for borrowed money of another Person (other than the Company or any wholly owned Post-Restructuring Company Subsidiary);

(xiii) enter into any material joint venture or material statutory partnership;

(xiv) other than any transaction permitted under Section 6.1(b)(xv) or Section 6.1(b)(xvi), engage in any transactions, agreements, arrangements or understandings with any Affiliate or other Person that would be required to be disclosed by the Company under Item 404 of Regulation S-K under the Securities Act;

(xv) except as required by the Company Benefit Plans as in effect as of the date of this Agreement, or as otherwise required by applicable Law, (A) grant any new compensation or benefit, or increase the compensation or other benefits payable or provided to its current or former directors, officers, consultants or employees or trigger the forgiveness of Indebtedness owed by any such individuals other than (I) the payment of 2010 annual bonuses (provided that such bonuses may be paid at any time after December 10, 2010, and may be paid wholly in cash, in either case in the discretion of the Company) and (II) increases in base salaries, in either case in the ordinary course of business consistent with past practice, (B) adopt any new or amend any existing employee benefit plans, programs, policies, agreements or arrangements or enter into any employment, consulting, change of control, severance, termination or retention agreement or arrangement with any Person (except for employment agreements (1) terminable on less than 30 days’ notice without penalty and (2) in connection with (x) new hires (other than officers) or (y) promotions, in each case of (x) and (y) in the ordinary course of business consistent with past practice), or (C) establish, adopt, enter into or amend any collective bargaining agreement, plan, trust, fund, policy or arrangement for the benefit of any of its current or former directors, officers, consultants or employees or any of their beneficiaries (it being understood that, notwithstanding the above, the Company may (a) amend any existing Subsidiary Equity Plan and (b) adopt or enter into any new plan providing for the grant of Equity Rights of any Pipeline Subsidiary, provided that in each case of (a) and (b), (i) such Subsidiary Equity Plan or plan is not and will not be deemed to be, immediately following the Effective Time, sponsored or maintained by the Company, the Surviving Corporation, Parent or any of the Post-Restructuring Company Subsidiaries and (ii) it is expressly stated in such Subsidiary Equity Plan that none of the Company, the Surviving Corporation, Parent or any Post-Restructuring Company Subsidiary will have or could have any liability or obligation thereunder);

(xvi) hire any employees except as may be required to fill vacated and planned positions as delivered or made available to Parent prior to the date hereof or in the ordinary course of business consistent with past practice;

(xvii) [Reserved]

(xviii) compromise, settle or agree to settle any action, suit, claim, litigation, investigation or other proceeding (whether or not commenced prior to the date of this Agreement), except (A) in the case of certain actions, suits, claims, litigations, investigations or other proceedings set forth on Section 6.1(b)(xviii)(A) of the Company Disclosure Letter (“Section 6.1(b)(xviii)(A) Claims”), as set forth in Section 6.1(b)(xviii)(A) of the Company Disclosure Letter and (B) in the case of any other such actions, suits, claims, litigations, investigations or other proceedings that are not Section 6.1(b)(xviii) Claims, any such compromise, settlement or agreement to settle that does not involve a grant of injunctive relief against the Company or any of the Company Subsidiaries and any amount paid to the other party (including as reimbursement of legal fees and expenses) does not exceed the amount set forth on Section 6.1(b)(xviii)(B) of the Company Disclosure Letter;

(xix) except in the ordinary course of business consistent with past practice, (A) make, revoke or amend any material election relating to Taxes, (B) settle or compromise any material proceeding relating to Taxes, (C) enter into a written and legally binding agreement with a taxing authority relating to material Taxes, (D) file any material amended Tax Return, (E) seek or obtain any material Tax ruling, (F) fail to file any Tax Return when due, (G) waive or extend the statute of limitations in respect of Taxes (other than extensions of time to file Tax Returns), (H) except as required by Law, change any of its methods, policies or practices of reporting income or deductions for U.S. federal income tax purposes, (I) fail to make any estimated payments of Taxes when due, or (J) change any financial accounting policies or procedures or any of its accounting methods relating to Taxes;

(xx) except in the ordinary course of business consistent with past practice (A) modify or amend in any material respect, extend or terminate (excluding terminations upon expiration of the term in accordance with their terms), or waive, release, or assign any material rights or claims under any Material Contract or (B) enter into any new agreement that would have been considered a Material Contract if it were entered into at or prior to the date hereof;

(xxi) change financial accounting policies or procedures or any of its accounting methods, except for any such changes relating to Taxes, which shall be governed by Section 6.1(b)(xix), and except for any such change required by a change in GAAP, SEC rule or policy or by applicable Law, or change its system of internal accounting controls, except for any such change required by applicable Law or by SEC rule or policy;

(xxii) terminate or cancel, or amend or modify in any material respect, any material insurance policies maintained by it covering the Company or any Post-Restructuring Company Subsidiary or their respective properties which is not replaced by a comparable amount of insurance coverage and except for any such amendment or modification made in connection with the Restructuring Transactions;

(xxiii) adopt, enter into or implement a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

(xxiv) effectuate a “plant closing” or “mass layoff,” as those terms are defined in WARN; or

(xxv) authorize, resolve, agree or commit, to do any of the foregoing.

Section 6.2 Access to Information.

(a) The Company shall, and shall cause each of the Company Subsidiaries to, afford to Parent and to its directors, officers, employees, accountants, consultants, legal counsel, financial advisors, agents and other representatives (collectively, “Representatives”), at Parent’s expense reasonable access during normal business hours on reasonable notice during the period between the date of this Agreement and the earlier of the Effective Time and the termination of this Agreement, to (A) the Company’s officers and employees and the Company and the Post-Restructuring Company Subsidiaries’ and Purchased Entities’ properties, Contracts, commitments, books and records, including for the purpose of conducting Phase I environmental site assessments, and (B) all other information in the possession of the Company or a Company Subsidiary concerning the Company’s and the Post-Restructuring Company Subsidiaries’ business, properties, litigation matters, personnel and environmental compliance and property condition as Parent may reasonably request; provided, however, that nothing herein shall require the Company or any Company Subsidiary to disclose any information to Parent or its Representatives if such disclosure would, in the reasonable judgment of the Company, (i) violate applicable Law or the provisions of any agreement to which the Company or any Company Subsidiary is a party so long as the Company shall have used reasonable best efforts to obtain a consent to the requested disclosure under such agreements or to develop an alternative to providing such information so as to address such matters that is reasonably acceptable to both Parent and Company (provided that any such efforts shall not obligate the Company to incur any costs or other liabilities in connection therewith) or (ii) waive any legal privilege so long as the Company shall have used its reasonable best efforts to disclose such information in a way that would not a waive such privilege. Notwithstanding the foregoing, (x) neither Parent nor any of its Representatives shall be permitted to perform any invasive procedures with respect to any property of the Company or a Company Subsidiary and (y) any access to a Pipeline Subsidiary and its Representatives and its properties, Contracts, commitments, books and records and all other information in the possession of such Pipeline Subsidiary shall be limited to the access afforded the Company or any other Company Subsidiary (other than a Pipeline Subsidiary) pursuant to any applicable Restructuring Agreement. Any investigation or request for information pursuant to this Section 6.2 shall be conducted in such a manner as not to interfere unreasonably with the conduct of the business of the Company and the Company Subsidiaries.

(b) Parent hereby agrees that information provided to it or its Representatives in connection with this Agreement and the transactions contemplated hereby shall be treated in accordance with the Confidentiality Agreement, dated as of February 23, 2010, as amended July 30, 2010 and August 25, 2010, between the Company and Chevron U.S.A. Inc. (the “Confidentiality Agreement”).

Section 6.3 No Solicitation.

(a) The Company shall not, nor shall it authorize or permit any of the Company Subsidiaries to, and it shall cause its and the Company Subsidiaries’ respective Representatives not to, directly or indirectly

(i) initiate, solicit or knowingly encourage (including by way of furnishing information or assistance), or knowingly induce, or take any other action designed to, or which would reasonably be expected to, result in the making, submission or announcement of, any proposal or offer that constitutes a Takeover Proposal, (ii) enter into any letter of intent, memorandum of understanding, merger agreement or other agreement, arrangement or understanding relating to any Takeover Proposal, (iii) other than informing Persons of the provisions contained in this Section 6.3, enter into, continue or otherwise participate in any discussions or negotiations regarding, furnish to any Person any information or data or access to its properties with respect to, or otherwise cooperate with or take any other action to facilitate, (A) any Takeover Proposal or (B) or any proposal that by its terms requires the Company to abandon, terminate or fail to consummate the Merger or any other transactions contemplated by this Agreement or (iv) submit to the stockholders of the Company for their approval any Takeover Proposal, or agree or publicly announce an intention to take any of the foregoing actions.

(b) The Company shall, and shall cause the Company Subsidiaries and shall cause its and the Company Subsidiaries’ Representatives to, immediately cease and cause to be terminated all existing solicitation, discussions or negotiations conducted by the Company, the Company Subsidiaries or any of its or the Company Subsidiaries’ Representatives with any Persons or their Representatives with respect to any Takeover Proposal and will request the return or destruction of all confidential information about the Company or the Company Subsidiaries provided by or on behalf of the Company or any of the Company Subsidiaries that was previously furnished to such Persons since January 1, 2010 in connection with their consideration of any Takeover Proposal to the extent that the Company or a Company Subsidiary is entitled to have such confidential information be returned or destroyed. The Company shall promptly inform its Representatives and the Representatives of all Company Subsidiaries of the obligations undertaken in this Section 6.3. The Company agrees not to, and to cause the Company Subsidiaries not to, release any third party from the standstill provisions of any agreement (or terminate, amend, modify or waive any such standstill provision of any such agreement) to which the Company or any Company Subsidiary is or may become a party, shall enforce, to the fullest extent permitted under applicable Law, the provisions of any such agreement, including by seeking to obtain injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court of the United States of America or any state having jurisdiction, except, in each case, if the board of directors of the Company has determined in good faith, after consultation with its outside counsel and financial advisors, that any of the foregoing would be reasonably likely to violate the directors’ fiduciary duties under applicable Law.

(c) Notwithstanding anything to the contrary in Section 6.3(a) or Section 6.3(b), the Company may, prior to the Company Stockholder Approval, in response to a bona fide written unsolicited Takeover Proposal so long as the Company, in receiving such Takeover Proposal, has otherwise complied in all material respects with the terms of Section 6.3(a) and Section 6.3(d) with respect to such Takeover Proposal):

(1) furnish information with respect to it and the Company Subsidiaries to the Person making such Takeover Proposal and its Representatives pursuant to and in accordance with a confidentiality agreement (a copy of which shall be provided to Parent promptly after its execution) containing confidentiality restrictions that are no less restrictive to such Person than those contained in the Confidentiality Agreement are to Parent, provided that such confidentiality agreement shall not contain any provisions that would prevent the Company from complying with its obligation to provide the required disclosure to Parent pursuant to Section 6.3(d) and Section 6.3(e), and provided further that all such information provided to such Person that is non-public has previously been provided to Parent or is provided to Parent prior to or substantially concurrently with the time that it is provided to such Person; and

(2) participate in discussions or negotiations with such Person or its Representatives regarding such Takeover Proposal;

provided, in each case, prior to taking such actions referred to in Section 6.3(c)(1) or Section 6.3(c)(2) (A) the board of directors of the Company determines, in good faith, such Takeover Proposal constitutes a Superior

Proposal or (B) the board of directors of the Company determines, in good faith, after consultation with the Company’s financial advisors and outside legal counsel, that such Takeover Proposal would reasonably be expected to lead to a Superior Proposal.

(d) The Company shall promptly (and in any event within twenty-four (24) hours) orally and in writing notify Parent if any inquiries, proposals or offers are received by, any information is requested from, or any negotiations or discussions are sought to be initiated or continued with, the Company or any of its Representatives, in each case, in connection with, or which would reasonably be expected to result in, a Takeover Proposal, which notice shall identify the name of the Person making such inquiry, proposal or offer or seeking such negotiations or discussions and, in the case of any such inquiry, proposal or offer which is a Takeover Proposal, provide the material terms and conditions of such Takeover Proposal. The Company shall (i) promptly keep Parent reasonably informed of the status and material terms and conditions of any such Takeover Proposal (including any changes to such material terms and conditions), and (ii) promptly (and in any event within twenty-four (24) hours) upon receipt or delivery thereof, provide Parent with copies of (x) all written materials provided to the Company or any of its Representatives by the Person making such Takeover Proposal or any of its Representatives that describe any material terms and conditions of such Takeover Proposal (or that describe any subsequent changes to such material terms and conditions) and (y) all drafts and final versions of agreements (including schedules and exhibits thereto) relating to any Takeover Proposal exchanged between the Company or any Company Representative, on the one hand, and the Person making such Takeover Proposal or any of its Representatives, on the other hand.

(e) Except as permitted by this Section 6.3(e), neither the board of directors of the Company nor any committee thereof shall (i) withdraw (or modify or qualify in any manner adverse to Parent or Merger Sub), or resolve to or publicly propose to withdraw (or modify or qualify in a manner adverse to Parent or Merger Sub), the Company Recommendation or otherwise take any action or make any public statement in connection with the transactions contemplated by this Agreement that is inconsistent with the Company Recommendation, (ii) adopt, approve, endorse or recommend, or resolve to or publicly propose to adopt, approve, endorse or recommend, any Takeover Proposal (any of the foregoing actions in clauses (i) and (ii), a “Change in Recommendation”) (it being agreed that a “stop, look and listen” communication by the board of directors of the Company to the stockholders of the Company pursuant to Rule 14d-9(f) of the Exchange Act shall not constitute a Change in Recommendation) or (iii) adopt, approve, endorse or recommend, or resolve to or publicly propose to adopt, approve, endorse or recommend, or allow the Company or any Company Subsidiaries to execute or enter into, any binding or non-binding letter of intent, option, joint venture, partnership or other arrangement or understanding in connection with any Takeover Proposal (other than confidentiality agreements permitted under Section 6.3(c) pursuant to and in accordance with the limitations set forth therein). Notwithstanding the foregoing, the board of directors of the Company may, prior to the Company Stockholder Approval, make a Change in Recommendation (a) if an event, fact, development or occurrence that is unknown to the Company’s board of directors as of the date of this Agreement becomes known to the board of directors of the Company if the board of directors of the Company has determined in good faith, after consultation with its outside counsel and financial advisors, that the failure to make a Change in Recommendation would be reasonably likely to be inconsistent with the directors’ fiduciary duties under applicable Law or (b) in response to a Superior Proposal received by the Company after the date of this Agreement that was not provided as a result of any violation by the Company of its obligations under this Section 6.3 and, in response to such Superior Proposal, if the board of directors of the Company determines to accept such Superior Proposal, cause the Company to terminate this Agreement pursuant to Section 8.1(d)(ii) and, immediately after such termination, enter into a definitive agreement with respect to such Superior Proposal, subject to satisfaction of its obligations under Section 8.3; provided, however, that the board of directors of the Company shall not be entitled to effect a Change in Recommendation or exercise its right to terminate this Agreement pursuant to Section 8.1(d)(ii) until 11:59 p.m., New York time, on the fourth Business Day following delivery of written notice to Parent (a “Section 6.3(e) Notice”) from the Company advising Parent that the board of directors of the Company intends to take such action, including, in the event that the board of directors shall be effecting a Change in Recommendation or exercising its right to terminate this Agreement as a result of a Superior Proposal, a description of the material terms and conditions of any Superior Proposal and a copy of the proposed transaction agreement for any such Superior Proposal in the form to be entered into (it being understood and agreed that, in the event of an amendment to the financial terms or other material terms of such Superior Proposal, the board of directors of the Company shall not be entitled to exercise such right based on such Superior Proposal, as so amended, until 11:59 p.m., New York time, on the second Business Day following delivery of written notice to Parent of a Section 6.3(e) Notice with respect to such Superior Proposal as so amended). In determining whether to terminate this Agreement in response to a Superior Proposal or to make a Change in Recommendation, the board of directors of the Company shall take into account any proposals made by Parent to amend the terms of the Merger, this Agreement and the Restructuring Transactions or Restructuring Agreements, and the Company shall, and shall cause the Company’s financial advisor and legal counsel to negotiate in good faith with Parent regarding any such proposals.

(f) Nothing contained in this Agreement shall prohibit the Company or the board of directors of the Company from disclosing to the Company’s stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making a statement contemplated by Item 1012(a) of Regulation M-A or Rule 14d-9 promulgated under the Exchange Act, or from issuing a “stop, look and listen” statement pending disclosure of its position thereunder; provided, however, that (i) in no event shall this Section 6.3(f) (1) affect the obligations of the Company specified in Section 6.3(a)(ii) and Section 6.3(d) or (2) permit the Company to make a Change in Recommendation without complying with Section 6.3(e) and (ii) any such disclosure that addresses or relates to the approval, recommendation or declaration of advisability by the board of directors of the Company with respect to this Agreement or a Takeover Proposal shall be deemed to be a Change in Recommendation unless the board of directors of the Company in connection with such communication publicly states that its recommendation with respect to this Agreement has not changed or refers to the prior recommendation of the board of directors of the Company, without disclosing any Change in Recommendation.

Section 6.4 Proxy Statement; Company Stockholder Meeting.

(a) As promptly as reasonably practicable following the date of this Agreement (and in no event later than twenty (20) Business Days after the date of this Agreement), the Company shall, with the cooperation of Parent, prepare and file the preliminary Proxy Statement with the SEC; provided that the Company shall not be in breach of this Agreement in the event that a delay in the filing of the preliminary Proxy Statement with the SEC shall have resulted from Parent’s failure to supply the Company with any information to be included in the Proxy Statement. Parent shall reasonably cooperate with the Company in the preparation of the Proxy Statement, including by providing the Company with any information regarding Parent or Merger Sub that is reasonably required to be included in the Proxy Statement. The Company shall use its reasonable best efforts to respond to any comments of the SEC or its staff, to clear the preliminary Proxy Statement with the SEC as promptly as practicable after filing and to cause the Proxy Statement to be mailed to the Company’s stockholders as promptly as practicable after responding to all such comments to the satisfaction of the SEC. The Company will advise Parent, promptly after it receives notice thereof, of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or comments thereon and responses thereto or requests by the SEC or its staff for additional information. The Company will promptly provide Parent with copies of all correspondence between the Company (or its Representatives) and the SEC (or its staff) regarding the Proxy Statement or the Merger. No filing of, or amendment or supplement to, or correspondence to the SEC or its staff with respect to, the Proxy Statement will be made by the Company, without providing Parent and Merger Sub a reasonable opportunity to review and comment thereon (and the Company shall give reasonable consideration to all reasonable comments suggested by Parent, Merger Sub or their counsel). If at any time prior to the Company Stockholder Meeting there shall occur any event that is required to be set forth in an amendment or supplement to the Proxy Statement, the Company shall as promptly as reasonably practicable prepare and mail to its stockholders such an amendment or supplement.

(b) As promptly as reasonably practicable following the clearance of the Proxy Statement by the SEC, the Company, acting through the board of directors of the Company, shall (i) take all lawful action necessary to duly call, give notice of, convene and hold a Company Stockholder Meeting for the purpose of obtaining the Company Stockholder Approval and not postpone or adjourn the Company Stockholder Meeting except to the extent required by applicable Law or to the extent the board of directors of the Company or any committee thereof reasonably believes that such postponement or adjournment is consistent with its fiduciary duties under applicable Law and (ii) subject to the right of the board of directors of the Company to effect a Change in Recommendation pursuant to Section 6.3(e), use its reasonable best efforts to solicit from its stockholders proxies in favor of the approval of this Agreement and the transactions contemplated hereby.

Section 6.5 Employees and Employee Benefits.

(a) Following the Effective Time, and for the shorter of the one (1) year period following the Effective Time or until the termination of employment of the applicable Assumed Employee with Parent, the Surviving Corporation or any of their respective Subsidiaries or Affiliates, Parent shall provide or shall cause the Surviving Corporation to provide base salary to each such Assumed Employee no less than the base salary of such Assumed Employee immediately prior to the Effective Time (as set forth on Section 6.5(a) of the Company Disclosure Letter). In addition, Parent shall provide or shall cause the Surviving Corporation to provide to each Assumed Employee remaining employed with Parent, the Surviving Corporation or any of their Subsidiaries or respective Affiliates an annual bonus in respect of the calendar year which includes the Effective Time, payable on the scheduled annual bonus payment date in respect of such calendar year of Parent, the Surviving Corporation or any of their respective Subsidiaries or Affiliates, as applicable, in an amount no less than the annual bonus paid to such Assumed Employee by the Company or any of its Subsidiaries in respect of calendar year 2009; provided that, in the case of any Assumed Employee who did not receive a bonus for calendar year 2009 by reason of not being an employee of the Company or any of its Subsidiaries or Affiliates at the time necessary in order to be eligible to receive such a bonus, such Assumed Employee’s bonus for the calendar year that includes the Effective Time shall be in an amount no less than the annual bonus paid to similarly situated Assumed Employees in respect of calendar year 2009. Further, following the Effective Time, and for the shorter of the one (1) year period following the Effective or until the termination of employment of the applicable Assumed Employee with Parent, the Surviving Corporation or any of their respective Subsidiaries or Affiliates, Parent shall provide or shall cause the Surviving Corporation to provide, to all Assumed Employees, employee benefits that are no less favorable in the aggregate (other than de minimis deviations) than those in effect on the date hereof for such Assumed Employees under the Company Benefit Plans, excluding for this purpose, any base salary, short-term incentive compensation, bonus, equity, equity-related or sabbatical plan, program, policy, agreement or arrangement. Following the Effective Time, each Assumed Employee shall receive service credit to the extent credited under the Company Benefit Plans prior to the Effective Time for purposes of determining eligibility to participate and vesting (but, except with respect to any vacation, severance, termination pay, savings or profit-sharing plan, not for any other purpose including benefit accrual or determination of levels of benefits purposes) for the same purposes under comparable employee benefit plans of Parent and the Surviving Corporation in which such employees participate following the Effective Time. Notwithstanding the foregoing, none of the provisions contained herein shall operate to require coverage of any Assumed Employee under any benefit plan of Parent or any Subsidiary thereof or to duplicate any benefit provided to, or service credited on behalf of, any Assumed Employee. Solely to the extent permitted under the applicable plan or contract of Parent or any applicable Subsidiary thereof in which Assumed Employees participate following the Effective Time, or as otherwise required under applicable Law, Parent and the Surviving Corporation will cause all (i) pre-existing condition exclusions for all Assumed Employees and their covered dependents as of the Closing to be waived to the extent that such exclusions were inapplicable under a comparable Company Benefit Plan as of the Effective Time and (ii) waiting periods under each plan that would otherwise be applicable to newly hired employees to be waived to the same extent waived or satisfied under the Company Benefit Plans as of the Effective Time. In addition, Parent and the Surviving Corporation will honor or cause to be honored any expenditures incurred by Assumed Employees and their covered dependents during the applicable plan year that includes the Effective Time which were included in satisfying the deductible, co-payment and out-of-pocket maximums under the Company Benefit Plans in which such Assumed Employees participated immediately prior to the Effective Time in satisfying any deductibles, co-payments or out-of-pocket maximums under any plans of Parent or the Surviving Corporation in which they are eligible to participate after the Effective Time for the applicable plan year that includes the Effective Time.

(b) Nothing herein shall be deemed to be a guarantee of employment for any Assumed Employee or any other employee of the Surviving Corporation or any of its Subsidiaries, or to restrict the right of the Surviving Corporation, Parent or any of their respective Subsidiaries to terminate or cause to be terminated any employee at any time for any or no reason with or without notice. Notwithstanding the foregoing provisions of this Section 6.5, nothing contained herein, whether expressed or implied, (i) shall be treated as an amendment or other modification of any Company Benefit Plan or any Parent or Surviving Corporation plan or any other employee benefit plan, program, policy or arrangement or the establishment of any employee benefit plan, program, policy or arrangement or (ii) shall limit the right of Parent or the Surviving Corporation or any of their respective Subsidiaries to amend, terminate or otherwise modify (or cause to be amended, terminated or otherwise modified) any Company Benefit Plan, Parent or Surviving Corporation plan or any other employee benefit plan, program, policy or arrangement following the Effective Time to the extent otherwise allowed under the terms of such plan, program, policy or arrangement. All provisions contained in this Section 6.5 are included for the sole benefit of Parent, Merger Sub, the Company, the Surviving Corporation and their respective successors and permitted assigns, and nothing herein, whether express or implied, shall create any third party beneficiary or other rights (i) in any other Person, including any Assumed Employee or any current employee or Former Employee or director or any participant in any employee benefit plan, program, policy, agreement or arrangement (or any dependent or beneficiary thereof) of Parent, the Company or the Surviving Corporation or any of their respective Subsidiaries, (ii) to continued employment with Parent, the Company, the Surviving Corporation, or any of their respective Subsidiaries or (iii) to continued participation in any employee benefit plan, program or arrangement.

(c) The Parties agree that from and following the Closing, neither Parent, the Company, the Surviving Corporation nor any of their respective Subsidiaries, including the Post-Restructuring Company Subsidiaries, shall, except as provided in the Transition Services Agreement and the Employee Matters Agreement, have any obligation or liability whatsoever with respect to any benefit or compensation plan, program, agreement or arrangement that is maintained, sponsored or contributed to by any of the Pipeline Subsidiaries or the Purchased Entities or under which the Pipeline Employees are or could be entitled to benefits or compensation.

(d) Effective as of immediately prior to and contingent upon the occurrence of the Closing, each of the Company and the Post-Restructuring Company Subsidiaries shall terminate any and all Company Benefit Plans of the Company and the Post-Restructuring Company Subsidiaries intended to qualify under section 401(a) of the Code (each a “Qualified Retirement Plan”) unless (i) Parent provides written notice to the Company that any such Qualified Retirement Plan shall not be terminated or (ii) such Qualified Retirement Plan is transferred to one of the Pipeline Subsidiaries prior to the Effective Time. Unless Parent provides such written notice to the Company prior to the Closing, the Company shall provide Parent with evidence that such Qualified Retirement Plan(s) have been or will be terminated effective as of immediately prior to and contingent upon the occurrence of the Closing, pursuant to resolutions of the board of directors of the Company or the Post-Restructuring Company Subsidiaries, as the case may be. Parent shall take all steps necessary to permit each Assumed Employee who has received an eligible rollover distribution (as defined in Section 402(c)(4) of the Code) from each Qualified Retirement Plan, if any, to roll such eligible rollover distribution as part of any lump sum distribution to the extent permitted by each Qualified Retirement Plan into an account under a qualified retirement plan maintained by Parent (“Parent’s Qualified Retirement Plan”), to the extent permitted by Parent’s Qualified Retirement Plan.

Secti on 6.6 Public Announcements. The Company and Parent will consult with and provide each other the reasonable opportunity to review upon any press release or other public announcement prior to the issuance of such press release or other public announcement relating to this Agreement or the transactions contemplated herein, and shall not issue any such press release or other public announcement prior to such consultation except as may be required by applicable Law or by obligations pursuant to any listing agreement with any national securities exchange and only after as much advance notice to the other as is practicable under the circumstances.

Section 6.7 Indemnification and Insurance.

(a) All rights to exculpation, indemnification and advancement of expenses for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors, officers or employees of the Company or any Company Subsidiary, as provided in the Constituent Documents of the Company, any Post-Restructuring Company Subsidiary or any Purchased Entity or in any agreement with the Company, any Post-Restructuring Company Subsidiary or any Purchased Entity, shall survive the Merger and shall continue in full force and effect in accordance with their terms. From and after the Effective Time, the Surviving Corporation shall pay, perform and discharge, in accordance with their respective terms, the Company’s, a Post-Restructuring Company Subsidiary’s or a Purchased Entity’s obligations with respect to such rights to exculpation, indemnification and advancement of expenses.

(b) Prior to the Effective Time, the Company shall and, if the Company is unable to, Parent shall cause the Surviving Corporation to obtain and fully pay for “tail” prepaid insurance policies with a claim period of six (6) years from and after the Effective Time from an insurance carrier believed to be sound and reputable with respect to directors’ and officers’ liability insurance and fiduciary insurance (collectively, “D&O Insurance”), for the Company’s and the Company Subsidiaries’ current and former directors and officers (other than any current or former director and officer of APL or its Subsidiaries), but only as to such Persons’ status as a director or officer with the Company or a Company Subsidiary (other than APL or its Subsidiaries) and only for facts or events that occurred at or prior to the Effective Time, which D&O Insurance (i) shall not have an annual premium in excess of 250% of the last annual premium paid by the Company (which annual premium is set forth on Section 6.7(b) of the Company Disclosure Letter, the “Maximum Premium”) prior to the date hereof for its existing D&O Insurance, (ii) has terms, conditions, retentions and limits of coverage at least as favorable as the Company’s existing D&O Insurance with respect to matters existing or occurring prior to the Effective Time (including with respect to acts or omissions occurring in connection with this Agreement and the Restructuring Agreements and consummation of the transaction contemplated hereby and thereby); provided, however, that if terms, conditions, retentions and limits of coverage at least as favorable as the Company’s existing D&O Insurance cannot be obtained or can be obtained only by paying an annual premium in excess of the Maximum Premium, Parent shall only be required to obtain as much similar insurance as is reasonably practicable for an annual premium equal to the Maximum Premium and (iii) Parent shall, and shall cause the Surviving Corporation after the Effective Time, to maintain such policies in full force and effect, for its full six (6) year term, and to continue to honor its respective obligations thereunder. If the Company and the Surviving Corporation for any reason fail to obtain such “tail” prepaid insurance as of the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, continue to maintain in effect, for a period of six (6) years from and after the Effective Time for the Company’s and the Company Subsidiaries’ current and former directors and officers (other than any current or former director and officer of APL or its Subsidiaries), but only as to such Persons’ status as a director or officer with the Company or a Company Subsidiary (other than APL or its Subsidiaries) and only for facts or events that occurred at or prior to the Effective Time, the D&O Insurance, which D&O Insurance (i) shall not have an annual premium in excess of the Maximum Premium, (ii) has terms, conditions, retentions and limits of coverage at least as favorable as the Company’s existing D&O Insurance with respect to matters existing or occurring prior to the Effective Time (including with respect to acts or omissions occurring in connection with this Agreement and the Restructuring Agreements and consummation of the transaction contemplated hereby and thereby); provided, however, that if terms, conditions, retentions and limits of coverage at least as favorable as the Company’s existing D&O Insurance cannot be obtained or can be obtained only by paying an annual premium in excess of the Maximum Premium, Parent shall only be required to obtain as much similar insurance as is reasonably practicable for an annual premium equal to the Maximum Premium and (iii) Parent shall, and shall cause the Surviving Corporation after the Effective Time, to maintain such policies in full force and effect, for its full six (6) year term, and to continue to honor its respective obligations thereunder.

(c) The obligations of Parent and Surviving Corporation under this Section 6.7 shall not be terminated, amended or modified in any manner so as to materially and adversely affect any Person (including such Person’s successors, heirs and legal representatives) entitled to indemnification or insurance coverage as provided in Section 6.7(a) and Section 6.7(b) without the consent of such affected Person (it being expressly agreed that the Persons to whom this Section 6.7 applies shall be third-party beneficiaries of this Section 6.7, and this Section 6.7 shall be enforceable by such Persons and their respective successors, heirs and legal representatives and shall be binding on all successors and permitted assigns of Parent and the Surviving Corporation).

(d) If Parent or any of its successors or permitted assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any Person, then, and in each such case, proper provisions shall be made so that the successors and permitted assigns of Parent shall assume all of the obligations set forth in this Section 6.7. Parent shall ensure that for the term of any indemnification obligation set forth in Section 6.7(a) that the net worth of the Company on a consolidated basis shall not be less than the net worth of the Company on a consolidated basis (excluding the Pipeline Subsidiaries) immediately prior to the Effective Time.

(e) The rights of the Person entitled to indemnification or insurance coverage as provided in Section 6.7(a) and Section 6.7(b) shall be in addition to any rights such Persons may have under the certificate of incorporation or bylaws of the Surviving Corporation or any of its Subsidiaries, or under any applicable Contracts or Laws.

Section 6.8 Further Action; Reasonable Best Efforts.

(a) Subject to the terms and conditions set forth in this Agreement, each of the Parties hereto shall use its reasonable best efforts to take as promptly as practicable, or cause to be taken, all actions, and to do as promptly as practicable, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable under applicable Laws to consummate and make effective the Merger, the Restructuring Transactions and the other transactions contemplated by this Agreement and the Restructuring Agreements, including (i) the obtaining of all necessary actions or nonactions, waivers, authorizations, expirations or terminations of waiting periods, clearances, consents and approvals, including the Company Approvals and the Parent Approvals, from Governmental Entities and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity; (ii) the obtaining of all necessary consents, approvals or waivers from third parties; (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement, any Restructuring Agreement or the consummation of the transactions contemplated by this Agreement and the Restructuring Agreements; and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement and the Restructuring Agreements.

(b) Without limiting the foregoing, the Company and Parent shall (i) promptly, but in no event later than a reasonable period of time prior to any applicable deadline, provide any information reasonably requested by the other Party in order to make their respective filings or applications; (ii) promptly, and in no event later than fifteen (15) Business Days after the date hereof, make their respective filings or applications, and thereafter make any other required submissions, including responses to requests for additional information or documentary detail, under the HSR Act; (iii) subject to clause (ii) above, use reasonable best efforts to cooperate with each other in (A) determining whether any filings are required to be made with, or actions, nonactions, consents, permits, authorizations, waivers, expirations or terminations of waiting periods, clearances or approvals are required to be obtained from, any third parties or other Governmental Entities in connection with the execution and delivery of this Agreement and the Restructuring Agreements and the consummation of the transactions contemplated hereby and thereby and (B) timely making all such filings, including any amendments or supplements thereto, and timely seeking all such consents, permits, authorizations or approvals; (iv) use reasonable best efforts promptly to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective the transactions contemplated hereby and thereby; (v) supply as promptly as practicable such information or documentation that may be requested by any Governmental Entity in connection with this Agreement, the Restructuring Agreements and the transactions contemplated hereby and thereby; and (vi) refrain from taking or causing to be taken any action that would reasonably be expected to prevent, impede or materially delay the consummation of the transactions contemplated hereby and thereby.

(c) Subject to applicable legal limitations, the Company and Parent shall promptly notify the other of the status of matters relating to the completion of the transactions contemplated by this Agreement and the Restructuring Agreements, including promptly furnishing the other with copies of notices or other communications received by the Company or Parent (or their respective Representatives), as the case may be, or any of their respective Subsidiaries, from any third party and/or any Governmental Entity with respect to such transactions. Parent and the Company shall reasonably cooperate in a manner consistent with the terms of this Agreement with respect to any communications, meetings or proceedings with any Governmental Entity in connection with obtaining all consents, approvals or actions of any Governmental Entity (including those required under Regulatory Law) to consummate and make effective the Merger and the transactions contemplated by this Agreement, and each of Parent and the Company shall afford counsel for the other a reasonable opportunity to participate in all communications, meetings or proceedings with any Governmental Entity in connection therewith.

(d) If any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement and the Restructuring Agreements, each of the Company and Parent shall cooperate in all respects with the other and shall use their respective reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement and the Restructuring Agreements.

(e) Nothing contained in this Agreement shall be deemed to require Parent or Merger Sub to litigate or agree to litigate or continue to litigate any action or proceeding at any time following the termination of this Agreement.

Section 6.9 Restructuring Transactions.

(a) Laurel Mountain Acquisition. Prior to the Effective Time, the Company shall use its reasonable best efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate and make effective the Laurel Mountain Acquisition and the other transactions contemplated by the Laurel Mountain Purchase Agreement, in coordination with the Closing.

(b) AHD Transactions.

(i) General. Prior to the Effective Time, the Company shall use its reasonable best efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate and make effective the AHD Transactions and the other transactions contemplated by the AHD Transaction Agreement, in coordination with the Closing.

(ii) Receipt of Estimated Cash Amount. Prior to the Company’s delivery of the Estimated Cash Amount Statement to AHD as contemplated by Section 2.12(a) of the AHD Transaction Agreement, the Company shall provide such statement to Parent with appropriate supporting schedules and detail, and shall consider in good faith any reasonable comments to such Estimated Cash Amount Statement provided by Parent.

(iii) Purchased Entities’ Restructuring; Oil and Gas Curative Matters; MLP Status. In connection with any actions related to the restructuring of the assets and liabilities of the Purchased Entities as contemplated by Section 2.6 of the AHD Transaction Agreement or any actions related to oil and gas curative matters contemplated by Section 7.9 of the AHD Transaction Agreement, the Company shall consult with Parent and consider in good faith any reasonable comments that Parent provides to the Company for either the restructuring or oil and gas curative matters. The Company agrees not to grant any consent requested of it pursuant to Section 2.14 of the AHD Transaction Agreement without the prior written consent of Parent, such consent not to be unreasonably withheld or delayed.

(iv) Substitution of AHD Common Units for Cash Consideration; Parent Option to Provide Financing. The Company shall provide written notice to Parent at least five (5) Business Days prior to taking any action described in Section 2.10(b) of the AHD Transaction Agreement. Parent may, within three (3) Business Days of receipt of such notice, provide written notice to the Company that Parent elects to require the Company to make the election described in Section 2.10(b)(ii) of the AHD Transaction Agreement, in which case the Company shall make such election under the AHD Transaction Agreement to require AHD to accept the financing from Parent. In the event that Parent does not provide written notice to the Company in accordance with the preceding sentence or provides written notice to the Company within such three (3) Business-Day period that Parent is not providing the financing pursuant to Section 2.10(b)(ii) of the AHD Transaction Agreement, then, the Company shall not make such election, and the Company may make the election described in Section 2.10(b)(i) of the AHD Transaction Agreement to substitute AHD common units for the cash consideration payable in the AHD Sale, and, in the event of such substitution, the Merger Consideration shall be $37.94.

(c) Modifications of Restructuring Agreements. Without the prior written consent of Parent, neither the Company nor any Company Subsidiary (other than any Pipeline Subsidiary) shall (i) waive any breach of any representation or warranty contained in any Restructuring Agreement if the breach of such representation or warranty has had or would reasonably be expected to have, individually or in the aggregate, with all other breaches of representations and warranties contained in such Restructuring Agreement, a Company Material Adverse Effect or (ii) amend or waive any other provision of any Restructuring Agreement in any way materially adverse to the Company, and, in either case, Section 13.15 of the AHD Transaction Agreement shall in no way be construed as allowing the Company to amend such AHD Transaction Agreement without Parent’s prior written consent as set forth in this Section 6.9(c). In the event the Company or any Company Subsidiary is requested to amend or waive any provision of any Restructuring Agreement, the Company shall promptly provide Parent with written notice of such request.

(d) Parent Financing. Immediately prior to the Closing Date, Parent shall lend to the Company or its designated Subsidiary (i) an amount in cash equal to $623,000,000 (of which $403,000,000 shall be used to complete the Laurel Mountain Acquisition and $220,000,000 shall be used by the Company to purchase the AHD common units received by ATN in the AHD Sale) or (ii) in the event that the Existing Change of Control Notes shall have been satisfied and discharged, defeased or otherwise retired and cease to exist, an amount of cash equal to $403,000,000, all of which shall be used to complete the Laurel Mountain Acquisition.

Section  6.10 Notification of Certain Matters. The Company and Parent shall promptly notify each other of each of the following, to the extent known by such Party: (i) the occurrence or non-occurrence of any event whose occurrence or non-occurrence, as the case may be, would cause or is reasonably likely to result in any of the conditions to the Merger set forth in Article VII to not be satisfied in any material respect (or for satisfaction to be materially delayed) at any time from the date hereof to the earlier of the Effective Time and the termination of this Agreement, (ii) the occurrence or non-occurrence of any event whose occurrence or non-occurrence, as the case may be, would cause or is reasonably likely to result in any of the conditions to any of the Restructuring Transactions set forth in the Restructuring Agreements to not be satisfied in any material respect (or for satisfaction to be materially delayed) at any time from the date hereof to the Effective Time, (iii) any material failure of the Company, Parent or Merger Sub, as the case may be, to comply with or satisfy any covenant or agreement to be complied with or satisfied by it hereunder prior to the Closing and (iv) any material failure of any party to any Restructuring Agreement to comply with or satisfy any covenant or agreement to be complied with or satisfied by such party under any Restructuring Agreement prior to the Closing; provided, however, that the delivery of any notice pursuant to this Section 6.10 shall not limit or otherwise affect the remedies available hereunder to the Party receiving such notice or the representations and warranties of the Parties or the conditions to the obligations of the Parties hereto.

Section 6.11 Transaction Litigation. Subject to any fiduciary duties of the board of directors of the Company or any of its Subsidiaries, the Company shall consult with Parent in the Company’s defense or settlement of any stockholder litigation (other than any litigation or settlement where the interests of the Company or any of its Affiliates are adverse to those of Parent, Merger Sub or any of their respective Affiliates) against the Company and/or its directors or executive officers relating to the transactions contemplated by this Agreement or the Restructuring Agreements.

Section 6.12 Takeover Statute. If any “fair price,” “moratorium,” “control share acquisition” or other form of anti-takeover statute or regulation shall become applicable to the transactions contemplated hereby, each of the Company, Merger Sub and Parent and the members of their respective boards of directors shall grant such approvals and take such actions as are reasonably necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the transactions contemplated hereby.

Section 6.13 Actions with Respect to Existing Change of Control Notes.

(a) Subject to Sections 6.13(b) and 6.13(c), and to Parent providing the funds by way of the loan described in this paragraph, at Parent’s written request, the Company shall cause the Company Subsidiaries party to the Company Indentures to use reasonable best efforts to promptly take all actions necessary to effect either (as specified by Parent) the satisfaction and discharge or the defeasance of the Company Indentures with respect to the outstanding debt securities issued thereunder, which satisfaction and discharge or defeasance shall be effected immediately prior to the Restructuring Transactions. In connection with such satisfaction and discharge or defeasance, the Company shall, subject to Section 6.13(b), cause such Company Subsidiaries to (i) deposit in trust all required funds or U.S. Government Obligations with respect to such satisfaction and discharge or defeasance and give appropriate instructions to the Trustee to apply the deposit toward the payment of the applicable debt securities upon redemption, (ii) pay or cause to be paid all other sums due and payable pursuant to the Company Indentures, and (iii) use reasonable best efforts to deliver to the trustees under the Company Indentures such “Officer’s Certificates,” “Opinions of Counsel,” and accountants’ certificates and opinions as may be necessary to satisfy all conditions precedent to such satisfaction and discharge or defeasance under the Company Indentures, in each case only if and to the extent reasonably deliverable under the facts and circumstances then prevailing. At Parent’s written request, the Company also shall use reasonable best efforts to cause such Company Subsidiaries to take such actions as are necessary under the Company Indentures to call for redemption all such debt securities on such date as shall be specified by Parent, including providing notice of such redemption to the trustee under each Company Indenture and mailing notice of redemption to the holders of such debt securities at such time as shall be specified by Parent. Parent shall, or shall cause one of its Subsidiaries to, loan to such Company Subsidiaries all amounts necessary to fund the payments and deposits referred to in this Section 6.13(a), such loan to be on terms reasonably satisfactory to Parent and the Company. In no event shall the Company or such Company Subsidiaries be obligated to make any such payments or deposits in connection with such satisfaction and discharge or defeasance or to take any irrevocable action in connection with the redemption of such debt securities unless the applicable Company Subsidiary has received or will concurrently receive the proceeds of such loan. Notwithstanding the foregoing, neither the Company nor any Company Subsidiary shall be required to take any irrevocable action pursuant to this paragraph prior to the Closing Date.

(b) Any provision of Article VII notwithstanding, neither compliance by the Company or any Company Subsidiary with Section 6.13(a) nor the satisfaction and discharge or defeasance as contemplated by Section 6.13(a) shall be a condition to Parent’s obligation to consummate the Merger or the transactions contemplated hereby.

(c) Parent shall promptly, upon request by the Company, reimburse the Company for all documented reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) incurred by the Company or any of the Company Subsidiaries in connection with the cooperation of the Company and the Company Subsidiaries contemplated by this Section 6.13. Without duplication of any amounts reimbursed by Parent pursuant to the immediately foregoing sentence, Parent shall indemnify and hold harmless the Company, its Affiliates and their respective officers, advisors and Representatives from and against any and all losses, damages, claims, costs, expenses, interests, awards, judgments and penalties suffered or incurred by any of them of any type in connection with the satisfaction and discharge or defeasance as contemplated by Section 6.13(a) to the fullest extent permitted by applicable Law.

Section 6.14 Appointment and Resignation of Directors. The Company agrees that (a) at least a majority of the board of directors of the Company immediately prior to the Effective Time, who shall be Incumbent Atlas Parent Directors shall appoint the directors of Merger Sub to the board of directors of the Company as of the Effective Time and (b) the board of directors of the Company immediately prior to the Effective Time shall resign as of the Effective Time.

Section 6.15 Oil and Gas Lease Curative Matters. Upon reasonable request by Parent, the Company shall use commercially reasonable efforts to take, or cause to be taken, curative action (including the preparation and execution of correction assignments and the filing and recording thereof) in order to help ensure that, at the Effective Time, the title to the Oil and Gas Leases set forth on Section 4.14(e) of the Company Disclosure Letter (other than those Oil and Gas Leases or the interests in such Oil and Gas Leases of (i) a Purchased Entity that is not contemplated to be transferred, directly or indirectly, to the Company or a Post-Restructuring Company Subsidiary in connection with the Restructuring Transactions or (ii) the Company or a Post-Restructuring Company Subsidiary that is contemplated to be transferred, directly or indirectly, to a Pipeline Subsidiary in connection with the Restructuring Transactions) is distinctly discernable between the Company or a Post-Restructuring Company Subsidiary and the interests of the Drilling Partnerships. Any other provision of this Agreement notwithstanding, the Parties agree that the failure of such title to be so discernable at of the Effective Time, notwithstanding the use of such efforts by the Company, shall not cause or be deemed to cause any condition to Parent’s obligation to consummate the Merger or the transactions contemplated hereby not to be satisfied.

Section 6.16 Pennsylvania Operating Entity. The Company shall ensure that at least one Post-Restructuring Company Subsidiary holds all permits issued by the Pennsylvania Bureau of Oil and Gas Management and any other applicable Governmental Entity and all material performance, surety and road bonds that, in each case, are necessary for the Company and the Post-Restructuring Company Subsidiaries to continue their business in Pennsylvania after the Closing in substantially the same manner as such business is currently conducted.

Section 6.17 Assignment of Patent Rights. Prior to the Effective Time, the Company shall use commercially reasonable efforts to cause Atlas Energy Resources, LLC and/or other of its Affiliates, as applicable, to assign to the Company the entire right, title, and interest in United States Provisional Patent application 61/368,425 entitled “PROCESS FOR REUSING FLOW BACK AND PRODUCED WATER IN MARCELLUS SHALE DRILLING” and filed on July 28, 2010, and all inventions and improvements described and disclosed therein (the “425 Patent Application”), including by using commercially reasonable efforts to cause all inventors of such inventions and improvements, including all named inventors on the 425 Patent Application, to execute written assignments, in a form effective for recording and perfecting such assignment in the United States Patent and Trademark Office, of their entire right title and interest in and to the 425 Patent Application to Atlas Energy Resources, LLC or one of such other applicable Affiliates thereof. Any other provision of this Agreement notwithstanding, the Parties agree that the failure to assign any or all right, title ,and interest of the 425 Patent Application to the Company prior to the Effective Time, notwithstanding the use of such efforts by the Company, shall not cause or be deemed to cause any condition to Parent’s obligation to consummate the Merger or the transactions contemplated hereby not to be satisfied.

Section 6.18 Pay-off of Revolving Credit Agreement. Prior to the Closing, the Company shall obtain from the administrative agent under the Revolving Credit Agreement, as amended, dated as of June 29, 2007, among Atlas Energy Operating Company, LLC, its Subsidiaries, J.P. Morgan Chase Bank, N.A., as Administrative Agent and the other lenders signatory thereto (the “Revolving Credit Agreement”) a pay-off letter in the Administrative Agent’s customary form or otherwise in form reasonably satisfactory to Parent, evidencing the amount (the “Pay-off Amount”) necessary to pay-off, at the Closing, all existing Indebtedness and other obligations under the Revolving Credit Agreement. Immediately prior to the Closing, Parent shall, or shall cause one of its Subsidiaries to, (i) pay, on behalf of Atlas Energy Operating Company, LLC, the Pay-off Amount to an account or accounts designated by the agent bank under the Revolving Credit Agreement, and (ii) provide, on behalf of Atlas Energy Operating Company, LLC, such other funds or backstop letters of credit as may be necessary to satisfy the conditions precedent to termination of the Revolving Credit Agreement under the pay-off letter, such payments and provisions to be loans to, or otherwise for the account of, Atlas Energy Operating Company, LLC on terms reasonably satisfactory to Parent and the Company.

ARTICLE VII

CONDITIONS

Section 7.1 Conditions to Each Party’s Obligation to Effect the Merger. The obligations of the Company, on the one hand, and Parent and Merger Sub, on the other hand, to consummate the Merger are subject to the satisfaction (or waiver by the Company, Parent and Merger Sub, if permissible under applicable Law) of the following conditions:

(a) Stockholder Approval. The Company Stockholder Approval shall have been obtained.

(b) No Injunctions/No Illegality. No Governmental Entity of competent jurisdiction shall have issued or promulgated an Order or taken any other action enjoining or otherwise preventing the consummation of the Merger. No applicable Law shall have been enacted, entered, enforced, issued or put in effect that prohibits or makes illegal the consummation of the Merger.

(c) HSR Act. All applicable waiting periods under the HSR Act shall have expired or been terminated, or all applicable approvals shall have been obtained under the HSR Act.

(d) Restructuring Transactions. The Restructuring Transactions shall have been consummated in compliance in all material respects with the terms and conditions set forth in the Restructuring Agreements (after giving effect to any amendments thereof or waivers with respect thereto made without contravention of Section 6.9(c)), and, in the case of the AHD Promissory Note, AHD shall have paid all amounts outstanding on such AHD Promissory Note.

Section 7.2 Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction (or waiver by Parent) of the following further conditions:

(a) Representations and Warranties. The representations and warranties of the Company set forth in Section 4.10(b) shall be true and correct as of the Closing Date; (ii) the representations and warranties of the Company set forth in Section 4.3(a) and Section 4.3(b) shall be true and correct (except for any de minimis inaccuracy) as of the date hereof and as of the Closing Date (except to the extent expressly made as of a specific date, in which case such representations and warranties shall be so true and correct as of such specific date); and (iii) the other representations and warranties of the Company set forth in this Agreement shall be true and correct as of the date hereof and as of the Closing Date (except to the extent expressly made as of a specific date, in which case such representations and warranties shall be so true and correct as of such specific date), unless, in the case of this clause (iii), the failure of the representations and warranties to be true and correct, individually or in the aggregate, has not had and would not reasonably be expected to have, a Company Material Adverse Effect (it being understood that, for the purposes of determining the accuracy of such representations and warranties in the context of this clause (iii), all materiality and Company Material Adverse Effect qualifications contained in such representations and warranties shall be disregarded).

(b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations and complied in all material respects with all covenants required by this Agreement to be performed or complied with by it prior to the Closing.

(c) Officers’ Certificate. The Company shall have delivered to Parent a certificate executed on behalf of the Company by an executive officer of the Company, certifying that each of the conditions specified in Section 7.2(a), Section 7.2(b) and Section 7.2(d) has been satisfied.

(d) No Specified Change of Control. There shall not have been a “Specified Change of Control” (as defined in the Participation and Development Agreement).

Section 7.3 Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger are subject to the satisfaction (or waiver by the Company) of the following further conditions:

(a) Representations and Warranties. The representations and warranties of Parent and Merger Sub in this Agreement shall be true and correct as of the date hereof and as of the Closing Date (except to the extent expressly made as of a specific date, in which case such representations and warranties shall be so true and correct as of such specific date), unless the failure of the representations and warranties to be true and correct, individually or in the aggregate with all other such failures, has not had, and would not reasonably be expected to have, a Parent Material Adverse Effect (it being understood that, for the purposes of determining the accuracy of such representations and warranties, all qualifications as to materiality and Parent Material Adverse Effect contained in such representations and warranties shall be disregarded).

(b) Performance of Obligations of Parent and Merger Sub. Parent and Merger Sub shall each have performed in all material respects all obligations and complied in all material respects with all covenants required by this Agreement to be performed or complied with by it prior to the Closing.

(c) Officers’ Certificate. Parent and Merger Sub shall have delivered to the Company a certificate executed on behalf of Parent by an executive officer of Parent, certifying that each of the conditions specified in Section 7.3(a) and Section 7.3(b) has been satisfied.

Section 7.4 Frustration of Closing Conditions. None of the Company, Parent or Merger Sub may rely on the failure of any condition set forth in Section 7.1, Section 7.2 or Section 7.3, as applicable, to be satisfied to excuse performance by such Party of its obligations under this Agreement if such failure was caused by such Party’s failure to act in good faith and in compliance with its obligations under the terms of this Agreement and the Restructuring Agreements.

ARTICLE VIII

TERMINATION

Section 8.1 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (with any termination by Parent also being an effective termination by Merger Sub):

(a) by mutual written consent of Parent and the Company, by action of each of their respective board of directors; or

(b) by either the Company or Parent:

(i) if (A) the Merger shall not have been consummated on or before September 30, 2011 (the “Outside Date”); provided that if by the Outside Date, the consummation of the transactions contemplated by the AHD Transaction Agreement shall not have occurred due to the failure of AHD to obtain financing, the Outside Date may be extended for one period of up to 90 days by either the Company or Parent, in its discretion (in which case any references to the Outside Date herein shall mean the Outside Date as extended) and (B) the Party seeking to terminate this Agreement pursuant to this Section 8.1(b)(i) shall not have breached its obligations in any material respect under this Agreement or the Restructuring Agreements in any manner that shall have proximately caused or resulted in the failure of the Merger or the Restructuring Transactions to have been consummated by such date;

(ii) if an Order shall have been entered permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger and such Order shall have become final and non-appealable, provided that the Party seeking to terminate this Agreement pursuant to this Section 8.1(b)(ii) shall have complied with its obligations pursuant to Section 6.8 with respect to such Order; or

(iii) if at the Company Stockholder Meeting (including any adjournment or postponement thereof), the Company Stockholder Approval shall not have been obtained.

(c) by Parent:

(i) if (A) (x) any of the representations or warranties of the Company herein shall be untrue or inaccurate on the date of this Agreement or shall thereafter become untrue or inaccurate, or (y) the Company shall have breached or failed to perform any of its covenants or agreements set forth in this Agreement or the Restructuring Agreements, in each case such that any condition set forth in Section 7.2(a) or Section 7.2(b) would not be satisfied; and (B) such untruth, inaccuracy, breach or failure to perform is not curable by the Outside Date or, if curable and the untruth, inaccuracy, breach or failure of perform is a breach or failure by the Company to perform any covenants or agreements set forth in this Agreement or the Restructuring Agreements, the Company shall not have, in good faith, within ten (10) calendar days after written notice of the breach or failure to perform from Parent, begun to diligently pursue such cure; or

(ii) if, after the date hereof, the board of directors of the Company or any committee thereof has effected a Change in Recommendation.

(d) by the Company:

(i) if (A) (x) any of the representations or warranties of Parent or Merger Sub herein shall be untrue or inaccurate on the date of this Agreement or shall thereafter become untrue or inaccurate, or (y) Parent or Merger Sub shall have breached or failed to perform any of their respective covenants or agreements set forth in this Agreement, in each case such that any condition set forth in Section 7.3(a) or Section 7.3(b) would not be satisfied, and (B) such untruth, inaccuracy, breach or failure to perform is not curable by the Outside Date or, if curable and the untruth, inaccuracy, breach or failure of perform is a breach or failure by Parent or Merger Sub to perform any covenants or agreements set forth in this Agreement, Parent or Merger Sub shall not have, in good faith, within ten (10) calendar days after written notice of the breach or failure to perform from the Company, begun to diligently pursue such cure; or

(ii) if the board of directors of the Company determines to accept a Superior Proposal, provided that the Company has complied in all material respects with Section 6.3 and concurrently with such termination pays the Termination Fee to Parent in accordance with the procedures and within the time periods set forth in Section 8.3.

The Party desiring to terminate this Agreement pursuant to this Section 8.1 shall give notice of such termination and the provisions of this Section 8.1 being relied on to terminate this Agreement to the other Parties.

Section 8.2 Effect of Termination. In the event of any termination of this Agreement as provided in Section 8.1, the obligations of the Parties hereunder shall terminate (except for the Confidentiality Agreement and the provisions of Section 6.2(b), Section 8.2, Section 8.3 and Article IX, each of which shall remain in full force and effect) and there shall be no liability on the part of any Party hereto except (i) liability arising from fraud or a deliberate or willful breach of this Agreement, or as provided in the Confidentiality Agreement, in which case the aggrieved Party shall be entitled to all rights and remedies available at Law or in equity and (ii) as provided in Section 8.3.

Section 8.3 Termination Fee.

(a) In the event that:

(i) (A) a Takeover Proposal or intention to make a Takeover Proposal (whether or not conditional) is made to the Company’s stockholders, otherwise publicly disclosed (a “Public Takeover Announcement”) or is or proposed or is communicated to the board of directors of the Company or a committee thereof (a “Private Takeover Announcement,” and either a Private Takeover Announcement or a Public Takeover Announcement, a “Takeover Announcement”), and such Takeover Proposal shall not have been withdrawn (x) prior to the termination of this Agreement (in the case of a termination pursuant to Section 8.1(b)(i)), (y) prior to the date of the Company Stockholder Meeting (in the case of a termination pursuant to Section 8.1(b)(iii)) or (z) prior to the breach giving rise to Parent’s right to terminate under Section 8.1(c)(i), (in the case of a termination pursuant to Section 8.1(c)(i)), and (B) after the Takeover Announcement, this Agreement is terminated (1) by the Company or Parent pursuant to Section 8.1(b)(i) and, as of the Outside Date, the conditions set forth in Section 7.1(b), Section 7.1(c), Section 7.3(a) and Section 7.3(b) were satisfied, (2) by the Company or Parent pursuant to Section 8.1(b)(iii), or (3) by Parent pursuant to Section 8.1(c)(i), so long as such breach giving rise to Parent’s right to terminate under Section 8.1(c)(i) is a breach of the Company’s obligations to duly call, give notice of, convene and hold a Company Stockholder Meeting as required by Section 6.4, then (I) if the Takeover Announcement causing clause (A) of this paragraph to be satisfied was a Public Takeover Announcement, and if, concurrently with or within twelve (12) months after the date of any such termination of this Agreement, the Company enters into a definitive agreement with respect to a Takeover Proposal or a Takeover Proposal is consummated; or (II) if the Takeover Announcement causing clause (A) of this paragraph to be satisfied was a Private Takeover Announcement, and if, concurrently with or within twelve (12) months after the day of any such termination of this Agreement, the Company enters into a definitive agreement with or involving the Person that made the Takeover Proposal giving rise to such Takeover Announcement, then, in either of cases (I) or (II), the Company shall pay to Parent or its designee the Termination Fee concurrently with the earlier of the entry into a definitive agreement with respect to, or the consummation of, such Takeover Proposal; provided, however, that for purposes of the definition of Takeover Proposal in this Section 8.3(a)(i), references to “15%” in such definition shall be replaced by “50%;”

(ii) this Agreement is terminated by Parent pursuant to Section 8.1(c)(ii), and the Company is not entitled to terminate this Agreement pursuant to Section 8.1(d)(i), then the Company shall pay to Parent or its designee the Termination Fee within one (1) Business Day after such termination; and

(iii) this Agreement is terminated by the Company pursuant to Section 8.1(d)(ii), then the Company shall pay to Parent or its designee the Termination Fee concurrently with such termination;

it being understood that in no event shall the Company be required to pay the Termination Fee on more than one occasion.

(b) If applicable, payment of the Termination Fee shall be made to Parent or its designee by wire transfer of same day funds to the account designated by Parent or such designee.

(c) Each Party hereto agrees that the agreements contained in this Section 8.3 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent, Merger Sub and the Company would not enter into this Agreement. Accordingly, if the Company fails promptly to pay any amounts due under this Section 8.3 and, in order to obtain such payment, Parent or its designee commences a suit that results in a judgment against the Company for all or a portion of the Termination Fee, the Company shall pay to Parent or its designee interest on such amounts from the date payment of such amounts was due to the date of actual payment at the prime rate of the Bank of New York in effect on the date such payment was due plus one percent (1%), together with the costs and expenses of Parent and Merger Sub (including reasonable legal fees and expenses) in connection with such suit. Each of the Parties hereto acknowledges that the Termination Fee is not a penalty, but rather are liquidated damages in a reasonable amount that will compensate Parent and Merger Sub, as the case may be, in the circumstances in which such Termination Fee is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby, which amount would otherwise be impossible to calculate with precision.

(d) Subject to Section 8.2 and the right of Parent and Merger Sub to seek specific performance as provided in Section 9.13, the Parties agree that, if the Termination Fee shall become due and payable in accordance with this Section 8.3, the payment of the Termination Fee (plus any amounts due under Section 8.3(c)) shall be the sole and exclusive remedy of Parent and Merger Sub under this Agreement, and upon payment of such amount, the Company shall have no further liability to Parent or Merger Sub under this Agreement other than any liability arising from fraud or a deliberate or willful breach of this Agreement, or as provided in the Confidentiality Agreement, in which case Parent or Merger Sub shall be entitled to all rights and remedies available at Law or in equity.

ARTICLE IX

MISCELLANEOUS

Section 9.1 No Survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument or other document delivered pursuant to this Agreement shall survive the Effective Time or the termination of this Agreement. This Section 9.1 shall not limit the survival of any covenant or agreement of the Parties in the Agreement which by its terms contemplates performance after the Effective Time, nor affect the rights and obligations of any party to any Restructuring Agreement under such Restructuring Agreement.

Section 9.2 Notices. All notices, consents and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by hand delivery, by prepaid overnight courier (providing written proof of delivery), or by confirmed facsimile transmission or electronic mail, addressed as follows:

(a) if to Parent or Merger Sub, to:

Chevron Corporation

6001 Bollinger Canyon Rd.

San Ramon, California 94583-2324

Facsimile: 925-842-1000

Attention: R. Hewitt Pate,

Vice President and General Counsel

E-mail: RPVS@chevron.com

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

155 North Wacker Drive

Chicago, Illinois 60606

Facsimile: (312) 407-0411

Attention: Charles W. Mulaney, Jr.

E-mail: Charles.Mulaney@skadden.com

(b) if to the Company, to:

Atlas Energy, Inc.

Westpointe Corporate Center One

1550 Coraopolis Heights Road

Moon Township, PA

Facsimile: (215) 761-0457

Attention: General Counsel

E-mail: LWashington@atlasenergy.com

with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Facsimile: (212) 403-2000

Attention: David K. Lam

E-mail: DKLam@wlrk.com

or to such other address, facsimile number or electronic mail address for a Party as shall be specified in a notice given in accordance with this section; provided that any notice received by facsimile transmission or electronic mail address or otherwise at the addressee’s location on any Business Day after 5:00 P.M. (addressee’s local time) shall be deemed to have been received at 9:00 A.M. (addressee’s local time) on the next Business Day; provided further that notice of any change to the address pursuant to this section shall not be deemed to have been received until, and shall be deemed to have been received upon, the later of the date specified in such notice or the date that is five (5) Business Days after such notice would otherwise be deemed to have been received pursuant to this section.

Section 9.3 Interpretation. When a reference is made in this Agreement to Sections, Articles, or Exhibits, such reference shall be to a Section or Article of or Exhibit to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement or in any Exhibit are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized terms used in any Exhibit but not otherwise defined therein shall have the meaning set forth in this Agreement. All Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth herein. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” unless otherwise specified. The words “hereby,” “hereof,” herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The words “date hereof” shall refer to the date of this Agreement. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” The term “or” shall not be deemed to be exclusive. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The words describing the singular number shall include the plural and vice versa and words denoting any gender shall include all genders. References to a Person are also to its successors and permitted assigns. Reference to any agreement (including this Agreement), document or instrument shall mean such agreement, document or instrument, as amended, modified or supplemented (including by waiver or consent) and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provisions of this Agreement.

Section 9.4 Amendment. At any time prior to the Effective Time, any provision of this Agreement may be amended or supplemented if such amendment or supplement is in writing and signed by the Parties hereto; provided, however, that after the Company Stockholder Approval has been obtained, no amendment shall be made that pursuant to applicable Law requires further approval or adoption by the stockholder of the Company without such further approval or adoption. This Agreement may not be amended or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each of the Parties in interest at the time of the amendment.

Section 9.5 Extension; Waiver. At any time prior to the Effective Time, the Parties may, to the extent permitted by applicable Law, (a) extend the time for the performance of any of the obligations or other acts of the Parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) waive compliance with any of the agreements or conditions contained herein of the other Party or Parties contained herein; provided, however, that after the Company Stockholder Approval has been obtained, no waiver may be made that pursuant to applicable Law requires further approval or adoption by the stockholders of the Company without such further approval or adoption. Any agreement on the part of a Party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such Party. No failure or delay by the Company or Parent in exercising any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. Except as otherwise provided herein, the rights and remedies of the Parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder.

Section 9.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same instrument. This Agreement shall become effective when each Party hereto shall have received counterparts thereof signed and delivered (by confirmed facsimile transmission or electronic mail or otherwise) by the other Parties hereto.

Section 9.7 Entire Agreement; Third-Party Beneficiaries.

(a) This Agreement (including the Exhibits and the Parties’ disclosure schedules hereto), the Voting Agreement, the Non-compete Agreements, the Specified Agreements and the Confidentiality Agreement constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter hereof and thereof.

(b) Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the Parties and their respective successors and permitted assigns any right, benefit or remedy hereunder, other than with respect to the provisions of Section 6.7, which shall inure to the benefit of the Persons benefiting therefrom, who are hereby intended to be third-party beneficiaries thereof.

Section 9.8 Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect. Notwithstanding the foregoing, upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

Section 9.9 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties (whether by operation of law or otherwise) without the prior written consent of the other Parties, and any attempted assignment of this Agreement or any of such rights, interests or obligations without such consent shall be void and of no effect, except that Merger Sub may, without the consent of the Company, assign any or all of its rights, interests and obligations hereunder to Parent, one or more direct or indirect wholly owned Subsidiaries of Parent, or a combination thereof, but no such assignment shall relieve Merger Sub or Parent of any of its obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns.

Section 9.10 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without regard to any conflicts of Law rules (whether of the State of Delaware or of any other jurisdiction) that would cause the application of Laws of any jurisdiction other than the State of Delaware.

Section 9.11 Exclusive Jurisdiction for Disputes. The Parties hereto agree that any Action seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby (whether brought by any Party or any of its Affiliates or against any Party or any of its Affiliates) shall only be brought in the Delaware Chancery Court or, if such court shall not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court, and each of the Parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such Action and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such Action in any such court or that any such Action brought in any such court has been brought in an inconvenient forum. Process in any such Action may be served on any Party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each Party agrees that service of process on such Party as provided in Section 9.2 shall be deemed effective service of process on such Party.

Section 9.12 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 9.13 Specific Performance. The Parties hereto agree that irreparable damage would occur in the event that any provision of this Agreement or any Restructuring Agreement (after giving effect to any amendments thereof or waivers with respect thereto made without contravention of Section 6.9(c)) was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that (a) the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to specific performance of the terms and provisions hereof, and (b) Parent shall be entitled to an injunction or injunctions to prevent breaches by the Company of any Restructuring Agreement (after giving effect to any amendments thereof or waivers with respect thereto made without contravention of Section 6.9(c)) and to specific performance to cause the Company to enforce its rights under any Restructuring Agreement (after giving effect to any amendments thereof or waivers with respect thereto made without contravention of Section 6.9(c)) with respect to a breach by the other parties to the Restructuring Agreement, in each of cases (a) and(b), in any court of competent jurisdiction, this being in addition to any other remedy to which they are entitled at Law or in equity. The Restructuring Agreements provide that Parent is entitled to specific performance to cause the applicable Pipeline Subsidiary to perform the terms and provisions thereof as a third party beneficiary of the Restructuring Agreement as set forth in such Restructuring Agreement.

Section 9.14 Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated hereby shall be paid by the Party incurring or required to incur such expenses.

IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

CHEVRON CORPORATION

By:	/s/ GL KIRKLAND
Name:	GL Kirkland
Title:	Vice Chairman of the Board Executive Vice President

ARKHAN CORPORATION

By:	/s/ JR PRYOR
Name:	JR Pryor
Title:	President

ATLAS ENERGY, INC.

By:	/s/ JONATHAN Z. COHEN
Name:	Jonathan Z. Cohen
Title:	Vice Chairman

[Signature Page to Merger Agreement]

AMENDMENT NO. 1

TO

AGREEMENT AND PLAN OF MERGER

by and among

CHEVRON CORPORATION,

ARKHAN CORPORATION

and

ATLAS ENERGY, INC.

Amendment dated as of December 7, 2010

AMENDMENT NO. 1

TO

AGREEMENT AND PLAN OF MERGER

This AMENDMENT NO. 1, dated as of December 7, 2010 (this “Amendment”), to the Agreement and Plan of Merger, dated as of November 8, 2010 (the “Merger Agreement“), is by and among Chevron Corporation, a Delaware corporation (“Parent”), Arkhan Corporation, a Delaware corporation and an indirect wholly owned Subsidiary of Parent (“Merger Sub”), and Atlas Energy, Inc., a Delaware corporation (the “Company”). Parent, Merger Sub and the Company are referred to individually as a “Party” and collectively, as the “Parties.”

RECITALS

WHEREAS, the parties to the Merger Agreement desire to amend and supplement certain terms of the Merger Agreement as described herein; and

WHEREAS, all capitalized terms not defined herein shall have the meaning ascribed to such terms in the Merger Agreement.

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

1. Definition of “AHD Distribution Adjustment Amount”. The definition of “AHD Distribution Adjustment Amount” in Section 1.1 of the Merger Agreement is hereby amended and restated in its entirety as follows:

“AHD Distribution Adjustment Amount” means the amount (rounded down to the nearest penny) equal to (I)(i) the aggregate number of AHD common units to be distributed in the AHD Distribution, multiplied by (ii) the average closing price of common units of AHD on the New York Stock Exchange over the five (5) trading days immediately preceding (but not including) the record date for the AHD Distribution, divided by (II) the aggregate number of shares of Common Stock as of the record time for the AHD Distribution.

2. Conversion of Shares.

(a) Section 3.1(c) of the Merger Agreement is hereby amended and restated in its entirety as follows:

(c) All shares of Common Stock that are owned by Parent, Merger Sub or any other direct or indirect wholly owned Subsidiary of Parent shall, at the Effective Time, be cancelled and shall cease to exist, and no consideration shall be delivered in exchange therefor.

(b) The following is hereby added as a new Section 3.1(f) of the Merger Agreement:

(f) Prior to the record time for the AHD Distribution, the Company shall take all such actions as may be required (i) to cause all shares of Common Stock that are owned by any direct or indirect wholly owned Subsidiary of the Company to be transferred to the Company and (ii) to cause all shares of Common Stock that are owned by the Company (including any shares of Common Stock transferred to the Company pursuant to clause (i)) to, immediately prior to the record time for the AHD Distribution, be retired. It is understood that no share of Common Stock retired pursuant to the preceding sentence shall entitle the holder thereof to receive the Merger Consideration or any AHD common units in the AHD Distribution.

3. Company RSUs, Company Deferred Units and Company Phantom Stock. Section 3.3(a)(ii) of the Merger Agreement is amended and restated in its entirety as follows:

Company RSUs, Company Deferred Units and Company Phantom Stock. The number of shares of Common Stock subject to any award of Company RSUs, Company Deferred Units and Company Phantom Stock (whether such award is vested or unvested) shall be increased by a number (rounded down to the nearest whole share) equal to (I) the number of shares of Common Stock subject to the award prior to such increase, multiplied by (II) the AHD Distribution Adjustment Amount, divided by (III) an amount equal to (x) the average closing price of shares of Common Stock on NASDAQ over the five (5) trading days immediately preceding (but not including) the record date for the AHD Distribution minus (y) the AHD Distribution Adjustment Amount.

4. Miscellaneous .

(a) Sections 9.6, 9.8, 9.10, 9.11, 9.12 and 9.14 of the Merger Agreement are restated herein in full, with the exception that (i) references to “this Agreement” shall be references to “this Amendment” and (ii) the reference to “Section 9.2” in Section 9.11 of the Merger Agreement shall be a reference to “Section 9.2 of the Merger Agreement”.

(b) The headings contained in this Amendment are for reference purposes only and shall not affect in any way the meaning or interpretation of this Amendment.

(c) At any time prior to the Effective Time, any provision of this Amendment may be amended or supplemented if such amendment or supplement is in writing and signed by the Parties hereto; provided, however, that after the Company Stockholder Approval has been obtained, no amendment shall be made that pursuant to applicable Law requires further approval or adoption by the stockholders of the Company without such further approval or adoption. This Amendment may not be amended or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each of the Parties in interest at the time of the amendment.

(d) This Amendment constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter hereof.

(e) Nothing in this Amendment, express or implied, is intended to or shall confer upon any Person other than the Parties and their respective successors and permitted assigns any right, benefit or remedy hereunder.

(f) Neither this Amendment nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties (whether by operation of law or otherwise) without the prior written consent of the other Parties, and any attempted assignment of this Amendment or any of such rights, interests or obligations without such consent shall be void and of no effect. Subject to the preceding sentence, this Amendment shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns.

5. Remainder of Merger Agreement. Except as expressly set forth herein, this Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Merger Agreement, all of which shall continue to be in full force and effect.

[Remainder of page left intentionally blank]

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

CHEVRON CORPORATION

By:	/s/ Kari H. Endries
Name:	Kari H. Endries
Title:	Assistant Secretary

ARKHAN CORPORATION

By:	/s/ Frank G. Soler
Name:	Frank G. Soler
Title:	Vice President

ATLAS ENERGY, INC.

By:	/s/ Jonathan Z. Cohen
Name:	Jonathan Z. Cohen
Title:	Vice Chairman

[Signature Page to Amendment No. 1 to Merger Agreement]

Annex B

November 8, 2010 The Board of Directors Atlas Energy, Inc. 1550 Coraopolis Heights Road Moon Township, Pennsylvania

Members of the Board:

We understand that Atlas Energy, Inc., a Delaware corporation (the “Company”), Chevron Corporation, a Delaware corporation (“Parent”), and Arkhan Corporation, a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), propose to enter into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Merger Sub will merge with and into the Company (the “Merger”) in a transaction in which each outstanding share of common stock, par value $0.01 per share, of the Company (the “Common Stock”), other than shares of Common Stock held in the treasury of the Company or owned by Parent, Merger Sub or any direct or indirect wholly owned subsidiary of Parent, all of which shares will be canceled, or as to which dissenters rights have been properly exercised, will be converted into the right to receive $38.25 in cash, subject to reduction pursuant to Section 6.9(b)(iv) of the Merger Agreement (in which case, each outstanding share of Common Stock will be converted into the right to receive $37.94 in cash) (the “Merger Consideration”). As set forth in the Merger Agreement, prior to the closing of the Merger, the Company will distribute (the “AHD Distribution”) to its stockholders, on a pro rata basis, all of its common units (the “AHD Common Units”) representing limited partner interests of Atlas Pipeline Holding, L.P., a Delaware limited partnership (“AHD”), pursuant to the Restructuring Transactions (as defined in the Merger Agreement). The terms and conditions of the Merger and the AHD Distribution are more fully set forth in the Merger Agreement and the AHD Transaction Agreement (as defined in the Merger Agreement), respectively.

You have asked for our opinion as to whether the total per share consideration (consisting of the Merger Consideration and the AHD Distribution) to be received by the holders of shares of Common Stock pursuant to the transactions contemplated by the Merger Agreement (including the Merger and the Restructuring Transactions) is fair, from a financial point of view, to such holders (other than Parent, Merger Sub or any other direct or indirect wholly owned subsidiary of Parent).

In arriving at our opinion, we have, among other things:

(i)	reviewed (a) a draft dated November 8, 2010 of the Merger Agreement, (b) a draft dated October 22, 2010 of the Voting Agreement (as defined in the Merger Agreement) and (c) a draft dated November 7, 2010 of the AHD Transaction Agreement;

(ii)	reviewed certain publicly available financial and other information about the Company and AHD;

(iii)	reviewed certain information furnished to us by the Company’s and AHD’s managements, including financial forecasts and analyses, relating to the business, operations and prospects of the Company and AHD;

(iv)	held discussions with members of senior managements of the Company and AHD concerning the matters described in clauses (ii) and (iii) above;

(v)	reviewed the share or unit (as applicable) trading price history and valuation multiples for the Common Stock and the AHD Common Units and compared them with those of certain publicly traded companies that we deemed relevant;

(vi)	compared the proposed financial terms of the Merger with the financial terms of certain other transactions that we deemed relevant;

(vii)	considered the potential pro forma impact of the Restructuring Transactions; and

(viii)	conducted such other financial studies, analyses and investigations as we deemed appropriate.

In our review and analysis and in rendering this opinion, we have assumed and relied upon, but have not assumed any responsibility to independently investigate or verify, the accuracy and completeness of all financial and other information that was supplied or otherwise made available by the Company and AHD or that was publicly available to us (including, without limitation, the information described above), or that was otherwise reviewed by us. We have relied on assurances of the managements of the Company and AHD that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. In our review, we did not obtain any independent evaluation or appraisal of any of the assets or liabilities of, nor did we conduct a physical inspection of any of the properties or facilities of, the Company or AHD, nor have we been furnished with any such evaluations or appraisals of such physical inspections, nor do we assume any responsibility to obtain any such evaluations or appraisals.

With respect to the financial forecasts provided to and examined by us, we note that projecting future results of any company is inherently subject to uncertainty. The Company and AHD have informed us, however, and we have assumed that such financial forecasts were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the managements of the Company and AHD as to the future financial performance of the Company and AHD. We express no opinion as to the Company’s or AHD’s financial forecasts or the assumptions on which they are made.

Our opinion is based on economic, monetary, regulatory, market and other conditions existing and which can be evaluated as of the date hereof. We expressly disclaim any undertaking or obligation to advise any person of any change in any fact or matter affecting our opinion of which we become aware after the date hereof.

We have made no independent investigation of any legal or accounting matters affecting the Company or AHD, and we have assumed, the correctness in all respects material to our analysis of all legal and accounting advice given to the Company and its Board of Directors, including, without limitation, advice as to the legal, accounting and tax consequences of the terms of, and transactions contemplated by, the Merger Agreement or the AHD Transaction Agreement to the Company and its stockholders. In addition, in preparing this opinion, we have not taken into account any tax consequences of the transaction to any holder of Common Stock. We have assumed that the final forms of the Merger Agreement, the Voting Agreement and the AHD Transaction Agreement will be substantially similar to the last draft reviewed by us, that the transactions contemplated by those agreements will be consummated substantially in accordance with their terms and that the Restructuring Transactions will be consummated prior to Closing (as defined in the Merger Agreement). We have also assumed that in the course of obtaining the necessary regulatory or third party approvals, consents and releases for the Merger, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on the Company, Parent or the contemplated benefits of the Merger.

It is understood that our opinion is for the use and benefit of the Board of Directors of the Company in its consideration of the transactions contemplated by the Merger Agreement, and our opinion does not address the relative merits of the transactions contemplated by the Merger Agreement as compared to any alternative transaction or opportunity that might be available to the Company, nor does it address the underlying business decision by the Company to engage in the Merger or the terms of the Merger Agreement or the documents referred to therein. Our opinion does not constitute a recommendation as to how any holder of shares of Common Stock should vote on the Merger or any matter related thereto. In addition, you have not asked us to address, and this opinion does not address, the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of the Company, other than the holders of shares of Common Stock. We express no opinion as to the price at which shares of Common Stock will trade at any time. Furthermore, we do not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation, if any, payable or to be received by any of the Company’s officers, directors or employees, or any class of such persons, in connection with the Merger relative to the total per share consideration (consisting of the Merger Consideration and the AHD Distribution) to be received by holders of shares of Common Stock. Our opinion has been authorized by the Fairness Committee of Jefferies & Company, Inc.

We have been engaged by the Company to act as financial advisor to the Company in connection with the Merger and will receive a customary fee for our services, a portion of which is payable upon delivery of this opinion and a significant portion of which is payable contingent upon consummation of the Merger. We also will be reimbursed for expenses incurred. The Company has agreed to indemnify us against liabilities arising out of or in connection with the services rendered and to be rendered by us under such engagement. We have, in the past, provided financial advisory and financing services to the Company, including advising Atlas Energy Resources, LLC in conjunction with the formation of a joint venture with Reliance Industries Limited, and may continue to do so and have received, and may receive, fees for the rendering of such services. In the ordinary course of our business, we and our affiliates may trade or hold securities of the Company, AHD or Parent and/or their respective affiliates for our own account and for the accounts of our customers and, accordingly, may at any time hold long or short positions in those securities. In addition, we may seek to, in the future, provide financial advisory and financing services to the Company, AHD, Parent or entities that are affiliated with the Company, AHD or Parent, for which we would expect to receive compensation. Except as otherwise expressly provided in our engagement letter with the Company, our opinion may not be used or referred to by the Company, or quoted or disclosed to any person in any matter, without our prior written consent.

Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the total per share consideration (consisting of the Merger Consideration and the AHD Distribution) to be received by the holders of shares of Common Stock (other than Parent, Merger Sub or any other direct or indirect wholly-owned subsidiary of Parent) pursuant to the transactions contemplated by the Merger Agreement (including the Merger and the Restructuring Transactions) is fair, from a financial point of view, to such holders.

Very truly yours,

JEFFERIES & COMPANY, INC.

Annex C

November 8, 2010

Board of Directors
Atlas Energy, Inc.	Deutsche Bank Securities Inc.
712 Fifth Avenue, 10th floor	60 Wall Street
New York, New York 10019	New York, NY 10005

Ladies and Gentlemen:

Deutsche Bank Securities Inc. (“Deutsche Bank”) has acted as financial advisor to the Board of Directors of Atlas Energy, Inc. (the “Company”) in connection with the Agreement and Plan of Merger, dated November 8, 2010 (the “Merger Agreement”), among the Company, Chevron Corporation (the “Acquiror”) and Arkhan Corporation (the “Acquiror Sub”), which provides, among other things, for the merger of the Acquiror Sub with and into the Company, as a result of which the Company will become a wholly owned subsidiary of the Acquiror (the “Transaction”). As set forth more fully in the Merger Agreement, as a result of the Transaction, each share of common stock, par value $0.01 per share of the Company (the “Common Stock”) (other than dissenting shares and shares of Common Stock owned by the Company as treasury stock and any shares of Common Stock owned by the Acquiror, Acquiror Sub or any other direct or indirect wholly owned subsidiary of the Acquiror) will be converted into the right to receive $38.25 in cash (the “Merger Consideration”), subject to the option of the Company pursuant to the AHD Transaction Agreement (as defined below) to elect to substitute common units (“AHD Units”) in Atlas Pipeline Holdings, L.P. (“AHD”) for the cash consideration payable in the AHD Sale (as defined below), in which case the Merger Consideration shall be $37.94. In addition, pursuant to the Merger Agreement, prior to the consummation of the Transaction, the Company will make a special distribution (the “AHD Distribution”) of AHD Units on a pro rata basis to each holder of Common Stock (the “AHD Distribution Per Share Amount” and together with the Merger Consideration, the “Total Per Share Consideration”), constituting all of the AHD Units then held by the Company (including the AHD Units acquired by the Company pursuant to the AHD Transaction Agreement referred to below).

You have requested our opinion as to the fairness of the Total Per Share Consideration, from a financial point of view, to the holders of the outstanding shares of Common Stock, excluding the Acquiror, the Acquiror Sub or any other direct or indirect wholly-owned subsidiary of the Acquiror.

The Merger Agreement also provides that (i) pursuant to a Purchase and Sale Agreement by and among the Company, Atlas Pipeline Partners, L.P. (“APL”), Atlas Pipeline Partners GP, LLC (“APL GP”) and Atlas Energy Resources, LLC (“ATN”) dated November 8, 2010 (the “Laurel Mountain Purchase Agreement”), prior to the closing of the Transaction, ATN shall acquire from APL Laurel Mountain, LLC (“APL Sub”) certain interests in Laurel Mountain Midstream, LLC (the “Laurel Mountain Acquisition”) and (ii) pursuant to a Transaction Agreement by and among the Company, ATN, AHD and Atlas Pipeline Holdings GP, LLC (“AHD GP”) dated November 8, 2010 (the “AHD Transaction Agreement” and together with the Laurel Mountain Purchase Agreement, the “Restructuring Agreements”), among other things, the Company shall sell, or cause its subsidiaries to sell, to AHD certain equity interests and certain assets and AHD shall assume certain liabilities of such companies (the “AHD Sale”), the Company will contribute all of its interest in AHD GP to AHD, the Company will effect the AHD Distribution and AHD will repay all amounts outstanding under the Amended, Restated and Consolidated Promissory Note, dated July 19, 2010 to the Company (the “AHD Transactions” and together with the Laurel Mountain Acquisition, the “Restructuring Transactions”), in each case, upon the terms and subject to the conditions and limitations set forth in the Merger Agreement and the applicable Restructuring

Board of Directors

November 8, 2010

Agreement. While in reaching our opinion we have given effect to the Restructuring Transactions, this opinion addresses only the fairness of the Total Per Share Consideration, from a financial point of view, to the holders of the outstanding shares of Common Stock, excluding the Acquiror, the Acquiror Sub or any other direct or indirect wholly-owned subsidiary of the Acquiror, pursuant to the Merger Agreement. We do not express any view on, and our opinion does not address, any other term or aspect of the Merger Agreement, the Restructuring Agreements, or the Restructuring Transactions.

In connection with our role as financial advisor to the Company, and in arriving at our opinion, we reviewed certain publicly available financial and other information concerning the Company and AHD, certain internal analyses, financial forecasts and other information relating to the Company and AHD prepared by management of the Company and of AHD. We have also held discussions with certain senior officers of the Company and AHD regarding the businesses and prospects of the Company and of AHD. In addition, Deutsche Bank has (i) reviewed the reported prices and trading activity for the Common Stock and of the AHD Units, (ii) to the extent publicly available, compared certain financial and stock market information for the Company and of AHD with similar information for certain other companies we considered relevant whose securities are publicly traded, (iii) to the extent publicly available, reviewed the financial terms of certain recent business combinations which we deemed relevant, (iv) reviewed the Merger Agreement and certain related documents, including the Restructuring Agreements and (v) performed such other studies and analyses and considered such other factors as we deemed appropriate.

Deutsche Bank has not assumed responsibility for independent verification of, and has not independently verified, any information, whether publicly available or furnished to it, concerning the Company or AHD, including, without limitation, any financial information considered in connection with the rendering of its opinion. Accordingly, for purposes of its opinion, Deutsche Bank has, with your permission, assumed and relied upon the accuracy and completeness of all such information. Deutsche Bank has not conducted a physical inspection of any of the properties or assets, and has not prepared or obtained any independent evaluation or appraisal of any of the assets or liabilities (including any contingent, derivative or off-balance-sheet assets and liabilities), of the Company, AHD or the Acquiror or any of their respective subsidiaries, nor have we evaluated the solvency or fair value of the Company or AHD under any state or federal law relating to bankruptcy, insolvency or similar matters. With respect to the financial forecasts made available to Deutsche Bank and used in its analyses, Deutsche Bank has assumed with your permission that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company and of AHD as to the matters covered thereby. In rendering its opinion, Deutsche Bank expresses no view as to the reasonableness of such forecasts and projections or the assumptions on which they are based. Deutsche Bank’s opinion is necessarily based upon economic, market and other conditions as in effect on, and the information made available to it, as of the date hereof.

For purposes of rendering its opinion, Deutsche Bank has assumed with your permission that, in all respects material to its analysis, the Transaction and the Restructuring Transactions will be consummated in accordance with their terms, without any material waiver, modification or amendment of any term, condition or agreement. Deutsche Bank has also assumed that all material governmental, regulatory or other approvals and consents required in connection with the consummation of the Transaction and the Restructuring Transactions will be obtained and that in connection with obtaining any necessary governmental, regulatory or other approvals and

Board of Directors

November 8, 2010

consents, no material restrictions will be imposed. We are not legal, regulatory, tax or accounting experts and have relied on the assessments made by the Company and AHD and their respective advisors with respect to such issues.

This opinion has been approved and authorized for issuance by a fairness opinion review committee, is addressed to, and for the use and benefit of, the Board of Directors of the Company and is not a recommendation as to how the stockholders of the Company should vote on the Transaction. This opinion is limited to the fairness, from a financial point of view of the Total Per Share Consideration to the holders of the Common Stock, is subject to the assumptions, limitations, qualifications and other conditions contained herein and is necessarily based on the economic, market and other conditions, and information made available to us, as of the date of hereof. You have not asked us to, and this opinion does not, address the fairness of the Transaction, or any consideration received in connection therewith, to the holders of any other class of securities, creditors or other constituencies of the Company. We expressly disclaim any undertaking or obligation to advise any person of any change in any fact or matter affecting our opinion of which we become aware after the date hereof. Deutsche Bank expresses no opinion as to the merits of the underlying decision by the Company to engage in the Transaction or any of the Restructuring Transactions or as to how any holder of shares of Common Stock should vote with respect to the Transaction. In addition, we do not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation payable to or to be received by any of the Company’s officers, directors, or employees, or any class of such persons, in connection with the Transaction relative to the Total Per Share Consideration to be received by the holders of the Common Stock.

We were not requested to, and we did not, solicit third party indications of interest in the possible acquisition of all or part of the Company, nor were we requested to consider, and our opinion does not address, the relative merits of the Transaction or any of the Restructuring Transactions as compared to any alternative business strategies.

Deutsche Bank will be paid a fee for its services as financial advisor to the Company in connection with the Transaction, a portion of which is contingent upon delivery of this opinion. The Company has also agreed to reimburse Deutsche Bank for its expenses, and to indemnify Deutsche Bank against certain liabilities, in connection with its engagement. We are an affiliate of Deutsche Bank AG (together with its affiliates, the “DB Group”). One or more members of the DB Group have, from time to time, provided investment banking, commercial banking and other financial services to the Acquiror or its for which it has received compensation, including in connection with certain of Acquiror’s divestment activities and Acquiror’s corporate bonds. The DB Group may also provide investment and commercial banking services to the Acquiror and the Company in the future, for which we would expect the DB Group to receive compensation. In the ordinary course of business, members of the DB Group may actively trade in the securities and other instruments and obligations of the Acquiror and the Company for their own accounts and for the accounts of their customers. Accordingly, the DB Group may at any time hold a long or short position in such securities, instruments and obligations.

Based upon and subject to the foregoing, it is Deutsche Bank’s opinion as investment bankers that, as of the date hereof, the Total Per Share Consideration is fair, from a financial point of view, to the holders of Common Stock, excluding the Acquiror, Acquiror Sub or any other direct or indirect wholly-owned subsidiary of the Acquiror.

Board of Directors

November 8, 2010

This letter is provided to the Board of Directors of the Company in connection with and for the purposes of its evaluation of the Transaction. This opinion may not be disclosed, summarized, referred to, or communicated (in whole or in part) to any other person for any purpose whatsoever except with our prior written approval, provided that this opinion may be reproduced in full in any prospectus, proxy or information statement provided by the Company to its stockholders in connection with the Transaction.

Very truly yours,

DEUTSCHE BANK SECURITIES INC.

Annex D

SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228, § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

SPECIAL MEETING OF SHAREHOLDERS OF

ATLAS ENERGY, INC.

February 16, 2011

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

COMPANY NUMBER

ACCOUNT NUMBER
Vote online/by telephone until 11:59 PM EST on February 15, 2011.
MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.
IN PERSON - You may vote your shares in person by attending the Special Meeting.

i Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. i

¢ 00030030000000000000 1	021611

THE ATLAS ENERGY, INC. BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH PROPOSAL.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

		FOR	AGAINST	ABSTAIN
1.

The proposal to adopt the Agreement and Plan of Merger, dated as of November 8, 2010 and amended as of December 7, 2010, by and among Atlas Energy, Inc., Chevron Corporation and Arkhan Corporation, providing for the merger of Arkhan Corporation, an indirect wholly owned subsidiary of Chevron Corporation, with and into Atlas Energy, Inc.

		☐	☐	☐
2.

The proposal to adjourn the special meeting to a later date or time, if necessary or appropriate, in the view of the Atlas Energy, Inc. board of directors, to solicit additional proxies in favor of the proposal to adopt the merger agreement if there are insufficient votes at the time of such adjournment to adopt the merger agreement.

		☐	☐	☐

Discretionary Authority. The proxies are authorized to vote in their discretion upon such other matters as may properly come before the special meeting or any adjournment or postponement of the special meeting.

The undersigned hereby acknowledges receipt from Atlas Energy, Inc. of a Notice of Special Meeting of Stockholders and a proxy statement, each dated January 11, 2011.
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note: ■	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	■

☐	¢

ATLAS ENERGY, INC.

SPECIAL MEETING OF STOCKHOLDERS

February 16, 2011

This proxy is solicited by the board of directors of Atlas Energy, Inc. for use at the special meeting to be held at the Sofitel Philadelphia, 120 South 17th Street, Philadelphia, Pennsylvania 19103 on February 16, 2011 beginning at 9 a.m., local time, and at any adjournments or postponements of the special meeting.

By signing this proxy, you revoke all prior proxies and appoint Edward E. Cohen, Jonathan Z. Cohen and Richard D.Weber, or any of them, with each having the full power to appoint his substitute, as proxies to represent and to vote all the shares of Atlas Energy, Inc. common stock you held on January 7, 2011 at the special meeting of stockholders of Atlas Energy, Inc., and any adjournment or postponement of the special meeting, as indicated on the reverse side of this card with respect to the proposals set forth in the proxy statement and in their discretion upon such other matters as may properly come before the special meeting or any adjournment or postponement of the special meeting.

If specific voting instructions are not given with respect to matters to be acted upon and the signed card is returned, the proxies will vote in accordance with the directors’ recommendations with respect to the proposals set forth in the proxy statement and in their discretion upon such other matters as may properly come before the special meeting or any adjournment or postponement of the special meeting.

The undersigned hereby acknowledges receipt from Atlas Energy, Inc. prior to the execution of this proxy of a Notice of Special Meeting of Stockholders and a proxy statement, each dated January 11, 2011.

YOUR VOTE IS VERY IMPORTANT - PLEASE VOTE TODAY.

(Continued and to be signed on the reverse side.)

¢	14475	¢

THE ATLAS ENERGY, INC.

EMPLOYEE STOCK OWNERSHIP PLAN

GreatBanc Trust Company

Trustee

January 11, 2011

Dear Participant:

As disclosed in detail in the proxy statement that accompanies this letter, at a special meeting of stockholders of Atlas Energy, Inc. (“Atlas Energy”) to be held on February 16, 2011 (the “Special Meeting”), the stockholders of Atlas Energy will consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of November 8, 2010, and amended as of December 7, 2010 (the “Merger Agreement”), under which, subject to the satisfaction or waiver of the closing conditions set forth in the Merger Agreement, Atlas Energy will be acquired by Chevron Corporation (“Chevron”) through a merger of an indirect wholly owned subsidiary of Chevron with and into Atlas Energy (the “Merger”). If the Merger Agreement is adopted by stockholders and the Merger and the related transactions with Atlas Pipeline Holdings, L.P. (“AHD”) and Atlas Pipeline Partners, L.P. (“APL”) described in the accompanying proxy statement are completed, holders of Atlas Energy common stock will be entitled to receive for each share of Atlas Energy common stock owned by them as of immediately prior to the Merger (1) $38.25 in cash, without interest (the “cash merger consideration”), and (2) a pro-rata share of all common units of AHD that will be held by Atlas Energy as of such time, which Atlas Energy estimates to be approximately 0.523 of an AHD common unit per share of Atlas Energy common stock. The AHD common units will be distributed to the Atlas Energy stockholders as of immediately prior to the Merger through a distribution declared by the Atlas Energy board of directors (the “AHD distribution”). The cash merger consideration will be received in the Merger, which will occur immediately after the AHD distribution. As a result, the Atlas Energy Employee Stock Ownership Trust (the “ESOP Trust”), which implements and forms a part of the Atlas Energy Employee Stock Ownership Plan (the “ESOP”), would receive cash and AHD common units for each share of Atlas Energy common stock that it owns as of immediately prior to the Merger, as described in the proxy statement.

The ESOP’s records indicate that your account currently has shares of Atlas Energy common stock allocated to it. The number of shares that the ESOP’s records indicate are allocated to your account should be the same as the number indicated on your enclosed confidential Voting Instruction Card.

If the Merger and the related transactions with AHD and APL are completed, your account will be credited, for each share of Atlas Energy common stock allocated to your ESOP account as of immediately prior to the Merger, with the cash merger consideration plus a pro-rata share of all AHD common units that will be held by Atlas Energy as of such time. However, if the Trustee determines that the AHD common units do not qualify as an investment permitted by applicable law governing the ESOP, the Trustee may take such action as it deems appropriate to comply with applicable law governing the ESOP and to administer the ESOP, including seeking exemptive relief from the U.S. Department of Labor, the orderly distribution or liquidation of any AHD common units received by the ESOP Trust in connection with the Merger or the sale of all shares of Atlas Energy common stock held by the ESOP Trust prior to the consummation of the Merger. If the shares of Atlas Energy common stock held in your ESOP account are sold prior to the consummation of the Merger, your ESOP account will not be credited with the cash merger consideration or any AHD common units and instead will be credited with the proceeds of such sale.

Pursuant to the terms of the ESOP and applicable law, you are entitled to direct GreatBanc Trust Company, as Trustee of the ESOP (the “Trustee”), as to how to vote the shares of Atlas Energy common stock allocated to your account in the ESOP Trust with respect to the proposal to adopt the Merger Agreement and the proposal relating to the potential adjournment of the Special Meeting to solicit additional proxies, as described in the proxy statement. To assist you in reaching a decision regarding this direction, this letter is accompanied by a copy of the proxy statement distributed by Atlas Energy to its stockholders of record regarding the Special Meeting. We have also included, in question-and-answer format, an ESOP Supplement that provides you with additional information related to the ESOP. Finally, we have enclosed a confidential Voting Instruction Card for the number of shares of Atlas Energy common stock allocated to your ESOP account as of September 30, 2010. You will need to complete and return the Voting Instruction Card by no later than 11:59 p.m., Central time, on February 14, 2011 to allow the Trustee to submit a proxy for the Special Meeting and vote the shares of Atlas Energy common stock allocated to your ESOP account. Instructions for completing and returning the Voting Instruction Card are included in the ESOP Supplement and the Voting Instruction Card.

The Trustee acts as the independent fiduciary with respect to the voting of the shares of Atlas Energy common stock held by the ESOP Trust for the benefit of participants who do not submit a direction to the Trustee. If you do not instruct the Trustee as to how the shares of Atlas Energy common stock allocated to your ESOP account should be voted, then the Trustee will vote those shares in its discretion. Accordingly, if you are a participant in the ESOP and you do not instruct the Trustee as to how to vote the shares allocated to your ESOP account, the Trustee will vote those shares for, against or abstain with respect to the proposal to adopt the Merger Agreement and the proposal relating to the potential adjournment of the Special Meeting to solicit additional proxies, as described in the proxy statement.

The Trustee has engaged Prairie Capital, Inc. (“Prairie”) as its independent financial advisor with respect to the Merger and has requested its written opinion as to whether the total per-share consideration to be received for the shares of Atlas Energy common stock held by the ESOP Trust pursuant to the transactions contemplated by the Merger Agreement (including the Merger and the related transactions with AHD and APL) is not less than the fair market value of such shares and is fair to the ESOP Trust from a financial point of view. In rendering its opinion to the Trustee, Prairie will rely, without independent verification, upon the accuracy and completeness of information supplied to it by Atlas Energy, its affiliates and their representatives, including, without limitation, Atlas Energy’s historical financial statements. However, Prairie will exercise its independent judgment in evaluating this information. Prairie will be paid a non-contingent fixed fee by Atlas Energy to provide the opinions described above. Atlas Energy has also agreed to indemnify Prairie against certain liabilities arising out of the issuance of its opinions.

We strongly encourage you to read carefully the entire proxy statement along with the ESOP Supplement. Your vote is important. Your instructions will be kept strictly confidential and only an aggregate vote of all shares of Atlas Energy common stock will be delivered by the Trustee in connection with the Special Meeting. If you believe that anyone has attempted to coerce or unduly influence your instructions or if you have any questions or concerns about the Merger, your vote, the process or the ESOP, please contact Patrick De Craene at GreatBanc Trust Company immediately at (630) 810-4528.

Please submit your confidential Voting Instruction Card so that it is received by American Stock Transfer and Trust Company, LLC, the inspector of elections appointed for the Special Meeting, by no later than 11:59 p.m., Central time, on February 14, 2011, or submit your voting directions to the Trustee via telephone or the Internet no later than 11:59 p.m., Central time, on February 14, 2011.

Sincerely,

GreatBanc Trust Company
Trustee

ESOP SUPPLEMENT

QUESTIONS AND ANSWERS

The following are some questions that you, as a participant in the Atlas Energy, Inc. Employee Stock Ownership Plan (the “ESOP”), may have regarding the merger, the AHD distribution and their impact on the participants in the ESOP and the voting of the shares of Atlas Energy, Inc. (“Atlas Energy”) common stock held by the Atlas Energy, Inc. Employee Stock Ownership Trust (the “ESOP Trust”), which implements and forms a part of the ESOP. You are urged to read carefully the accompanying proxy statement because the information in this ESOP Supplement does not provide all the information that might be important to you with respect to these matters. The information set forth in this letter is qualified in its entirety by reference to the accompanying proxy statement. If you have any additional questions, please contact Patrick De Craene at GreatBanc Trust Company at (630) 810-4528.

Q.	What matters will be voted upon at the Special Meeting?

A.	At the special meeting of the stockholders of Atlas Energy, to be held on February 16, 2011 (the “Special Meeting”), the holders of the outstanding shares of Atlas Energy common stock entitled to vote at the Special Meeting will vote on a proposal to adopt the Agreement and Plan of Merger, dated as of November 8, 2010, and amended as of December 7, 2010 (the “Merger Agreement”), entered into by and among Atlas Energy, Chevron Corporation (“Chevron”) and Arkhan Corporation (“Merger Sub”), an indirect wholly owned subsidiary of Chevron, pursuant to which, subject to the satisfaction or waiver of the closing conditions set forth in the Merger Agreement, Merger Sub will merge with and into Atlas Energy, with Atlas Energy surviving as an indirect wholly owned subsidiary of Chevron (the “Merger”). The holders of the outstanding shares of Atlas Energy common stock entitled to vote at the Special Meeting also will vote on a proposal to adjourn the Special Meeting to a later date or time, if necessary or appropriate, in the view of the Atlas Energy board of directors, to solicit additional proxies in favor of the proposal to adopt the Merger Agreement if there are insufficient votes at the time of such adjournment to adopt the Merger Agreement.

Q.	What is the proposed transaction?

A.	If the Merger Agreement is adopted and all closing conditions are satisfied or waived, Merger Sub will merge with and into Atlas Energy, and Atlas Energy will be the surviving entity. As a result of the Merger, Atlas Energy will become an indirect wholly owned subsidiary of Chevron and cease to be a publicly held corporation. In addition, all common units of Atlas Pipeline Holdings, L.P. (“AHD”) that will be held by Atlas Energy as of immediately prior to the Merger will be distributed to the Atlas Energy stockholders as of such time through a distribution declared by the Atlas Energy board of directors (the “AHD distribution”). The AHD distribution and the other related transactions with AHD and Atlas Pipeline Partners, L.P. (“APL”) described in the proxy statement do not require approval of the Atlas Energy stockholders, and stockholders of Atlas Energy are not being asked to vote on the AHD distribution or the other related transactions with AHD or APL. However, Atlas Energy’s obligation to consummate the AHD distribution and the other related transactions with AHD and APL is subject to the satisfaction or waiver of the conditions to the consummation of the Merger, including the receipt of the stockholder approval to adopt the Merger Agreement that is being sought at the Special Meeting.

1

Q.	If the Merger and the related transactions with AHD and APL are completed, what will the ESOP Trust receive for shares of Atlas Energy common stock allocated to my ESOP account?

A.	The shares of Atlas Energy common stock allocated to your ESOP account as of immediately prior to the Merger will be converted into the right to receive $38.25 in cash per share, without interest. In addition, your ESOP account will be credited, for each share of Atlas Energy common stock allocated to your ESOP account as of immediately prior to the Merger, a pro-rata share of all AHD common units that will be held by Atlas Energy as of such time, which Atlas Energy estimates to be approximately 0.523 of an AHD common unit per share of Atlas Energy common stock.

However, if the Trustee determines that the AHD common units do not qualify as an investment permitted by applicable law governing the ESOP, the Trustee may take such action as it deems appropriate to comply with applicable law governing the ESOP and to administer the ESOP, including seeking exemptive relief from the U.S. Department of Labor, the orderly distribution or liquidation of any AHD common units received by the ESOP Trust in connection with the Merger or the sale of all shares of Atlas Energy common stock held by the ESOP Trust prior to the consummation of the Merger. If the shares of Atlas Energy common stock held in your ESOP account are sold prior to the consummation of the Merger, your ESOP account will not be credited with the cash merger consideration or any AHD common units and instead will be credited with the proceeds of such sale.

Q.	What is the required vote for each proposal?

A.	To adopt the Merger Agreement, holders of a majority of the outstanding shares of Atlas Energy common stock entitled to vote at the Special Meeting must vote FOR the proposal to adopt the Merger Agreement.

To approve the proposal relating to the potential adjournment of the Special Meeting to solicit additional proxies, holders of a majority of the shares of Atlas Energy common stock present in person or represented by proxy at the Special Meeting and entitled to vote on the matter must vote FOR the proposal.

Each share of Atlas Energy common stock is entitled to one vote on each matter to be voted upon at the Special Meeting. It is important that you direct GreatBanc Trust Company, the trustee of the ESOP (the “Trustee”), as to how it should vote the shares of Atlas Energy common stock allocated to your ESOP account. The Trustee will vote the shares of Atlas Energy common stock allocated to your ESOP account in accordance with your direction, the terms of the ESOP and applicable law.

Q	Who may vote at the Special Meeting?

A.	Only stockholders of record as of the close of business on January 7, 2011 may vote at the Special Meeting. As of the record date, Atlas Energy had 78,745,420 shares of common stock outstanding and entitled to vote. Of this amount, the ESOP Trust held 706,881 shares or approximately 0.9% of the outstanding shares of Atlas Energy common stock. Shares of Atlas Energy common stock held by the ESOP Trust are to be voted by the Trustee under the terms of the ESOP and applicable law based on the directions of participants as to the shares of Atlas Energy common stock allocated to their ESOP accounts.

Q.	What do I need to do now?

A.	After carefully reading and considering the information contained in this ESOP Supplement and the accompanying proxy statement, including the information incorporated by reference into the accompanying proxy statement, please direct the Trustee how to vote the shares of Atlas Energy common stock allocated to your ESOP account by signing, dating and returning the enclosed confidential Voting Instruction Card to soon as possible. The Voting Instruction Card must be received by no later than 11:59 p.m., Central time, on February 14, 2011. You may also submit your voting directions to the Trustee via telephone or the Internet by following the directions on the Voting Instruction Card. You may submit your voting directions via telephone or the Internet until 11:59 p.m., Central time, on February 14, 2011.

2

Q.	Can I change my vote after I have delivered my voting instruction?

A.	Yes. You can change your vote at any time on or before the deadline at 11:59 p.m., Central time, on February 14, 2011.

You can do so in one of two ways:

•	you can send a signed notice of revocation; or

•	you can deliver a new voting instruction.

This can be done in any of the methods described in the immediately preceding Question and Answer for delivery of your original voting instruction.

Q.	Can I vote in person at the Special Meeting?

A.	Stockholders of record as of the close of business on January 7, 2011 may vote in person at the Special Meeting. However, with respect to shares of Atlas Energy common stock allocated to your ESOP account, you may not vote in person at the Special Meeting. Instead, please direct the Trustee how to vote those shares by following the methods described in the two immediately preceding Questions and Answers.

Q.	What happens if I direct the Trustee to vote FOR or AGAINST or ABSTAIN from voting my allocated shares with respect to either proposal?

A.	If you direct the Trustee to vote FOR or AGAINST or ABSTAIN from voting your allocated shares with respect to either proposal, the Trustee will follow such direction unless it determines that its fiduciary duties under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), require it to do otherwise.

Q.	What if I do not provide a voting direction to the Trustee?

A.	If you fail to provide directions to the Trustee in a timely manner as to how to vote the shares of Atlas Energy common stock allocated to your ESOP account, the Trustee, in its discretion, acting in a manner it determines to be prudent and solely in the best interests of participants, in accordance with its fiduciary duties under ERISA, will decide how to vote the shares.

Q.	What happens if a majority of the outstanding shares of Atlas Energy common stock entitled to vote at the Special Meeting vote FOR the proposal to adopt the Merger Agreement?

A.	If the holders of a majority of the outstanding shares of Atlas Energy common stock entitled to vote at the Special Meeting vote FOR the proposal to adopt the Merger Agreement, then, subject to the satisfaction or waiver of all other closing conditions, the Merger will occur regardless of whether you directed the Trustee to vote your allocated shares AGAINST adoption.

Q.	What will happen if the Merger Agreement is not adopted?

A.	If the Merger Agreement is not adopted, Atlas Energy will not consummate the Merger. As a result, the shares of Atlas Energy common stock will remain outstanding, and shareholders will not receive the cash merger consideration in exchange for their shares. The satisfaction or waiver of the conditions to the closing of the Merger, including the receipt of the requisite Atlas Energy stockholder approval, is also a condition to Atlas Energy’s obligation to consummate the AHD distribution and the related transactions with AHD and APL. Consequently, if the Merger Agreement is not adopted, Atlas Energy is not obligated to proceed with such transactions unless it waives this condition. Atlas Energy does not currently expect that it will waive the Merger condition to the AHD distribution, and, therefore, does not expect that it would consummate the AHD distribution if the Merger Agreement is not adopted.

3

Q.	What will happen to the ESOP and my ESOP account as a result of the Merger?

A.	The Merger Agreement requires that the ESOP be terminated immediately prior to the consummation of the Merger, in which case all participants in the ESOP become fully (100%) vested in their ESOP account balances. As soon as administratively feasible, the Trustee will provide you with detailed information about the termination of the ESOP, your options for receiving a distribution of your ESOP account balance and a Special Tax Notice explaining the tax implications of these options.

Generally, if the ESOP is terminated, you will have the right to: (1) roll over the entire amount held in your ESOP account to a retirement plan established by your employer; (2) roll over the entire amount to an Individual Retirement Account (IRA) or Annuity; (3) roll over the entire amount to another qualified retirement plan able to accept a rollover; or (4) receive a taxable lump-sum cash distribution. Individuals electing to receive a taxable lump-sum cash distribution may be subject to a 10% excise tax imposed on distribution prior to age 59 1/2, and the Trustee will be required to meet income tax withholding requirements as required by applicable law (generally, 20%).

YOU SHOULD CONSULT YOUR TAX AND OTHER ADVISORS FOR ADDITIONAL INFORMATION REGARDING THE TAXATION OF DISTRIBUTIONS FROM YOUR ESOP ACCOUNT.

Q.	Will I owe taxes as a result of the Merger and ESOP Termination?

A.	The receipt of cash and AHD common units for shares of Atlas Energy common stock by the ESOP Trust as a result of the Merger and the AHD distribution will NOT be a taxable event for the ESOP participants. The taxation of your benefits under the ESOP following the termination of the ESOP and the distribution of your account balance will depend on the method of distribution you select as described in the immediately preceding Question and Answer. As soon as administratively feasible, the Trustee will provide you with detailed information about your options for receiving a distribution of your ESOP account balance and a Special Tax Notice explaining the tax implications of these options.

YOU SHOULD CONSULT YOUR TAX AND OTHER ADVISORS FOR ADDITIONAL INFORMATION REGARDING THE TAXATION OF DISTRIBUTIONS FROM YOUR ESOP ACCOUNT.

Q.	When does Atlas Energy expect to complete the Merger?

A.	Atlas Energy is working toward completing the Merger in the first quarter of 2011. The Merger cannot be completed until a number of closing conditions are satisfied, including adoption of the Merger Agreement by Atlas Energy’s stockholders at the Special Meeting.

Q.	Who can help answer my questions?

A.	If you have questions about the ESOP, the Merger, the Merger Agreement or the Special Meeting after reading this ESOP Supplement and the accompanying proxy statement, you should contact Patrick De Craene at GreatBanc Trust Company at (630) 810-4528.

4

CONFIDENTIAL VOTING INSTRUCTION CARD

ATLAS ENERGY, INC.

EMPLOYEE STOCK OWNERSHIP PLAN

ATLAS ENERGY, INC.

SPECIAL MEETING OF STOCKHOLDERS

FEBRUARY 16, 2011

9:00 a.m. (local time)

Sofitel Philadelphia

120 South 17th Street

Philadelphia, PA 19103

This Voting Instruction Card is furnished in connection with the solicitation of proxies by the Atlas Energy, Inc. board of directors for use at the Special Meeting to be held on February 16, 2011.

I hereby direct GreatBanc Trust Company, as Trustee of the Atlas Energy, Inc. Employee Stock Ownership Plan (the “ESOP”), to vote at the Special Meeting of Stockholders of Atlas Energy, Inc. to be held on February 16, 2011 at the Sofitel Philadelphia, 120 South 17th Street, Philadelphia, Pennsylvania 19103 at 9:00 a.m., local time, as indicated on the reverse side of this Voting Instruction Card, all shares of common stock of Atlas Energy, Inc. allocated to my ESOP account. The Trustee will vote these shares in accordance with my direction, the terms of the ESOP and applicable law. If no direction is given to the Trustee, the Trustee will, in its discretion, determine as to how to vote these shares. I acknowledge receipt from Atlas Energy, Inc. prior to the execution of this Voting Instruction Card of a Notice of Special Meeting of Stockholders and a proxy statement, each dated January 11, 2011.

(Continued and to be marked, dated and signed on reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

SEE REVERSE FOR INSTRUCTIONS

Name: [ ] Number of shares allocated to your account in the ESOP: [ ].

COMPANY #

Submit your direction by Internet,

Telephone or Mail 24 Hours a Day, 7 Days a Week

Your phone or Internet direction will direct the Trustee

to vote the shares allocated to your ESOP account in the same manner as if you marked, signed and returned your Voting Instruction Card.

INTERNET – [                    ]

• Use the Internet to submit your direction until 11:59 p.m., Central time, on February 14, 2011.

PHONE [                    ]

• Use any touch-tone telephone to submit your direction until 11:59 p.m., Central time, on February 14, 2011.

MAIL

Mark, sign and date your Voting Instruction Card and return it in the postage-paid envelope provided so that it is received by 11:59 p.m., Central Time, on February 14, 2011.

If you submit your direction by Internet or Telephone you do NOT need to mail back your Voting Instruction Card.

Please vote, date and promptly return this Voting Instruction Card in the enclosed postage-paid return envelope so that it is received by 11:59 p.m., Central time, on February 14, 2011.

Please detach here

THE ATLAS ENERGY, INC. BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSALS LISTED BELOW.

1. The proposal to adopt the Agreement and Plan of Merger, dated as of November 8, 2010 and amended as of December 7, 2010, by and among Atlas Energy, Inc., Chevron Corporation and Arkhan Corporation, providing for the merger of Arkhan Corporation, an indirect wholly owned subsidiary of Chevron Corporation, with and into Atlas Energy, Inc.

FOR	AGAINST	ABSTAIN

☐	☐	☐

2. The proposal to adjourn the special meeting to a later date or time, if necessary or appropriate, in the view of the Atlas Energy, Inc. board of directors, to solicit additional proxies in favor of the proposal to adopt the merger agreement if there are insufficient votes at the time of such adjournment to adopt the merger agreement.

FOR	AGAINST	ABSTAIN

☐	☐	☐

Discretionary Authority. The proxies named in the proxy statement are authorized to vote in their discretion upon such other matters as may properly come before the special meeting or any adjournment or postponement of the special meeting.

THIS VOTING INSTRUCTION CARD WHEN PROPERLY EXECUTED WILL BE ACTED UPON BY THE TRUSTEE

AT THE SPECIAL MEETING TO BE HELD ON FEBRUARY 16, 2011 IN ACCORDANCE WITH YOUR DIRECTION, THE TERMS OF THE ESOP AND APPLICABLE LAW.

Address change? Mark Box  ☐ Indicate changes below:                  Date

Signature(s) in Box Please sign exactly as your name appears hereon. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles.